Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_________________

ATLANTIC ALLIANCE PARTNERSHIP CORP.

(Exact name of registrant as specified in its governing instruments)

_________________

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

590 Madison Avenue
New York, NY 10022
(212) 409-2434

(address, including zip code and telephone number, including area code, of registrant’s principal executive office)

_________________

Jonathan Mitchell
Atlantic Alliance Partnership Corp.
590 Madison Avenue
New York, NY 10022
(212) 409-2434

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:

Scott Rosenblatt, Esq. David A. Boillot, Esq. REITLER KAILAS & ROSENBLATT LLC 885 Third Avenue New York, New York 10022 Tel: (212) 209-3050 Fax: (212) 371-5500	Donald A. Hammett, Jr., Esq. X. Lane Folsom, Esq. DENTONS US LLP 2000 McKinney Avenue Suite 1900 Dallas, Texas, 75201 Tel: (214) 259-0910 Fax: (214) 259-0910

Douglas S. Ellenoff, Esq.
Stuart Neuhauser, Esq.
Lawrence A. Rosenbloom, Esq.
ELLENOFF GROSSMAN &
SCHOLE LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Tel: (212) 370-1300
Fax: (212) 370-7889

_________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after (i) this registration statement becomes effective, (ii) a statutory conversion has been effected, pursuant to which Atlantic Alliance Partnership Corp., a British Virgin Islands company (“AAPC”), has been converted into a Maryland corporation having the name Kalyx Properties Inc. (the “Conversion”) and (iii) the satisfaction or waiver of all the other conditions under the merger agreement described in this registration statement (the “Merger”).

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ ‘‘smaller reporting company,’’ and ‘‘emerging growth company’’ in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $0.0001 per share	6,188,390	(1)	$10.28	(2)	$63,616,649	(2)	$7,373.17
Warrants to purchase common stock(3)	7,545,325		$10.28		—		—	(4)
Common Stock underlying warrants to purchase common stock(5)	7,545,325		$10.28		$77,565,941		$8,989.89
Total					$141,182,590		$16,363.06

____________

(1)         Represents the sum of (A) the number of shares of common stock of AAPC to be issued to the holders of AAPC ordinary shares in connection with the Conversion and (B) the maximum number of shares of AAPC common stock estimated to be issuable to the holders of Kalyx Development Inc. securities in connection with the Merger.

(2)         Based on the average of the high and low market price of the ordinary shares of AAPC on July 7, 2017 for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f)(1).

(3)         Represents the number of warrants to be assumed in the Merger described herein.

(4)         In accordance with existing SEC interpretations and Rule 457(g), the entire registration fee for these warrants is allocated to the common stock being registered underlying these warrants, and no separate fee is paid for these warrants.

(5)         Such common stock is being offered on a continuous basis to the holders of the related warrants following the effective time of the Merger.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

As used in this Registration Statement, the term “Registrant” refers to AAPC prior to the Conversion and Kalyx Properties Inc. after the Conversion.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale thereof is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION — DATED July 12, 2017

To the Shareholders of Atlantic Alliance Partnership Corp.:

As we previously announced, Atlantic Alliance Partnership Corp. (“AAPC”) and Kalyx Development Inc. (“Kalyx”) entered into a Merger Agreement, dated May 8, 2017 (the “Merger Agreement”), which provides for the merger of Kalyx with and into AAPC (the “Merger”). Kalyx is a fully-integrated commercial real estate company that acquires and owns properties leased to, or currently occupied by, operators of regulated cannabis businesses in states in which such activities are legal under state law. Kalyx intends to elect to be taxed and to operate in a manner to allow it to qualify as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2016.

Subject to the shareholder approval as described in the accompanying proxy statement/prospectus and satisfaction or waiver of the other conditions specified in the Merger Agreement, in connection with the merger, the following will occur contemporaneously:

•             AAPC will continue out of the British Virgin Islands by converting into a Maryland corporation (the “Conversion”).

•             Following the Conversion, AAPC will sell shares of its common stock to accredited investors in a private placement (the “PIPE Transaction”).

•             Following the Conversion and the satisfactory completion of the PIPE Transaction, Kalyx will merge with and into AAPC, with AAPC remaining as the surviving entity, with all of the assets and liabilities of Kalyx becoming vested in AAPC.

•             All shareholders of Kalyx will be entitled to receive shares of common stock of AAPC, as the surviving corporation in the Merger, on the basis described in the accompanying proxy statement/prospectus.

•             All warrants to purchase shares of common stock of Kalyx will be assumed by AAPC.

AAPC intends to continue to have its common stock listed on the Nasdaq Capital Market or another national stock exchange following the consummation of the Merger, but under the symbol “KLYX”, and the post-Merger company intends to elect to be taxed and to operate in a manner that will allow us to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

We are asking you to vote to adopt the Merger Agreement at the Special Meeting of Shareholders of AAPC (the “Special Meeting”). The AAPC board of directors has approved the Merger Agreement and the transactions contemplated by the Merger Agreement and has determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, AAPC and its shareholders. Therefore, the AAPC board of directors unanimously recommends that you vote “FOR” the adoption of the Merger Agreement.

The AAPC ordinary shares are traded on NASDAQ under the symbol “AAPC”. On July [•], 2017, the closing sale price of AAPC common stock was $[•] per share.

Your vote is very important. As a condition to the completion of the Merger, an affirmative vote of holders of a majority of the voting power of the ordinary shares of AAPC entitled to vote on the proposal, which are present at the Special Meeting is required. AAP Sponsor (PTC) Corp., our sponsor (“Sponsor”), owns 2,976,691 ordinary shares or approximately 80.7% of the AAPC outstanding ordinary shares (including 276,378 Conversion Loan Shares issued upon conversion of loans which currently have no voting rights) and Fox Investments Limited (“Fox”), an entity controlled by Iain Abrahams, our CEO and director, owns 522,800 ordinary shares. Collectively, our Sponsor and Fox own 3,499,491 ordinary shares or approximately 94.9% of the outstanding AAPC ordinary shares. Our Sponsor is obligated to vote founder shares, private placement shares and any public shares it purchased during or after our initial public offering (an aggregate total of 2,700,313 shares, or approximately 77.2% of the outstanding AAPC voting ordinary shares) in favor of the adoption of the Merger Agreement.

The obligations of AAPC and Kalyx to complete the Merger are subject to a number of conditions set forth in the Merger Agreement and summarized in the accompanying proxy statement/prospectus. More information about AAPC and Kalyx, the Special Meeting and the Merger is contained in the accompanying proxy statement/prospectus. You are encouraged to read carefully the accompanying proxy statement/prospectus in its entirety, including the section titled “Risk Factors” beginning on page 22.

Sincerely,
/s/ Iain Abrahams
Iain Abrahams Chief Executive Officer and Director

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement/prospectus or determined that the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated [ • ], 2017 and is first being mailed to the shareholders of AAPC on or about [ • ], 2017.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about AAPC from documents that AAPC has filed with the Securities and Exchange Commission but that have not been included in or delivered with this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see “Where You Can Find Additional Information” beginning on page 219 of this proxy statement/prospectus.

AAPC will provide you with copies of such documents relating to it (excluding all exhibits unless AAPC has specifically incorporated by reference an exhibit in this proxy statement/prospectus), without charge, upon written or oral request to:

Atlantic Alliance Partnership Corp.
590 Madison Avenue
New York, NY 10022
(212) 409-2434

In order for you to receive timely delivery of the documents in advance of the Special Meeting, you must request the information no later than [ • ], 2017.

i

Atlantic Alliance Partnership Corp.
590 Madison Avenue
New York, New York 10022
Tel: (212) 409-2434
Email: investorrelations@aapcacq.com

[________], 2017

TO THE SHAREHOLDERS OF ATLANTIC ALLIANCE PARTNERSHIP CORP.:

You are cordially invited to attend the special meeting of shareholders of Atlantic Alliance Partnership Corp. (“we,” “us,” “our,” “AAPC” or the “Company”) on [        ], 2017, at [          ], Eastern time, at [        ] (the “Special Meeting”).

On May 8, 2017, the Company announced that the Company has entered into a merger agreement (the “Merger Agreement”) with Kalyx Development Inc., which we refer to as Kalyx. Under the terms of the Merger Agreement, the Company will be converted into a Maryland corporation, and Kalyx will be merged with and into the Company (the “Merger”). The holders of capital stock of Kalyx (the “Kalyx Shareholders”) will be entitled to receive shares of common stock of the Company. AAPC will acquire Kalyx pursuant to the Business Combination. The term “Business Combination” means the acquisition by AAPC of Kalyx pursuant to the following three steps, all of which are expected to occur concurrently: (i) the conversion of AAPC into a Maryland corporation, with the existing holders of AAPC ordinary shares receiving shares of common stock of the Maryland corporation (the “Conversion”); (ii) following the Conversion, the sale by AAPC of shares of its common stock to accredited investors in a private placement (the “PIPE”); and (iii) following the Conversion and the PIPE, the statutory merger of Kalyx into AAPC under the applicable provisions of the Maryland General Corporation Law with AAPC remaining as the surviving entity with all of the assets and liabilities of Kalyx becoming vested in AAPC. In connection with the Conversion and the Merger, AAPC will change its name to Kalyx Properties Inc.

The Board of Directors of AAPC has set [____], 2017 as the record date (the “Record Date”) for determining holders of AAPC shares (the “AAPC shareholders”) entitled to vote at the Special Meeting. If you are a record holder of outstanding AAPC ordinary shares as of the close of business on the Record Date, you may vote at the Special Meeting. See the section titled “Special Meeting of AAPC Shareholders” beginning on page 68 of this proxy statement/prospectus. At the Special Meeting, our shareholders will be asked to consider and vote upon a proposal, which we refer to as the Business Combination Proposal, to approve (i) the Business Combination, including the Conversion, and (ii) the issuance of up to 8,156,357 new shares of common stock of the Company (following the Conversion) in the PIPE, which requires the approval of AAPC shareholders under the requirements of the Nasdaq Capital Market.

Our ordinary shares are currently listed on NASDAQ under the symbol “AAPC.” AAPC intends to continue to have its common stock listed on the Nasdaq Capital Market or another national stock exchange following the consummation of the Merger, but under the symbol “KLYX”.

Pursuant to our Memorandum and Articles of Association, we are providing the holders of AAPC shares that were sold in AAPC’s initial public offering (“Public Shareholders”) with the opportunity to redeem their ordinary shares upon the consummation of the Business Combination for cash at a per share price equal to their pro rata share of the aggregate amount on deposit as of two business days prior to the consummation of the Business Combination in the trust account (the “Trust Account”) which holds the net proceeds of AAPC’s initial public offering and the sale of ordinary shares in a private placement at the time of our initial public offering (the “Private Placement”), including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes. For illustrative purposes, based on funds in the Trust Account of $7,492,533 (including $31,842 of interest income) on May 31, 2017, the estimated per share redemption price would have been approximately $10.54. Public Shareholders may elect to redeem their shares in connection with the Conversion and the Business Combination even if they vote for the Conversion and the Business Combination Proposal. A Public Shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 20% of the AAPC shares sold in AAPC’s initial public offering. All of the holders of AAPC shares issued prior to our initial public offering, which we refer to as Founder Shares, have agreed to waive their redemption rights with respect to their Founder Shares. The Founder

Shares, Private Placement shares and ordinary shares issued upon conversion of certain loans will be excluded from the pro rata calculation used to determine the per share redemption price.

It is anticipated that, upon completion of the Business Combination, the percentage of shares of common stock of AAPC owned by the current AAPC and Kalyx Shareholders will vary based on the number of shares sold in the PIPE and the number of our ordinary shares redeemed at the request of our Public Shareholders. If 750,747 ordinary shares are sold in the PIPE and none of the ordinary shares are redeemed, then AAPC’s ordinary shareholders will retain an aggregate ownership interest of approximately 15.35% and the Kalyx Shareholders will hold an aggregate ownership interest of approximately 73.75%, respectively, of AAPC’s issued and outstanding shares immediately following consummation of the Business Combination. These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Merger Agreement. If the actual facts are different than these assumptions, the percentage ownership retained by AAPC’s existing shareholders will be different. You should read “Summary — The Business Combination,” “Summary — AAPC Shares to be Issued in the Business Combination,” and “Unaudited Pro Forma Condensed Combined Financial Statements” for further information beginning on page 92 of this proxy statement.

We are providing this proxy statement/prospectus and accompanying proxy card to our shareholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read this proxy statement/prospectus (and any documents incorporated into this proxy statement/prospectus by reference) carefully. Please pay particular attention to the section entitled “Risk Factors” beginning on page 22 of this proxy statement/prospectus.

Our board of directors has approved the Merger Agreement and the Business Combination and unanimously recommends that our shareholders vote FOR all of the proposals presented to our shareholders. When you consider the board recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination and Issuance of Ordinary Shares (Proposal 1) — Interests of the Directors and Officers” beginning on page 74 of this proxy statement/prospectus.

Approval of the Business Combination Proposal requires the affirmative vote of a majority of the AAPC shares present at the Special Meeting, either in person or by proxy, and which were voted at the Special Meeting.

We have no specified maximum redemption threshold under our Memorandum and Articles of Association. Each redemption of Public Shares by our Public Shareholders will decrease the amount in the Trust Account. In accordance with our Memorandum and Articles of Association, in no event will we consummate the redemption of Public Shares or a business combination if such redemption or business combination causes our net tangible assets to be less than $5,000,001.

Your vote is very important, regardless of the number of shares that you own. If you are a registered shareholder, in order to vote you must submit the enclosed proxy card or submit your proxy by telephone or over the Internet in the manner described herein. Please vote as soon as possible using one of the following methods to ensure that your vote is counted, regardless of whether you expect to attend the Special Meeting in person: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the Internet website specified on the enclosed proxy card and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting of shareholders and will have no effect on the proposals. If you are a shareholder of record and you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

This proxy statement/prospectus is not intended to and does not constitute or form part of any offer to sell or subscribe for, or any invitation to purchase or subscribe for, or the solicitation of an offer to purchase or otherwise subscribe for any securities, or the solicitation of any vote or approval in any jurisdiction or otherwise nor shall there by any sale, issuance or transfer of securities of AAPC or Kalyx in any jurisdiction in contravention of applicable laws.

On behalf of our board of directors, I thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

/s/ Iain Abrahams
Chief Executive Officer and Director

Atlantic Alliance Partnership Corp.
590 Madison Avenue
New York, New York 10022
Tel: (212) 409-2434
Email: investorrelations@aapcacq.com
www.aapcacq.com

NOTICE OF SPECIAL MEETING OF ORDINARY SHAREHOLDERS

DATE & TIME	[____________], 2017, [_____] Eastern time

PLACE	[____________]

ITEMS OF BUSINESS

•  Consider and vote on a proposal to approve, subject to the approval of the Business Combination Proposal (as defined below), the conversion of Atlantic Alliance Partnership Corp. (“AAPC”) into a Maryland corporation by way of its continuation out of the BVI to Maryland under the applicable provisions of the BVI Business Companies Act and the Maryland General Corporation Law, with the AAPC ordinary shares becoming shares of AAPC common stock, and all matters and changes necessary or ancillary thereto in order to effect such redomicilliation, including the adoption of the Articles of Incorporation and Bylaws for AAPC consistent with Maryland law (as attached hereto at Annex B) and changing the name and registered office of AAPC (the “Conversion Proposal”).

•  Consider and vote on a proposal to approve and adopt the transactions comprising the Business Combination (as defined in the proxy statement/prospectus), including (i) following the Conversion, the issuance of shares of AAPC common stock to accredited investors in a private placement (the “PIPE”); and (ii) following the Conversion, the statutory merger of Kalyx into AAPC under the applicable provisions of the Maryland General Corporation Law with AAPC remaining as the surviving entity with all of the assets and liabilities of Kalyx becoming vested in AAPC (the “Business Combination Proposal”); and

•  Approve any decision by the Chairman of the special meeting of ordinary shareholders of AAPC (the “special meeting”) to adjourn the special meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to ordinary shareholders for vote (the “Adjournment Proposal”).

RECORD DATE	Ordinary shareholders of record at the close of business on [________], 2017 may vote at the special meeting.

VOTING BY PROXY

The AAPC board of directors (“AAPC Board”) is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the Internet, by telephone or by mailing back the enclosed proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement/prospectus and enclosed proxy card. If you later decide to vote at the special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The AAPC Board unanimously recommends that you vote:

• “FOR” the Conversion Proposal;

• “FOR” the Business Combination Proposal; and

• “FOR” the Adjournment Proposal.

v

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE OVER THE INTERNET AT [•] OR BY CALLING [•] OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

Your proxy may be revoked at any time before the vote at the Special Meeting by following the procedures outlined in this proxy statement/prospectus.

Please note that we intend to limit attendance at the Special Meeting to AAPC shareholders (or their authorized representatives) as of the Record Date. If your ordinary shares are held by a broker, bank or other nominee, please bring to the special meeting your account statement evidencing your beneficial ownership of AAPC shares as of the Record Date. All ordinary shareholders should also bring photo identification.

The proxy statement/prospectus of which this notice forms a part provides a detailed description of the Business Combination and the other transactions contemplated by the Merger Agreement, including the issuance of ordinary shares of AAPC. We urge you to read the proxy statement/prospectus, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the Business Combination or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus or need help voting your ordinary shares of AAPC, please contact AAPC:

Atlantic Alliance Partnership Corp.
590 Madison Avenue
New York, NY 10022
(212) 409-2434

By order of the board of directors of AAPC

/s/ Jonathan Mitchell
Chief Financial Officer and Director

New York, New York

[_______], 2017

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “AAPC” and the “Company” refer to Atlantic Alliance Partnership Corp. (which prior to the Conversion shall be a company incorporated in the British Virgin Islands, and thereafter a corporation incorporated in the State of Maryland), and the term “Combined Company” refers to AAPC and Kalyx together following consummation of the Business Combination.

In this document:

“AAPC” or the “Company” means Atlantic Alliance Partnership Corp. (which prior to the Conversion shall be a company incorporated in the British Virgin Islands, and thereafter a Company incorporated in the State of Maryland).

“AAPC shares” means the ordinary shares of no par value in the capital of AAPC.

“Adjournment Proposal” means the proposal to approve any decision by the Chairman of the Special Meeting to the adjourn the Special Meeting to a later date or dates to permit further solicitation and vote of proxies if there are insufficient votes at the time of the Special Meeting to approve Conversion Proposal and the Business Combination Proposal.

“Board” means the board of directors of AAPC.

“Business Combination” means the acquisition by AAPC of Kalyx pursuant to the Merger.

“Business Combination Proposal” means the proposal to approve the Business Combination and, for purposes of NASDAQ Listing Rule 5635, the issuance of a number of AAPC shares pursuant to the PIPE Transaction that exceeds 20% of the number of AAPC shares that is currently outstanding.

“BVI Business Companies Act” means the BVI Business Companies Act, 2004, as amended.

“BVI Insolvency Act” means the Insolvency Act, 2003 of the British Virgin Islands.

“Chairman” means the person who is appointed as the chairman of the Special Meeting in accordance with AAPC’s Memorandum and Articles of Association.

“Closing” means the closing of the Business Combination.

“Closing Proceeds” means the sum of (i) the funds left in the Trust Account immediately prior to the Closing, after giving effect to the redemptions by Public Shareholders (but before giving effect to the payment of any expenses incurred in connection with the Merger Agreement or the Business Combination or repayment of any outstanding loans of the Company), plus (ii) the gross proceeds received by the Company in the PIPE Transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Conversion” means the continuation of AAPC out of the British Virgin Islands by way conversion of AAPC into a Maryland corporation, with the AAPC ordinary shares becoming common stock of the Maryland corporation under the applicable provisions of the BVI Business Companies Act (namely Section 184 thereof) and the Maryland General Corporation Law, and the term includes all matters and changes necessary or ancillary to such Conversion in order to effect such redomicilliation, including the adoption of the Articles of Incorporation and Bylaws for AAPC consistent with Maryland law (as attached hereto at Annex B) and changing the name and registered office of AAPC.

“Conversion Loan Shares” means the AAPC Shares issued upon conversion of loans held by the Sponsor.

“Conversion Proposal” means the proposal to approve the Conversion.

“Founder Shares” means AAPC shares initially purchased by Sponsor in a private placement prior to the closing of AAPC’s initial public offering.

“Effective Time” means the Merger having become effective pursuant to its terms upon consummation of the Business Combination.

“IRR Shares” means additional shares of common stock of Kalyx to be issued upon conversion of Kalyx Series A and Series B Preferred Stock in accordance with the Kalyx Charter.

“Kalyx Charter” means the Articles of Amendment and Restatement of Kalyx, dated July 14, 2016.

“Memorandum and Articles of Association” means AAPC’s current Memorandum and Articles of Association, as last filed in the British Virgin Islands on 1 November 2015, as amended.

“Merger” means the statutory merger of Kalyx into AAPC (following the Conversion) under the applicable provisions of the Maryland General Corporation Law with AAPC remaining as the surviving entity with all of the assets and liabilities of Kalyx becoming vested in AAPC as set out in the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated May 8, 2017 by and between AAPC and Kalyx.

“Offer” means the proposed acquisition of Kalyx by AAPC pursuant to the Merger Agreement.

“PIPE Transaction” means the sale by AAPC of shares of its common stock following the Conversion to accredited investors in a private placement.

“Private Placement Shares” means the AAPC shares issued to Sponsor in a private placement simultaneously with the closing of AAPC’s initial public offering.

“Public Shareholders” means the holders of AAPC shares that were sold in AAPC’s initial public offering (whether they were purchased in the initial public offering or thereafter in the open market).

“Public Shares” means AAPC shares sold in AAPC’s initial public offering (whether they were purchased in the initial public offering or thereafter in the open market).

“Sponsor” means the Company’s sponsor, AAP Sponsor (PTC) Corp., a British Virgin Islands company.

“Trust Account” means the trust account of AAPC, which holds the net proceeds of AAPC’s initial public offering and the sale of Private Placement Shares, together with interest earned thereon, less amounts previously released to us to pay our franchise and income taxes.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR AAPC SHAREHOLDERS

The following are some questions that you, as a shareholder of AAPC, may have regarding the Business Combination and the Special Meeting and the answers to those questions. AAPC urges you to carefully read the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the Business Combination and the Special Meeting. Accordingly, you should carefully read this entire proxy statement/prospectus, including each of the annexes and the other documents referred to herein.

Q:      Where and when is the Special Meeting?

A:      The Special Meeting is scheduled to be held at [________] on [______], 2017 at [_____], Eastern time.

Q:      What is the purpose of the Special Meeting?

A:      At the Special Meeting, shareholders will consider and act upon the matters outlined in the notice of meeting on the cover page of this proxy statement/prospectus, namely:

•         Conversion Proposal. A proposal to approve, subject to the approval of the Business Combination Proposal, the continuation of AAPC out of the British Virgin Islands by way conversion of AAPC into a Maryland corporation, with the holders of AAPC ordinary shares having their shares become common stock of the Maryland corporation under the applicable provisions of the BVI Business Companies Act and the Maryland General Corporation Law, and such proposal includes all matters and changes necessary or ancillary thereto in order to effect such redomicilliation, including the adoption of the Articles of Incorporation and Bylaws for AAPC consistent with Maryland law (as attached hereto at Annex B) and changing the name and registered office of AAPC.

•         Business Combination Proposal. A proposal to approve the Business Combination, including: the approval for purposes of NASDAQ Listing Rule 5635 of the issuance of a number of AAPC shares that exceeds 20% of the number of AAPC shares that is currently outstanding; and

•         Adjournment Proposal. A proposal to approve the adjournment of the Special Meeting by the Chairman thereof to a later date or dates to permit further solicitation and vote of proxies if there are insufficient votes at the time of the Special Meeting to approve the Business Combination Proposal.

Q:      What vote is required to approve each of the Proposals?

A:      The approval of each of the Conversion Proposal and the Adjournment Proposal requires the affirmative vote of 65% of the AAPC shares present at the Special Meeting and the Business Combination Proposal requires the affirmative vote of a majority of the AAPC shares present at the Special Meeting, in each case either in person or by proxy, and which were voted at the Special Meeting.

Q:      What constitutes a quorum for the Special Meeting?

A:      The presence, in person or by proxy, of AAPC shareholders representing a majority of the total votes of the AAPC shares issued and outstanding on the Record Date and entitled to vote on the resolutions to be considered at the Special Meeting will constitute a quorum for the Special Meeting.

Q:      What if I do not vote my AAPC shares or if I abstain from voting?

A:      The approval of each of the Conversion Proposal and the Adjournment Proposal requires the affirmative vote of 65% of the AAPC shares present at the Special Meeting and the Business Combination Proposal requires the affirmative vote of a majority of the AAPC shares present at the Special Meeting, in each case either in person or by proxy, and which were voted at the Special Meeting. Abstentions will not be counted as votes properly cast for purposes of the Conversion Proposal, the Business Combination Proposal and the Adjournment Proposal. As a result, if you abstain from voting on the Conversion Proposal, the Business Combination Proposal and the Adjournment Proposal, your AAPC shares will be counted as present for purposes of establishing a quorum (if so present in accordance with the terms of our Memorandum and Articles of Association), but the abstention will have no effect on the outcome of such proposal.

Q:      What proposals must be passed in order for the Business Combination to be completed?

A:      The Business Combination will not be completed unless the Conversion Proposal and the Business Combination Proposal are approved, and the Conversion will not take place unless the Business Combination Proposal is approved. If AAPC does not consummate a business combination by November 3, 2017, AAPC will be required to dissolve and liquidate itself and return the monies held within its Trust Account to its Public Shareholders.

Q:      How does the AAPC Board recommend that I vote on the proposals?

A:      The AAPC Board unanimously recommends that you vote as follows:

•             “FOR” approval of the Conversion Proposal;

•             “FOR” approval of the Business Combination Proposal; and

•             “FOR” approval of the Adjournment Proposal.

Q:      How many votes do I have?

A:      AAPC shareholders have one vote per AAPC share on each proposal to be voted upon.

Q:      How do I submit my proxy for the Special Meeting?

A:      If you are a shareholder of record, you may submit a proxy via the Internet, by phone, or by mail. If you hold your AAPC shares in “street name” with a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee. See the section titled “Special Meeting of AAPC Shareholders” beginning on page 68 of this proxy statement/prospectus.

Q:      If my AAPC shares are held in street name by my bank, broker, or other nominee, will my bank, broker, or other nominee automatically vote my shares for me?

A:      No. If your AAPC shares are held in street name, you must instruct the broker, bank, or other nominee on how to vote your shares. See the section titled “Special Meeting of AAPC Shareholders” beginning on page 68 of this proxy statement/prospectus.

Q:      What happens if I sell my AAPC shares after the Record Date but before the Special Meeting?

A:      If you transfer AAPC shares after the Record Date but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting.

Q:      May I change my vote after I have delivered my proxy card?

A:      If you are a shareholder of record, you can change your vote within the regular voting deadlines by voting again by telephone or via the Internet, executing and returning a later dated proxy card, or attending the annual meeting and voting in person. If you are a shareholder of record, you can revoke your proxy by delivering a written notice of your revocation to Mr. Jonathan Mitchell at 590 Madison Avenue, New York, NY 10022. If you hold your AAPC shares in street name, you should follow the instructions provided by your banker, broker, or other nominee. See the section titled “Special Meeting of AAPC Shareholders” beginning on page 68 of this proxy statement/prospectus.

Q:      Will I receive anything as a result of the Business Combination?

A:      As an AAPC shareholder, you will not receive any consideration in connection with the Business Combination if you elect to have your shares redeemed. AAPC shareholders who do not elect to redeem their AAPC ordinary shares will receive a stock dividend, with the number of shares based on the difference between AAPC’s Trust Account liquidation value per share at the Effective Time and $10.00. Kalyx Shareholders will receive consideration in connection with the Merger and the Business Combination as discussed below. AAPC shareholders will not be entitled to appraisal rights in connection with the Business Combination.

Q:      May the Sponsor, AAPC’s directors, executive officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A:      The Sponsor or our directors, executive officers, advisors or their affiliates may purchase AAPC shares in privately negotiated transactions or in the open market either prior to or after the closing of the Business Combination, including from AAPC shareholders who would have otherwise elected to have their shares redeemed. However, they have no current commitments or plans to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, any such purchases shall be subject to limitations regarding possession of any material nonpublic information not disclosed to the seller and they will not make any such purchases if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Any such purchase would include a contractual acknowledgement that the selling shareholder, although still the record holder of AAPC shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event the Sponsor or our directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account.

Q:      Do I have redemption rights?

A:      If you are a holder of Public Shares, you may redeem your AAPC shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, provided that, under our Memorandum and Articles of Association, in no event will the Company consummate the redemption of public shares if such redemption would cause our net tangible assets to be less than $5,000,001. The Sponsor and certain of our directors, executive officers and their affiliates have agreed to waive their redemption rights with respect to their 1,921,875 Founder Shares and 778,438 Private Placement Shares, and such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Also excluded from the pro rata calculation are 276,378 Conversion Loan Shares held by our Sponsor. However, if the Sponsor and our directors, executive officers and their affiliates acquired Public Shares in or after AAPC’s initial public offering (or acquire Public Shares following the date of this proxy statement/prospectus), they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if AAPC fails to complete a business combination by November 3, 2017.

Q:      Is there a limit on the number of shares I redeem?

A:      The Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in AAPC’s initial public offering (“Excess Shares”). However, the Company will not restrict the shareholders’ ability to vote all of their shares (including Excess Shares) for or against a Business Combination. However, in accordance with our Memorandum and Articles of Association in no event will we consummate the redemption of Public Shares if such redemption causes our net tangible assets to be less than $5,000,001.

Q:      How do I exercise my redemption rights?

A:      In order to exercise your redemption rights, you must, prior to 4:30 p.m. Eastern time on [______], 2017 (two business days before the Special Meeting), (i) submit a written request to our transfer agent that we redeem your AAPC shares for cash, and (ii) deliver your ordinary shares to our transfer agent physically or electronically through The Depository Trust Company, or DTC. The address of Continental Stock Transfer & Trust Company, our transfer agent, is listed under the question “Who can help answer my questions?” below. The Company requests that any requests for redemption include the identity as to the beneficial owner making such request. Electronic delivery of your AAPC shares will be faster than delivery of physical share certificates.

A physical share certificate will not be needed if your AAPC shares are delivered to our transfer agent electronically. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. If it takes longer than anticipated to obtain a physical certificate, shareholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed under the question “Who can help answer my questions?”

Q:      What are the federal income tax consequences of exercising my redemption rights?

A:      AAPC shareholders who exercise their redemption rights to receive cash from the Trust Account in exchange for their AAPC shares generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the AAPC shares redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of such redemption. See the section entitled “The Business Combination and Issuance of AAPC Shares (Proposal 2) — Material U.S. Federal Income Tax Considerations to Redeeming Shareholders” beginning on page 75 of this proxy statement/prospectus.

Q:      Who will solicit and pay the cost of soliciting proxies?

A:      AAPC will pay the cost of soliciting proxies for the Special Meeting. AAPC also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of AAPC shares for their expenses in forwarding soliciting materials to beneficial owners of AAPC shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:      Who can help answer my questions?

A:      If you have any questions about the proposals or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card, you should contact:

Investor Relations
Atlantic Alliance Partnership Corp.
590 Madison Avenue
New York, NY 10022
Tel: (212) 409-2434
E-mail: investorrelations@aapcacq.com

To obtain timely delivery, our shareholders must request the materials no later than five business days prior to the Special Meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your AAPC shares, you will need to send a letter demanding redemption and deliver your shares (either physically or electronically) to our transfer agent prior to 4:30 p.m. Eastern time on the second business day prior to the Special Meeting. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company
1 State Street Plaza, 30th Floor

New York, NY 10004-1561
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

SUMMARY

This summary highlights selected information also contained elsewhere in this proxy statement/prospectus related to the matters upon which you are being asked to vote and may not contain all of the information important to you. You should read this entire document, its annexes and the other documents to which this proxy statement/prospectus refers you to fully understand the matters upon which you are being asked to vote. Each item in this summary refers to the page on which that subject is hereinafter discussed in more detail. See also the section entitled “Where You Can Find More Information” beginning on page 219 of this proxy statement/prospectus.

Parties to the Business Combination

Atlantic Alliance Partnership Corp.

Atlantic Alliance Partnership Corp. is a blank check company incorporated in the British Virgin Islands on January 14, 2015 for the purpose of conducting a business combination led by its Sponsor and senior management team comprising Mark Klein, Jonathan Mitchell and Iain Abrahams. As at May 31, 2017, AAPC had $7,492,533 of capital in trust which includes the remaining proceeds raised in its initial public offering on May 4, 2015 and the sale of the Private Placement Shares. AAPC’s ordinary shares are listed on NASDAQ under the ticker symbol “AAPC.”

The mailing address of AAPC’s principal executive office is 590 Madison Avenue, New York, NY 10022.

Kalyx Development Inc.

Kalyx Development Inc. is a fully-integrated commercial real estate company which acquires and owns properties leased to, or currently occupied by, state-licensed operators of regulated cannabis businesses in states in which such activities are legal under state law. Kalyx owns and operates nine commercial properties comprising an aggregate of 653,000 square feet located in Arizona, Colorado, Oregon and Washington and is a multistate provider of commercial real estate to state-licensed operators in the regulated cannabis industry. The types of operations in which its tenants are engaged include the cultivation, processing, sale (either at retail or wholesale) or distribution of cannabis or cannabis-based products. Readers are advised that the use of cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding medical and recreational-use cannabis would likely result in our inability and the inability of Kalyx’s tenants to execute their respective business plans and would have an adverse effect on the Combined Company business. See “RISK FACTORS — Risks Related to Kalyx’s Business and Industry”. Kalyx intends to elect to be taxed and to operate in a manner to allow it to qualify as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2016.

The Business Combination

The Business Combination (see page 75)

On May 8, 2017, the Company announced that the Company and Kalyx had entered into the Merger Agreement providing for the merger of Kalyx with and into the Company, with the Company continuing as the surviving entity. As a result of the consummation of the Merger, at the Effective Time, Kalyx will cease to exist, the holders of Kalyx capital stock will receive shares of AAPC capital stock and Kalyx’s outstanding warrants will be assumed by AAPC. Immediately prior to the Effective Time, AAPC will be converted into a Maryland corporation pursuant to a statutory conversion (the “Conversion”). As a result of the Conversion, each outstanding no par ordinary share of AAPC will become one share of common stock, par value $0.0001 per share, of AAPC as a Maryland corporation.

Pursuant to the Kalyx Charter, holders of outstanding shares of Kalyx’s Series A Preferred Stock (the “Kalyx Series A Preferred Stock”) and Kalyx’s Series B Preferred Stock (the “Kalyx Series B Preferred Stock”) are entitled to a certain internal rate of return under certain circumstances, which is taken into account in the shares of common stock of AAPC as the surviving corporation in the Merger to be issued to the Kalyx Shareholders pursuant to the Merger Agreement (the “Merger Consideration”). In particular, the Merger Agreement provides that holders of Kalyx Series A Preferred Stock and of Kalyx Series B Preferred Stock (collectively, the “Kalyx Preferred Stock”) will receive an “IRR Value” defined, with respect to a share of Kalyx Preferred Stock, as the amount by which a ten percent (10%) Internal Rate of Return (as defined in, and calculated in accordance with, the Kalyx Charter, including giving effect to prior dividends), with respect to the relevant share of Kalyx Preferred Stock, exceeds their original issue price of $10.00, in accordance with the Kalyx Charter.

As a result of the consummation of the Merger, at the Effective Time and subject to the terms and conditions set forth in the Merger Agreement:

(1)      each holder of shares of Kalyx Series A Preferred Stock will be entitled to receive, for its shares of Kalyx Series A Preferred Stock held, a number of shares of common stock of AAPC as the surviving corporation equal to the sum of (A) the quotient of (I) the number of shares of Kalyx Series A Preferred Stock held by such holder, divided by (II) 0.9, plus (B) the quotient of (I) the IRR Value of such Kalyx Series A Preferred Stock, divided by (II) $10.00;

(2)      each holder of shares of Kalyx Series B Preferred Stock will be entitled to receive for its shares of Kalyx Series B Preferred Stock held, a number of shares of common stock of AAPC as the surviving corporation equal to the sum of (A) the number of shares of Kalyx Series B Preferred Stock held by such holder, plus (B) the quotient of (I) the IRR Value of such Kalyx Series B Preferred Stock, divided by (II) $10.00;

(3)      each holder of shares of Kalyx common stock (the “Kalyx Common Stock”) as of the date of the Merger Agreement who still holds such shares as of the Effective Time, will be entitled to receive such holder’s pro rata share (based on the quotient of (i) the number of shares of Kalyx Common Stock held by that holder as of the date of the Merger Agreement, divided by (ii) the aggregate number of shares of Kalyx Common Stock issued and outstanding on the date of the Merger Agreement) of 1,750,000 shares of common stock of AAPC as the surviving corporation;

(4)      each holder of warrants of Kalyx (“Kalyx Warrants”) who, after the date of the Merger Agreement, elects to accept shares of Kalyx Common Stock in exchange for the surrender and cancellation of that holder’s Kalyx Warrants will be exchanged based on the following ratios: 0.0388 Warrant Exchange Shares for each Kalyx Warrant that was issued in connection with the issuance of Kalyx Common Stock, 0.02947 Warrant Exchange Shares for each Kalyx Warrant that was issued in connection with the issuance of Kalyx Series A Preferred Stock and 0.0368 Warrant Exchange Shares for for each Kalyx Warrant that was issued in connection with the issuance of Kalyx Series B Preferred Stock; each such holder will be entitled to receive one share of common stock of AAPC as the surviving corporation for each share of Kalyx Common Stock underlying the Kalyx Warrants received upon such surrender and cancellation;

(5)      each person to whom Kalyx issues shares of Kalyx Common Stock after the date of and in accordance with the terms of the Merger Agreement (a “Future Kalyx Common Shareholder”), if any, will be entitled to receive the number of shares of common stock of AAPC as the surviving corporation equal to the number of such future shares of Kalyx Common Stock held by such shareholder;

(6)      each share of AAPC stock held as treasury stock immediately prior to the Effective Time will be cancelled without any payment; and

(7)      subject to the terms of the Forfeiture Agreement (as described below), each share of AAPC issued and outstanding immediately prior to the Effective Time, including those held by our Public Shareholders, those issued pursuant to the PIPE Transaction (as described below) and those issued as dividends pursuant to the Merger Agreement, will be converted into and become one share of common stock of AAPC as the surviving corporation.

At the Effective Time, each Kalyx Warrant that remains outstanding, including the Amended Warrants discussed below, will be assumed by AAPC as the surviving corporation.

For purposes of the Merger Agreement, the shares of AAPC to be issued as Merger Consideration will be valued at $10.00 per share. Prior to the Closing, AAPC will issue a stock dividend to its shareholders who do not elect to redeem their AAPC ordinary shares (including Fox, if it does not elect to redeem its AAPC ordinary shares), with the number of shares based on the difference between AAPC’s Trust Account liquidation value per share at the Closing and the $10.00 per share price.

A summary of the proposed structure of the Business Combination is set out on page 7 of this proxy statement/prospectus. Assuming that no redemptions of AAPC shares are requested in connection with the Business Combination and 750,747 shares are sold in the PIPE Transaction, we expect to issue 5,907,103 AAPC shares in connection with the Business Combination, and upon completion of the Business Combination, AAPC shareholders would own approximately 15.45% of AAPC’s shares and Kalyx Shareholders would own approximately 73.75% of AAPC’s issued and outstanding shares immediately following the consummation of the Business Combination.

Conditions to the Business Combination (see page 9)

The completion of the Business Combination is conditioned upon, among other things:

•         approval of the Conversion Proposal by AAPC shareholders;

•         approval of the Business Combination Proposal by AAPC shareholders;

•         approval of the Merger by the holders of at least a majority of the outstanding shares of capital stock of Kalyx, voting as a single class on an as-converted basis;

•         AAPC having issued its shares of common stock in the PIPE Transaction, with AAPC having at least $15 million in funds when combining (i) the funds left in the Trust Account after giving effect to redemptions by its Public Shareholders (but before giving effect to the payment of any expenses incurred in connection with the Business Combination or repayment of any outstanding loans of the Company), plus (ii) the gross proceeds received by AAPC in the PIPE Transaction;

•         approval of the holders of at least 75% of the outstanding Kalyx warrants to (i) either surrender and cancel their Kalyx warrants in exchange for a certain number of shares of common stock of Kalyx as set forth in a schedule to the Merger Agreement, or (ii) agree to amend their Kalyx warrants on substantially the terms set forth in a schedule to the Merger Agreement; and

•         the absence of a material adverse impact on Kalyx.

Forfeiture Agreement

In connection with the execution of the Merger Agreement, the Sponsor and Fox Investments Limited (“Fox”), an affiliate of Iain Abrahams, the Chief Executive Officer and a director of AAPC and a director and shareholder of the Sponsor, entered into a letter agreement (the “Forfeiture Agreement”) with Kalyx, pursuant to which the Sponsor agreed to forfeit at the Effective Time all but 321,492 of the Sponsor’s 2,976,691 ordinary shares of AAPC (the “Sponsor Shares”) (including 1,921,875 Founder Shares, 778,438 Private Placement Shares and 276,378 Conversion Loan Shares), provided that if Fox elects to have any of its 522,800 AAPC public shares redeemed by AAPC in connection with the Merger, the Sponsor will forfeit all of its Sponsor Shares at the Effective Time. Fox also agreed that within 10 business days after receipt of notice from Kalyx (or as earlier required in connection with AAPC’s Special Meeting) that AAPC has received binding subscription agreements for the PIPE Transaction for an aggregate purchase price of at least $9.5 million at $10.00 per share, Fox must provide written notice to Kalyx that it is or, as the case may be, is not, committing to waive its rights to have its AAPC public shares become subject to redemption by AAPC in connection with the Merger.

Voting Agreements; Kalyx Approval

At the same time that the Merger Agreement was signed, AAPC and Kalyx entered into voting agreements (each, a “Voting Agreement”) with certain Kalyx Shareholders. Under the Voting Agreement, such Kalyx Shareholders generally agreed to vote all of their Kalyx shares in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and refrain from taking actions that would adversely affect such Kalyx shareholder’s ability to perform its obligations under the Voting Agreement or which Kalyx is prohibited from taking under the Merger Agreement. Each Voting Agreement prevents, with certain exceptions, transfers of the Kalyx shares held by the Kalyx Shareholder party thereto between the date of the Voting Agreement and the date of the meeting of Kalyx Shareholders.

Redemption Rights (see page 72)

Pursuant to our Memorandum and Articles of Association, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Memorandum and Articles of Association. For illustrative purposes, based on funds in the Trust Account of $7,492,533 (including $31,842 of interest income) on May 31, 2017, the estimated per share redemption price would have been approximately $10.54. If an AAPC shareholder exercises its redemption rights, then such shareholder will be exchanging its AAPC shares for cash and will no longer own AAPC shares. Such a shareholder will be entitled to receive cash for its Public Shares only if it accepts the redemption offer and follows the procedures described herein. See the section entitled “Special Meeting of AAPC Shareholders — Redemption Rights” beginning on page 68 of this proxy statement/prospectus for the procedures to be followed if you wish to redeem your shares for cash.

Registration; Listing of new AAPC Shares (see page 84)

The shares of AAPC common stock to be issued to the holders of AAPC ordinary shares in connection with the Conversion and to be issued to Kalyx Shareholders as consideration for the Business Combination will be registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this proxy statement/prospectus is a part. It is a condition to the Business Combination that such shares of common stock of AAPC be listed for trading on a national securities exchange.

Board of Directors of AAPC Following the Business Combination (see page 84)

The board of directors of Kalyx will become the board of directors of AAPC following completion of the Business Combination. The initial directors will be George M. Stone, Potter W. Polk, William J. Meyer, John Moore and Wayne H. Pace. See the section entitled “Management After the Business Combination” beginning on page 132 of this proxy statement/prospectus for additional information.

Material U.S. Federal Income Tax Consequences of the Conversion

The following discussion sets forth the material U.S. federal income tax consequences of the Conversion to the U.S. Holders (as defined below) of AAPC ordinary shares. This information set forth in this section is based on the Code, its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of AAPC ordinary shares that is for U.S. federal income tax purposes:

•         an individual citizen or resident of the United States;

•         a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•         an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•         a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own and hold AAPC ordinary shares as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•         financial institutions or financial services entities;

•         broker-dealers;

•         persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•         tax-exempt entities;

•         governments or agencies or instrumentalities thereof;

•         insurance companies;

•         regulated investment companies;

•         real estate investment trusts;

•         certain expatriates or former long-term residents of the United States;

•         persons that acquired AAPC ordinary shares pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

•         persons that hold AAPC ordinary shares as part of a straddle, constructive sale, hedging, redemption or other integrated transaction;

•         persons whose functional currency is not the U.S. dollar

•         controlled foreign corporations;

•         passive foreign investment companies;

•         persons that actually or constructively own 5 percent or more of AAPC ordinary shares; or

•         the Sponsor and its affiliates.

This discussion does not address any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of AAPC ordinary shares. Additionally, this discussion does not address the tax treatment of partnerships or other pass-through entities or persons who hold AAPC ordinary shares through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of AAPC ordinary shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) on AAPC ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of AAPC ordinary shares will be in U.S. dollars.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF AAPC ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH HOLDER OF AAPC ORDINARY SHARES IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE CONVERSION, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Tax Consequences of the Conversion

The Conversion should qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, due to the absence of guidance directly on how the provisions of Section 368(a) apply in the case of a statutory conversion of a corporation with no active business and only investment-type assets such as AAPC, this result is not entirely free from doubt. Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position.

If the Conversion qualifies as a reorganization within the meaning of Section 368(a), except as otherwise provided below in the sections entitled “PFIC Considerations,” a U.S. Holder of AAPC ordinary shares would not recognize gain or loss upon the exchange of its AAPC ordinary shares solely for common stock of the Maryland corporation pursuant to the Conversion. A U.S. Holder’s aggregate tax basis in the common stock of the Maryland corporation received in connection with the Conversion should be the same as the aggregate tax basis of the AAPC ordinary shares surrendered in exchange therefor in the transaction, increased by any amount included in the income of such U.S. Holder under the PFIC rules. See the discussion under “PFIC Considerations,” below. In addition, the holding period of the common stock of the Maryland corporation received in the Conversion generally should include the holding period of AAPC ordinary shares surrendered in the Conversion.

If the Conversion should fail to qualify as a reorganization under Section 368(a), a U.S. Holder of AAPC ordinary shares generally would recognize gain or loss with respect to its AAPC ordinary shares in an amount equal to the difference, if any, between the fair market value of the corresponding common stock of the Maryland corporation received in the Conversion and the U.S. Holder’s adjusted tax basis in its AAPC ordinary shares surrendered in exchange therefor. In such event, the U.S. Holder’s basis in the common stock of the Maryland corporation would be equal to their fair market value on the date of the Conversion, and such U.S. Holder’s holding period for the common stock of the Maryland corporation would begin on the day following the date of the Conversion.

PFIC Considerations

Even if the Conversion qualifies as a reorganization within the meaning of Section 368(a) of the Code, the Conversion may be a taxable event to U.S. Holders of AAPC ordinary shares under the PFIC provisions of the Code, to the extent that Section 1291(f) of the Code applies.

Definition and General Taxation of a PFIC

A foreign (i.e., non-U.S.) corporation will be a PFIC if either (a) at least seventy-five percent (75%) of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least twenty-five percent (25%) of the shares by value, is passive income or (b) at least fifty percent (50%) of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least twenty-five percent (25%) of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years.

If AAPC is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of AAPC ordinary shares and the U.S. Holder did not make either (a) a timely qualified election fund, or QEF, election for AAPC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) AAPC ordinary shares, (b) a QEF election along with a “purging election,” or (c) a mark-to-market, or MTM, election, all of which are discussed further below, such holder generally will be subject to special rules with respect to:

•         any gain recognized by the U.S. Holder on the sale or other disposition of its AAPC ordinary shares; and

•         any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the AAPC ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the AAPC ordinary shares).

Under these rules,

•         the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the AAPC ordinary shares;

•         the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of AAPC’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income;

•         the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•         the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if AAPC is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to its AAPC ordinary shares by making a timely QEF election (or a QEF election along with a purging election), or an MTM election, all as described below. Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of AAPC’s net capital gain (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which AAPC’s taxable year ends. Pursuant to the MTM election, a U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its AAPC ordinary shares at the end of its taxable year over the adjusted basis in such AAPC ordinary shares and may, under certain circumstances, be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its AAPC ordinary shares over the fair market value of its AAPC ordinary shares at the end of its taxable year.

Status of AAPC as a PFIC

Because AAPC is a blank check company, with no current active business, it likely met the PFIC asset or income test since its initial taxable year ending March 31, 2015. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. Since AAPC did not complete its initial business combination on or prior to December 31, 2016, it did not satisfy the start-up exception and therefore AAPC has likely been a PFIC from its inception. The determination of whether AAPC is or has been a PFIC is primarily factual, and there is little administrative or judicial authority on which to rely to make a determination of PFIC status. Accordingly, the IRS or a court considering the matter may not agree with AAPC’s analysis of whether or not it is or was a PFIC during any particular year.

Impact of PFIC Rules on Certain U.S. Holders

The impact of the PFIC rules on a U.S. Holder of AAPC ordinary shares will depend on whether the U.S. Holder has made a timely and effective election to treat AAPC as a QEF, under Section 1295 of the Code for AAPC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) AAPC ordinary shares, or if the U.S. Holder made a QEF election along with a “purging election,” or if the U.S. Holder made an MTM election, all as discussed below. A U.S. Holder of a PFIC that made either a timely and effective MTM election, a timely and effective QEF election for AAPC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) AAPC ordinary shares, or a QEF election along with a purging election, all as discussed below, is hereinafter referred to as an “Electing Shareholder.” A U.S. Holder of a PFIC that did not make either a timely and effective MTM election, a timely and effective QEF election for AAPC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) AAPC ordinary shares, or a QEF election along with a “purging election,” is hereinafter referred to as a “Non-Electing Shareholder.”

A U.S. Holder’s ability to make a QEF election with respect to AAPC is contingent upon, among other things, the provision by AAPC of certain information that would enable the U.S. Holder to make and maintain a QEF election.

As indicated above, if a U.S. Holder of AAPC ordinary shares has not made a timely and effective QEF election with respect to AAPC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) AAPC ordinary shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its AAPC ordinary shares for their fair market value on the “qualification date.” The qualification date is the first day of AAPC’s tax year in which AAPC qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held AAPC ordinary shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its AAPC ordinary shares by the amount of the gain recognized and will also have a new holding period in the AAPC ordinary shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable shares, the U.S. Holder may make an MTM election with respect to such shares for such taxable year. If the U.S. Holder makes a valid MTM election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) AAPC ordinary shares and for which AAPC is determined to be a PFIC, such holder will not be subject to the PFIC rules described above in respect to its AAPC ordinary shares. Instead, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its AAPC ordinary shares at the end of its taxable year over the adjusted basis in its AAPC ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its AAPC ordinary shares over the fair market value of its AAPC ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its AAPC ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the AAPC ordinary shares will be treated as ordinary income. The MTM election is available only for shares that are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including NASDAQ, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisers regarding the availability and tax consequences of an MTM election in respect to AAPC ordinary shares under their particular circumstances.

Effect of PFIC Rules on the Conversion

Even if the Conversion qualifies as a reorganization for U.S. federal income tax purposes under Section 368(a) of the Code, Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC (including warrants to acquire stock of a PFIC) must recognize gain notwithstanding any other provision of the Code. No final Treasury regulations are in effect under Section 1291(f). Proposed Treasury regulations under Section 1291(f) were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their present form, those regulations would require taxable gain recognition by a Non-Electing Shareholder with respect to its exchange of AAPC ordinary shares for common stock of the Maryland corporation in the Conversion if AAPC were classified as a PFIC at any time during such U.S. Holder’s holding period in the AAPC ordinary shares. Any such gain would be treated as an “excess distribution” made in the year of the Conversion and subject to the special tax and interest charge rules discussed above under “Definition and General Taxation of a PFIC.” The proposed Treasury regulations under Section 1291(f) should not apply to an Electing Shareholder with respect to its AAPC ordinary shares for which a timely MTM election or QEF election (or a QEF election along with a purging election) is made.

The rules dealing with PFICs and with the MTM election, the QEF election and the purging election are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of AAPC ordinary shares should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

Accounting Treatment (see page 91)

The business combination will be accounted for, in accordance with accounting principles generally accepted in the United States (“GAAP”) as a “reverse recapitalization,” similar to a “reverse merger.” Under this method of accounting AAPC will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Kalyx comprising the ongoing operations of the combined entity, Kalyx’s senior management comprising all of the senior management of the combined company, and current shareholders of Kalyx having a majority of the voting power of the combined entity. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Kalyx issuing stock for the net assets of AAPC, accompanied by a recapitalization. The net assets of AAPC will be stated at fair value with no goodwill or other intangible assets recorded. Operations presented for periods prior to the business combination will be those of Kalyx.

No Appraisal Rights (see page 85)

Appraisal rights are not available to our shareholders in connection with the Business Combination.

AAPC’s Board of Directors’ Reasons for the Approval of the Business Combination (see page 82)

We were formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities. We have sought to capitalize on the contacts and sources of our management team and directors to identify, acquire and operate a business, although we are not limited to a particular industry or sector.

In particular, our board of directors considered the following positive factors, although not weighted or in any order of significance:

•         Kalyx is a business with strong growth prospects in the new real estate vertical serving the real estate needs of the rapidly expanding regulated cannabis industry and is presently cash flow positive on an operating basis;

•         The Business Combination will strengthen Kalyx’s business and provide additional cash resources for continued growth investment in the business;

•         We believe the steady advancement of cannabis legalization in the United States will spur increasingly greater opportunities to acquire attractive commercial properties that can be leased to tenants operating in the regulated cannabis industry;

•         For the three months ended March 31, 2017, Kalyx delivered strong growth in revenue, net operating income and adjusted funds from operations, including a 169.27% revenue increase to $2.1 million, compared to the three months ended March 31, 2016, an increase in net operating income of $1.25 million and a 82.29% adjusted funds from operations increase to $525,000;

•         The experience and expertise of the Kalyx board of directors and founders will be beneficial to the growth of the Combined Company;

•         It is anticipated that the Combined Company will continue to be listed on NASDAQ or another national stock exchange, which the AAPC Board believes has the potential to offer all shareholders greater liquidity;

•         Kalyx has a strong and experienced management team that is expected to remain with the Combined Company;

•         The management team of Kalyx has strategic relationships with, and a deep understanding of the particular real estate needs of, cannabis operators, intermediaries and property owners in its target markets;

•         The compensation of Kalyx’s management team has been structured to closely align their interests with the interests of the Kalyx Shareholders; during the initial terms of their respective employment agreements, three executive officers have elected to take 100% of their salary in the form of limited partnership interests in our operating partnership which will be subject to a 6 year vesting period; and

•         The financial and other terms and conditions of the Merger and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between AAPC and Kalyx.

Quorum and Required Vote for Proposals (see page 69)

A quorum of AAPC shareholders is necessary to hold a valid meeting. A quorum will be considered present at the Special Meeting if not less than 50 percent of the total votes of the AAPC ordinary shares issued and outstanding and entitled to vote on the resolutions to be considered at the Special Meeting are represented in person or by proxy. Abstentions will count as present for purposes of establishing a quorum provided that such votes or the holders thereof are otherwise considered present under the terms of the Memorandum and Articles of Association.

The approval of each of the Conversion Proposal and the Adjournment Proposal requires the affirmative vote of 65% of the AAPC ordinary shares present at the Special Meeting and the Business Combination Proposal requires the affirmative vote of a majority of the AAPC ordinary shares present at the Special Meeting, in each case either in person or by proxy, and which were voted at the Special Meeting. Accordingly, an AAPC shareholder’s failure to vote by proxy or to vote in person at the Special Meeting, an abstention from voting, or a broker non-vote will have no effect on the outcome of any vote on the Conversion Proposal, the Business Combination Proposal or the Adjournment Proposal.

Recommendation to AAPC Shareholders (see page 68)

Our board of directors believes that each of the Conversion Proposal, the Business Combination Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our shareholders and unanimously recommends that our shareholders vote “FOR” each of the proposals.

When you consider the recommendation of our board of directors in favor of approval of these proposals, you should keep in mind that certain of our directors and our officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:

•         the beneficial ownership by our Sponsor and certain of our directors of 872,774 AAPC shares beneficially owned by them following the Business Combination, which shares would have a value of approximately $8.9 million based on the closing price of the AAPC shares on June 23, 2017; and

•         the continued indemnification of current directors and officers of AAPC and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Further, all of the AAPC ordinary shares currently beneficially owned by our Sponsor and certain of our directors are not subject to redemption; as a result, our directors have a financial incentive to see the Business Combination consummated rather than lose any value that is attributable to those shares.

Comparison of Stockholder Rights (see page 177)

AAPC is British Virgin Islands company formed under the BVI Business Companies Act and, accordingly, the rights of the shareholders of AAPC are currently, governed by the BVI Business Companies Act and AAPC’s Memorandum and Articles of Association. Kalyx is a Maryland corporation incorporated under the Maryland General Corporation Law (the “MGCL”). If the Conversion is completed, AAPC will become a Maryland corporation, and will be the surviving corporation in the Merger. The rights of AAPC shareholders will be governed by the MGCL and the articles of incorporation and bylaws of AAPC following the Conversion attached to this proxy statement/prospectus/information statement as Annex B. The rights of AAPC shareholders contained in the articles of incorporation and Bylaws differ from the rights of AAPC shareholders under the Memorandum and Articles of Association, as more fully described under the section entitled “Comparison of Rights of Holders of AAPC” in this proxy statement/prospectus.

Risk Factors (see page 22)

In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 22 of this proxy statement/prospectus.

SELECTED UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following selected unaudited pro forma financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements included elsewhere in this proxy statement/prospectus.

The following unaudited pro forma condensed combined balance sheet data combines the unaudited condensed historical balance sheet data of AAPC as of March 31, 2017 with the unaudited condensed consolidated historical balance sheet data of Kalyx as of March 31, 2017, giving effect to the transactions contemplated by the Business Combination as if they had been consummated as of March 31, 2017.

The following unaudited pro forma condensed combined statement of operations data for the three months ended March 31, 2017 combines the unaudited condensed statement of operations data of AAPC for the three months ended March 31, 2017 with the unaudited condensed consolidated statement of operations data of Kalyx for the three months ended March 31, 2017, giving effect to the transactions contemplated by the Business Combination as if they had occurred on January 1, 2016.

The following unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2016 combines the audited statement of operations data of AAPC for the year ended December 31, 2016 with the audited consolidated statement of operations data of Kalyx for the year ended December 31, 2016, giving effect to the transactions contemplated by the Business Combination as if they had occurred on January 1, 2016.

The unaudited pro forma condensed combined balance sheet as of March 31, 2017 has been prepared based on the Trust Account balance of $7,484,172 as of March 31, 2017. As a result, assuming none of the Public Shareholders redeem any of their ordinary shares, AAPC would have to sell 751,583 shares at $10.00 per share in the PIPE Transaction in order to realize $15 million in funds required as a condition to the closing of the Business Combination.  If any of the Public Shareholders redeem any of their shares, additional shares would have to be sold in the PIPE Transaction. As a result of additional interest, the funds in the Trust account at May 31, 2017 totaled $7,492,533, so that only 750,747 shares need to be sold in the PIPE Transaction to achieve the $15 million threshold, again assuming that none of the Public Shareholders redeem any of their shares.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 have been prepared based on the balance in the Trust Account as of May 31, 2017 of $7,492,533 and assuming that 750,747 PIPE shares are sold and none of the Public Shareholders redeem any of their ordinary shares.

The historical financial information has been adjusted to give effect to the expected events that are related and/or directly attributable to the transactions contemplated by the Business Combination, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Combined Company upon consummation of the transactions.

•         In connection with the Business Combination, the Series A and Series B Preferred Stock of Kalyx will be converted into Common Stock of the Combined Company. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 has been prepared assuming that the total outstanding Common Stock of the Combined Company for Kalyx Shareholders is 4,988,911. This amount includes 1,750,000 common shares issued on a pro rata basis to holders of all Kalyx common stock prior to the Business Combination and 3,238,911 common shares issued to holders of Kalyx Series A and Series B preferred stock upon conversion, including IRR Shares and common shares issued for payment of $2,340,000 dividends in arrears as of March 31, 2017.  Subsequent to March 31, 2017, Kalyx issued 30,300 shares of Series B Preferred Stock, which will result in an additional 30,300 shares of common stock issued in the Business Combination. Additional dividend in arrears in the amount of approximately $1,288,000 will result an additional 128,735 shares issued upon conversion of the Series A and Series B Preferred Stock issued subsequent to March 31, 2017 as result of the IRR Shares, which would result in 6,939,137 shares of common stock outstanding as of August 31, 2017, the assumed date of the Business Combination.

•         The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 have been prepared assuming that the total outstanding Common Stock of the Combined Company for Kalyx Shareholders is 4,848,845. This amount includes 1,750,000 common shares issued on a pro rata basis to holders of all Kalyx common stock prior to the Business Combination and 3,098,845 common shares issued to holders of Kalyx Series A and Series B preferred stock upon conversion, including IRR Shares and common shares issued for payment of $940,000 dividends in arrears as of January 1, 2016. Additional dividend in arrears in the amount of approximately $2,688,000 will result an additional 268,800 shares issued upon conversion of the Series A and Series B Preferred Stock issued as result of the IRR Shares, which would result in 6,939,137 shares of common stock outstanding as of August 31, 2017, the assumed date of the Business Combination.

The Business Combination will be accounted for, in accordance with GAAP, as a “reverse recapitalization,” similar to a “reverse merger.” Under this method of accounting, AAPC will be treated as the “acquired” company for financial reporting purposes.

AAPC is providing this information to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transactions contemplated by the Business Combination taken place on the dates noted, or the future financial position or operating results of the Combined Company.

Atlantic Alliance Partnership Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations

(In thousands, except share data)

For the Three Months Ended March 31, 2017

	Atlantic Alliance Partnership Corp. Historical	Kalyx Development Inc. Historical	Pro Forma Adjustments		Combined Pro Forma (assuming no redemption)
Statement of Operations Data	(a)	(b)
Total revenues	$—	$2,130	$—		$2,130
Total operating expenses	146	1,571	—		1,717
Operating income (loss)	(146)	559	—		413
Net income (loss) attributable to common stockholders	(141)	(476)	703	(c)	86
Net income (loss) per common share, basic and diluted(d)	$(0.04)	$(0.10)	$—		$0.01

Footnotes:

(a)     Represents the AAPC historical statement of operations for the three months ended March 31, 2017.

(b)     Represents the Kalyx historical statement of operations for the three months ended March 31, 2017.

(c)     Represents dividends in arrears payable to the Series A and Series B Preferred Stockholders for the three months ended March 31, 2017. All preferred shares of Kalyx are converted into common shares of the combined company as part of the Business Combination and all outstanding dividends in arrears are being paid in Common Stock of the combined company as of the Effective Date of the Business Combination.

(d)     Reflects basic and diluted earnings per common share after the impact of the Business Combination and the PIPE proceeds. Outstanding Kalyx warrants were excluded in the calculation of diluted net earnings per share as inclusion would have been anti-dilutive (minimum warrant exercise price is $11.50, whereas the price of the Common Stock in the PIPE  is $10.00 per share).

Atlantic Alliance Partnership Corp.

Unaudited Pro Forma Combined Balance Sheet

(In thousands, except share data)

As of March 31, 2017

	Atlantic Alliance Partnership Corp. Historical	Kalyx Development Inc. Historical	Pro Forma Adjustments		Combined Pro Forma (assuming no redemption)
Balance Sheet Data	(a)	(b)
Total Real Estate, Net	$—	$48,178	$—		$48,178
Cash and cash equivalents	510	682	7,484	(c)	14,942
			7,516	(d)
			(1,250	)(e)
Other Assets	138	9,039	(513	)(f)	8,664
Cash and marketable securities held in Trust Account	7,484	—	(7,484	)(c)	—
Total Assets	8,132	57,899	5,753		71,784

Loans and Notes Payable	—	19,789	—		19,789
Other Liabilities	253	3,415	—		3,668
Total Liabilities	253	23,204	—		23,457

Commitments and Contingencies
Ordinary shares subject to possible redemption	2,879	—	(2,879	)(g)	—
EQUITY(h)
Stockholders Equity	5,000	26,897	2,879	(g)	40,529
			7,516	(d)
			(1,250	)(e)
			(513	)(f)
Noncontrolling interests in consolidated partnerships	—	7,798	—		7,798
Total Equity	5,000	34,695	8,632		48,327

TOTAL LIABILITIES AND EQUITY	$8,132	$57,899	$5,753		$71,784

Footnotes:

(a)     Represents the AAPC historical balance sheet as of March 31, 2017.

(b)     Represents the Kalyx historical consolidated balance sheets as of March 31, 2017.

(c)     Reflects the reclassification of 710,542 of AAPC ordinary shares in the Trust Account in the amount of $7,484,172 to cash and cash equivalents in conjunction with the Business Combination.

(d)     Represents issuance of 751,583 shares of Common Stock $0.0001 par value per share for a price of $10 per share through the PIPE Investment to achieve $15 million in funds required as part of the Business Combination. As of May 31, 2017, the funds in the Trust account totaled $7,492,533, which would result in 750,747 shares of Common Stock being sold to the PIPE investors at the $10 share price to achieve the $15 million minimum funds.

(e)     Represents transaction costs for banking, legal and accounting expenses related to the Business Combination incurred subsequent to March 31, 2017.

(f)     Represents deferred registration and transaction costs at March 31, 2017 related to the Business Combination.

(g)     Represents an adjustment of approximately $2.9 million related to ordinary shares of AAPC that were subject to possible redemption in AAPCs historical balance sheet as of March 31, 2017 to permanent equity in connection with the Business Combination. These shares are no longer redeemable and have been reclassified to additional paid in capital and Common Stock $0.0001 par value.

(h)     The following tables reflects the authorized, issued and outstanding shares of common and preferred stock as of March 31, 2017:

	Atlantic Alliance Partnership Corp. Historical		Kalyx Development Inc.		Pro Forma Adjustments			Combined Pro Forma (assuming no redemption)
Stockholders’ equity
Ordinary shares	$		$		$			$
Authorized		—
Issued and outstanding		3,413,938				(3,413,938	)(i)		—
Issued and outstanding, subject to possible redemption		273,295				(273,295	)(i)		—
Common Stock
Authorized				34,000,000		—			34,000,000
Issued and outstanding				4,923,705		(4,923,705)			6,810,403	(vi)
						4,988,911	(ii)
						1,032,034	(iii)
						751,583	(iv)
						37,875	(v)

Preferred stock
Authorized		—		—		6,000,000			6,000,000
Issued and outstanding		—		—		—			—

Series A Preferred Stock
Authorized				2,446,331		(2,446,331)			—
Issued and outstanding				2,446,331		(2,446,331	)(ii)		—
Series B Preferred Stock
Authorized				3,553,669		(3,553,669)			—
Issued and outstanding				256,400		(256,400	)(ii)		—

____________

(i)      Represents the reclassification of ordinary shares in AAPC to Common Stock of the combined company.

(ii)     Represents the conversion of Series A and B Preferred Stock of Kalyx into Common Stock of the Combined Company. This amount includes 1,750,000 common shares issued on a pro rata basis to holders of all Kalyx common stock prior to the Business Combination and 3,238,911 common shares issued to holders of Kalyx Series A and Series B preferred stock upon conversion, including IRR Shares and common shares issued for payment of $2,340,000 dividends in arrears as of March 31, 2017. Subsequent to March 31, 2017 Kalyx issued 30,300 shares of Series B Preferred Stock, which will result in an additional 30,300 shares of common stock issued in the Business Combination.

(iii)     Reflects the issuance of common stock of the combined company to the AAPC shareholders. This amount consists of the reclassification of the ordinary shares in (i) less 2,655,199 ordinary shares that will be forfeited pursuant to the Forfeiture Agreement.

(iv)     Represents issuance of common stock - PIPE Investment. As of May 31, 2017, the number of PIPE shares to be issued would be 750,747 shares based upon the balance of the Trust Account.

(v)     Common shares issued to Sponsor to account for the difference in price between AAPC shares in Trust as of March 31, 2017 and the PIPE shares issued at $10.00 per share. As of May 31, 2017 the number of shares to be issued would be 38,711 based upon the balance of the Trust Account.

(vi)     Represents the estimated post-Business Combination shares of common stock of the combined entity. The minimum PIPE shares issued would be 750,747 based on the balance of the Trust Account as of May 31, 2017 and an additional 128,735 shares issued upon conversion of the Series B Preferred Stock issued subsequent to March 31, 2017 as result of the IRR Shares, which would result in 6,939,137 shares of common stock outstanding as of May 31, 2017.

Atlantic Alliance Partnership Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

(In thousands, except share data)

For the Year Ended December 31, 2016

	Atlantic Alliance Partnership Corp. Historical	Kalyx Development Inc. Historical	Pro Forma Adjustments		Combined Pro Forma (assuming no redemption)
Statement of Operations Data	(a)	(b)
Total revenues	$—	$3,791	$—		$3,791
Total operating expenses	2,644	3,730	—		6,374
Operating income (loss)	(2,644)	61	—		(2,583)
Other income	2,850	899	—		3,749
Net income (loss) attributable to stockholders	206	1,142	—		1,348
Preferred dividend paid	—	(1,750)	1,750	(c)	—
Preferred dividend in arrears	—	(698)	698	(d)	—
Net income (loss) attributable to common stockholders	$206	$(1,306)	$2,448		$1,348
Net income (loss) per common share, basic and diluted(e)	$0.06	$(0.27)	$—		$0.20

Footnotes:

(a)     Represents the AAPC historical statement of operations for the year ended December 31, 2016. Historical, general and administrative expenses includes approximately $2.1 million of nonrecurring legal, accounting and due diligence costs related to the TLA transaction that did not occur. Additionally, a $2.7 million gain on the forgiveness of AAPC underwriting fees payable is reflected in the historical statement of operations. These amounts remain in the pro forma statement of operations as they are not directly attributable to the Business Combination.

(b)     Represents the Kalyx historical statement of operations for the year ended December 31, 2016.

(c)     Represents $1.75 million adjustment for dividends paid to Series A Preferred stockholders during the year ended December 31, 2016. All preferred stock is converted into common shares of the combined company as part of the Business Combination. Therefore, preferred dividends are excluded from the pro forma statement of operations.

(d)     Represents dividends in arrears payable to the Series A and Series B Preferred Stockholders for the year ended December 31, 2016. All preferred shares of Kalyx are converted into common shares of the combined company as part of the Business Combination and all outstanding dividends in arrears are being paid in Common Stock of the combined company as of the Effective Date of the Business Combination. Therefore, preferred dividends are excluded from the pro forma statement of operations.

(e)     Reflects basic and diluted earnings per common share after the impact of the Business Combination and the PIPE proceeds. Outstanding Kalyx warrants were excluded in the calculation of diluted net earnings per share as inclusion would have been anti-dilutive (minimum warrant exercise price is $11.50, whereas the price of the Common Stock in the PIPE is $10.00 per share).

RISK FACTORS

In determining whether you should approve the Merger, the issuance of shares of AAPC common stock and other matters related to the Merger, as the case may be, you should carefully read the following risk factors.

In particular, readers are advised that the use of cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding medical and recreational-use cannabis would likely result in our inability and the inability of Kalyx’s tenants to execute their respective business plans and would have an adverse effect on the Combined Company business. See “Risks Related to Kalyx’s Business and Industry — Risks Related to Our Industry.”

Risks Related to the Business Combination

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” may not be representative of the Combined Company’s results if the Business Combination is consummated, and accordingly, you have limited financial information on which to evaluate the financial performance of the Combined Company and your investment decision.

AAPC and Kalyx currently operate as separate companies. AAPC has had no prior history as a combined entity and its operations have not previously been managed on a combined basis. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the Combined Company. The pro forma statement of earnings does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination, and does not consider potential impacts of current market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” has been derived from AAPC’s and Kalyx’s historical financial statements and certain adjustments and assumptions have been made regarding the combined organization after giving effect to the transaction. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have an adverse impact on the pro forma financial information and the Combined Company’s financial position and future results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the Combined Company’s financial condition or results of operations following the closing. Any potential decline in the Combined Company’s financial condition or results of operations may cause significant variations in the share price of the Combined Company.

Some AAPC and Kalyx officers and directors have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.

Certain officers and directors of AAPC and Kalyx participate in arrangements that provide them with interests in the Merger that are different from yours, including, among others, the continued service as an officer or director of the Combined Company, severance benefits, continued indemnification and the potential ability to sell an increased number of shares of common stock of the Combined Company. These interests, among others, may influence the officers and directors of AAPC and Kalyx to support or approve the merger. For more information concerning the interests of AAPC and Kalyx executive officers and directors, see the sections entitled “The Merger — Interests of AAPC Directors and Executive Officers in the Merger” and “The Merger — Interests of Kalyx Directors and Executive Officers in the Merger” in this proxy statement/prospectus.

It is likely that the Combined Company will need to migrate the listing of its common stock from NASDAQ to another national exchange, and its inability to do so could have a material adverse effect on investor liquidity.

Based on written communication from NASDAQ, we believe it is unlikely that NASDAQ will allow the listing of the Combined Company’s common stock for an extended period of time following the completion of the Business Combination due to the business of the Combined Company. AAPC and Kalyx are evaluating all potential options, and it is the intention to secure and maintain a listing for the Combined Company’s common stock on another national exchange. If the Combined Company is not successful in such other listing and NASDAQ does not permit the listing, the Combined Company’s common stock will cease trading on NASDAQ, which may adversely affect the liquidity and trading of its securities. AAPC and Kalyx cannot provide assurance, however, that the Combined Company will be able to meet the listing requirements of another national stock exchange. If the Combined Company fails to list its securities on a national stock exchange for any reason, the liquidity and price of the Combined Company’s securities may be adversely affected.

The market price of the Combined Company common stock may decline as a result of the Business Combination.

The market price of the Combined Company common stock may decline as a result of the merger for a number of reasons including if:

•         investors react negatively to the prospects on the Combined Company business and prospects from the Merger;

•         the effect of the Merger on the Combined Company business and prospects is not consistent with the expectations of financial or industry analysts; or

•         the Combined Company does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts.

AAPC and Kalyx Shareholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Business Combination.

If the Combined Company is unable to realize the full strategic and financial benefits currently anticipated from the merger, AAPC and Kalyx Shareholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the Combined Company is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination.

During the pendency of the Business Combination, AAPC and Kalyx may not be able to enter into a business combination with another party at a favorable price because of restrictions in the Merger Agreement, which could adversely affect their respective businesses. Furthermore, certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

Covenants in the Merger Agreement impede the ability of AAPC and Kalyx to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Merger. As a result, if the Merger is not completed, the parties may be at a disadvantage to their competitors during that period. In addition, while the Merger Agreement is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination outside the ordinary course of business, with any third party. Any such transactions could be favorable to such party’s shareholders.

Because the lack of a public market for Kalyx shares makes it difficult to evaluate the fairness of the Business Combination, the shareholders of Kalyx may receive consideration in the Merger that is greater than the fair market value of the Kalyx shares.

The outstanding capital stock of Kalyx is privately held and is not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of Kalyx. Because the percentage of AAPC equity to be issued to Kalyx Shareholders was determined based on negotiations between the parties, it is possible that AAPC may pay more than the aggregate fair market value for Kalyx.

If the conditions to the Merger are not met, the Business Combination will not occur.

Even if the Merger is approved by the shareholders of AAPC and Kalyx, specified conditions must be satisfied or waived to complete the Business Combination. These conditions are described in detail in the Merger Agreement. AAPC and Kalyx cannot assure you that all of the conditions will be satisfied. If the conditions are not satisfied or waived, the Business Combination will not occur or will be delayed, and AAPC and Kalyx each may lose some or all of the intended benefits of the Business Combination.

There is a risk that a U.S. Holder may recognize taxable gain with respect to its AAPC ordinary shares at the effective time of the Conversion.

The Conversion should qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, due to the absence of guidance directly on how the provisions of Section 368(a) apply in the case of a statutory conversion of a corporation with no active business and only investment-type assets such as AAPC, this result is subject to some uncertainty. Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position. If the Conversion should fail to qualify as a reorganization under Section 368(a), a U.S. Holder (as that term is defined in the section entitled “Summary — The Business Combination — Material U.S. Federal Income Tax Consequences of the Conversion”) of AAPC ordinary shares generally would recognize gain or loss with respect to its AAPC ordinary shares in an amount equal to the difference, if any, between the fair market value of the corresponding common stock of the Maryland corporation received in the Conversion and the U.S. Holder’s adjusted tax basis in its AAPC ordinary shares surrendered in exchange therefor.

Furthermore, even if the Conversion qualifies as a reorganization under Section 368(a) of the Code, a U.S. Holder of AAPC ordinary shares may still recognize gain (but not loss) upon the exchange of its AAPC ordinary shares for the common stock of the Maryland corporation pursuant to the Conversion under the “passive foreign investment company,” or PFIC, rules of the Code equal to the excess, if any, of the fair market value of the common stock of the Maryland corporation received in the Conversion and the U.S. Holder’s adjusted tax basis in the corresponding AAPC ordinary shares surrendered in exchange therefor. In such event, the U.S. Holder’s aggregate tax basis in the common stock of the Maryland corporation received in connection with the Conversion should be the same as the aggregate tax basis of AAPC ordinary shares surrendered in the transaction, increased by any amount included in the income of such U.S. Holder under the PFIC rules. See the discussion in the section entitled “Summary — The Business Combination — Material U.S. Federal Income Tax Consequences of the Conversion — PFIC Considerations.”

Risks Related to Kalyx’s Business and Industry

References in this “Risks Related to Kalyx’s Business and Industry” section to “Kalyx”, “we,” “us” and “our” shall refer to Kalyx Development Inc.

Risks Related to Our Business and Properties

We have a limited operating history and may not be able to operate our business successfully as a public company or generate sufficient revenue to make or sustain distributions to our shareholders.

We have a limited operating history, and it may be difficult for potential investors to evaluate our business. We cannot assure you that we will be able to operate our business successfully or profitably, find suitable investments or implement our operating policies as described in this proxy statement/prospectus. Our ability to provide attractive returns to our shareholders over the long term is dependent on our ability both to generate sufficient cash flow to pay an attractive dividend and to achieve capital appreciation, and we cannot assure you that we will do either. There can be no assurance that we will be able to generate sufficient revenue from operations to pay our operating expenses and make distributions to shareholders. The results of our operations and the implementation of our business plan depend on several factors, including the availability of opportunities for investment, the availability of adequate equity and debt financing, the federal and state regulatory environment relating to the cannabis industry, conditions in the financial markets and economic conditions generally. As a result of our failure to successfully operate our business, implement our investment strategy or generate sufficient revenue to make or sustain distributions to shareholders, the value of your investment could decline significantly or you could lose all or a portion of your investment.

Additionally, we cannot assure you that the past experience of our executive officers will be sufficient to successfully operate our company as a REIT or a listed public company, including the requirements to timely meet disclosure requirements of the SEC. We may be required to revise our control systems and procedures in order to qualify and maintain our qualification as a REIT, to satisfy our periodic and current reporting requirements under applicable regulations of the SEC and to comply with the NASDAQ listing standards, and this transition could place a significant strain on our management systems, infrastructure and other resources. Failure to operate successfully as a listed public company or maintain our qualification as a REIT would have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

Our business is dependent in part upon the profitability of our tenants’ business operations, and any downturn in the profitability of the business operations of our tenants or in the event of a default, bankruptcy or the appointment of a state receiver to oversee the affairs of a tenant, particularly our largest tenants, could have a material adverse effect on our financial condition, results of operations and cash flow.

We will receive substantially all of our revenue from rent payments from tenants under leases of space in our properties. As of March 31, 2017, our largest tenant based on an annual base rental revenue represented approximately $1.37 Million, or 16.3%, of our total base lease annual revenue and we have recorded an allowance for doubtful tenant’s receivable accounts of $150,000. Our five largest tenants based on annual base rental revenue represented approximately $3.8 Million, or 45.31%, of our total annual base lease revenue. We have no control over the success or failure of our tenants’ businesses and we depend upon our tenants to operate their businesses in a manner that generates revenues sufficient to allow them to meet their obligations to us, including their obligations to pay rent and real estate taxes, maintain certain insurance coverage and maintain the properties generally. The ability of our tenants to fulfill their obligations under our leases depends, in part, upon the overall profitability of their business operations, which could be adversely impacted by, among other things, crop failure as a result of molds or infestations, the inability of a particular crop to meet regulatory standards, and increased costs associated with unfavorable or uncertain political, economic, business or regulatory conditions relating to the cannabis industry. In addition, many of the businesses of our tenants are dependent on a limited number of key individuals whose injury or death may significantly affect the successful operation of the business, which could cause our tenants to fail to make rent payments or to renew their leases.

Our tenants, particularly those that may depend on debt and leverage, could also be susceptible to bankruptcy in the event that their cash flows are insufficient to satisfy their financial obligations, including meeting their obligations to us under their leases. A tenant in bankruptcy may be able to restrict our ability to collect unpaid rent and interest during the bankruptcy proceeding and may reject the lease. If a bankrupt tenant rejects a lease with us, any claim we might have for breach of the lease would be treated as a general unsecured claim. Our claim would likely be capped at the amount the tenant owed us for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of one year of lease payments or 15% of the remaining lease payments payable under the lease, but in no case more than three years of lease payments. In addition, a tenant may assert in a bankruptcy proceeding that its lease should be re-characterized as a financing agreement. If such a claim is successful, our rights and remedies as a lender, compared to a landlord, will generally be more limited. In the event of a tenant bankruptcy, we may also be required to fund certain expenses and obligations (e.g., real estate taxes, debt costs and maintenance expenses) to preserve the value of our properties, avoid the imposition of liens on our properties or transition our properties to a new tenant.

We can provide no assurances that, if a tenant defaults on its obligations to us under a lease or its rejection of the lease in bankruptcy proceedings, we will be able to lease or re-lease that property on economically favorable terms in a timely manner, or at all. In addition, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment. As a result, any downturn in the profitability of the business operations of our tenants, the bankruptcy of a tenant or a downturn in the cannabis industry as a whole could have a material adverse effect on our financial condition, results of operations, cash flow and ability to make distributions to our shareholders. In addition, dealing with a tenant bankruptcy or other default may divert management’s attention and cause us to incur substantial legal and other costs, which could adversely affect our ability to execute our business strategies and our results of operations.

We cannot assure you that our business plan will be successful on the timeline anticipated, or at all.

Our business plan is based on servicing what we believe to be a new real estate vertical serving the real estate needs of the regulated cannabis industry in which underutilized real estate assets, primarily warehouse space, are being retrofitted to accommodate the specialized needs of tenants engaged in the cultivation, processing, sale and/or distribution of cannabis and cannabis-based products. However, the cannabis industry is an uncertain and emerging market, and we cannot assure you that this new real estate vertical will develop or that our business plan will be successful on the timeline anticipated, or at all, which could have a material adverse effect on our results of operations, the trading price of our common stock and our ability to make distributions to shareholders.

Most of our tenants are start-up businesses and may be unable to pay rent with funds from operations for the initial terms of their leases, or at all, which could have a material adverse effect on the amount of rent we can collect and, consequently, our cash flow and ability to make distributions to our shareholders.

Most of our current tenants are, and we expect that many of our future tenants will be, independent cannabis operators about which there is generally little or no publicly available operating and financial information. We expect that our tenants will make initial rent payments to us from proceeds from the sale of the property, in the case of sale-leaseback transactions, or other cash on hand, after which they will make rent payments to us from funds from operations. We will rely on our management team to perform due diligence investigations of our tenants and their properties, operations and prospects before entering into lease arrangements, but our due diligence investigations may not uncover all of the material information we need to know regarding these businesses. As a result, it is possible that we could enter into sale-leaseback arrangements with tenants or otherwise lease properties to tenants that ultimately are unable to pay rent to us, which could materially and adversely impact our cash flow and ability to make distributions to shareholders.

Our failure to identify and consummate suitable acquisitions would significantly impede our growth and our ability to diversify our portfolio, which would materially and adversely affect our results of operations and cash available for distribution to our shareholders.

Our ability to expand through acquisitions is integral to our business strategy and requires that we identify and consummate suitable acquisition or investment opportunities that meet our investment criteria and are compatible with our growth strategy. We compete with many other entities for the acquisition of properties that can be leased to operators in the cannabis industry, including competitors seeking to acquire assets for lease to non-cannabis tenants. These competitors may prevent us from acquiring desirable properties or may cause an increase in the price we must pay for such properties. In the future, we fully expect that other companies will recognize the value of ancillary businesses serving the real estate needs of the cannabis industry and enter into the marketplace as competitors. There is a risk that such competition can reduce the number of available properties and tenants, increase prices and costs, and reduce profitability. In addition, potential competitors could duplicate our business model. Our competitors may have greater resources than we do and may be willing to pay more for certain assets or may have a more compatible operating philosophy with our acquisition targets. In particular, larger institutions may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may also adopt flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase, resulting in increased demand and increased prices paid for these properties. If we pay higher prices for properties, our profitability may decrease, and you may experience a lower return on your investment. Our failure to identify and consummate suitable acquisitions would significantly impede our growth and our ability to diversify our portfolio by geography, industry segment and tenant, which would materially and adversely affect our results of operations and cash available for distribution to our shareholders.

Our continued growth and profitability depend on our ability to successfully expand to additional states. We cannot assure that our efforts to expand into new markets, particularly in states where we do not currently operate, will succeed. In order to operate in new markets, we may need to modify our existing business model and cost structure to comply with local regulatory or other requirements, which may expose us to new operational, regulatory or legal risks. Since regulation of the cannabis industry is enacted at the state and local level (rather than at a federal level), expanding into new states may subject us to unfamiliar or uncertain state and/or local regulations that may adversely affect our operations, for example, by being required to apply, obtain and/or maintain appropriate licenses. Facilities that our tenants open in new markets may also take longer to reach expected revenue and profit levels on a consistent basis and may have higher construction, occupancy or operating costs than facilities in existing markets, thereby affecting our overall profitability. New markets may have competitive conditions, consumer preferences and spending patterns that are more difficult to predict or satisfy than existing markets.

Our success and the planned growth and expansion of our business also depend on our expanding our tenant base of qualified operators. There can be no assurance that we will continue to expand our tenant base. If we are unable to effectively expand our tenant base, we will be unable to grow and expand our business or implement our business strategy, which could materially impair our ability to increase revenue and our results of operations.

There may only be a limited number of cannabis facilities operated by suitable tenants available for us to acquire, which could adversely affect the return on your investment.

We intend to acquire a portion of our additional properties by entering into sale leaseback arrangements pursuant to which we will purchase cannabis facilities from licensed cannabis operators, which we then intend to lease to these operators under triple-net lease agreements. In light of the current regulatory landscape regarding cannabis, including but not limited to, the rigorous state licensing processes, limits on the number of licenses granted in certain states and in counties within such states, zoning regulations related to cannabis facilities, the inability of potential tenants to open bank accounts necessary to pay rent and other expenses and the ever-changing federal and state regulatory landscape, we may have only a limited number of cannabis facilities available to purchase that are operated by cannabis operators that we believe would be suitable tenants. As such, we may experience delays in finding suitable tenants, and we may be required to fund certain expenses and obligations (e.g., real estate taxes, debt costs and maintenance expenses) to preserve the value of our properties while we search for suitable tenants. Our inability to locate suitable investment properties and tenants could have a material adverse effect on our ability to generate cash flow and make distributions to our shareholders.

Our growth will depend upon future acquisitions of real estate assets, and we may be unable to consummate acquisitions on advantageous terms.

Our growth strategy is focused on the acquisition of specialized real estate assets on favorable terms as opportunities arise. Our ability to acquire these real estate assets on favorable terms is subject to the following risks:

•         Competition from other potential acquirers may significantly increase the purchase price of a desired property;

•         we may not successfully purchase and lease our properties to meet our expectations;

•         we may be unable to obtain the necessary equity or debt financing to consummate an acquisition on satisfactory terms or at all;

•         agreements for the acquisition of properties are typically subject to closing conditions, including satisfactory completion of due diligence investigations, and we may spend significant time and money on potential acquisitions that we do not consummate; and

•         we may acquire properties without any recourse, or with only limited recourse, for liabilities, whether known or unknown, against the former owners of the properties.

Our real estate portfolio will be concentrated in a limited number of properties with a limited tenant base, which subjects us to an increased risk of significant loss if any property declines in value or if we are unable to lease a property.

Our real estate portfolio will have a limited tenant base, focusing on leasing our properties to cannabis operators in the regulated cannabis industry. A consequence of a real estate portfolio concentrated in a limited number of properties is that the aggregate returns we realize may be materially and adversely affected by the unfavorable performance of a small number of leases or a significant decline in the value of any single property. This lack of diversification increases the potential that a single underperforming investment could have a material adverse effect on our cash flows and the price we could realize from the sale of our properties.

A significant component of our business involves adding industry-specific improvements, which require significant outlays of initial capital and limit our tenant base, which may make it more difficult to re-lease our properties in the event of tenant defaults or lease expirations.

A significant component of our business plan involves adding industry-specific improvements to the properties we acquire, such as complex heating and cooling systems, additional electrical capacity to operate sophisticated lighting systems and advanced security apparatuses, and such improvements require significant outlays of initial capital. The investment in improvements only creates value for specific tenants operating in the cannabis industry.

In the case of a default by a tenant or a lease expiration that is not renewed, we may not be able to identify a suitable replacement tenant in the cannabis industry who would benefit from the capital improvements we have made, and we may be required to re-lease a property to a non-cannabis tenant, which could limit the amount of rent we could charge, and reduce our ability to recover our initial investments. Furthermore, even if we were able to identify a suitable replacement cannabis-industry tenant, we may need to make further investments in a property to address the needs of the replacement tenant’s business, which would require us to spend additional funds, and may materially adversely affect our results of operations and our ability to make distributions to our shareholders.

We may acquire a property or properties “as-is,” which increases the risk of an investment that requires us to remedy defects or costs without recourse against the prior owner.

We may acquire properties “as is” with only limited representations and warranties from the seller regarding matters affecting the condition, use and ownership of the property. There may also be environmental conditions associated with properties we acquire of which we are unaware despite our diligence efforts, and for which we could be liable. In particular, cannabis facilities may present environmental concerns of which we are not currently aware. If environmental contamination exists on properties we acquire or develops after acquisition, we could become subject to liability for the contamination. As a result, if defects on any of our properties (including any building on such properties) or other matters adversely affecting the properties are discovered, including, but not limited to, environmental matters, we may not be able to pursue a claim for any or all damages against the seller, which could harm our business, financial condition, liquidity and results of operations.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because the cannabis industry is a relatively new and growing industry that is subject to significant uncertainty, the real estate investments made, and to be made, by us may be difficult to sell quickly. As a result, our ability to promptly sell one or more properties in our portfolio in response to changing economic, financial and investment conditions may be limited. Return of capital and realization of gains, if any, from an investment generally will occur upon disposition or refinancing of the underlying property. We may be unable to realize our investment objectives by sale, other disposition or refinancing at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. Weakness in or the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located, in each case may limit our ability to dispose of a property. Moreover, our ability to dispose of certain of our properties within a specific time period is subject to certain limitations imposed by certain tax protection agreements related to certain properties.

Furthermore, many banks remain uncomfortable with the cannabis industry which limits the ability of potential purchasers to obtain debt financing for such purchases.

In addition, the Code imposes restrictions on a REIT’s ability to dispose of properties that are not applicable to other types of real estate companies. In particular, the tax laws applicable to REITs effectively require that we hold our properties for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forego or defer sales of properties that otherwise would be in our best interests. Moreover, if we acquire properties from C corporations (i.e., corporations generally subject to full corporate-level tax) in certain non-taxable transactions, built-in gain recognized on the disposition of such properties within five years of our acquisition will be subject to tax at the highest applicable U.S. federal corporate income tax rate. Therefore, we may not be able to vary our portfolio in response to economic or other conditions promptly or on favorable terms.

The loss of key management personnel could have a material adverse effect on our ability to implement our business strategy and to achieve our investment objectives.

We are dependent on our senior management and other key management members to carry out our business and investment strategies. Our future success depends to a significant extent on the continued service and coordination of our senior management team, particularly Mr. George M. Stone, our Chief Executive Officer, and Mr. Potter W. Polk, our President. The departure of any of our executive officers or key personnel could have a material adverse effect on our ability to implement our business strategy and to achieve our investment objectives.

Although we intend to enter into employment agreements with Messrs. Stone and Polk upon the completion of the Business Combination, we cannot provide any assurance that they or other members of our senior management will remain employed by us. Our ability to retain our senior management or to attract suitable replacements should any member of our senior management leave is dependent on the competitive nature of the employment market. We have not obtained and do not expect to obtain key man life insurance on any of our key personnel. The loss of services of one or more members of our senior management team, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners, existing and prospective tenants and industry participants. Further, the loss of a member of our senior management team could be negatively perceived in the capital markets. Any of these developments could adversely affect our financial condition, results of operations, cash flows and our ability to pay distributions on, and the value of, our common stock.

We qualify as an “emerging growth company,” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make shares of our common stock less attractive to investors.

In April 2012, President Obama signed into law the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We qualify as an emerging growth company. For as long as we are an emerging growth company, which may be up to five fiscal years after the completion of the AAPC initial public offering, we may take advantage of exemptions from various reporting and other requirements that are applicable to other public companies that are not emerging growth companies, including the requirements to:

•         provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to the Sarbanes-Oxley Act;

•         comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies;

•         comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•         comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise;

•         provide certain disclosure regarding executive compensation required of larger public companies; or

•         hold shareholder advisory votes on executive compensation.

We cannot predict if investors will find shares of our common stock less attractive because we will not be subject to the same reporting and other requirements as other public companies. If some investors find shares of our common stock less attractive as a result, there may be a less active trading market for our common stock, and the per share trading price of our common stock could decline and may be more volatile.

Adverse economic conditions and the dislocation in the credit markets could materially adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the per share trading price of, our common stock.

Over the past decade, the capital markets have experienced significant adverse conditions, including a substantial reduction in the availability of, and access to, capital. The risk premium demanded by lenders has increased markedly, as they are demanding greater compensation for risk, and underwriting standards have been tightened. In addition, failures and consolidations of certain financial institutions have decreased the number of potential lenders, resulting in reduced lending sources available to the market. A deterioration in economic conditions may limit the amount of indebtedness we are able to obtain and our ability to refinance our indebtedness, and may impede our ability to develop new properties and to replace construction financing with permanent financing, which could result in our having to sell properties at inopportune times and on unfavorable terms. If economic conditions deteriorate, our financial condition, results of operations, cash flows and ability to pay distributions on, and the per share trading price of, our common stock could be materially adversely affected.

The lack of available debt financing may require us to rely more heavily on additional equity issuances, which may be dilutive to our current shareholders, or on less efficient forms of debt financing. Additionally, the limited amount of financing currently available may reduce the value of our properties and limit our ability to borrow against such properties, which could materially adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the per share trading price of, our common stock.

We could become highly leveraged in the future because our organizational documents contain no limitations on the amount of debt that we may incur.

Our current financing policy prohibits incurring debt (secured or unsecured) in excess of 40% of our total book capitalization. However, this debt limitation policy can be changed by our board of directors without shareholder approval and there are no provisions in our bylaws that limit our ability to incur indebtedness. We could alter the balance between our total outstanding indebtedness and the value of our properties at any time. If we become more highly leveraged, the resulting increase in outstanding debt could adversely affect our ability to make debt service payments, to pay our anticipated distributions and to make the distributions required to qualify as a REIT. The occurrence of any of the foregoing risks could adversely affect our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common stock.

We will incur new costs as a result of becoming a public company, and such costs may increase if and when we cease to be an “emerging growth company,” which could adversely impact our results of operations.

As a public company, we will incur significant legal, accounting, insurance and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the NASDAQ and other applicable securities rules and regulations. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect compliance with these public reporting requirements and associated rules and regulations to increase expenses, particularly after we are no longer an emerging growth company. We could be an emerging growth company for up to five fiscal years from the completion of the AAPC initial public offering, although circumstances could cause us to lose that status earlier, which could result in our incurring additional costs applicable to public companies that are not emerging growth companies.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of our executive officers’ time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a result of becoming a public company, after we are no longer an emerging growth company we will be subject to the requirements of the Sarbanes-Oxley Act and will be obligated to report on the effectiveness of internal controls over financial reporting. These internal controls may not be determined to be effective, which may harm investor confidence and, as a result, the trading price of our common stock.

As a result of becoming a public company, after we are no longer an emerging growth company, management will be required to deliver a report that assesses the effectiveness of our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act. In addition, the Sarbanes-Oxley Act may require our auditors to deliver an attestation report on the effectiveness of our internal controls over financial reporting in conjunction with their opinion on our audited financial statements for the first fiscal year beginning after the completion of the Business Combination. Substantial work on our part is required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process is expected to be both costly and challenging. We cannot give any assurances that material weaknesses will not be identified in the future in connection with our compliance with the provisions of the Sarbanes-Oxley Act. The existence of any material weakness would preclude a conclusion by management and our independent auditors that we maintained effective internal control over financial reporting. Our management may be required to devote significant time and expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weakness in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, all of which could lead to a decline in the per share trading price of our common stock.

We depend on external sources of capital that are outside of our control and may not be available to us on commercially reasonable terms or at all, which could limit our ability to, among other things, acquire additional properties, meet our capital and operating needs or make the cash distributions to our shareholders necessary to qualify and maintain our qualification as a REIT.

In order to qualify and maintain our qualification as a REIT, we are required under the Code to, among other things, distribute annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to income tax at regular corporate rates to the extent that we distribute less than 100% of our REIT taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including acquisition opportunities and principal and interest payments on any outstanding debt, from operating cash flow. Consequently, we rely on third-party sources to fund our capital needs. We may not be able to obtain such financing on favorable terms, in the time period we desire, or at all. Any debt we incur will increase our leverage, expose us to the risk of default and may impose operating restrictions on us, and any additional equity we raise, including the issuance of limited partnership interests in our operating partnership (“OP units”), could be dilutive to existing shareholders. Our access to third-party sources of capital depends, in part, on:

•         general market conditions;

•         interest rates;

•         the market’s view of the quality of our assets;

•         the market’s perception of our growth potential;

•         the market’s perception of the industry of our tenants;

•         our debt levels;

•         our current and expected future earnings;

•         our cash flow and cash distributions; and

•         the market price per share of our common stock.

Recently, the capital markets have been subject to significant disruptions. If we cannot obtain capital from third-party sources, we may not be able to acquire properties when strategic opportunities exist, meet the capital and operating needs of our existing properties, satisfy our debt service obligations or make the cash distributions to our shareholders necessary to qualify and maintain our qualification as a REIT.

Since the use of cannabis is illegal under federal law, many banks will not accept for deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank, or other financial institution, willing to accept their deposits or enter into other financial transactions (including lending) with them. The inability to open bank accounts and lending facilities may make it difficult for the company to operate, and for its potential customers, clients and strategic partners to do business with the company.

Increases in interest rates will increase our interest expense, which could materially and adversely affect our results of operations.

We will rely on external sources for funding, including debt and equity financing, to source our capital needs. We have incurred, and may in the future incur, indebtedness that bears interest at a variable rate. An increase in interest rates would increase our interest expense and increase the cost of refinancing existing indebtedness and issuing new indebtedness, which would adversely affect our results of operations, cash flow and our ability to make distributions to our shareholders. Additionally, if we need to repay existing indebtedness during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments. The effect of prolonged interest rate increases could adversely impact our ability to make acquisitions and develop our properties and could materially and adversely affect our results of operations.

Any future indebtedness reduces cash available for distribution and may expose us to the risk of default under debt obligations that we may incur in the future.

Payments of principal and interest on borrowings that we may incur in the future may leave us with insufficient cash resources to operate our properties or to pay the distributions currently contemplated or necessary to satisfy the requirements for our qualification as a REIT. Our level of indebtedness and the limitations imposed on us by any debt agreements that we may enter into in the future could have significant material and adverse consequences, including the following:

•         our cash flow may be insufficient to meet our required principal and interest payments;

•         we may be unable to borrow additional funds as needed or on favorable terms, or at all;

•         we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•         to the extent we incur indebtedness that bears interest at variable rates, increases in interest rates could materially increase our interest expense;

•         we may be forced to dispose of one or more of the properties that we expect to acquire, possibly on disadvantageous terms;

•         we may default on our obligations or violate restrictive covenants, in which case the lenders may accelerate these debt obligations; and

•         our default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our shareholders could be materially and adversely affected.

Because our real estate investments consist, and will consist, of primarily industrial properties suitable for tenants operating in the regulated cannabis industry, our rental revenues will be significantly influenced by demand for these facilities generally, and a decrease in such demand would likely have a greater adverse effect on our rental revenues and results of operations than if we owned a more diversified real estate portfolio.

Because the properties in our portfolio consist, and will consist, of primarily industrial properties leased by tenants operating in the regulated cannabis industry, we will be subject to risks inherent in investments in a single industry. We do not expect to invest in other real estate or businesses to hedge against the risk that industry trends might decrease the profitability of our facilities. A decrease in the demand for cannabis facilities would have a greater adverse effect on our rental revenues and results of operations than if we owned a more diversified real estate portfolio. Demand for cannabis cultivation facilities has been and could be adversely affected by changes in current state or local laws relating to the cultivation and production of cannabis or any change in the federal government’s current enforcement posture with respect to state-licensed cannabis, among others. To the extent that any of these conditions occur, they are likely to materially and adversely affect demand and market rents for cannabis facilities, which could cause a decrease in our rental revenue and results of operations. Any such decrease could materially and adversely affect the trading price of our common stock and our ability to make distributions to our shareholders.

The legalization of medical and adult-use cannabis by additional states could result in prices for cannabis and cannabis-based products to decline, which may have a material adverse effect on our tenants’ revenues and their ability to pay rent.

As of the date of this proxy statement/prospectus, 29 states and the District of Columbia have legalized medical cannabis, while eight states and the District of Columbia have legalized adult-use cannabis. The market prices that our tenants are able to obtain for cannabis and cannabis-related products reflect consumer demand versus current limited supply nationwide. As more states begin to legalize medical and adult-use cannabis and cannabis becomes more widely available to consumers, such market prices may decline, which could have a material adverse effect on our tenants’ revenues and on their ability to pay rent. Late rent payments or defaults under our leases by our tenants could have a material adverse effect on our results of operations, cash flows and financial condition.

Properties that we have already acquired and that we will acquire will be geographically concentrated in Colorado, Washington, Oregon and Arizona, and we will be subject to social, political and economic risks of doing business in these states and any other state in which we may own property.

Of the nine properties in our portfolio, three are located in Colorado, two are located in Washington, two are located in Oregon and two properties are located in Arizona. As a result of this geographic concentration, we are particularly exposed to downturns in the economies of those states or other changes in such states’ respective real estate market conditions. Any material change in the current payment programs or the regulatory, economic, environmental or competitive conditions in these states could have a disproportionate effect on our overall business results, and include, but are not limited to, the following factors:

•         the responsibility of complying with multiple and likely conflicting state and federal laws, including with respect to cultivation and distribution of medical-use cannabis, licensing, banking and insurance;

•         difficulties and costs of staffing and managing operations;

•         unexpected changes in regulatory requirements and other laws;

•         potentially adverse tax consequences;

•         the impact of regional or state specific business cycles and economic instability; and

•         access to capital may be more restricted, or unavailable on favorable terms or at all in certain locations.

In the event of negative economic or other changes in these markets, our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common stock may be materially and adversely affected.

If our properties’ access to adequate water and power supplies is interrupted, our ability to lease the properties for cannabis cultivation and production would be harmed, thereby adversely affecting our ability to generate revenues.

Cannabis cultivation requires significant water and power usage. Although we expect to acquire properties with sufficient access to water, should the need arise for additional wells from which to obtain water, we would be required by state and county regulations to obtain permits prior to drilling such wells, which may be difficult to obtain due to the limited supply of water in areas where we expect to acquire properties. Additionally, we may incur costs at our properties to comply with federal, state or local governmental regulations relating to the quality and disposition of rainwater runoff or other water to be used for irrigation. If we are unable to obtain or maintain sufficient water supply for our properties, our ability to lease them for the cultivation and production of cannabis would be materially impaired, which would have a material adverse impact on the value of our assets and our results of operations.

States that have legalized cannabis cultivation have typically required that such cultivation take place indoors. Indoor cultivation of cannabis requires significant power to operate specialized growing lights, as well as ventilation and air conditioning systems to remove the hot air generated by the growing lights and maintain optimal growing conditions. While outdoor and greenhouse cultivation is gaining acceptance in many states with favorable climates for such growth, we expect that a significant number of our properties will continue to utilize indoor cultivation methods. Any extended interruption of the power supply to our properties, particularly those using indoor cultivation methods, would likely harm our tenants’ crops, which could result in their inability to make lease payments to us for our properties. Any lease payment defaults by a tenant could adversely affect our cash flows and cause us to reduce the amount of distributions to shareholders.

Environmentally hazardous conditions may adversely affect us.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by applicable environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, including the use by a tenant of pesticides, or the failure to properly remediate a property on which such substances or pesticides were present, could give rise to a lien in favor of the government for costs it may incur to address the contamination or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially and adversely affect us.

Compliance with new or more stringent environmental laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We may be subject to environmental laws or regulations relating to our properties, such as those concerning lead-based paint, mold, asbestos, proximity to power lines or other issues. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability or that the current environmental condition of our properties will not be affected by the activities of residents, existing conditions of the land, operations in the vicinity of the properties or the activities of unrelated third parties. In addition, we may be required to comply with various local, state and federal fire, health, life-safety and similar regulations. Failure to comply with applicable laws and regulations could result in fines and/or damages, suspension of personnel, civil liability or other sanctions.

Liability for uninsured losses could adversely affect our financial condition.

While we intend to carry comprehensive insurance on our properties, including fire, liability and extended coverage insurance, there are certain risks that may be uninsurable or not insurable on terms that we believe to be economical. For example, we may not be able to obtain insurance against floods, terrorism, mold-related claims, or earthquake insurance. If such an event occurs to, or causes the damage or destruction of, a property, we could suffer financial losses.

The assets we will acquire may be subject to impairment charges.

We will periodically evaluate the real estate investments we acquire and other assets for impairment indicators. The judgment regarding the existence of impairment indicators is based upon factors such as market conditions, tenant performance and legal structure. For example, the termination of a lease by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make an adjustment to the net carrying value of the asset, which could have an adverse effect on our results of operations in the period in which the impairment charge is recorded.

We may acquire properties subject to ground leases that expose us to the loss of such properties upon breach or termination of the ground leases.

A ground lease agreement permits a tenant to develop and/or operate a land parcel (property) during the lease period, after which the land parcel and all improvements revert back to the property owner. Under a ground lease, property improvements are owned by the property owner unless an exception is created and all relevant taxes incurred during the lease period are paid for by the tenant. Ground leases typically have a duration ranging from 50 to 99 years with additional extension options. As a lessee under a ground lease, we are exposed to the possibility of losing the property upon termination, or an earlier breach by us, of the ground lease, which may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our shareholders and the trading price of our common stock.

Risks Related to Our Industry

Use of cannabis is illegal under federal law, and therefore, strict enforcement of federal laws regarding the use, cultivation, processing and/or sale of cannabis would likely result in our inability and the inability of our tenants to execute our respective business plans.

Cannabis is a Schedule I controlled substance under the federal Controlled Substance Act (the “CSA”). Even in those jurisdictions in which the manufacture and use of cannabis has been legalized at the state level, the possession, use and cultivation of cannabis all remain violations of federal law that are punishable by imprisonment and substantial fines. Moreover, individuals and entities may violate federal law if they intentionally aid and abet another in violating these federal controlled substance laws, or conspire with another to violate them. The United States Supreme Court has ruled in United States v. Oakland Cannabis Buyers’ Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize cannabis. If the federal government decides to strictly enforce federal law regarding cannabis, doing so would likely result in our inability to execute our business plan.

As of the date of this proxy statement/prospectus, we have provided certain real estate-related services to state-regulated cannabis operators. We do not grow or distribute cannabis, however, our provision of services to state-regulated cannabis operators could be deemed to be aiding and abetting illegal activities, a violation of federal law (notwithstanding applicable state law). We intend to remain, and to cause each of our tenants to remain, within the guidelines outlined in the Cole Memorandum (as described below in this proxy statement/prospectus), which does not alter the U.S. Department of Justice’s authority to enforce federal law (including federal laws relating to cannabis), but instead recommends that federal prosecutors prioritize enforcement of federal law away from the cannabis industry operating as permitted under certain state laws, so long as certain conditions are met. Where the individual state framework fails to protect the public, the U.S. Department of Justice has instructed federal prosecutors to enforce the CSA. However, we cannot provide assurance that we, and each of our tenants, will be in full compliance with the Cole Memorandum or any other federal laws or regulations.

Our ongoing and future business plans rely on our ability to successfully establish and maintain effective controls that follow the United States Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) Guidance, “BSA Expectations Regarding Marijuana-Related Businesses,” in vetting and monitoring potential tenants, customers and clients. Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statutes and the BSA. However, supplemental guidance from the U.S. Department of Justice directs federal prosecutors to consider the federal enforcement priorities enumerated in the Cole Memorandum when determining whether to charge institutions or individuals with any of the financial crimes described above based upon cannabis-related activity. While we are not currently subject to the BSA or FinCEN guidelines, we will institute policies and procedures that mirror the stated goals of the FinCEN guidelines and will provide a framework by which we believe we can comply with the federal government’s stated objectives with respect to the potential conflict of law. We plan to use the FinCEN Guidelines, as may be amended, as the basis for assessing our relationships with potential tenants, clients and customers.

In addition, Congress enacted an omnibus spending bill for fiscal year 2017 including a provision prohibiting the U.S. Department of Justice (which includes the DEA) from using funds appropriated by that bill to prevent states from implementing their cannabis laws. This provision, however, is effective only until September 30, 2017 and must be renewed by Congress in subsequent years. In order to extend the prohibition, it must be specifically included in the fiscal year 2018 Commerce, Justice, and Science (CJS) Appropriations bill. Currently, only the Senate version of the fiscal 2017 CJS Appropriations bill includes the prohibition and the House version does not. In USA vs. McIntosh, the United States Court of Appeals for the Ninth Circuit held that this provision prohibits the U.S. Department of Justice from spending funds from relevant appropriations acts to prosecute individuals who engage in conduct permitted by state cannabis laws and who strictly comply with such laws. However, the Ninth Circuit’s opinion, which only applies to the states of Alaska, Arizona, California, Hawaii, and Idaho, also held that persons who do not strictly comply with all state laws and regulations regarding the distribution, possession and cultivation of cannabis have engaged in conduct that is unauthorized, and in such instances the U.S. Department of Justice may prosecute those individuals. As a result, if Congress fails to include the provision prohibiting the U.S. Department of Justice from using funds appropriated by that bill to prevent states from implementing their cannabis laws, and the federal government decides to strictly enforce federal law with respect to cannabis operations, we may be unable to operate our business.

Recent governmental changes and other developments at the federal level have created uncertainty in the cannabis industry.

In January 2017, the U.S. federal government experienced a political and administrative shift with the election of President Donald Trump, which has created uncertainty about the future of the cannabis industry. While statements by President Trump relating to the legalization of cannabis have been sparse, President Trump nominated, and the U.S. Senate confirmed, Senator Jefferson Sessions as U.S. Attorney General. Mr. Sessions has not shared with the public his plans with respect to federal enforcement against cannabis, including the application of the Cole Memorandum, but he has historically been vocally opposed to the legalization of cannabis, and has criticized previous Attorneys General for not vigorously enforcing the federal prohibition of cannabis. Further, on February 23, 2017, White House Press Secretary Sean Spicer stated that he expects law enforcement to enforce federal cannabis laws when they come into conflict with states where recreational use of the drug is permitted. The shifting political administration and the appointment of Mr. Sessions have created uncertainty in the cannabis industry regarding future enforcement of federal laws, and the ability of cannabis operators to conduct their businesses under the new administration. Any adverse change to federal enforcement regimes would have a material adverse effect on our tenants’ businesses and on our ability to lease our properties, many of which are retrofitted specifically for cannabis operators, and as a result we may be unable to operate our business pursuant to our current business plan, or at all.

New laws and regulations that are adverse to the business of our tenants may be enacted, and current favorable state or local laws and regulations relating to cannabis may be modified or eliminated in the future.

We acquire and own properties that are leased to, or currently occupied by state-licensed operators of regulated cannabis businesses in states in which such activities are legal under state law. Relevant state or local laws may be amended or repealed, or new laws may be enacted in the future to eliminate existing laws regarding cannabis. If our tenants were forced to close their operations, we would need to replace those tenants with tenants who are not engaged in the cannabis industry, who may pay lower rents. Moreover, any changes in state or local laws that reduce or eliminate the ability to cultivate and sell cannabis would likely result in a high vacancy rate for the kinds of properties that we acquire, which would depress our lease rates and property values. In addition, we would realize an economic loss on any and all improvements made to properties that were specific to the cannabis industry.

Our ability to grow our business depends on state laws pertaining to the cannabis industry.

Certain states that have not approved the legal sale of cannabis may seek to overturn laws legalizing cannabis use in neighboring states. In December 2014, the attorneys general of Nebraska and Oklahoma filed a complaint with the U.S. Supreme Court against the state of Colorado arguing that Article VI of the Constitution, the Supremacy Clause, prohibits Colorado from enacting laws that conflict with federal laws regarding cannabis. The lawsuit also alleged that Colorado’s cannabis laws are increasing cannabis trafficking in neighboring states that maintain cannabis bans, and putting pressure on these neighboring states’ criminal justice systems and law enforcement resources. In March 2016 the U.S. Supreme Court declined to hear the lawsuit by a 6-2 vote. However we cannot assure you that other lawsuits nationwide that challenge certain states’ cannabis laws would not be successful, which would have a material adverse effect on our ability to operate our business.

Where applicable, we will apply for state licenses that are necessary to conduct our business in compliance with local laws. In addition, continued development of the cannabis industry is dependent upon continued legislative authorization of cannabis at the state level. Any number of factors could slow or halt progress in this area, and further progress is not assured. While there may be ample public support for legislative action in favor of cannabis legalization, other factors may impact the legislative process. For example, voters or legislators can sponsor ballot initiatives to prohibit cannabis in their state, county or local jurisdiction. Any successful efforts to slow or halt the legalization efforts at the state-level could have a material adverse effect on our ability to operate our business.

Assets leased to cannabis businesses may be forfeited to the federal government.

Any assets used in conjunction with the violation of federal law are potentially subject to federal forfeiture, even in states where the cultivation of cannabis is legal at the state level. If the federal government decides to initiate forfeiture proceedings against cannabis businesses our investment in our properties may be lost.

U.S. Food and Drug Administration regulation of cannabis and the possible registration of facilities where cannabis is grown could negatively affect the cannabis industry, which would directly affect our financial condition.

Should the federal government legalize cannabis, it is possible that the U.S. Food and Drug Administration (the “FDA”), would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including certified good manufacturing practices, (“cGMPs”), related to the growth, cultivation, harvesting and processing of cannabis. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where cannabis is grown register with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we cannot assure you of the impact on the cannabis industry, including what costs, requirements and possible prohibitions may be enforced. If we or our tenants are unable to comply with the regulations or registration as prescribed by the FDA, we and our tenants may be unable to continue to operate our businesses in their current form or at all.

Due to our involvement in the regulated cannabis industry, we may have a difficult time obtaining the various insurance policies that are needed to operate our business, which may expose us to additional risks and financial liabilities.

Because we lease our properties to companies in the regulated cannabis industry, insurance policies that are otherwise readily available to business owners, such as workers’ compensation, general liability, and directors’ and officers’ insurance, are more difficult for us to find and more expensive for us to obtain. There are no guarantees that we will be able to find such insurance policies in the future, or that the cost of these policies will be affordable to us. If we are unable to obtain such insurance policies on desirable terms, or at all, our growth may be inhibited and we may be exposed to additional risks and financial liabilities.

Increased competition for properties may preclude us from acquiring those properties that would generate attractive returns to us.

We compete with many other entities for the acquisition of properties that can be leased to operators in the cannabis industry. Currently, there are a number of other companies that are in the cannabis industry, some of which may be considered to be our competition. Certain of these companies provide similar products and/or services, such as leasing of real estate and providing build-out financing. In the future, we fully expect that other companies will recognize the value of ancillary businesses serving the real estate needs of the cannabis industry and enter into the marketplace as competitors. There is a risk that such competition can reduce the number of available properties and tenants, increase prices and costs, and reduce profitability. In addition, potential competitors could duplicate our business model. Our competitors may have greater resources than we do and may be willing to pay more for certain assets or may have a more compatible operating philosophy with our acquisition targets. In particular, larger institutions may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may also adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase, resulting in increased demand and increased prices paid for these properties. If we pay higher prices for properties, our profitability may decrease, and you may experience a lower return on your investment.

The cannabis industry may face significant opposition from other industries.

Large and well-funded businesses may have a strong economic opposition to the cannabis industry. For example, the medical cannabis industry could face a material threat from the pharmaceutical industry if cannabis displaces other drugs or encroaches upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical cannabis industry. Any inroads the pharmaceutical industry could make in halting or impeding growth of the cannabis industry could have a material adverse effect on our business.

We and our tenants may have difficulty accessing the service of banks, which may inhibit our ability to open bank accounts, obtain financing in the future, or otherwise utilize traditional banking services.

Because the cultivation and use of cannabis is illegal under federal law, many banks will not accept for deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank, or other financial institution, willing to accept their deposits or enter into other financial transactions (including lending) with them. While we have been able to open bank accounts at federally insured banks in states where cannabis cultivation and use is legal, we cannot predict whether we will have access to these accounts in the future. The inability to open bank accounts or obtain financing may make it difficult for us to operate, and for our potential tenants and strategic partners to do business with us, which would increase our operating costs and pose additional operational, logistical and security challenges that may result in our inability to implement our business plan.

Our tenants may also have difficulty establishing and maintaining banking relationships. The terms of our leases require our tenants to make rental payments via check or wire transfer. The inability of our tenants to open bank accounts and continue using the services of banks may make it difficult for them to enter into triple-net lease arrangements with us or may result in their default under our lease agreements, either of which could have a material adverse effect on our results of operations and financial condition.

Laws and regulations affecting the regulated cannabis industry are varied, broad in scope and subject to evolving interpretations, and may restrict the use of the properties we acquire or require certain additional regulatory approvals, which could materially adversely affect our operations.

Local and state cannabis laws and regulations vary from state to state, are broad in scope and are subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan.

Newly enacted property regulations at the local level may restrict the use of properties we acquire and may require us to obtain approval from local authorities with respect to the properties that we expect to acquire, including with respect to development or improvements to the properties. Among other things, these restrictions may relate to zoning, the use of water and the discharge of waste water, fire and safety, seismic conditions, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not materially and adversely affect us or the timing or cost of any future acquisitions, developments or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Further, local and state regulations regarding cannabis are relatively new and may be subject to evolving interpretations, amendments or changes in scope, and we may be unable to comply with any such changes on the timeline required or at all. Our failure to comply with local and state regulations or obtain regulatory approvals would have a material adverse effect on our business, financial condition, liquidity and results of operations.

Applicable state laws may prevent us from maximizing our potential income.

Depending on the laws of each particular state, we may not be able to fully realize our potential to generate profit. The majority of our operating portfolio is located in Colorado and Washington, which have residency requirements for individuals or businesses directly involved in the cannabis industry, which may impede our ability to contract with cannabis businesses in those states. Furthermore, cities and counties are being given broad discretion to ban certain cannabis activities. Even if the operation of cannabis facilities is legal under state law, specific cities and counties may ban them, impacting our results of operations and our ability to operate our business.

Section 280E of the Code may prevent us from deducting certain business expenditures, which would increase our net taxable income.

Section 280E of the Code disallows a tax deduction for any amount paid or incurred in carrying on any trade or business that consists of trafficking in controlled substances prohibited by federal or state law. As cannabis remains illegal under federal law, it is possible that our business activities are deemed to be trafficking in controlled substances and, as a result, we would not be able to make certain tax deductions, which would impact the calculation of our taxable income. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional shares of capital stock in order to make distributions necessary to maintain our REIT status.

Risks Related to Our Organization as a REIT

Our senior management team will manage our portfolio subject to broad investment guidelines and generally will not seek board approval for each investment decision.

You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this proxy statement/prospectus or other periodic filings with the SEC. We will rely on the senior management team’s ability to execute acquisitions and dispositions of cannabis facilities with broad investment guidelines, subject to the oversight and approval of our board of directors, who will periodically review our investment guidelines and our portfolio but will not, and will not be required to, review all of our proposed investments. Our senior management team will have great latitude within the broad parameters of our investment guidelines in determining the assets that are proper investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results.

Our charter contains certain provisions restricting the ownership and transfer of our stock that may delay, defer or prevent a change of control transaction that might involve a premium price for our common stock or that our shareholders otherwise believe to be in their best interests.

In order for us to qualify as a REIT, no more than 50% of the value of our outstanding shares may be owned, beneficially or constructively, by five or fewer individuals at any time during the last half of each taxable year other than our initial REIT taxable year. Based upon the valuation of our outstanding shares that we received from a third party appraiser, we believe that no more than 50% of the value of our outstanding shares are or have been owned, beneficially or constructively, by five or fewer individuals at any time during the last half of any taxable year other than our initial REIT taxable year. However, there can be no assurance that the Internal Revenue Service will not challenge our valuation and determine that we have not satisfied such requirement. Subject to certain exceptions, our charter, among other restrictions, prohibits the beneficial or constructive ownership by any person of more than 9.8% in value of the outstanding shares of any class or series of our capital stock and 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, excluding any shares that are not treated as outstanding for U.S. federal income tax purposes. Our board of directors, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. The constructive ownership rules under the Code are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of the outstanding shares of any class or series of our capital stock or less than 9.8% in value or in number of shares of our common stock by an individual or entity could cause that individual or entity to own beneficially or constructively more than 9.8% in value of the outstanding shares of any class or series of our capital stock or more than 9.8% in value or in number of shares of our common stock and, as a result, cause such individual or entity to violate our charter’s ownership limit. Our charter also prohibits, among other prohibitions, any person from owning our shares that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT. Any attempt to own or transfer shares in violation of these restrictions may result in the shares being automatically transferred to a charitable trust or may be void. As of the date of this proxy statement/prospectus, Kalyx has entered into Excepted Holder Agreements with the following shareholders: George M. Stone, Jeffery Goldberger, Potter Polk, Tacho Sandoval and Dawn Sandoval. As reflect in such Excepted Holder Agreements, Kalyx’s board of directors exempted such shareholders from the stock ownership limitations that are set forth in Kalyx’s charter. See “Description of Our Capital Stock — Restrictions on Ownership and Transfer.” This ownership limit as well as other restrictions on ownership and transfer of our stock in our charter may:

•         discourage a tender offer or other transactions or a change in management or of control that might involve a premium price for our common stock or that our shareholders otherwise believe to be in their best interests; and

•         result in the transfer of shares acquired in excess of the restrictions to a trust for the benefit of a charitable beneficiary and, as a result, the forfeiture by the acquirer of certain of the benefits of owning the additional shares.

We could increase the number of authorized shares of stock, classify and reclassify unissued stock and issue stock without shareholder approval, which may delay, defer or prevent a transaction that our shareholders believe to be in their best interests.

Our board of directors, without shareholder approval, has the power to amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue. In addition, under our charter, our board of directors, without shareholder approval, has the power to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series of stock and set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption for such newly classified or reclassified shares. See “Description of Our Capital Stock — Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock.” As a result, we may issue series or classes of common stock or preferred stock with preferences, dividends, powers and rights, voting or otherwise, that are senior to, or otherwise conflict with, the rights of holders of our common stock. Although our board of directors has no such intention at the present time, it could establish a class or series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or that our shareholders otherwise believe to be in their best interests.

Certain provisions of Maryland law could inhibit changes in control, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our common stock or that our shareholders otherwise believe to be in their best interests.

Certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of inhibiting a third party from making a proposal to acquire us or impeding a change of control under certain circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

•         “business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested shareholder” (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock or any affiliate or associate of ours who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding stock) or an affiliate thereof for five years after the most recent date on which the shareholder becomes an interested shareholder and thereafter impose fair price and/or supermajority voting requirements on these combinations; and

•         “control share” provisions that provide that “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the shareholder, except solely by virtue of a revocable proxy, entitle the shareholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares”) have no voting rights with respect to their control shares except to the extent approved by our shareholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

By resolution of our board of directors, we have provided that any business combination between us and any other person is exempt from the business combination provisions of the MGCL, provided that the business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such persons). In addition, pursuant to a provision in our bylaws, we have opted out of the control share provisions of the MGCL. However, our board of directors may by resolution elect to opt in to the business combination provisions of the MGCL and we may, by amendment to our bylaws, opt in to the control share provisions of the MGCL in the future.

Additionally, certain provisions of the MGCL permit our board of directors, without shareholder approval and regardless of what is currently provided in our charter or our bylaws, to implement takeover defenses, some of which (for example, a classified board) we do not currently employ. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring, or preventing a change in control of our company under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-current market price. Our charter contains a provision whereby we elect to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors.

Our charter, our bylaws and Maryland law also contain other provisions, including the provisions of our charter on removal of directors and the advance notice provisions of our bylaws, that may delay, defer, or prevent a transaction or a change of control that might involve a premium price for our common stock or otherwise be in the best interest of our shareholders.

Certain provisions in the partnership agreement of our operating partnership may delay or prevent unsolicited acquisitions of us.

We conduct our business through our operating partnership, Kalyx OP LP. Provisions of the partnership agreement of our operating partnership may delay or make more difficult unsolicited acquisitions of us or changes of our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some shareholders or limited partners might consider such proposals, if made, desirable. These provisions include, among others:

•         redemption rights of qualifying parties;

•         a requirement that we may not be removed as the general partner of our operating partnership without our consent;

•         transfer restrictions on OP units; and

•         our ability, as general partner, in some cases, to amend the partnership agreement and to cause our operating partnership to issue additional partnership interests with terms that could delay, defer or prevent a merger or other change of control of us or our operating partnership without the consent of our shareholders or the limited partners.

We may change our business, investment and financing strategies without shareholder approval.

We may change our business, investment and financing strategies without a vote of, or notice to, our shareholders, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this proxy statement/prospectus. In particular, a change in our investment strategy, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to real estate market fluctuations. In addition, we may in the future increase the use of leverage at times and in amounts that we, in our discretion, deem prudent and such decision would not be subject to shareholder approval. Furthermore, our board of directors may determine that cannabis properties do not offer the potential for attractive risk-adjusted returns for an investment strategy. Changes to our strategies with regards to the foregoing could adversely affect our financial condition, results of operations and our ability to make distributions to our shareholders.

Our rights and the rights of our shareholders to take action against our directors and officers are limited, which could limit the recourse of our shareholders in the event that we take certain actions which are not in our shareholders’ best interests.

Our charter eliminates the liability of our directors and officers to us and our shareholders for money damages, except for liability resulting from:

•         actual receipt of an improper benefit or profit in money, property or services; or

•         active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated.

Our charter and bylaws obligate us to indemnify each present and former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to advance the defense costs incurred by our directors and officers. We also have entered into indemnification agreements with our directors and executive officers granting them express indemnification rights. As a result, we and our shareholders may have more limited rights against our directors and officers than might otherwise exist absent the current provisions in our charter, bylaws and indemnification agreements or that might exist for other public companies.

Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our shareholders to effect changes to our management.

Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our shareholders to effect changes to our senior management and may prevent a change in control of our company that is in the best interests of our shareholders. Our charter provides that a director may be removed only for cause and only by the affirmative vote of shareholders entitled to cast at least two-thirds of the v, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written or electronic consent of shareholders. Vacancies may be filled only by a majority of the remaining directors in office, even if less than a quorum. These requirements make it more difficult to change our senior management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our shareholders.

We are a holding company with no direct operations and, as such, we rely on funds received from our operating partnership to pay liabilities, and the interests of our shareholders are structurally subordinated to all liabilities and obligations of our operating partnership and its subsidiaries.

We are a holding company and conduct substantially all of our operations through our operating partnership. We do not have, apart from an interest in our operating partnership, any independent operations. As a result, we rely on cash distributions from our operating partnership to pay any dividends we might declare on shares of our common stock. We also rely on distributions from our operating partnership to meet any of our obligations, including any tax liability on taxable income allocated to us from our operating partnership. In addition, because we are a holding company, your claims as a shareholder are structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and its subsidiaries will be available to satisfy the claims of our shareholders only after all of our and our operating partnership’s and its subsidiaries’ liabilities and obligations have been paid in full.

Conflicts of interest could arise in the future between the interests of our shareholders and the interests of holders of OP units, which may impede business decisions that could benefit our shareholders.

Conflicts of interest could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our operating partnership or any limited partner thereof, on the other. Our directors and officers have duties to our company under Maryland law in connection with the management of our company. At the same time, our wholly-owned subsidiary, Kalyx GP LLC, as the general partner of our operating partnership, has fiduciary duties and obligations to our operating partnership and its limited partners under Delaware law and our partnership agreement in connection with the management of our operating partnership. Kalyx GP LLC’s fiduciary duties and obligations as the general partner of our operating partnership may come into conflict with the duties of our directors and officers to our company. There are currently no limited partners of our operating partnership other than us and those outside holders that own approximately 1% of the limited partnership interests in the form of LTIP units.

Under Delaware law, a general partner of a Delaware limited partnership has fiduciary duties of loyalty and care to the partnership and its limited partners and must discharge its duties and exercise its rights as general partner consistent with the obligation of good faith and fair dealing. Our partnership agreement provides that, in the event of a conflict between the interests of our operating partnership or any limited partner, on the one hand, and the company or our shareholders, on the other hand, Kalyx GP LLC, as the general partner of our operating partnership, may give priority to the separate interests of the company or our shareholders (including with respect to tax consequences).

Additionally, the partnership agreement of our operating partnership provides that Kalyx GP LLC generally will not be liable to our operating partnership or any limited partner for any action or omission taken in its capacity as general partner, for monetary or other damages for losses sustained, liabilities incurred, or benefits not derived as a result of errors of judgment or mistakes of fact or law or of any act or omission unless Kalyx GP LLC acts in bad faith and the act or omission is material to the matter giving rise to the loss, liability, or benefit not derived. Our operating partnership must indemnify Kalyx GP LLC, our directors and officers, officers of our operating partnership and our designees from and against any and all claims that relate to the operations of our operating partnership, unless (1) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (2) the person actually received an improper personal benefit in violation or breach of the partnership agreement or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Our operating partnership must also pay or reimburse the reasonable expenses of any such person in advance of a final disposition of the proceeding upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification.

Our operating partnership may issue additional OP units to third parties without the consent of our shareholders, which would reduce our ownership percentage in our operating partnership and could have a dilutive effect on the amount of distributions made to us by our operating partnership and, therefore, the amount of distributions we can make to our shareholders.

We own directly or indirectly approximately 99% of the outstanding partnership interests in our operating partnership. We own our property in Portland, Oregon and Building B in Mesa, Arizona through our membership interest in Rowaben Holdings LLC (“Rowaben”). Members of Rowaben that are not affiliated with us may elect to convert their membership interests in Rowaben into OP units. In addition, our operating partnership may, in connection with our acquisition of properties or otherwise, issue additional OP units to third parties. Any conversion by the non-affiliated members of Rowaben or such additional issuances would reduce our ownership percentage in our operating partnership and could affect the amount of distributions made to us by our operating partnership and, therefore, the amount of distributions we can make to our shareholders. Because you will not directly own OP units, you will not have any voting rights with respect to any such issuances or other partnership level activities of our operating partnership.

If we issue OP units in our operating partnership in exchange for property, the value placed on such partnership interests may not accurately reflect their market value, which may dilute your interest in us, and such issuances may contain terms that could limit our liquidity or our flexibility or require us to maintain certain debt levels that otherwise would not be required to operate our business.

If we issue OP units in our operating partnership in exchange for property, the per unit value attributable to such interests will be determined based on negotiations with the property seller and, therefore, may not reflect the fair market value of such limited partnership interests if a public market for such limited partnership interests existed. If the value of such limited partnership interests is greater than the value of the related property, your interest in us may be diluted.

Additionally, in connection with such issuances, it may be necessary for us to provide additional incentives to induce the contributors to accept OP units rather than cash in exchange for their properties. For instance, our operating partnership’s partnership agreement provides that any holder of OP units, after holding the OP units for one year, may redeem OP units for cash or, at our option, for shares of our common stock on a one-for-one basis. Furthermore, we might agree that if distributions the contributor received as a limited partner in our operating partnership did not provide the contributor with a defined return, then upon redemption of the contributor’s OP units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Additionally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s OP units for cash or shares of our common stock. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Finally, in connection with acquiring properties in exchange for OP units, we may offer the property owners who contribute such property the opportunity to guarantee debt in order to assist those property owners in deferring the recognition of taxable gain as a result of their contributions.

Compensation awards to our executive officers may not correlate to or correspond with our financial results or share price.

The nominating and corporate governance committee of our board of directors will be responsible for overseeing our compensation and employee benefit plans and practices, including our incentive compensation and equity-based compensation plans. Our nominating and corporate governance committee will have significant discretion in structuring compensation packages and may make compensation decisions based upon any number of factors. As a result, compensation awards may not correlate to or correspond with our financial results or the share price of our common stock.

We plan to operate our business so that we are not required to register as an investment company under the Investment Company Act.

We intend to engage primarily in the business of investing in real estate and we do not intend to register as an investment company under the Investment Company Act. If our primary business were to change in a manner that would require us register as an investment company under the Investment Company Act, we would have to comply with substantial regulation under the Investment Company Act which could restrict the manner in which we operate and finance our business and could materially and adversely affect our business operations and results.

Risks Related to Our Taxation as a REIT

Failure to qualify as a REIT for U.S. federal income tax purposes would subject us to U.S. federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our shareholders.

We intend to qualify and elect to be taxed as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2016. To qualify as a REIT, we must meet various requirements set forth in the Code concerning, among other things, the ownership of our outstanding stock, the nature of our assets, the sources of our income and the amount of our distributions. The REIT qualification requirements are extremely complex, and interpretations of the U.S. federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the U.S. federal tax laws relating to, or the U.S. federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is not in our best interest to qualify as a REIT or revoke our REIT election, which it may do without shareholder approval.

If we fail to qualify as a REIT for any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates. In addition, we generally would be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution because of the additional tax liability. In addition, distributions would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to make distributions to our shareholders.

To qualify as a REIT and to avoid the payment of U.S. federal income and excise taxes, we may be forced to borrow funds, use proceeds from the issuance of securities, pay taxable dividends of our stock or debt securities or sell assets to make distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our shareholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and by excluding net capital gains. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities, pay taxable dividends of our stock or debt securities declare a “consent dividend” or sell assets in order to distribute enough of our taxable income to qualify or maintain our qualification as a REIT and to avoid the payment of U.S. federal income and excise taxes.

Future sales of properties may result in penalty taxes or may be made through a Taxable REIT Subsidiary (“TRS”), each of which would diminish the return to you.

It is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Code. If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), all income that we derive from such sale would be subject to a 100% tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale for the production of rental income. It is entirely possible that a future sale of one or more of our properties will not fall within the prohibited transaction safe harbor.

We acquired a property in June 2016 that we intended to hold on a long-term basis for the production of rental income and the appreciation in value. In July 2016, we received an unsolicited offer to purchase such property and entered into an agreement to sell the same. The closing with respect to the sale of such property occurred in October 2016. Based on the facts and circumstances surrounding the sale of such property, we do not believe that such sale will constitute a prohibited transaction. However, because we are unable to satisfy the prohibited transaction safe harbor that is set forth in the Code, there can be no assurance that the Internal Revenue Service will not challenge our determination that such sale did not constitute a prohibited transaction.

If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS. Though a sale of such property by a TRS likely would mitigate the risk of incurring a 100% penalty tax, the TRS itself would be subject to regular corporate income tax at the U.S. federal level, and potentially at the state and local levels, on the gain recognized on the sale of the property as well as any income earned while the property is operated by the TRS. Such tax would diminish the amount of proceeds from the sale of such property ultimately distributable to you. Our ability to use TRSs in the foregoing manner is subject to limitation. Among other things, the value of our securities in TRSs may not exceed 25% (20% for taxable years beginning after December 31, 2017) of the value of our assets, and dividends from our TRSs, when aggregated with all other non-real estate income with respect to any one year, generally may not exceed 25% of our gross income with respect to such year. No assurances can be provided that we would be able to successfully avoid the 100% penalty tax through the use of TRSs.

In addition, if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which we acquire a basis in the asset determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax, at the highest U.S. federal corporate income tax rate, on any built-in gain recognized on a disposition of the asset during the 5-year period after its acquisition.

In certain circumstances, we may be subject to U.S. federal and state income taxes as a REIT, which would reduce our cash available for distribution to our shareholders.

Even if we qualify as a REIT, we may be subject to U.S. federal income taxes or state taxes. As discussed above, net income from a “prohibited transaction” will be subject to a 100% penalty tax and built-in gain recognized on the taxable disposition of assets acquired from C corporations in certain non-taxable transactions will be subject to tax at the highest applicable U.S. federal corporate income tax rate. To the extent we satisfy the distribution requirements applicable to REITs, but distribute less than 100% or our taxable income, we will be subject to U.S. federal income tax at regular corporate rates on our undistributed income. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our properties and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, our shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any U.S. federal or state taxes we pay will reduce our cash available for distribution to our shareholders.

The ability of our board of directors to revoke or otherwise terminate our REIT qualification without shareholder approval may cause adverse consequences to our shareholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income at regular corporate rates and would no longer be required to distribute most of our taxable income to our shareholders, which may have adverse consequences on our total return to our shareholders.

If our operating partnership were classified as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes, we would fail to qualify as a REIT and would suffer other adverse tax consequences.

We intend for our operating partnership to be treated as a “partnership” for U.S. federal income tax purposes. If the IRS were to successfully challenge the status of our operating partnership as a partnership, our operating partnership generally would be taxable as a corporation. In such event, we likely would fail to qualify as a REIT for U.S. federal income tax purposes, and the resulting corporate income tax burden would reduce the amount of distributions that our operating partnership could make to us. This would substantially reduce the cash available to pay distributions to our shareholders.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities or sell properties earlier than we wish.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of shares of our stock. We may be required to make distributions to our shareholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to forego or liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Our shareholders may be restricted from acquiring or transferring certain amounts of our common stock.

Certain provisions of the Code and the stock ownership limits in our charter may inhibit market activity in our capital stock and restrict our business combination opportunities. In order to maintain our qualification as a REIT, five or fewer individuals, as defined in the Code, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our capital stock under this requirement. Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year. To help insure that we meet these tests, our charter restricts the acquisition and ownership of shares of our stock.

Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, our charter prohibits any person from beneficially or constructively owning more than 9.8% in value of the outstanding shares of any class or series of our capital stock and 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of such ownership limit would result in our failing to qualify as a REIT.

Dividends paid by REITs generally do not qualify for the favorable tax rates available for some dividends.

The U.S. federal income tax rate applicable to qualified dividend income paid to U.S. shareholders that are individuals, trusts and estates currently is generally 20%. Dividends paid by REITs generally are not eligible for such tax rate. Although the favorable tax rates applicable to qualified dividend income do not adversely affect the taxation of REITs or dividends paid by REITs, such favorable tax rates could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

Legislative or regulatory action with respect to taxes could adversely affect the returns to our shareholders.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the U.S. federal income tax laws applicable to investments similar to an investment in our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a shareholder. Any such changes could have an adverse effect on an investment in our stock or on the market value or the resale potential of our assets.

Leases in sale-leaseback transactions could be treated as financing arrangements or loans for federal income tax purposes.

We expect that a portion of our investments will be in the form of sale-leaseback transactions. The Internal Revenue Service may take the position that specific sale-leaseback transactions we may treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. If a sale-leaseback transaction we treat as a lease were re-characterized as a loan, we might fail to satisfy the asset tests or the income tests and consequently lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated which could cause us to fail one or both of the income tests.

Changes to the U.S. federal income tax laws, including the enactment of certain proposed tax reform measures, could have an adverse impact on our business and financial results.

Numerous changes to the U.S. federal income tax laws are proposed regularly. Moreover, legislative and regulatory changes may be more likely in the 115th Congress because the Presidency and such Congress will be controlled by the same political party and significant reform of the Code has been described publicly as a legislative priority. Additionally, the REIT rules are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, which may result in revisions to regulations and interpretations in addition to statutory changes. If enacted, certain such changes could have an adverse impact on our business and financial results. For example, certain proposals set forth in Trump administration and House Republican tax plans could reduce the relative competitive advantage of operating as a REIT unless accompanied by responsive changes to the REIT rules. These proposals include: the lowering of income tax rates on individuals and corporations, which could ease the burden of double taxation on corporate dividends and make the single level of taxation on REIT distributions relatively less attractive; allowing the expensing of capital expenditures, which could have a similar impact and also could result in the bunching of taxable income and required distributions for REITs; and further limiting or eliminating the deductibility of interest expense, which could disrupt the real estate market and could increase the amount of REIT taxable income that must be distributed as dividends to shareholders.

We cannot predict whether, when or to what extent new U.S. federal tax laws, regulations, interpretations or rulings will be issued, nor is the long-term impact of proposed tax reforms on the real estate investment industry or REITs clear. Prospective investors are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our shares.

Risks Related to AAPC

References in this “Risks Related to AAPC” section to “AAPC,” the “Company,” “we,” “us” and “our” shall refer to Atlantic Alliance Partnership Corp.

Our initial shareholder has agreed to vote in favor of the Business Combination, regardless of how our Public Shareholders vote.

Unlike many other blank check companies in which the initial shareholders agree to vote their Founder Shares in accordance with the majority of the votes cast by the Public Shareholders in connection with an initial business combination, our initial shareholder has agreed to vote its Founder Shares, Private Placement Shares as well as any Public Shares purchased during or after our initial public offering, in favor of our initial business combination. Our initial shareholder owns approximately 94.9% of our outstanding ordinary shares. Accordingly, the necessary shareholder approval will be received.

The ability of our Public Shareholders to redeem their shares for cash may make it difficult for us to complete the Business Combination.

It is a condition to the completion of the Business Combination that we have at least $15,000,000 in Closing Proceeds. If all Public Shareholders exercise their redemption rights, we may not be able to meet such closing condition and, as a result, will not be able to proceed with the Business Combination, unless we raise more proceeds in the PIPE transaction. In no event will we consummate the redemption of our Public Shares if such redemption causes our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 (and such reduced amount were not offset by the proceeds of the PIPE Transaction), we would not proceed with such redemption and the Business Combination and may instead search for an alternate business combination.

The requirement that we complete our initial business combination by November 3, 2017 may give potential target businesses, including Kalyx, leverage over us in negotiating an initial business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business, including Kalyx, with which we enter into negotiations concerning an initial business combination will be aware that we must complete our initial business combination by November 3, 2017. Consequently, such target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. Although we believe our negotiations with Kalyx have been at arms-length, in light of the deadline to complete an initial business combination, we may not have achieved transaction terms as favorable as if we were not subject to the November 3, 2017 business combination deadline.

If we are not able to complete our initial business combination within the prescribed time frame, we would cease all operations except for the purpose of winding up and we would redeem our Public Shares and thereafter commence a voluntary liquidation, in which case our Public Shareholders may only receive approximately $10.54 per share.

Our Sponsor and our executive officers and directors have agreed that we must complete our initial business combination by November 3, 2017. If the Business Combination is not completed, we may not be able to find a suitable target business and complete our initial business combination by November 3, 2017. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to our obligations under the laws of the British Virgin Islands to provide for claims of creditors and the requirements of other applicable law. In such case, our Public Shareholders may only receive approximately $10.54 per share.

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your Public Shares, potentially at a loss.

Our Public Shareholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) our completion of the Business Combination or another business combination, and then only in connection with those ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, and (ii) the redemption of our Public Shares if we are unable to complete an initial business combination by November 3, 2017, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your Public Shares, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds from our initial public offering and the sale of the Private Placement Shares were initially intended to be used to complete an initial business combination with a target business that had not been identified (though now are intended for the Business Combination), we may be deemed to be a “blank check” company under U.S. securities laws. However, because we have net tangible assets in excess of $5 million, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our ordinary shares are tradable and that we have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if our initial public offering had been subject to Rule 419, that rule would have prohibited the release of any interest earned on funds held in the Trust Account to us unless and until the funds in the Trust Account were released to us in connection with our completion of an initial business combination.

If you or a “group” of shareholders are deemed to hold in excess of 20% of our ordinary shares sold in our initial public offering, you will lose the ability to redeem all such shares in excess of 20% of our ordinary shares sold in our initial public offering.

Our Memorandum and Articles of Association provide that an AAPC shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in our initial public offering, which we refer to as the “Excess Shares.” However, we will not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against the Business Combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete the Business Combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete the Business Combination. As a result, you will continue to hold that number of shares exceeding 20% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

If we are unable to complete the Business Combination, because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete the Business Combination or another business combination, our Public Shareholders may receive only approximately $10.54 per share on our redemption of our Public Shares.

We encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire, including Kalyx. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. If we are unable to complete the Business Combination, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, because we are obligated to pay cash for the ordinary shares which our Public Shareholders redeem in connection with our initial business combination, target companies will be aware that this may reduce the resources available to us for our initial business combination. If we are unable to complete the Business Combination, this may place us at a competitive disadvantage in successfully negotiating an initial business combination. If we are unable to complete our initial business combination, our Public Shareholders may receive only approximately $10.54 per share on the liquidation of our Trust Account. As such, Kalyx may have increased leverage over us in any future negotiations and the importance of the completion of the Business Combination is heightened.

If the net proceeds of our initial public offering not being held in the Trust Account are insufficient to allow us to operate until at least November 3, 2017, we may be unable to complete our initial business combination, in which case our Public Shareholders may only receive approximately $10.54 per share.

The funds available to us outside of the Trust Account may not be sufficient to allow us to operate until at least November 3, 2017, assuming that our initial business combination is not completed during that time. We believe that funds available to us outside of the Trust Account will be sufficient to allow us to operate until at least November 3, 2017; however, we cannot assure you that our estimate is accurate. If we are unable to complete the Business Combination, of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. If we are unable to complete the Business Combination, we could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to complete the Business Combination and we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our Public Shareholders may receive only approximately $10.54 per share on the liquidation of our Trust Account.

Subsequent to our completion of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition and our share price, which could cause you to lose some or all of your investment.

We cannot assure you that the due diligence we have conducted on Kalyx will surface all material issues that may be present inside Kalyx, that it would be possible to uncover all material issues through a customary amount of due diligence or that risks outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate leverage or other covenants to which we may be subject as a result of assuming pre-existing debt held by Kalyx or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed by them to AAPC, or if they are able to successfully bring a private claim under securities laws that the proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than $10.54 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses, including Kalyx, or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Shareholders, such parties may not execute such agreements, and even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us or that they will not seek recourse against the Trust Account for any reason. Upon redemption of our Public Shares, if we are unable to complete an initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by Public Shareholders could be less than the $10.54 per share held in the Trust Account, due to claims of such creditors. In order to protect the amounts held in the Trust Account, five individuals who are current or former officers and directors of AAPC (Iain Abrahams, Mark Klein, Jonathan Mitchell, Jonathan Goodwin and Waheed Alli), have agreed that they will be jointly and severally liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or Kalyx, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then Messrs. Klein, Abrahams and Mitchell will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether Messrs. Klein, Abrahams and Mitchell have sufficient funds to satisfy their indemnity obligations and we have not asked Messrs. Klein, Abrahams and Mitchell to reserve for such indemnification obligations. Therefore, we cannot assure you that Messrs. Klein, Abrahams and Mitchell would be able to satisfy those obligations.

If we liquidate, distributions, or part of them, may be delayed while the liquidator determines the extent of potential creditor claims.

If we do not complete the Business Combination or another business combination by November 3, 2017, we will be required to redeem our Public Shares using the available funds in the Trust Account pursuant to our Memorandum and Articles of Association, resulting in our repayment of available funds in the Trust Account. Following this redemption, we will proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company. In connection with such a voluntary liquidation, the liquidator would give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in at least one newspaper published in the British Virgin Islands newspaper and in at least one newspaper circulating in the location where the Company has its principal place of business, and taking any other steps he considers appropriate, after which our remaining assets would be distributed.

As soon as our affairs are fully wound-up, if we were to liquidate, the liquidator must complete his statement of account and will then notify the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”) that the liquidation has been completed. However, the liquidator may determine that he requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the British Virgin Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our remaining assets.

To the extent that any liquidation proceedings of the Company were to be commenced prior to the redemption of our Public Shares (and the distribution of available funds in the Trust Account) referred to above under British Virgin Islands law, the funds held in our Trust Account would then be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the Trust Account we may not be able to return to our Public Shareholders the full redemption amounts which would be otherwise payable to them.

We are not subject to the supervision of the Financial Services Commission of the British Virgin Islands and, as a result, our shareholders are not protected by any regulatory inspections in the British Virgin Islands.

We are not an entity subject to any regulatory supervision in the British Virgin Islands by the Financial Services Commission. As a result, shareholders are not protected by any regulatory supervision or inspections by any regulatory agency in the British Virgin Islands and the Company is not required to observe any restrictions in respect of its conduct, save as disclosed in this proxy statement/prospectus or our Memorandum and Articles of Association.

If we are unable to consummate our initial business combination by November 3, 2017, our public shareholders may be forced to wait beyond the 10 business day period thereafter before redemption from our trust account.

If we are unable to consummate our initial business combination by November 3, 2017, we will, as promptly as reasonably possible but not more than 10 business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account not previously released to us to pay our tax obligations, less up to $100,000 of interest for our dissolution expenses, divided by the number of then outstanding public shares and cease all operations except for the purposes of winding up of our affairs by way of a voluntary liquidation, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our memorandum and articles of association prior to our commencing any voluntary liquidation. If we are required to liquidate prior to distributing the aggregate amount then on deposit in the trust account, then such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act and/or the Insolvency Act. In that case, investors may be forced to wait beyond the 10 business days following November 3, 2017 before the redemption proceeds of our trust account become available to them, and they receive the return of their portion of the proceeds from our trust account.

If we are deemed to be insolvent, distributions, or part of them, may be delayed while the insolvency liquidator determines the extent of potential creditor claims. In these circumstances, prior payments made by the Company may be deemed “voidable transactions.”

If we do not complete the Business Combination or another business combination by November 3, 2017, we will be required to redeem our Public Shares using the available funds in the Trust Account pursuant to our Memorandum and Articles of Association.

However, if at any time we are deemed insolvent for the purposes of the BVI Insolvency Act (i.e., (i) we fail to comply with the requirements of a statutory demand that has not been set aside under section 157 of the BVI Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands court in favor of a creditor of the Company is returned wholly or partly unsatisfied; or (iii) either the value of the Company’s liabilities exceeds its assets, or the Company is unable to pay its debts as they fall due), we are required to immediately enter insolvent liquidation. In these circumstances, a liquidator will be appointed who will give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in at least one newspaper published in the British Virgin Islands newspaper and in at least one newspaper circulating in the location where the Company has its principal place of business, and taking any other steps he considers appropriate, after which our assets would be distributed. Following the process of insolvent liquidation, the liquidator will complete its final report and accounts and will then notify the Registrar. The liquidator may determine that he requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the British Virgin Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our Public Shareholders. In such liquidation proceedings, the funds held in our Trust Account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the Trust Account we cannot assure you we will be able to return to our Public Shareholders the amounts otherwise payable to them.

If we are deemed insolvent, then there are also limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the BVI Insolvency Act. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

Our initial shareholder has waived its right to participate in any liquidation distribution with respect to the Founder Shares, Private Placement Shares and Conversion Loan Shares. We will pay the costs of our liquidation and distribution of the Trust Account from the remaining assets outside the Trust Account and up to $100,000 of interest that accrued in the Trust Account that may be used for this purpose. In addition, pursuant to a written agreement, five individuals who are current or former officers and directors of AAPC (Iain Abrahams, Mark Klein, Jonathan Mitchell, Jonathan Goodwin and Waheed Alli) have agreed that they will be jointly and severally liable to us, for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust, except as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. However, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). We also cannot assure you that a creditor or shareholder will not file a petition with the British Virgin Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

If we are deemed to be insolvent, distributions made to Public Shareholders, or part of them, from our Trust Account may be subject to claw back in certain circumstances.

If we do not complete the Business Combination or another business combination by November 3, 2017, and instead distribute the aggregate amount then on deposit in the Trust Account (less interest previously released to us to pay taxes and less up to $100,000 in interest reserved for expenses in connection with our dissolution) to our Public Shareholders by way of redemption, it will be necessary for our directors to pass a board resolution approving the redemption of those ordinary shares and the payment of the proceeds to Public Shareholders. Such board resolutions are required to confirm that we satisfy the solvency test prescribed by the BVI Business Companies Act, (namely that our assets exceed our liabilities; and that we are able to pay our debts as they fall due). If, after the redemption proceeds are paid to Public Shareholders, it transpires that our financial position at the time was such that it did not satisfy the solvency test, the BVI Business Companies Act provides a mechanism by which those proceeds could be recovered from Public Shareholders. However, the BVI Business Companies Act also provides for circumstances where such proceeds could not be subject to claw back, namely where (a) the Public Shareholders received the proceeds in good faith and without knowledge of our failure to satisfy the solvency test; (b) a public shareholder altered its position in reliance of the validity of the payment of the proceeds; or (c) it would be unfair to require repayment of the proceeds in full or at all.

The future exercise of registration rights granted to our initial shareholder, the holder of our Private Placement Shares, the holder of our Founder Shares and purchaser of our shares of common stock in the PIPE Transaction may adversely impact the market price of our ordinary shares.

Pursuant to an agreement entered into concurrently with the issuance and sale of the securities in our initial public offering, our initial shareholder and its permitted transferees can demand that we register the Founder Shares, and the holder of our Private Placement Shares, holders of shares issuable upon conversion of working capital loans and their respective permitted transferees can demand that we register such shares. We expect to enter into a registration rights agreement with the purchaser of our shares of common stock in the PIPE Transaction with substantially similar terms to the agreement entered into by our initial shareholder and our founders. The registration and availability of such a significant number of securities for trading in the public market may have an adverse impact on the market price of our shares.

Prior to the completion of the Business Combination, our executive officers and directors have been able to allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.

Our executive officers and directors have not been required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and their other businesses. We have not had any full-time employees prior to the completion of the Business Combination. Each of our executive officers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers or board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete the Business Combination.

Our executive officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Our executive officers and directors may in the future become affiliated with entities that are engaged in business activities similar to those intended to be conducted by us.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

If the Business Combination is not completed, we may engage in an initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our Sponsor, executive officers, directors or existing holders which may raise potential conflicts of interest.

If we are unable to complete the Business Combination, in light of the involvement of our Sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our Sponsor, executive officers and directors. Our directors also serve as officers and board members for other entities. Such entities may compete with us for business combination opportunities.

Our directors have a statutory and fiduciary duty to act in the best interests of our Company whether or not a conflict of interest may exist.

Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA, or an accounting firm, regarding the fairness to our Company from a financial point of view of an initial business combination with one or more domestic or international businesses affiliated with our Sponsor, executive officers or directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our Public Shareholders as they would be absent any conflicts of interest.

Since our Sponsor will lose its entire investment in us, and our executive officers and directors will lose a significant portion of their investment in us, if the Business Combination or another business combination is not completed, a conflict of interest may arise in determining whether the Business Combination or another particular business combination target is appropriate for our initial business combination.

On January 15, 2015, our Sponsor purchased an aggregate of 1,921,875 Founder Shares (2,156,250 initial Founder Shares less 234,375 shares forfeited) for an aggregate purchase price of $25,000, or approximately $0.012 per share. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding public shares and Founder Shares after our initial public offering. The Founder Shares will be worthless if we do not complete an initial business combination. In addition, our sponsor purchased an aggregate of 778,438 Private Placement Shares at a price of $10.00 per share ($7,784,380 in the aggregate) simultaneously with the closing of our initial public offering that will also be worthless if we do not complete an initial business combination. In addition, on November 1, 2016, (i) an aggregate of $1,000,000 of advances made by our Sponsor were converted into ordinary shares at a conversion price of $10.00 per share and (ii) an aggregate of $1,852,000 of additional advances were converted into ordinary shares at a conversion price of approximately $10.50 per share. In the aggregate, 276,378 Conversion Loan Shares were issued to the sponsor in connection with such conversions, all of which will also be worthless if we do not complete an initial business combination. The Founder Shares and Private Placement Shares are identical to the ordinary shares sold in our initial public offering. However, our Sponsor has agreed (A) to vote any shares owned by it in favor of any proposed business combination (except for the Conversion Loan Shares, which shares may not be voted prior to the consummation of our initial business combination) and (B) not to redeem any Founder Shares, private placement shares and shares issuable upon conversion of our debt held by insiders in connection with a shareholder vote or tender offer to approve or in connection with a proposed initial business combination. Our executive officers and directors are shareholders of our Sponsor, and their personal and financial interests may influence their motivation in evaluating the Business Combination or, if the Business Combination is not completed, identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

We may be unable to obtain additional financing to complete the Business Combination or to fund the operations and growth of Kalyx, which could compel us to restructure or abandon the Business Combination.

If the remaining net proceeds of our initial public offering and the sale of the private placement shares prove to be insufficient to complete the Business Combination or to fund the operations and growth of Kalyx (either because of the size of the Business Combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from Public Shareholders who elect redemption in connection with the Business Combination or the terms of negotiated transactions to purchase shares in connection with the Business Combination), we may be required to seek additional financing or to abandon the Business Combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete the Business Combination, we would be compelled to either restructure the transaction or abandon the Business Combination and seek an alternative target business candidate. If we are unable to complete the Business Combination, our public shareholders may receive only approximately $10.54 per share plus any pro rata interest earned on the funds held in the trust account and not previously released to us to pay our tax obligations, less up to $100,000 of interest for dissolution expenses, on the liquidation of our trust account. In addition, even if we do not need additional financing to complete the Business Combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete the Business Combination, our public shareholders may only receive approximately $10.54 per share on the liquidation of our trust account.

Our initial shareholder controls a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Our initial shareholder owns 80.7% of our issued and outstanding ordinary shares. Accordingly, it may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our memorandum and articles of association. If our initial shareholder purchases any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase its control. Neither our initial shareholder nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In addition, our board of directors, whose members were elected by our initial shareholder, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial shareholder, because of its ownership position, will have considerable influence regarding the outcome. Additionally, under our memorandum and articles of association, a director may not be removed from office by a resolution of our shareholders prior to the consummation of our initial business combination. Accordingly, our initial shareholder will continue to exert control at least until the completion of our initial business combination.

NASDAQ may delist our ordinary shares from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our ordinary shares are currently listed on NASDAQ. On March 29, 2017, we received a written notice from NASDAQ indicating that the staff of NASDAQ has determined that the Company currently does not comply with the minimum 300 round lot holder requirements set forth in NASDAQ Listing Rule 5550(a)(3), and therefore, our ordinary shares would be subject to delisting. We submitted a plan to regain compliance. On June 9, 2017, we received a written notice from NASDAQ indicating that the staff of NASDAQ has determined, based on its review of the

Company’s plan of compliance, to grant the Company’s request for the continued listing of its ordinary shares on NASDAQ, pursuant to an extension to evidence compliance with the minimum 300 round lot shareholder requirement applicable to the Company’s ordinary shares, as set forth in NASDAQ Listing Rule 5505(a)(3), by September 25, 2017. However, we cannot assure you that our ordinary shares will be, or will continue to be, listed on NASDAQ in the future or prior to the Business Combination. In order to continue listing our ordinary shares on NASDAQ prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in shareholders’ equity ($2,500,000) and a minimum number of holders of our securities (300 holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with NASDAQ’s initial listing requirements, which are more rigorous than NASDAQ’s continued listing requirements, in order to continue to maintain the listing of our ordinary shares on NASDAQ. For instance, our stock price would be required to be at least $4.00 per share, our shareholders’ equity would be required to be at least $5.0 million and we would be required to have at least 300 round lot holders. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NASDAQ delists our ordinary shares from trading on its exchange and we are not able to list our ordinary shares on another national securities exchange, we expect our ordinary shares could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•         a limited availability of market quotations for our ordinary shares;

•         reduced liquidity for our ordinary shares;

•         a determination that our ordinary shares is a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•         a limited amount of news and analyst coverage; and

•         a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our ordinary shares are listed on NASDAQ, our ordinary shares are covered securities. Although the states are preempted from regulating the sale of our ordinary shares, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NASDAQ, our ordinary shares would not be covered securities and we would be subject to regulation in each state in which we offer and sell our ordinary shares.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls. As long as we maintain our status as an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Less information is available about Kalyx than would be available for a U.S. public company, and Kalyx may not be as profitable as we suspected, if at all.

The shares of capital stock of Kalyx are not publicly traded and less public information is available about Kalyx than for a public company. Kalyx may not be as profitable as we suspected, if at all.

If our management following the Business Combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following the Business Combination, our management team will resign from their positions as officers or directors of the Company, and the management of Kalyx at the time of the Business Combination will remain in place. Management of Kalyx may not be familiar with U.S. securities laws. If new management is unfamiliar with such laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely impact our operations.

Risks Related to the Combined Company

The Combined Company’s stock price is expected to be volatile, and the market price of its common stock may drop following the merger.

The market price of the Combined Company’s common stock could be subject to significant fluctuations following the merger. Market prices for securities of early-stage companies have historically been particularly volatile. Some of the factors that may cause the market price of the Combined Company’s common stock to fluctuate include:

•         any downturn in the profitability of our tenants’ business operations;

•         our inability to identify and consummate suitable acquisitions;

•         the concentration of our real estate portfolio;

•         strict enforcement of federal laws regarding the use, cultivation, processing and/or sale of cannabis;

•         adverse publicity relating to cannabis;

•         the loss of key employees;

•         changes in estimates or recommendations by securities analysts, if any, who cover the Combined Company’s common stock;

•         future sales of the Combined Company’s common stock;

•         general and industry-specific economic conditions that may affect the Combined Company’s real estate expenditures; and

•         period-to-period fluctuations in the Combined Company’s financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of the Combined Company’s common stock.

In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm the Combined Company’s profitability and reputation.

The Combined Company will incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

The Combined Company will incur significant legal, accounting and other expenses that Kalyx did not incur as a private company, including costs associated with public company reporting requirements. The Combined Company will also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and NASDAQ. These rules and regulations are expected to increase the Combined Company’s legal and financial compliance costs and to make some activities more time-consuming and costly. These rules and regulations may make it difficult and expensive for the Combined Company to obtain directors’ and officers’ liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on the Combined Company board of directors or as executive officers of the Combined Company.

Future sales of shares by existing shareholders could cause the Combined Company stock price to decline.

If existing shareholders of AAPC and Kalyx sell, or indicate an intention to sell, substantial amounts of Combined Company common stock in the public market after the post-merger lock-up and other legal restrictions on resale discussed in this proxy statement/prospectus lapse, the trading price of the common stock of the Combined Company could decline. Upon completion of the merger of AAPC and Kalyx, the Combined Company is expected to have outstanding a total of 6,939,137 shares of common stock assuming that 750,747 shares are sold in the PIPE Transaction and none of the Public Shareholders redeem. Of these shares, only 749,253 shares of common stock will initially be freely tradable, without restriction, in the public market. Absent registration under the Securities Act, the 750,747 shares sold in the PIPE Transaction may only be sold pursuant to Rule 144. The balance of the shares of common stock that will be outstanding upon completion of the Merger are subject to lock-up agreements entered into with each of AAPC and Kalyx. Of these shares, 3,367,646 will be released from such restrictions six months from the closing date, and the remaining 2,071,492 shares subject to the lock-up restrictions will be released from such restrictions 12 months from the closing date. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of Combined Company common stock could decline.

We will have a large number of warrants outstanding following the completion of the Business Combination, which may negatively affect the price of the Combined Company’s common stock, and in the event that the price of the Combined Company’s common stock rises above the exercise price for such warrants, this would likely result in substantial dilution to the holders of the Combined Company’s common stock and more shares of the Combined Company’s common stock eligible for future resale in the public market.

After the Business Combination, the Combined Company will have issued and outstanding 7,545,325 warrants. Such large number of outstanding warrants may negatively affect the price of the Combined Company’s common stock. In addition, in the event the price of the Combined Company’s common stock rises above the exercise price for such warrants, the holders of such warrants may exercise their warrants to acquire shares of the Combined Company’s common stock, resulting in a significant additional number of new shares of the Combined Company’s common stock being issued for less than the then current market price and additional shares of the Combined Company’s common stock being eligible for future resale in the public market, which may result in substantial dilution to the holders of the Combined Company’s common stock at such time and further negatively affect the price of the Combined Company’s common stock.

If the ownership of the Combined Company common stock is highly concentrated, it may prevent you and other shareholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the Combined Company stock price to decline.

Executive officers, directors of the Combined Company and their affiliates are expected to beneficially own or control approximately 35.73% of the outstanding shares of Combined Company common stock following the completion of the merger (after giving effect to the exercise of all outstanding vested and unvested options and warrants). Accordingly, these executive officers, directors and their affiliates, acting as a group, will have substantial influence over the outcome of corporate actions requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of the Combined Company assets or any other significant corporate transactions. These shareholders may also delay or prevent a change of control of the Combined Company, even if such a change of control would benefit the other shareholders of the Combined Company. The significant concentration of stock ownership may adversely affect the trading price of Combined Company common stock due to investors’ perception that conflicts of interest may exist or arise.

Our cash available for distribution to shareholders may not be sufficient to pay distributions, and we may need to borrow in order to make such distributions or may not be able to make such distributions at all.

In order to remain competitive with alternative investments, our distribution rate may exceed our cash available for distribution, including cash generated from operations. In the event this happens, we intend to fund the difference out of any excess cash on hand or from future borrowings, subject to the provisions of MGCL. To the extent we borrow to fund distributions, our future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been. If we do not have sufficient cash available for distribution generated by our assets to pay the annual distribution set by our board of directors, or if cash available for distribution decreases in future periods, the market price of our common stock could decrease. Our ability to make distributions also may be limited by any future credit facility.

All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, whether or not we have qualified as a REIT, and other factors as our board of directors may deem relevant from time to time. We may not be able to make distributions in the future. In addition, some of our distributions may include a return of capital. To the extent that our board of directors approves distributions in excess of our then current and accumulated earnings and profits, these excess distributions would generally be considered a return of capital for U.S. federal income tax purposes to the extent of your adjusted tax basis in your shares. A return of capital is not taxable, but it has the effect of reducing your adjusted tax basis in your investment. To the extent that distributions exceed the adjusted tax basis of your shares, they will be treated for tax purposes as a gain from the sale or exchange of your stock. See “Federal Income Tax Consequences of Our Status as a REIT.” If we borrow to fund distributions, our future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been.

The number of shares of our common stock available for future issuance or sale may have adverse effects on the market price of our common stock.

Upon completion of the Business Combination and current PIPE with Closing Proceeds of at least $15 million, we will have outstanding approximately 6,939,137 shares of common stock including shares of common stock that were previously sold in connection with our initial capitalization. Of these shares of common stock, the shares registered under the registration statement of which this proxy statement/prospectus is a part will be freely tradable, except for restrictions on ownership and transfer in our charter intended to preserve our status as a REIT.

In addition, the sellers of certain properties that we may acquire in the future may receive OP units having an aggregate value of the value of such properties in exchange for the contribution of their interests in such properties. OP units issued by our operating partnership will be redeemable for cash or, at our election, shares of our common stock on a one-for-one basis at any time after holding the OP units for one year.

We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. The market price of our common stock may decline significantly when the restrictions on resale by certain of our shareholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

In addition, we may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing shareholders on a preemptive basis. Therefore, it may not be possible for existing shareholders to participate in such future share issuances, which may dilute the existing shareholders’ interests in us.

Future offerings of debt, which would be senior to our common stock upon liquidation, preferred equity securities, which may be senior to our common stock for purposes of dividend distributions or upon liquidation, and OP units in connection with future acquisitions may materially adversely affect us, including the per share trading price of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities (or causing our operating partnership to issue debt securities), including medium-term notes, senior or subordinated notes and classes or series of preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will be entitled to receive payments prior to distributions to the holders of our common stock. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability pay dividends to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk that our future offerings could reduce the per share trading price of our common stock and dilute their interest in us. In addition, the issuance of OP units in connection with future acquisitions and the redemption of such OP units for common stock may be dilutive to our shareholders and could have an adverse effect on the per share trading price of our common stock.

An increase in market interest rates may have an adverse effect on the market price of our common stock as prospective purchasers of our common stock may expect a higher dividend yield and as an increased cost of borrowing may decrease our funds available for distribution.

One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution yield, which is our distribution rate as a percentage of our share price, relative to market interest rates. If market interest rates increase, prospective investors may desire a higher distribution yield on our common stock or may seek securities paying higher dividends or interest. The market price of our common stock likely will be based primarily on the earnings that we derive from rental income with respect to our properties and our related distributions to shareholders, and not from the underlying appraised value of the properties themselves. As a result, interest rate fluctuations and capital market conditions are likely to affect the market price of our common stock, and such effects could be significant. For instance, if interest rates rise without an increase in our distribution rate, the market price of our common stock could decrease because potential investors may require a higher distribution yield on our common stock as market rates on interest-bearing securities, such as bonds, rise.

Our issuance of equity securities or the perception that such issuances might occur could materially adversely affect us, including the per share trading price of our common stock.

The exercise of the underwriters’ option to purchase additional shares, the vesting of any restricted shares granted to certain directors, executive officers and other employees under our Equity Incentive Plan, the issuance of our common stock or OP units in connection with future property, portfolio or business acquisitions and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock, and the existence of our common stock issuable under our Equity Incentive Plan may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future issuances of our common stock may be dilutive to existing shareholders. For more information concerning the Equity Incentive Plan, see “Management — Executive Officer, Director and Other Officer Compensation”.

If securities analysts do not publish research or reports about our industry or if they downgrade our common stock or the real estate sector, the price of our common stock could decline.

The trading market for our common stock will rely in part upon the research and reports that industry or financial analysts publish about us or our industry. We have no control over these analysts. Furthermore, if one or more of the analysts who do cover us downgrades our shares or our industry, or the stock of any of our competitors, the price of our common stock could decline. If one or more of these analysts ceases coverage of the Combined Company, we could lose attention in the market which in turn could cause the price of our common stock to decline.

Failure to qualify as a REIT for U.S. federal income tax purposes would subject us to U.S. federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our shareholders.

Following the completion of the Business Combination, the Combined Company intends to qualify and elect to be taxed as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2017. To qualify as a REIT, we must meet various requirements set forth in the Code concerning, among other things, the ownership of our outstanding stock, the nature of our assets, the sources of our income and the amount of our distributions. The REIT qualification requirements are extremely complex, and interpretations of the U.S. federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the U.S. federal tax laws relating to, or the U.S. federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is not in our best interest to qualify as a REIT or revoke our REIT election, which it may do without shareholder approval.

If we fail to qualify as a REIT for any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates. In addition, we generally would be disqualified from treatment as a REIT for the four taxable years following the year in which we lost our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution because of the additional tax liability. In addition, distributions would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to make distributions to our shareholders.

To qualify as a REIT and to avoid the payment of U.S. federal income and excise taxes, we may be forced to borrow funds, use proceeds from the issuance of securities, pay taxable dividends of our stock or debt securities or sell assets to make distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our shareholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and by excluding net capital gains. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities, pay taxable dividends of our stock or debt securities declare a “consent dividend” or sell assets in order to distribute enough of our taxable income to qualify or maintain our qualification as a REIT and to avoid the payment of U.S. federal income and excise taxes.

Future sales of properties may result in penalty taxes or may be made through a Taxable REIT Subsidiary (“TRS”), each of which would diminish the return to you.

It is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Code. If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), all income that we derive from such sale would be subject to a 100% tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale for the production of rental income. It is entirely possible that a future sale of one or more of our properties will not fall within the prohibited transaction safe harbor.

Kalyx acquired a property in June 2016 that it intended to hold on a long-term basis for the production of rental income and the appreciation in value. In July 2016, Kalyx received an unsolicited offer to purchase such property and entered into an agreement to sell the same. The closing with respect to the sale of such property occurred in October 2016. Based on the facts and circumstances surrounding the sale of such property, Kalyx does not believe that such sale will constitute a prohibited transaction. However, because Kalyx is unable to satisfy the prohibited transaction safe harbor that is set forth in the Code, there can be no assurance that the Internal Revenue Service will not challenge Kalyx’s determination that such sale did not constitute a prohibited transaction.

If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS. Though a sale of such property by a TRS likely would mitigate the risk of incurring a 100% penalty tax, the TRS itself would be subject to regular corporate income tax at the U.S. federal level, and potentially at the state and local levels, on the gain recognized on the sale of the property as well as any income earned while the property is operated by the TRS. Such tax would diminish the amount of proceeds from the sale of such property ultimately distributable to you. Our ability to use TRSs in the foregoing manner is subject to limitation. Among other things, the value of our securities in TRSs may not exceed 25% (20% for taxable years beginning after December 31, 2017) of the value of our assets, and dividends from our TRSs, when aggregated with all other non-real estate income with respect to any one year, generally may not exceed 25% of our gross income with respect to such year. No assurances can be provided that we would be able to successfully avoid the 100% penalty tax through the use of TRSs.

In addition, if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which we acquire a basis in the asset determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax, at the highest U.S. federal corporate income tax rate, on any built-in gain recognized on a disposition of the asset during the 5-year period after its acquisition.

In certain circumstances, we may be subject to U.S. federal and state income taxes as a REIT, which would reduce our cash available for distribution to our shareholders.

Even if we qualify as a REIT, we may be subject to U.S. federal income taxes or state taxes. As discussed above, net income from a “prohibited transaction” will be subject to a 100% penalty tax and built-in gain recognized on the taxable disposition of assets acquired from C corporations in certain non-taxable transactions will be subject to tax at the highest applicable U.S. federal corporate income tax rate. To the extent we satisfy the distribution requirements applicable to REITs, but distribute less than 100% or our taxable income, we will be subject to U.S. federal income tax at regular corporate rates on our undistributed income. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our properties and pay income tax directly on such income. In that event, our shareholders would be treated as if they earned that income and paid the tax on it directly. However, our shareholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any U.S. federal or state taxes we pay will reduce our cash available for distribution to our shareholders.

The ability of our board of directors to revoke or otherwise terminate our REIT qualification without shareholder approval may cause adverse consequences to our shareholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income at regular corporate rates and would no longer be required to distribute most of our taxable income to our shareholders, which may have adverse consequences on our total return to our shareholders.

If our operating partnership were classified as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes, we would fail to qualify as a REIT and would suffer other adverse tax consequences.

We intend for our operating partnership to be treated as a “partnership” for U.S. federal income tax purposes. If the IRS were to successfully challenge the status of our operating partnership as a partnership, our operating partnership generally would be taxable as a corporation. In such event, we likely would fail to qualify as a REIT for U.S. federal income tax purposes, and the resulting corporate income tax burden would reduce the amount of distributions that our operating partnership could make to us. This would substantially reduce the cash available to pay distributions to our shareholders.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities or sell properties earlier than we wish.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of shares of our stock. We may be required to make distributions to our shareholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to forego or liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Our shareholders may be restricted from acquiring or transferring certain amounts of our common stock.

Certain provisions of the Code and the stock ownership limits in our charter may inhibit market activity in our capital stock and restrict our business combination opportunities. In order to maintain our qualification as a REIT, five or fewer individuals, as defined in the Code, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our capital stock under this requirement. Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year. To help insure that we meet these tests, our charter restricts the acquisition and ownership of shares of our stock.

Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, our charter prohibits any person from beneficially or constructively owning more than 9.8% in value of the outstanding shares of any class or series of our capital stock and 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of such ownership limit would result in our failing to qualify as a REIT.

Dividends paid by REITs generally do not qualify for the favorable tax rates available for some dividends.

The U.S. federal income tax rate applicable to qualified dividend income paid to U.S. shareholders that are individuals, trusts and estates currently is generally 20%. Dividends paid by REITs generally are not eligible for such tax rate. Although the favorable tax rates applicable to qualified dividend income do not adversely affect the taxation of REITs or dividends paid by REITs, such favorable tax rates could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

Legislative or regulatory action with respect to taxes could adversely affect the returns to our shareholders.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the U.S. federal income tax laws applicable to investments similar to an investment in our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a shareholder. Any such changes could have an adverse effect on an investment in our stock or on the market value or the resale potential of our assets.

Leases in sale-leaseback transactions could be treated as financing arrangements or loans for federal income tax purposes.

We expect that a portion of our investments will be in the form of sale-leaseback transactions. The Internal Revenue Service may take the position that specific sale-leaseback transactions we may treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. If a sale-leaseback transaction we treat as a lease were re-characterized as a loan, we might fail to satisfy the asset tests or the income tests and consequently lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated which could cause us to fail one or both of the income tests.

Changes to the U.S. federal income tax laws, including the enactment of certain proposed tax reform measures, could have an adverse impact on our business and financial results.

Numerous changes to the U.S. federal income tax laws are proposed regularly. Moreover, legislative and regulatory changes may be more likely in the 115th Congress because the Presidency and such Congress will be controlled by the same political party and significant reform of the Code has been described publicly as a legislative priority. Additionally, the REIT rules are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, which may result in revisions to regulations and interpretations in addition to statutory changes. If enacted, certain such changes could have an adverse impact on our business and financial results. For example, certain proposals set forth in Trump administration and House Republican tax plans could reduce the relative competitive advantage of operating as a REIT unless accompanied by responsive changes to the REIT rules. These proposals include: the lowering of income tax rates on individuals and corporations, which could ease the burden of double taxation on corporate dividends and make the single level of taxation on REIT distributions relatively less attractive; allowing the expensing of capital expenditures, which could have a similar impact and also could result in the bunching of taxable income and required distributions for REITs; and further limiting or eliminating the deductibility of interest expense, which could disrupt the real estate market and could increase the amount of REIT taxable income that must be distributed as dividends to shareholders.

We cannot predict whether, when or to what extent new U.S. federal tax laws, regulations, interpretations or rulings will be issued, nor is the long-term impact of proposed tax reforms on the real estate investment industry or REITs clear. Prospective investors are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this proxy statement/prospectus. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, and the timing of completion of, and our ability to complete, the Business Combination. Specifically, forward-looking statements may include statements relating to:

•         the benefits of the Business Combination;

•         the future financial performance of the Combined Company following the Business Combination;

•         changes in the markets in which Kalyx competes;

•         growth plans and opportunities, including the ability to acquire and management additional properties;

•         the legal and regulatory environment for cannabis;

•         the ability of AAPC as the surviving corporation in the Merger to qualify and operate as a REIT and make distributions to shareholders;

•         the outcome of any known and unknown litigation; and

•         other statements preceded by, followed by or that include the words “anticipates”, “believes”, “continue”, “expects”, “estimates”, “intends”, “may”, “outlook”, “plans”, “potential”, “projects”, “predicts”, “should”, “target”, “will”, or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•         the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination;

•         the outcome of any legal proceedings that may be instituted against AAPC, Kalyx or others following announcement of the Business Combination and the transactions contemplated therein;

•         the inability to complete the transactions contemplated by the Business Combination due to the failure to obtain approval of the shareholders of AAPC or Kalyx or other conditions to closing in the Business Combination;

•         the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the Business Combination;

•         the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Combined Company to grow and manage growth profitably, maintain relationships with tenants, compete within its industry and retain its key employees;

•         costs related to the proposed Business Combination;

•         changes in applicable laws or regulations or their interpretation, application or enforcement, including laws and regulations related to cannabis;

•         the possibility that AAPC or Kalyx may be adversely impacted by other economic, business, and/or competitive factors;

•         future exchange and interest rates;

•         delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the Business Combination; and

•         other risks and uncertainties indicated in this proxy statement/prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC by AAPC.

SELECTED HISTORICAL FINANCIAL INFORMATION

AAPC’s balance sheet data as of March 31, 2017 and statement of operations data for the three months ended March 31, 2017 and 2016 are derived from AAPC’s unaudited financial statements, which are included elsewhere in this proxy statement/prospectus. AAPC’s balance sheet data as of December 31, 2016 and 2015 and statement of operations data for the year ended December 31, 2016 and for the period January 14, 2015 (inception) through December 31, 2015 are derived from AAPC’s audited financial statements included elsewhere in this proxy statement/prospectus.

The unaudited financial statements of AAPC for the three months ended March 31, 2017 and 2016 and as of March 31, 2017 have been prepared on the same basis as the audited financial statements and, in the opinion of AAPC’s management, the unaudited financial statements include all adjustments, consisting of only normal non-recurring adjustments, considered necessary for a fair statement of the information set forth herein. Interim financial results are not necessarily indicative of results that may be expected for the full fiscal year or any future reporting period.

The audited financial statements of AAPC contained in this proxy statement/prospectus have been prepared in accordance with GAAP.

Kalyx’s balance sheet data as of March 31, 2017 and statement of operations data for the three months ended March 31, 2017 and 2016 are derived from Kalyx’s unaudited financial statements, which are included elsewhere in this proxy statement/prospectus. Kalyx’s consolidated balance sheet data as of December 31, 2016 and 2015 and consolidated statement of operations data for the years then ended are derived from Kalyx’s audited consolidated financial statements, which are included elsewhere in this proxy statement/prospectus.

The audited financial statements of Kalyx contained in this proxy statement/prospectus have been prepared in accordance with GAAP.

The information below is only a summary and should be read in conjunction with each of Kalyx’s and AAPC’s financial statements and related notes and “AAPC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Kalyx Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of AAPC or Kalyx.

Selected Historical Financial Information — AAPC (in thousands, except share data)

	For the three months ended March 31,		For the year ended December 31,	For the Period January 14, 2015 (Inception) through December 31,
Income Statement Data:	2017	2016	2016	2015
	(unaudited)	(unaudited)
Revenue	$—	$—	$—	$—
Loss from operations	(146)	(317)	(2,644)	(272)
Net income (loss) attributable to common shareholders	(141)	(289)	206	(226)
Basic net income (loss) per share	(0.04)	(0.09)	0.06	(0.08)
Diluted net loss per share	(0.04)	(0.09)	(0.06)	(0.08)
Weighted average shares outstanding, basic	3,400,322	3,386,904	3,503,639	2,902,196
Weighted average shares outstanding, diluted	3,400,322	3,386,904	3,503,639	2,902,196

	As of March 31,		As of December 31,
Balance Sheet Data:	2017	2016	2016	2015
	(unaudited)	(unaudited)
Working capital	$395	$160	$541	$477
Trust account, restricted	7,484	80,793	7,480	80,764
Total assets	8,132	81,237	8,261	81,279
Total liabilities	253	2,975	241	2,728
Ordinary shares subject to possible redemption	2,879	73,262	3,020	73,551
Shareholders’ equity	5,000	5,000	5,000	5,000

Selected Historical Financial Information — Kalyx (in thousands, except share data)

	Three Months Ended March 31,		Year Ended December 31,
Income Statement Data:	2017	2016	2016	2015
	(unaudited)	(unaudited)
Total Revenue	$2,130	$791	$3,791	$2,124
Operating income (Loss)	559	(694)	61	404
Other income (expense)	(343)	(11)	899	(46)
Net income (loss)	216	(705)	960	358
Net loss attributable to common shareholders/common units holders	(476)	(1,072)	(1,306)	(1,567)
Basic and diluted net loss per share or unit	(0.10)	(0.22)	(0.27)	(0.38)
Weighted average shares and units outstanding, basic and diluted	4,923,705	4,907,267	4,883,236	4,135,864

SPECIAL MEETING OF AAPC SHAREHOLDERS

This proxy statement/prospectus is being provided to the shareholders of AAPC as part of a solicitation of proxies by the AAPC Board for use at the Special Meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement/prospectus provides shareholders of AAPC with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting is scheduled to be held at [•] on [_____], 2017 at [_____], Eastern time, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Purpose of the Special Meeting

At the Special Meeting, AAPC shareholders will be asked to consider and vote on the following proposals:

•         the Conversion Proposal;

•         the Business Combination Proposal; and

•         the Adjournment Proposal.

A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus. The text of the proposed resolutions to approve these proposals is set out below (see the section of this proxy statement/prospectus entitled “The Conversion Proposal” beginning on page 74 of this proxy statement/prospectus, “The Business Combination and Issuance of AAPC Shares (Proposal 2)” beginning on page 75 of this proxy statement/prospectus and “The Adjournment Proposal (Proposal 3)” beginning on page 91 of this proxy statement/prospectus).

Recommendation of the AAPC Board of Directors

After careful consideration and having regard to their statutory duties under the BVI Business Companies Act, the Board carefully reviewed and considered the terms and conditions of the Conversion and the Business Combination. The Board (i) approved the Conversion and the Business Combination and (ii) approved the issuance of AAPC shares in connection with the Business Combination, (iii) declared the Conversion, the Business Combination and the issuance of AAPC shares in connection with the Business Combination to be advisable and in the best interests of AAPC and its ordinary shareholders, (iv) directed that the Conversion, the Business Combination and the issuance of AAPC shares in connection with the Business Combination be submitted to the AAPC shareholders and (v) recommended that the AAPC shareholders vote their ordinary shares to approve and adopt the Conversion, the Business Combination and the issuance of AAPC shares in connection with the Business Combination at the Special Meeting. Accordingly, the Board unanimously recommends a vote “FOR” the Conversion Proposal, the Business Combination Proposal and the Adjournment Proposal.

For a discussion of the factors that the Board considered in determining to recommend the approval and adoption of the Business Combination and the issuance of ordinary shares in connection with the Business Combination, please see the section of this proxy statement/prospectus entitled “The Business Combination and Issuance of AAPC Shares (Proposal 1) — AAPC’s Board of Directors’ Reasons for the Approval of the Business Combination” beginning on page 75 of this proxy statement/prospectus.

When you consider the recommendation of the Board in favor of the proposals to approve the Business Combination and the issuance of AAPC shares in connection with the Business Combination, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:

•         the beneficial ownership by our Sponsor and certain of our directors of 872,774 AAPC shares following the Business Combination, which shares would have a value of approximately $8.9 million based on the closing price of $10.25 of the AAPC shares on June 23, 2017; and

•         the continued indemnification of current directors and officers of AAPC and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Further, all of the AAPC shares currently beneficially owned by our Sponsor and certain of our directors are not subject to redemption; as a result, our directors have a financial incentive to see the Business Combination consummated rather than lose any value that is attributable to those shares.

For a further discussion of the interests of AAPC’s board of directors in the Business Combination and issuance of AAPC shares in connection with the Business Combination, please see the section of this proxy statement/prospectus entitled “The Business Combination and Issuance of AAPC Shares (Proposal 1)—AAPC’s Board of Directors’ Reasons for the Approval of the Business Combination” beginning on page 75 of this proxy statement/prospectus.

The AAPC Board unanimously recommends that the AAPC shareholders vote “FOR” the Conversion Proposal, “FOR” the Business Combination Proposal and “FOR” the Adjournment Proposal.

Record Date and Ordinary Shareholders Entitled to Vote

Only holders of record of AAPC shares at the close of business on [______], 2017, the record date for the Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. At the close of business on the record date, [_____] shares of AAPC were issued and outstanding and held by [____] holders of record.

Holders of record of AAPC shares are entitled to one vote for each ordinary share of AAPC they own at the close of business on the record date.

Quorum

A meeting of ordinary shareholders will be duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the ordinary shares entitled to vote on the matters to be considered at the meeting. Abstentions, failures to vote and “broker non-votes” will be counted for purposes of determining the presence of a quorum, provided that such votes or the holders thereof are otherwise considered present under the terms of the Memorandum and Articles of Association.

A “broker non-vote” occurs when (i) your ordinary shares are held by a broker, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”) and (ii) a broker submits a proxy card for your ordinary shares held in “street name”, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. You must follow instructions from your broker to authorize it to vote with respect to the Business Combination Proposal and the Adjournment Proposal.

A “failure to vote” occurs when a vote of an ordinary share entitled to vote on the matters to be considered at the meeting is present in person or by proxy but is not cast.

In the event that a quorum is not present at the Special Meeting, or if there are insufficient votes to approve and adopt the Conversion and the Business Combination and the issuance of AAPC shares in connection with the Business Combination, we expect that the Special Meeting will be adjourned or postponed to solicit additional proxies.

Required Vote

The approval of the Conversion Proposal and the Adjournment Proposal requires holders of at least 65% of AAPC shares present and voted at the Special Meeting, either in person or by proxy, to vote “FOR” the proposal. Abstentions, failures to vote and broker non-votes will not be considered as votes properly cast at the Special Meeting. Accordingly, assuming a quorum is present at the Special Meeting, pursuant to the Memorandum and Articles of Association, an AAPC shareholder’s abstention from voting, failure to vote, or a broker non-vote will have no effect on the outcome of any vote on the Adjournment Proposal.

The approval of the Business Combination Proposal requires holders of at a majority of AAPC shares present and voted at the Special Meeting, either in person or by proxy, to vote “FOR” the proposal. Abstentions, failures to vote and broker non-votes will not be considered as votes properly cast at the Special Meeting. Accordingly, assuming a quorum is present at the Special Meeting, pursuant to the Memorandum and Articles of Association, an AAPC shareholder’s abstention from voting, failure to vote, or a broker non-vote will have no effect on the outcome of any vote on the Adjournment Proposal.

It is a closing condition under the Merger Agreement that AAPC have funds of at least $15 million, including the balance of the Trust Account (after giving effect to any redemptions of Public Shares, but before giving effect to the payment of any expenses incurred in connection with the Business Combination or repayment of any outstanding loans of AAPC) and the gross proceeds from the PIPE Transaction. For a further discussion of the redemption rights of AAPC shareholders in connection with the Business Combination, please see the section of this proxy statement/prospectus “Special Meeting of AAPC Shareholders — Redemption Rights” beginning on page 68.

Voting at the Special Meeting

Whether or not you plan to attend the Special Meeting and regardless of the number of AAPC shares you own, your careful consideration of, and vote on, the Business Combination Proposal is important and we encourage you to vote promptly. To ensure that your AAPC shares are voted at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting in person, using one of the following three methods:

To Vote Over the Internet:

If you are an AAPC shareholder of record, you can appoint a proxy and direct how your vote is cast via the Internet. The enclosed proxy card indicates the website you may access for Internet voting. The Internet voting system allows you to confirm that the system has properly recorded the manner in which you wish to cast your votes.

To Vote By Telephone:

If you are an AAPC shareholder of record and are located in the United States or Canada, you can appoint a proxy and direct how your vote is cast by calling the toll-free telephone number on your proxy card. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card. If you are located outside the United States or Canada, please contact AAPC at 590 Madison Avenue, New York, NY, 10022 USA, telephone 1-212-409-2434 for information on how you can vote by telephone.

To Vote By Proxy Card:

If you are an AAPC shareholder of record and are located in the United States, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you are located outside the United States, you should add the necessary postage to the enclosed envelope to ensure delivery. In order to ensure that your vote is received on or prior to the date of the Special Meeting, we recommend that your proxy card be returned to us by overnight mail. PLEASE FOLLOW ALL INSTRUCTIONS WHEN FILLING OUT YOUR PROXY CARD.

The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your AAPC shares for the matters before our shareholders as described in this proxy statement/prospectus and confirm that your voting instructions have been properly recorded.

Votes submitted by telephone or via the Internet for the matters before our shareholders as described in this proxy statement/prospectus must be received by [11:59 p.m., Eastern time, on [•], 2017].

If you are an AAPC shareholder with AAPC shares held in “street name”, which means your AAPC shares are held in an account at a broker, bank or other nominee, you must follow the instructions from your broker, bank or other nominee in order to vote. Without following those instructions, your shares will not be voted.

For additional questions regarding assistance in submitting proxies or voting your AAPC shares, or to request additional copies of this proxy statement/prospectus or the enclosed proxy cards, please contact AAPC at 590 Madison Avenue, New York, NY, 10022 USA, telephone 1-212-409-2434.

How Proxies Are Voted

If you complete and submit your proxy cards or voting instructions, each person named as proxy will follow your instructions. If you are an AAPC shareholder of record and you submit proxy cards or voting instructions but do not direct how to vote on each item, or you indicate when voting by Internet or telephone that you wish to vote as recommended by the AAPC board of directors, then each person named as proxy will vote in favor of the Business Combination Proposal and the Adjournment Proposal.

Revocation of Proxies

Any proxy given by an AAPC shareholder may be revoked at any time before it is voted at the Special Meeting by doing any of the following:

•         by filing with AAPC an instrument revoking such proxy;

•         by submitting a new proxy bearing a later date, by using the telephone or internet proxy submission procedures described above;
•         by completing, signing, dating and returning a new proxy card by mail to AAPC; or

•         by attending the Special Meeting and voting in person.

Merely attending the Special Meeting will not, by itself, revoke a proxy. Please note that if you want to revoke your proxies by sending a new proxy card or an instrument revoking such proxy to AAPC, you should ensure that you send your new proxy card or instrument revoking such proxy in sufficient time for it to be received by AAPC prior to the Special Meeting. Please note, however, that only your last-dated proxy will count. If you are an ordinary shareholder of record, you may obtain new proxy cards by contacting AAPC at 590 Madison Avenue, New York, NY, 10022 USA, telephone 1-212-409-2434.

Shares Held in Name of Broker

If you are an ordinary shareholder with ordinary shares held in “street name”, you should follow the instructions of your broker regarding the revocation of proxies. If your broker allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone or by mail. Please note that if your ordinary shares are held in the name of a broker, you must obtain and bring to the Special Meeting a proxy card issued in your name from the broker to be able to vote at the Special Meeting.

Solicitation of Proxies

AAPC will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement/prospectus. In addition to soliciting proxies by mail, telephone or electronic means, we may request brokers, banks or other custodians to solicit their customers who have ordinary shares registered in their names and will reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice. We may also use the services of our directors, officers and other employees to solicit proxies, personally or by telephone, without additional compensation.

Adjournment

Although it is not currently expected, the Special Meeting may be adjourned, recessed or postponed for the purpose of soliciting additional proxies. An adjournment of the Special Meeting may be made by the Chairman of the meeting should he or she see fit to such place and time as the Chairman of the meeting shall determine. The Chairman of the meeting has the power under the Memorandum and Articles of Association to adjourn the Special Meeting without recourse to the shareholders should he/she wish, but the shareholders are nevertheless being afforded the opportunity to approve any such adjournment, provided that the outcome of such vote does not in any way limit the Chairman’s powers in this regard.

If the time, date and place of an adjourned meeting are announced at the original convening of the Special Meeting, no notice of an adjourned meeting need be given. At any subsequent reconvening of the Special Meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the original Special Meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the reconvened meeting.

The AAPC Board unanimously recommends a vote “FOR” the Adjournment Proposal.

Redemption Rights

Pursuant to our Memorandum and Articles of Association in the event that the Business Combination is consummated by the Company in connection with a shareholder vote pursuant to Regulation 14A of the Exchange Act, as is intended in respect of the Business Combination, the Company will offer to redeem the Public Shares (including Public Shares held by Fox), other than those held by the Sponsor, for cash, in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination. If a shareholder accepts the redemption offer and the Business Combination is consummated, these ordinary shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination upon the consummation of the Business Combination. For illustrative purposes, based on funds in the Trust Account of $7,492,533 (including $31,842 of interest income) on May 31, 2017, the estimated per share redemption price would have been approximately $10.54.

In order to exercise your redemption rights, you must, prior to 4:30 p.m. Eastern time on [•], 2017 (two business days before the Special Meeting), both:

•         Submit a request in writing that we redeem your ordinary shares for cash to Continental Stock Transfer & Trust Company, AAPC’s transfer agent, at the following address: Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY, 10004, Attn: Mark Zimkind, e-mail: mzimkind@continentalstock.com; and

•         Deliver your ordinary shares either physically or electronically through DTC to our transfer agent. Ordinary shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent. It is our understanding that ordinary shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Ordinary shareholders who hold their ordinary shares in street name will have to coordinate with their bank, broker or other nominee to have the ordinary shares certificated or delivered electronically. If you do not submit a written request and deliver your ordinary shares as described above, your ordinary shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your ordinary shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the ordinary shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed above.

It is a closing condition under the Merger Agreement (and not a limitation imposed by the Memorandum and Articles of Association) that AAPC have funds of at least $15 million, including the balance of the Trust Account (after giving effect to any redemptions of Public Shares, but before giving effect to the payment of any expenses incurred in connection with the Business Combination or repayment of any outstanding loans of AAPC) and the gross proceeds from the PIPE Transaction.

Each redemption of ordinary shares will decrease the amount in our Trust Account. In no event, however, will we redeem ordinary shares in an amount that would cause our net tangible assets to be less than $5,000,001 as required under the Memorandum and Articles of Association.

Prior to exercising redemption rights, ordinary shareholders should verify the market price of our ordinary shares as they may receive higher proceeds from the sale of their ordinary shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your ordinary shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our ordinary shares when you wish to sell your ordinary shares.

If you exercise your redemption rights, your ordinary shares will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those ordinary shares. You will be entitled to receive cash for these ordinary shares only if you properly demand redemption.

If the Business Combination is not approved and we do not consummate an initial business combination by November 3, 2017, we will be required to dissolve and liquidate.

Appraisal Rights

Appraisal rights are not available to holders of ordinary shares in AAPC in connection with the Business Combination.

Other Information

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact AAPC at 590 Madison Avenue, New York, NY, 10022 USA, telephone 1-212-409-2434.

THE CONVERSION PROPOSAL (PROPOSAL 1)

Immediately prior to the Closing, AAPC will be converted into a Maryland corporation pursuant to a statutory continuation out and conversion under the applicable provisions of the BVI Business Companies Act (namely Section 184 thereof) and the Maryland General Corporation Law. As a result of the Conversion, each outstanding no par ordinary share of AAPC will become one share of common stock, par value $0.0001 per share. The approval of the Conversion Proposal is one of the conditions to the consummation of the Business Combination.

In approving the Conversion Proposal shareholders will also approve such other matters necessary or ancilliary to effect the Conversion, including, without limitation, changing the name of AAPC, the location of the registered office of AAPC and adopting the new Articles of Incorporation and Bylaws under the Maryland General Corporation Law as attached hereto at Annex B.

The Conversion is an important element of the Business Combination so that the Combined Company can be incorporated in Maryland which is where many REITs are incorporated due to Maryland’s established REIT corporate law.

Vote Required for Approval

The approval of the Conversion Proposal requires the affirmative vote of at least 65% of the AAPC shares present and voted at the Special Meeting. In addition, the Conversion will not take place unless the Business Combination Proposal is also approved.

Abstentions, failures to vote and broker non-votes will not be considered as votes properly cast at the Special Meeting. Accordingly, pursuant to the Memorandum and Articles of Association, an AAPC shareholder’s abstention from voting, failure to vote, or a broker non-vote will have no effect on the outcome of any vote on the proposal to approve the Conversion Proposal.

Our Sponsor has agreed to vote its Founder Shares and Private Placement Shares held by it in favor of the Conversion Proposal.

Approval of this proposal is a condition to completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur and the Conversion will not take place unless the Business Combination Proposal is approved.

Recommendation of the AAPC Board of Directors

After careful consideration, the AAPC board of directors has unanimously approved the Conversion Proposal.

The AAPC Board unanimously recommends that the AAPC shareholders vote “FOR” the Conversion Proposal.

THE BUSINESS COMBINATION AND ISSUANCE OF AAPC SHARES (PROPOSAL 2)

The discussion of the Business Combination in this proxy statement/prospectus is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and incorporated by reference into this proxy statement/prospectus.

Proposal

We are asking the holders of our ordinary shares to approve and adopt the Business Combination (and the related transactions, including the proposal to issue AAPC shares in connection with the Business Combination as described below). Our ordinary shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination to be undertaken as provided for in the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus, and as provided for below. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal. For a summary of certain terms of the Business Combination, please see the section above entitled “Summary” beginning on page 7 of this proxy statement/prospectus.

NASDAQ Listing Rule 5635(a) requires ordinary shareholder approval where, among other things, the issuance of securities in a transaction exceeds 20% of the number of ordinary shares or the voting power outstanding before the transaction, and NASDAQ Listing Rule 5635(b) requires ordinary shareholder approval where the issuance of securities will result in a change of control. In the Merger, we may issue up to approximately 8,156,357 shares of common stock (including shares to be issued in the PIPE Transaction, shares to be issued to the Kalyx Shareholders and shares to be issued to the AAPC Public Shareholders as a stock dividend), over 100% of our 3,687,233 currently outstanding ordinary shares, in the Business Combination. Therefore, we are required to obtain the approval of our ordinary shareholders under NASDAQ Listing Rule 5635(a) and may require shareholder approval under NASDAQ Rule 5635(b).

Because we are holding a vote of AAPC shareholders on the Business Combination, we may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the ordinary shares that are present at the Special Meeting, either in person or by proxy, and which were voted at the Special Meeting.

The Business Combination

Pursuant to the Merger Agreement, subject to the other terms and conditions set forth therein, following the Conversion and at the closing of the other transactions contemplated thereby (the “Closing”), Kalyx will merge with and into AAPC (the “Merger”), with AAPC continuing as the surviving entity. As a result of the consummation of the Merger, at the effective time of the Merger (the “Effective Time”), Kalyx will cease to exist, the holders of Kalyx capital stock will receive shares of AAPC capital stock and Kalyx’s outstanding warrants will be assumed by AAPC. Immediately prior to the Closing, AAPC will be converted into a Maryland corporation pursuant to a statutory conversion (the “Conversion”) and conduct a sale by of shares of AAPC’s common stock to accredited investors in a private placement. As a result of the Conversion, each outstanding no par ordinary share of AAPC will become one share of common stock, par value $0.0001 per share. The Business Combination requires the approval of AAPC shareholders and Kalyx Shareholders.

Merger Consideration

Pursuant to Kalyx’s Articles of Amendment and Restatement, dated July 14, 2016 (the “Kalyx Charter”), holders of outstanding shares of Kalyx’s Series A Preferred Stock (the “Kalyx Series A Preferred Stock”) and Kalyx’s Series B Preferred Stock (the “Kalyx Series B Preferred Stock”) are entitled to a certain internal rate of return under certain circumstances, which is taken into account in determining the number of AAPC shares to be issued to the Kalyx stockholders pursuant to the Merger Agreement (the “Merger Consideration”). In particular, the Merger Agreement provides that holders of Kalyx Series A Preferred Stock and of Kalyx Series B Preferred Stock (collectively, the “Kalyx Preferred Stock”) will receive an “IRR Value” defined, with respect to a share of Kalyx Preferred Stock, as the amount by which a ten percent (10%) Internal Rate of Return (as defined in, and calculated in accordance with, the Kalyx Charter, including giving effect to prior dividends), with respect to the relevant share of Kalyx Preferred Stock, exceeds their original issuance price of $10.00, in accordance with the Kalyx Charter.

As a result of the consummation of the Merger, at the Effective Time and subject to the terms and conditions set forth in the Merger Agreement:

(1)     each holder of shares of Kalyx Series A Preferred Stock will be entitled to receive, for its shares of Kalyx Series A Preferred Stock held, a number of AAPC shares equal to the sum of (A) the quotient of (I) the number of shares of Kalyx Series A Preferred Stock held by the holder, divided by (II) 0.9, plus (B) the quotient of (I) the IRR Value of such Kalyx Series A Preferred Stock, divided by (II) $10.00;

(2)     each holder of shares of Kalyx Series B Preferred Stock will be entitled to receive for its shares of Kalyx Series B Preferred Stock held, a number of AAPC shares equal to the sum of (A) the number of shares of Kalyx Series B Preferred Stock held by such holder, plus (B) the quotient of (I) the IRR Value of such Kalyx Series B Preferred Stock, divided by (II) $10.00;

(3)     each holder of shares of Kalyx common stock (the “Kalyx Common Stock”) as of the date of the Merger Agreement who still holds such shares as of the Effective Time, will be entitled to receive such holder’s pro rata share (based on the quotient of (i) the number of shares of Kalyx Common Stock held by that holder as of the date of the Merger Agreement, divided by (ii) the aggregate number of shares of Kalyx Common Stock issued and outstanding on the date of the Merger Agreement) of 1,750,000 AAPC shares;

(4)     each holder of warrants of Kalyx (“Kalyx Warrants”) who, after the date of the Merger Agreement, elects to accept shares of Kalyx Common Stock in exchange for the surrender and cancellation of that holder’s Kalyx Warrants will be entitled to receive the number of shares of Kalyx Common Stock as described below under “Covenants of the Parties”;

(5)     each person to whom Kalyx issues shares of Kalyx Common Stock after the date of and in accordance with the terms of the Merger Agreement (a “Future Kalyx Common Shareholder”), if any, will be entitled to receive the number of shares of common stock of AAPC as the surviving corporation equal to the number of such future shares of Kalyx Common Stock held by such shareholder;

(6)     each share of AAPC stock held as treasury stock immediately prior to the Effective Time will be cancelled without any payment; and

(7)     subject to the terms of the Forfeiture Agreement (as described below), each share of AAPC issued and outstanding immediately prior to the Effective Time, including those held by our Public Shareholders, those issued pursuant to the PIPE Transaction (as described below) and those issued as dividends pursuant to the Merger Agreement, will be converted into and become one share of common stock of AAPC as the surviving corporation.

At the Effective Time, each Kalyx Warrant that remains outstanding will be assumed by AAPC as the surviving corporation.

For purposes of the Merger Agreement, the shares of common stock of AAPC as the surviving corporation to be issued as Merger Consideration will be valued at $10.00 per share. Prior to the Closing, AAPC will issue a stock dividend to its shareholders who do not elect to redeem their AAPC ordinary shares (including Fox, if it does not elect to redeem its AAPC ordinary shares), with the number of shares based on the difference between AAPC’s trust account liquidation value per share at the Closing and the $10.00 per share price.

Representations and Warranties

The Merger Agreement contains customary representations and warranties by AAPC relating to, (1) organization and qualification, (2) capitalization, (3) corporate authorization, enforceability and board action, (4) consents and approvals, no violations, (5) SEC filings and financial statements, (6) absence of certain changes, (7) undisclosed liabilities, (8) litigation, (9) compliance with laws, (10) employee benefit plans, (11) taxes, (12) contracts, (13) intellectual property, (14) finders’ or advisors’ fees, (15) absence of sensitive matters and (16) bank accounts. The Merger Agreement also contains customary representations and warranties by Kalyx relating to, (1) organization, authority, (2) corporate authorization, enforceability, board action, (3) consents and approvals, no violations, (4) capitalization, (5) financial statements, (6) absence of certain changes, (7) undisclosed liabilities, (8) real property, (9) environmental laws, (10) utilities and access, (11) no condemnation, (12) possession of licenses and permits, (13) business insurance, (14) title insurance, (15) real estate investment trust and operating partnership, (16) transactions with related parties, (17) absence of sensitive matters, (18) litigation, (19) compliance with laws, (20) employee benefit plans, (21) taxes, (22) intellectual property, (23) material contracts and (24) finders’ or advisors’ fees. Certain of the representations and warranties are qualified by the representing party’s knowledge and/or by materiality or material adverse effect. The representations and warranties made by the parties to the Merger Agreement do not survive the Closing.

Covenants of the Parties

The Merger Agreement contains certain customary covenants by each of the parties to be performed during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, including covenants regarding (1) conduct of business, (2) access to information, (3) no solicitation, (4) regulatory filings, (5) announcements, (6) further assurances, (7) notification of certain matters, (8) post-closing director and officer liability, (9) reasonable efforts to consummate the Merger, (10) annual and interim financial statements by Kalyx, (11) no trading by Kalyx, (12) use of funds in Trust Account and (13) Kalyx disclosure schedule updates.

Both AAPC and Kalyx agreed to certain covenants related to the Special Meeting the preparation and filing of the registration statement of which this proxy statement/prospectus forms a part.

Kalyx agreed that its board of directors will recommend that Kalyx Shareholders approve the Merger and adopt the Merger Agreement in accordance with the Kalyx Charter and Kalyx bylaws and applicable law and that Kalyx will use its reasonable efforts to obtain that approval. In addition, Kalyx agreed that Kalyx will use its reasonable best efforts to obtain the approval of the holders of at least 75% of the outstanding Kalyx Warrants (the “Warrantholder Approval”) to (i) either surrender and cancel their Kalyx Warrants in exchange for a certain number of Warrant Exchange Shares as set forth in a schedule to the Merger Agreement, or (ii) agree to amend their Kalyx Warrants on substantially the terms set forth in a schedule to the Merger Agreement (the “Amended Warrants”). The Kalyx Warrants that are exchanged for Warrant Exchange Shares will be exchanged based on the following ratios: (1) 0.0388 Warrant Exchange Shares for each Kalyx Warrant that was issued in connection with the issuance of Kalyx Common Stock, (2) 0.02947 Warrant Exchange Shares for each Kalyx Warrant that was issued in connection with the issuance of Kalyx Series A Preferred Stock, and (3) 0.0368 Warrant Exchange Shares for each Kalyx Warrant that was issued in connection with the issuance of Kalyx Series B Preferred Stock. The Amended Warrants will provide that the number of warrant shares issuable thereunder will be reduced to 75% of the current number of warrant shares, and the exercisability would be in nine different tranches with the first tranche for 12.5% of the total warrants being exercisable for the 12 months after the Effective Time at a price of $11.50 per share, with the second tranche for 13.25% of the total warrants being exercisable for a period of 6 months beginning on the 12 month anniversary of the Effective Time at a price of $11.75 per share and each additional tranche being exercisable for a period of 6 months beginning on the expiration of the prior tranche (with the third tranche for 14.25% of the total warrants at $12.00 per share, the fourth and fifth tranches for 14.5% and 14.25%, respectively of the total warrants at $12.25 per share, the sixth and seventh tranches for 13.5% and 11.00%, respectively of the total warrants at $12.50 per share and the eighth and ninth tranches for 4.0% and 2.75%, respectively of the total warrants at $13.00 per share).

Conditions to Closing of the Merger

The obligations of each party to consummate the Merger are subject to the satisfaction or waiver of customary conditions and closing deliverables, including, among other matters, (1) each of AAPC and Kalyx having obtained the approval and adoption by their respective shareholders of the Merger Agreement and related transactions, (2) the consummation of the Conversion, (3) AAPC having issued shares of its common stock at a price of $10.00 per share in the PIPE Transaction, with AAPC having at least $15 million in funds when combining (i) the funds left in the Trust Account after giving effect to redemptions by its Public Shareholders (but before giving effect to the payment of any expenses incurred in connection with the Business Combination or repayment of any outstanding loans of AAPC), plus (ii) the gross proceeds received by AAPC in the PIPE Transaction, (4) AAPC having net tangible assets of at least $5,000,001 upon the Closing, after giving effect to redemptions from its Public Shareholders, (5) any material required third party approvals having been obtained, (6) no applicable law, judgment, injunction, order or decree makes illegal or otherwise prohibits the consummation of the Merger or any transactions contemplated by the Merger Agreement, (7) all material authorizations, consents, orders, permits or approvals of or declarations or filings with any governmental authority will have been made or obtained and will be in full effect, (8) shares of common stock of AAPC being listed or quoted on any tier of the Nasdaq stock market, the New York Stock Exchange, the NYSE MKT or another recognized U.S. national stock exchange, (9) the accuracy of the other set of party’s respective representations and warranties (subject to certain materiality qualifiers) and compliance with its covenants under the Merger Agreement in all material respects, and (10) no event having occurred since the date of the Merger Agreement resulting in a material adverse effect upon the business, assets, liabilities, results of operations, prospects or condition of the other party and its subsidiaries, taken as a whole, or the other party’s ability to consummate the transactions contemplated by the Merger Agreement and ancillary documents on a timely basis (subject in each case to customary exceptions) (a “Material Adverse Effect”).

The obligation of Kalyx to consummate the Merger is subject to satisfaction or waiver of certain additional conditions, including among others, that the Forfeiture Agreement, as described below, is in full force and effect.

The obligation of AAPC to consummate the Merger is subject to satisfaction or waiver of certain additional conditions, including among others: (1) receipt by AAPC of non-competition and non-solicitation agreements and lock-up agreements from certain key stockholders of Kalyx, (2) receipt by AAPC of employment agreements from certain key officers, directors and/or employees of Kalyx, (3) the Warrantholder Approval, and (4) the termination of certain management fee arrangements of Kalyx.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Effective Time, including among other reasons: (1) by the mutual written consent of Kalyx and AAPC, (2) by either of AAPC or Kalyx if (i) the shareholders of AAPC have voted on the Merger Agreement and the AAPC Shareholder Approval has not been obtained, unless the failure to obtain such approval was caused by the breach of the party seeking termination, (ii) the shareholders of Kalyx have voted on the Merger Agreement and the Kalyx Shareholder Approval has not been obtained, unless the failure to obtain such approval was caused by the breach of the party seeking termination, (iii) if any final and non-appealable order is entered which enjoins Kalyx or AAPC from consummating the Merger, or (iv) if the Merger has not occurred on or before October 1, 2017 (the “Termination Date”), unless the terminating party’s breach was the cause of the failure to occur by such date, (3) by either party if the other party has breached any of its representations, warranties or covenants in the Merger Agreement such that the related closing conditions would not be met and such breach is incapable of cure or has not been cured by the earlier of the Termination Date or 30 days after the breaching party receives written notice of the breach (unless, at the intended time of termination, the terminating party has breached any of its representations or warranties in any material respect and such breach is uncured), or (4) by either party if there has been a Material Adverse Effect with respect to the other party since the date of the Merger agreement which is continuing and uncured.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for fraud, intentional misrepresentation, willful misconduct or for willful breach of the Merger Agreement prior to termination, except that sections of the Merger Agreement related to announcements, waiver of claims against the Trust Account, the termination provisions and certain general provisions will survive the termination of the Merger Agreement. There are no termination fees in connection with the termination of the Merger Agreement.

Trust Account Waiver

Kalyx agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in the Trust Account held for its Public Shareholders, and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom).

Certain Governance Matters

The Merger Agreement contemplates that the articles of incorporation and bylaws of the Successor shall be the articles of incorporation and bylaws of the Combined Company. The Merger Agreement further provides that after the Effective Time and until successors are duly elected in accordance with the bylaws and applicable law, the directors and officers of Kalyx immediately prior to the Effective Time will become the directors and officers of the Combined Company.

Forfeiture Agreement

In connection with the execution of the Merger Agreement, the Sponsor and Fox Investments Limited (“Fox”), an affiliate of Iain Abrahams, the Chief Executive Officer and a director of AAPC and a director and shareholder of the Sponsor, entered into a letter agreement (the “Forfeiture Agreement”) with Kalyx, pursuant to which the Sponsor agreed to forfeit at the Effective Time all but 321,492 of the Sponsor’s 2,976,691 ordinary shares of AAPC (the “Sponsor Shares”), provided that if Fox elects to have any of its 522,800 AAPC Public Shares redeemed by AAPC in connection with the Merger, the Sponsor will forfeit all of its Sponsor Shares at the Effective Time. Fox also agreed that within 10 business days after receipt of notice from Kalyx (or as earlier required in connection with AAPC’s shareholder meeting) that AAPC has received binding subscription agreements for the PIPE Transaction for an aggregate purchase price of at least $9.5 million at $10.00 per share, Fox must provide written notice to Kalyx that it is or, as the case may be, is not, committing to waive its rights to have its AAPC Public Shares redeemed by AAPC in connection with the Merger.

Voting Agreements

At the same time that the Merger Agreement was signed, AAPC and Kalyx entered into voting agreements (each, a “Voting Agreement”) with certain Kalyx Shareholders. Under the Voting Agreement, the Kalyx Shareholders party thereto generally agreed to vote all of their Kalyx shares in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and refrain from taking actions that would adversely affect such Kalyx Shareholder’s ability to perform its obligations under the Voting Agreement or which Kalyx is prohibited from taking under the Merger Agreement. Each Voting Agreement prevents, with certain exceptions, transfers of the Kalyx shares held by the Kalyx Shareholder party thereto between the date of the Voting Agreement and the date of the meeting of Kalyx Shareholders.

Lock-Up Agreement

At the Closing, certain Kalyx Shareholders will enter into a Lock-Up Agreement with AAPC, in substantially the form attached to the Merger Agreement (each, a “Lock-Up Agreement”), with respect to their common shares of the Combined Company received as Merger Consideration, the shares issuable under their Kalyx warrants that are assumed by AAPC, and/or upon conversion of any Class A units or LTIP profits interests of Kalyx OP LP into common shares of the Combined Company in accordance with the terms of such units and profits interests (collectively, the “Restricted Securities”). In such Lock-Up Agreement, each holder will agree that, during the period commencing from the Closing and continuing for the earliest of: (x) the one year anniversary date of the Closing, (y) the date on which the closing sale price of the shares of common stock of the AAPC equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, and (z) the date after the Closing on which AAPC consummates a transaction, including a liquidation, merger, stock exchange or other similar transaction, which results in all of AAPC’s stockholders having the right to exchange their shares of AAPC common stock for cash, securities or other property, it will not (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise. However, each holder is permitted to transfer its Restricted Securities (A) by gift, will or intestate succession upon the death of such holder, (B) to certain permitted transferees or (C) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union.

Non-Competition and Non-Solicitation Agreement

At the Closing, certain specified Kalyx Shareholders actively involved with Kalyx’s management (each, an “Owner”) will enter into Non-Competition and Non-Solicitation Agreements in favor of AAPC and its affiliates and subsidiaries (referred to as the “Covered Parties”), in substantially the form attached to the Merger Agreement (each, a “Non-Competition Agreement”), relating to the business of acquiring, owning, managing, upgrading and leasing commercial and industrial properties to state-licensed operators for their regulated cannabis businesses in states in which such activities are legal under state laws (the “Business”). Under the Non-Competition Agreement, for a period of three years after the Closing (such period, the “Restricted Period”), each Owner will not and will not permit its Affiliates to, without AAPC’s prior written consent, anywhere in the United States, directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). However, the Owner and its affiliates will be permitted under the Non-Competition Agreement to own passive investments of no more than 2% of any class of outstanding equity interests in a Competitor that is publicly traded, so long as the Owner and its affiliates are not involved in the management or control of such Competitor. Under the Non-Competition Agreements, the Owner and its affiliates will also be subject to certain non-solicitation and non-interference obligations during the Restricted Period with respect to the Covered Parties’ respective (i) employees, consultants and independent contractors, (ii) customers and (iii) vendors, suppliers, distributors, agents or other service providers. The Owner will also be subject to non-disparagement provisions regarding the Covered Parties and confidentiality obligations with respect to the confidential information of the Covered Parties.

Effect of Approval of Merger by the Kalyx Shareholders

Once the Merger Agreement and the Merger have been approved by the holders of a majority of the voting securities of Kalyx and the Merger becomes effective, it will be binding on all Kalyx Shareholders, irrespective of whether or not they voted to approve the Merger Agreement and the Merger.

Background of the Business Combination

Initial Public Offering

On May 4, 2015, we consummated our initial public offering of 7,687,500 ordinary shares, no par value, which included a partial exercise by the underwriters of their over-allotment option in the amount of 187,500 ordinary shares, pursuant to registration statement on Form S-1 (File No. 333-202235). The ordinary shares were sold at an offering price of $10.00 per ordinary share, generating gross proceeds of $76,875,000 (before underwriting discounts and commissions and offering expenses).

Simultaneously with the consummation of the initial public offering, we completed a private placement of 778,438 ordinary shares, issued to our Sponsor, generating gross proceeds of $7,784,380. A total of $80,718,750 of the net proceeds from our initial public offering and private placement were placed in a trust account established for the benefit of our Public Shareholders. The ordinary shares began trading on April 29, 2015 on the Nasdaq Capital Market under the symbol “AAPC”.

TLA Agreement

On May 3, 2016, we issued an announcement stating that our board of directors and TLA Worldwide PLC, a public limited company registered in England and Wales (“TLA”), reached an agreement on the terms of a recommended offer by us for the entire issued and to be issued ordinary share capital of TLA. On September 13, 2016, our board determined that it was no longer in the best interests of our shareholders for us to proceed with such offer considering TLA’s withdrawal of its recommendation to its shareholders.

Conversion of Loans

As of October 19, 2016, we received advances in the aggregate amount of $2,332,000 from certain of our directors (through our Sponsor) in order to pay fees owed in connection with our withdrawn offer to acquire TLA in September 2016. Such advances are in addition to an aggregate of $520,000 previously advanced. On November 1, 2016, (i) an aggregate of $1,000,000 of such advances were converted into ordinary shares at a conversion price of $10.00 per share and (ii) an aggregate of $1,852,000 of such advances were converted into ordinary shares at a conversion price of approximately $10.50 per share. In the aggregate, 276,378 Conversion Loan Shares were issued to our Sponsor in connection with such conversions. Our Sponsor is not entitled to (A) vote such shares in connection with a business combination or (B) redeem such shares in connection with our liquidation.

Submission of Matters to a Vote of Security Holders

On November 1, 2016, we held a special meeting in lieu of an annual meeting of shareholders. At such meeting, our shareholders approved the following items:

•         an amendment to our memorandum and articles of association (A) extending the date by which we must consummate our initial business combination from November 4, 2016 to November 3, 2017; and (B) removing the prohibition on our offering to redeem public shares held by our sponsor or its affiliates, directors or officers in connection with the consummation of a business combination;

•         an amendment to the Investment Management Trust Agreement between us and Continental Stock Transfer & Trust Company and the Company (“Continental”) extending the date on which to commence liquidation of our trust account to November 3, 2017;

•         to direct the election of each of John Service and Daniel Winston as a director, to serve until the 2019 annual meeting of shareholders or until his successor is elected and qualified; and

•         to direct the ratification of the selection by our audit committee of Marcum LLP to serve as our independent registered public accounting firm for the year ended December 31, 2016.

The number of ordinary shares presented for redemption in connection with such meeting was 6,976,958. An aggregate of approximately $73,400,000 (approximately $10.53 per share) was returned to holders of such shares. In addition, an aggregate of approximately $145,000 was distributed to shareholders that voted to approve such extension, which amount is equal to $0.02 for each of the 7,230,088 public shares that were voted to approve such extension.

Amendments to Letter Agreements

On November 1, 2016, we amended those certain Letter Agreements, dated as of April 28, 2015, by and among us and our Sponsor, officers and directors to provide that:

•         such insiders shall be entitled to redemption and liquidation rights, as applicable, with respect to any ordinary shares (other than Founder Shares, Private Placement Shares and Conversion Loan Shares) it holds (i) if we fail to consummate a business combination by November 3, 2017 or (ii) in connection with the consummation of a business combination; and

•         such insiders shall not have the right to vote any ordinary shares issuable upon conversion of our debt held by such insiders in connection with a business combination.

Waiver of Deferred Underwriting Fee

On November 1, 2016, Citigroup Global Markets Inc. (“Citi”), the representative of the underwriters in connection with our initial public offering, waived its right to receive its deferred underwriting fee, in full, in the amount of $2,690,625, which amount had been held in our trust account pursuant to the underwriting agreement entered into by and between the Company and Citi in connection with our initial public offering.

Appointment and Departure of Certain Officers and Directors

On November 7, 2016, Mr. Jonathan Goodwin resigned as our Chief Executive Officer and a director, and Mr. Waheed Alli resigned as our Chairman, each to pursue other professional interests. Such resignations were not the result of any disagreement with us.

On November 7, 2016, our board of directors appointed Mr. Iain Abrahams as our Chief Executive Officer and Mr. Mark Klein (a director of the Company prior to such date) as our Chairman. Mr. Abrahams will continue to serve as a director. Mr. Daniel Winston has been appointed to serve on our audit committee in lieu of Mr. Abrahams.

Background of the Merger

Upon termination of the merger agreement with TLA Worldwide on September 13, 2016, AAPC met with many potential merger targets. AAPC proceeded to perform due diligence on eleven of these candidates. The industry breakdown of these companies are as follows: five were specialty finance, three were broadly consumer focused, one each — media, natural resources, and technology. Of these candidates, management and the board of directors of AAPC unanimously approved moving forward with Kalyx.

On December 13, 2016, Mark Klein, Chairman of AAPC, and George M. Stone, CEO of Kalyx, had a preliminary conversation regarding a potential combination.

On December 15, 2016, Mr. Klein, Iain Abrahams, President and Jonathan Mitchell, Chief Financial Officer of AAPC and Mr. Stone had a conference call to further introduce one another and the possibility of a combination. On December 16, 2016, AAPC and Kalyx executed a Non Disclosure Agreement.

During the first two weeks of January 2017, the parties exchanged general information and had several calls to discuss the process of a potential combination and reviewed Kalyx’s historical financials and financial projections.

On January 24, 2017, Mr. Abrahams met in New York City with Mr. Stone, Potter Polk, President of Kalyx, and Dawn Sandoval, Chief Operating Officer of Kalyx, for further discussion and preview to the following day’s meeting at Kalyx’s office with Mr. Klein, Mr. Mitchell, Mr. Polk, Ms. Sandoval, John Moore, a Kalyx Board member and Alex Levine, a consultant to Kalyx. At that meeting, the parties discussed the parameters of a potential transaction.

From the January 25, 2017 meeting to the end of March 2017, each party continued diligence with multiple phone calls to discuss Kalyx’s business and prospects.

On February 7, 2107, Mr. Abrahams sent Mr. Stone a term sheet outlining the principal terms of the proposed combination and the PIPE Transaction.

On April 2, 2017, Kalyx’s legal counsel circulated draft documentation, and on April 5, 2017, the parties met at offices of Kalyx’s legal counsel to review the draft documentation and other issues related to the potential combination and the proposed PIPE Transaction.

From April 5 to May 8, 2017, the parties drafted and negotiated the documents related to the potential combination and the PIPE Transaction. On May 8, 2017, the Merger Agreement was signed.

AAPC’s Board of Directors’ Reasons for the Approval of the Business Combination

As described under “Background of the Business Combination” above, the AAPC Board, in evaluating the Business Combination, consulted with AAPC’s management and legal and financial advisors, and, in reaching its decision to recommend approval of the Business Combination, considered a variety of factors. In light of the complexity of those factors, the AAPC Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. The factors considered by the AAPC Board include, but are not limited to, the following:

•         Kalyx is a business with strong growth prospects in the new real estate vertical serving the real estate needs of the rapidly expanding regulated cannabis industry and is cash flow positive on an operating basis;

•         The Business Combination will strengthen Kalyx’s business and provide additional cash resources for continued growth investment in the business;

•         The steady advancement of cannabis legalization in the United States will spur increasingly greater opportunities to acquire attractive commercial properties that can be leased to tenants operating in the regulated cannabis industry;

•         For the three months ended March 31, 2017, Kalyx delivered strong growth in revenue, net operating income and adjusted funds from operations, including a 169.27% revenue increase to $2.1 million, compared to the three months ended March 31, 2016, an increase in net operating income of $1.25 million and a 82.29% adjusted funds from operations increase to $525,000;

•         The experience and expertise of the Kalyx board of directors and founders will be beneficial to the growth of the Combined Company;

•         The Combined Company will be listed on a major U.S. stock exchange, which the AAPC Board believes has the potential to offer all shareholders greater liquidity;

•         Kalyx has a strong and experienced management team that is expected to remain with the Combined Company;

•         The management team of Kalyx has strategic relationships with, and a deep understanding of the particular real estate needs of, cannabis operators, intermediaries and property owners in its target markets;

•         The compensation of Kalyx’s management team has been structured to closely align their interests with the interests of the Kalyx Shareholders; during the initial terms of their respective employment agreements, three executive officers have elected to take 100% of their salary in the form of OP units that are subject to a 6-year vesting period; and

•         The financial and other terms and conditions of the Merger and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between AAPC and Kalyx.

In the course of its deliberations, the AAPC Board, in consultation with AAPC’s management and AAPC’s legal and financial advisors, also considered a variety of risks and other factors relating to the Business Combination, including the following:

•         The potential that a significant number of AAPC shareholders elect to redeem their shares, which would potentially make the Business Combination more difficult or impossible to complete;

•         Challenges associated with preparing Kalyx, a private company, for the applicable disclosure and listing requirements to which the Combined Company will be subjected as a publicly traded company on NASDAQ or another major exchange; and

•         The interests of AAPC’s directors and officers in the Business Combination (see “The Business Combination and Issuance of Ordinary Shares (Proposal 2) — Interests of the Directors and Officers” beginning on page 75 of this proxy statement/prospectus).

The foregoing discussion of the material factors considered by the AAPC Board is not intended to be exhaustive but does set forth the principal factors considered by the AAPC Board.

The foregoing discussion of the information and factors considered by the AAPC Board is forward-looking in nature. This information should be read in light of the factors set forth in the section of this proxy statement/prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 64 of this proxy statement/prospectus.

Vote Required for Approval

Approval of this proposal is a condition to completion of the Business Combination. If this proposal is not approved, the Business Combination will not occur.

The Business Combination Proposal will be approved if at least a majority of the votes of AAPC shares present at the Special Meeting, either in person or by proxy, which are voted vote “FOR” the proposal.

Abstentions, failures to vote and broker non-votes will not be considered as votes properly cast at the Special Meeting. Accordingly, assuming a quorum is present at the Special Meeting, and provided further that the AAPC shareholder is considered present at the Special Meeting, either in person or by proxy, pursuant to the Memorandum and Articles of Association, an AAPC shareholder’s abstention from voting, failure to vote, or a broker non-vote will have no effect on the outcome of the Business Combination Proposal.

Our Sponsor has agreed to vote its Founder Shares and Private Placement Shares in favor of the Business Combination Proposal.

Recommendation of the AAPC Board of Directors

After careful consideration, the AAPC board of directors has unanimously approved the Business Combination Proposal.

The AAPC Board unanimously recommends that the AAPC shareholders vote “FOR” the Business
Combination Proposal.

Potential Purchases of AAPC Shares

In connection with the shareholder vote to approve the Business Combination Proposal, our directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from ordinary shareholders who would have otherwise elected to have their ordinary shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account.

None of our directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such AAPC shareholder, although still the record holder of our ordinary shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their ordinary shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account.

The purpose of such purchases would be to increase the likelihood of obtaining ordinary shareholder approval of the Business Combination.

Total AAPC Shares to be Issued in the Business Combination

Assuming that there are no redemptions of AAPC shares in connection with the Business Combination and 750,747 shares are sold in the PIPE transaction, we would expect to issue 5,907,103 AAPC shares in connection with the Business Combination, and upon completion of the Business Combination, Kalyx Shareholders would own approximately 73.75% of AAPC’s issued and outstanding shares.

You should read “Summary — AAPC Shares to be Issued in the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Statements” for further information.

Listing of New AAPC Shares

It is a condition to the Business Combination that the newly issued AAPC shares be listed for trading on a national securities exchange.

Name; Headquarters

Pursuant to the Conversion and upon the Articles of Incorporation becoming effective, AAPC’s name will be changed to Kalyx Properties Inc. The headquarters of AAPC will be located at 366 Madison Avenue, 11th Floor, New York, NY 10017, where Kalyx currently has its headquarters.

Board of Directors of AAPC Following the Business Combination

Upon the Business Combination becoming effective, the board of directors of AAPC, as the surviving corporation in the Merger, will consist of five members, which will be comprised of two executive directors and three non-executive directors. Pursuant to the Business Combination, the two executive directors of the board of directors will be George M. Stone and Potter W. Polk, and the three non-executive directors will be William J. Meyer, John Moore and Wayne H. Pace. All the current AAPC directors will resign from their positions as AAPC directors upon the Business Combination becoming effective.

Redemption Rights

Pursuant to our Memorandum and Articles of Association, any holders of our shares (other than founder shares and private placement shares held by the Sponsor and our founders) may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If a shareholder requests that its shares be redeemed and the Business Combination is consummated, then such shareholder’s ordinary shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of our initial public offering as of two business days prior to the consummation of the Business Combination, less taxes payable, upon the consummation of the Business Combination. For illustrative purposes, based on funds in the Trust Account of $7,492,533 (including $31,842 of interest income) on May 31, 2017, the estimated per share redemption price would have been approximately $10.54.

It is a closing condition under the Merger Agreement that the balance remaining in the Trust Account, after giving effect to any redemptions (but before giving effect to the payment of any expenses incurred in connection with the Business Combination or repayment of any outstanding loans of AAPC), and the gross proceeds of the PIPE Transaction are at least $15 million.

Each redemption of ordinary shares will decrease the amount in our Trust Account. In no event, however, will we redeem ordinary shares in an amount that would cause our net tangible assets to be less than $5,000,001 as required under the Memorandum and Articles of Association.

Prior to exercising redemption rights, ordinary shareholders should verify the market price of our ordinary shares as they may receive a greater amount of proceeds from the sale of their ordinary shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your ordinary shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our ordinary shares when you wish to sell your ordinary shares.

If you exercise your redemption rights, your ordinary shares will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those ordinary shares. You will be entitled to receive cash for these ordinary shares only if you properly demand redemption.

You should read “Special Meeting of AAPC Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Interests of the Directors and Officers

When you consider the recommendation of our board of directors in favor of approval of the Business Combination, you should keep in mind that our board of directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:

•         the beneficial ownership by our Sponsor and certain of our directors of 872,774 AAPC shares following the Business Combination, which shares would have a value of approximately $8.9 million based on the closing price of the AAPC shares on June 23, 2017; and

•         the continued indemnification of current directors and officers of AAPC and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Further, all of the shares of AAPC shares currently beneficially owned by our Sponsor and certain of our directors are not subject to redemption; as a result, our directors have a financial incentive to see the Business Combination consummated rather than lose any value that is attributable to those shares.

Appraisal Rights

Appraisal rights are not available to holders of AAPC shares in connection with the Business Combination.

Material U.S. Federal Income Tax Considerations to Redeeming Shareholders

The following is a summary of the material U.S. federal income tax considerations for U.S. holders (as defined below) of AAPC shares that elect to have their AAPC shares redeemed for cash if the Business Combination is completed. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the Internal Revenue Service (“IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This discussion does not address any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, state, local or non-U.S. tax laws. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances or to shareholders subject to special tax rules, such as:

•         certain U.S. expatriates;

•         traders in securities that elect mark-to-market treatment;

•         S corporations;

•         U.S. holders (as defined below) whose functional currency is not the U.S. Dollar;

•         financial institutions;

•         mutual funds;

•         qualified plans, such as 401(k) plans, individual retirement accounts, etc.;

•         insurance companies;

•         broker-dealers;

•         regulated investment companies (or RICs);

•         real estate investment trusts (or REITs);

•         persons holding AAPC shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•         persons subject to the alternative minimum tax provisions of the Code;

•         persons holding their interest in AAPC through a partnership or similar pass-through entity;

•         tax-exempt organizations;

•         shareholders who receive AAPC shares through the exercise of employee stock options or otherwise as compensation;

•         shareholders who are subject to the 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income;”

•         persons that actually or constructively own 5 percent or more of AAPC shares;

•         persons or entities that are not U.S. holders; and

•         the Sponsor and its affiliates.

This summary assumes that shareholders hold AAPC shares as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF AAPC SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. WE URGE BENEFICIAL OWNERS OF AAPC SHARES CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

As used herein, the term “U.S. holder” means any beneficial owner of AAPC shares that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U. S. persons have the authority to control the trust or (B) it has a valid election in place to be treated as a U.S. person.

U.S. Federal Income Tax Considerations to U.S. Holders

This subsection is addressed to U.S. holders of AAPC shares that elect to have their AAPC shares redeemed for cash as described in the section entitled “Special Meeting of AAPC Shareholders — Redemption Rights” and is subject in its entirety to the discussion of the “passive foreign investment company” or “PFIC” rules as discussed below under “— Passive Foreign Investment Company Rules.” For purposes of this discussion, a “Redeeming U.S. Holder” is a U.S. holder that so redeems its AAPC shares.

Except as discussed in the following paragraph and as discussed in the PFIC rules below, a Redeeming U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the redemption and such shareholder’s adjusted basis in the AAPC shares therefor if the redemption completely terminates the Redeeming U.S. Holder’s interest in AAPC. This gain or loss will be long-term capital gain or loss if the holding period of such stock is more than one year at the time of the exchange. The deductibility of capital losses is subject to limitations. Shareholders who hold different blocks of AAPC shares (generally, shares of AAPC purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Cash received upon redemption that does not completely terminate the Redeeming U.S. Holder’s interest will still give rise to capital gain or loss, if the redemption is either (i) “substantially disproportionate” or (ii) “not essentially equivalent to a dividend.” In determining whether the redemption is substantially disproportionate or not essentially equivalent to a dividend with respect to a Redeeming U.S. Holder, that Redeeming U.S. Holder is deemed to own not only shares actually owned, but also, in some cases, shares such holder may acquire pursuant to options and shares owned by certain family members, certain estates and trusts of which the Redeeming U.S. Holder is a beneficiary, and certain corporations and partnerships.

Generally, the redemption will be “substantially disproportionate” with respect to the Redeeming U.S. Holder if (i) the Redeeming U.S. Holder’s percentage ownership of the outstanding voting shares (including all classes that carry voting rights) of AAPC is reduced immediately after the redemption to less than 80% of the Redeeming U.S. Holder’s percentage interest in such shares immediately before the redemption; (ii) the Redeeming U.S. Holder’s percentage ownership of the outstanding AAPC shares (both voting and nonvoting) immediately after the redemption is reduced to less than 80% of such percentage ownership immediately before the redemption; and (iii) the Redeeming U.S. Holder owns, immediately after the redemption, less than 50% of the total combined voting power of all classes of shares of AAPC entitled to vote. Whether the redemption will be considered “not essentially equivalent to a dividend” with respect to a Redeeming U.S. Shareholder will depend upon the particular circumstances of that U.S. Holder. At a minimum, however, the redemption must result in a meaningful reduction in the Redeeming U.S. Holder’s actual or constructive percentage ownership of AAPC. The IRS has ruled that any reduction in a shareholder’s proportionate interest is a “meaningful reduction” if the shareholder’s relative interest in the corporation is minimal and the shareholder does not have meaningful control over the corporation.

If none of the redemption tests described above applies, and subject to the PFIC rules discussed below, the consideration paid to the Redeeming U.S. Holder will be treated as dividend income for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. However, for the purposes of the dividends-received deduction and of “qualified dividend” treatment, due to the redemption right, a Redeeming U.S. Holder may be unable to include the time period prior to the redemption in the shareholder’s “holding period.” Any distribution in excess of our earnings and profits will reduce the Redeeming U.S. Holder’s basis in the AAPC shares (but not below zero), and any remaining excess will be treated as gain realized on the sale or other disposition of the AAPC shares.

U.S. holders of AAPC shares considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if either (a) at least seventy-five percent (75%) of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least twenty-five percent (25%) of the shares by value, is passive income or (b) at least fifty percent (50%) of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least twenty-five percent (25%) of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years.

If AAPC is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of AAPC shares and the U.S. Holder did not make either (a) a timely QEF election for AAPC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) AAPC shares, (b) a QEF election along with a “purging election,” or (c) an MTM election, all of which are discussed further below, such holder generally will be subject to special rules with respect to:

•         any gain recognized by the U.S. Holder on the sale or other disposition of its AAPC shares; and

•         any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the AAPC shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the AAPC shares).

Under these rules,

•         the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the AAPC shares;

•         the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of AAPC’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income;

•         the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•         the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if AAPC is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to its AAPC shares by making a timely QEF election (or a QEF election along with a purging election), or an MTM election, all as described below. Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of AAPC’s net capital gain (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which AAPC’s taxable year ends. Pursuant to the MTM election, a U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its AAPC shares at the end of its taxable year over the adjusted basis in such AAPC shares and may, under certain circumstances, be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its AAPC shares over the fair market value of its AAPC shares at the end of its taxable year.

Status of AAPC as a PFIC

Because AAPC is a blank check company, with no current active business, it likely met the PFIC asset or income test since its initial taxable year ending March 31, 2015. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. Since AAPC did not complete its initial business combination on or prior to December 31, 2016, it did not satisfy the start-up exception and therefore AAPC has likely been a PFIC from its inception. The determination of whether AAPC is or has been a PFIC is primarily factual, and there is little administrative or judicial authority on which to rely to make a determination of PFIC status. Accordingly, the IRS or a court considering the matter may not agree with AAPC’s analysis of whether or not it is or was a PFIC during any particular year.

Impact of PFIC Rules on Certain U.S. Holders

The impact of the PFIC rules on a U.S. Holder of AAPC shares will depend on whether the U.S. Holder has made a timely and effective election to treat AAPC as a QEF, under Section 1295 of the Code for AAPC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) AAPC shares, or if the U.S. Holder made a QEF election along with a “purging election,” or if the U.S. Holder made an MTM election, all as discussed below. A U.S. Holder of a PFIC that made either a timely and effective MTM election, a timely and effective QEF election for AAPC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) AAPC shares, or a QEF election along with a purging election, all as discussed below, is hereinafter referred to as an “Electing Shareholder.” A U.S. Holder of a PFIC that did not make either a timely and effective MTM election, a timely and effective QEF election for AAPC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) AAPC shares, or a QEF election along with a “purging election,” is hereinafter referred to as a “Non-Electing Shareholder.”

A U.S. Holder’s ability to make a QEF election with respect to AAPC is contingent upon, among other things, the provision by AAPC of certain information that would enable the U.S. Holder to make and maintain a QEF election. AAPC has previously indicated that it would endeavor to provide such information, including a PFIC annual information statement, upon request of a U.S. Holder.

As indicated above, if a U.S. Holder of AAPC shares has not made a timely and effective QEF election with respect to AAPC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) AAPC shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its AAPC shares for their fair market value on the “qualification date.” The qualification date is the first day of AAPC’s tax year in which AAPC qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held AAPC shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its AAPC shares by the amount of the gain recognized and will also have a new holding period in the AAPC shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable shares, the U.S. Holder may make an MTM election with respect to such shares for such taxable year. If the U.S. Holder makes a valid MTM election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) AAPC shares in us and for which AAPC is determined to be a PFIC, such holder will not be subject to the PFIC rules described above in respect to its AAPC shares. Instead, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its AAPC shares at the end of its taxable year over the adjusted basis in its AAPC shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its AAPC shares over the fair market value of its AAPC shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its AAPC shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the AAPC shares will be treated as ordinary income. The MTM election is available only for shares that are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including NASDAQ, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisers regarding the availability and tax consequences of an MTM election in respect to AAPC shares under their particular circumstances.

Backup Withholding

In general, proceeds received from the exercise of redemption rights will be subject to backup withholding for a non-corporate Redeeming U.S. Holder that:

•         fails to provide an accurate taxpayer identification number;

•         is notified by the IRS regarding a failure to report all interest or dividends required to be shown on his or her federal income tax returns; or

•         in certain circumstances, fails to comply with applicable certification requirements.

Any amount withheld under these rules will be creditable against such the Redeeming U.S. Holder’s U.S. federal income tax liability or refundable to the extent that it exceeds this liability, provided that the required information is timely furnished to the IRS and other applicable requirements are met.

Material British Virgin Islands Tax Consequences

The Government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Company or its securityholders who are not tax resident in the British Virgin Islands.

The Company and all distributions, interest and other amounts paid by the Company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the shares in the Company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the Company.

Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the Company or its shareholders.

Regulatory Matters

In connection with the Business Combination, AAPC intends to make all required filings under the Securities Act and the Exchange Act, as well as any required filings or applications with NASDAQ. AAPC and Kalyx are unaware of any other requirement for the filing of information with, or the obtaining of the approval of, governmental authorities in any jurisdiction that is applicable to the Business Combination.

The Business Combination is not reportable under the Hart-Scott Rodino Act, therefore no filings with respect to the Business Combination were required with the Federal Trade Commission or the Department of Justice.

THE ADJOURNMENT PROPOSAL (PROPOSAL 3)

The Adjournment Proposal will only be presented to our shareholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting of AAPC shareholders to approve one or more of the proposals presented at the Special Meeting. Pursuant to Regulation 8.15 of the Memorandum and Articles of Association, the Chairman of the Special Meeting may adjourn the Special Meeting without submitting the Adjournment Proposal to a vote of AAPC shareholders, and the Chairman may in any event act without recourse to the shareholders should he/she wish, but the shareholders are nevertheless being afforded the opportunity to approve any such adjournment, provided that the outcome of such vote does not in any way limit the Chairman’s powers in this regard.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of at least 65% of the AAPC shares present and voted at the Special Meeting.

Abstentions, failures to vote and broker non-votes will not be considered as votes properly cast at the Special Meeting. Accordingly, pursuant to the Memorandum and Articles of Association, an AAPC shareholder’s abstention from voting, failure to vote, or a broker non-vote will have no effect on the outcome of any vote on the proposal to approve the Adjournment Proposal.

Our founders have agreed to vote their Founder Shares, Private Placement Shares, Conversion Loan Shares and any other shares held by them in favor of the Adjournment Proposal.

Recommendation of the AAPC Board of Directors

After careful consideration, the AAPC board of directors has unanimously approved the Adjournment Proposal.

The AAPC Board unanimously recommends that the AAPC shareholders vote “FOR” the Adjournment Proposal.

ACCOUNTING TREATMENT

We prepare the AAPC financial statements in accordance with GAAP, and the historical consolidated financial statements of Kalyx have also been prepared in accordance with GAAP. Following the completion of the Business Combination, the financial statements of the Combined Company will be presented in accordance with GAAP. The business combination will be accounted for, in accordance with GAAP as a “reverse recapitalization,” similar to a “reverse merger.” Under this method of accounting AAPC will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Kalyx comprising the ongoing operations of the combined entity, Kalyx’s senior management comprising the all of the senior management of the combined company, and current shareholders of Kalyx having a majority of the voting power of the combined entity. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Kalyx issuing stock for the net assets of AAPC, accompanied by a recapitalization. The net assets of AAPC will be stated at fair value with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Kalyx.

Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial statements combine the historical financial statements of AAPC and the historical consolidated financial statements of Kalyx to illustrate the effect of the acquisition of Kalyx. The unaudited pro forma condensed combined financial statements were based on and should be read in conjunction with:

•         The accompanying notes to the unaudited pro forma condensed combined financial statements;

•         AAPC’s unaudited financial statements as of and for the three months ended March 31, 2017 and the notes relating thereto, included elsewhere in this proxy statement/prospectus;

•         AAPC’s audited financial statements for the year ended December 31, 2016 and the notes relating thereto, included elsewhere in this proxy statement/prospectus;

•         Kalyx’s unaudited financial statements as of and for the three months ended March 31, 2017 and the notes relating thereto, included elsewhere in this proxy statement/prospectus; Kalyx’s audited consolidated financial statements as of and for the year ended December 31, 2016 and the notes relating thereto, included elsewhere in this proxy statement/prospectus;

•         “Other Information Related to AAPC - AAPC Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included elsewhere in this proxy statement/prospectus;

•         “Kalyx Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included elsewhere in this proxy statement/prospectus; and

•         Other financial information included elsewhere in this proxy statement/prospectus.

AAPC is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the Combined Company will experience.

The following unaudited pro forma condensed combined balance sheet combines the historical unaudited condensed balance sheet of AAPC as of March 31, 2017 with the historical unaudited condensed consolidated balance sheet of Kalyx as of March 31, 2017, giving effect to the transactions as if they had been consummated as of March 31, 2017.

The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017 combines the historical unaudited condensed statement of operations of AAPC for the three months ended March 31, 2017 with the historical unaudited condensed consolidated results of operations of Kalyx for the three months ended March 31, 2017, giving effect to the transactions as if they had occurred on January 1, 2016.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 combines the historical audited statement of operations of AAPC for the year ended December 31, 2016 with the historical audited consolidated statement of operations of Kalyx for the year ended December 31, 2016, giving effect to the transactions as if they had occurred on January 1, 2016.

The unaudited pro forma condensed combined balance sheet as of March 31, 2017 has been prepared based on the Trust Account balance of $7,484,172 as of March 31, 2017. As a result, assuming none of the Public Shareholders redeem any of their ordinary shares, AAPC would have to sell 751,583 shares at $10.00 per share in the PIPE Transaction in order to realize $15 million in funds required as a condition to the closing of the Business Combination.

If any of the Public Shareholders redeem any of their shares, additional shares would have to be sold in the PIPE Transaction. As a result of additional interest, the funds in the Trust account at May 31, 2017 totaled $7,492,533, so that only 750,747 shares need to be sold in the PIPE Transaction to achieve the $15 million threshold, again assuming that none of the Public Shareholders redeem any of their shares.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 have been prepared based on the balance in the Trust Account as of May 31, 2017 of $7,492,533 and assuming that 750,747 PIPE shares are sold and none of the Public Shareholders redeem any of their ordinary shares.

The historical financial information has been adjusted to give effect to the expected events that are related and/or directly attributable to the transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the financial position and results of operations of the Combined Company upon consummation of the transactions.

•         In connection with the Business Combination, Series A and Series B Preferred Stock of Kalyx will be converted into Common Stock of the Combined Company. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 has been prepared assuming that the total outstanding Common Stock of the Combined Company for Kalyx Shareholders is 4,988,911. This amount includes 1,750,000 common shares issued on a pro rata basis to holders of all Kalyx common stock prior to the Business Combination and 3,238,911 common shares issued to holders of Kalyx Series A and Series B preferred stock upon conversion, including IRR Shares and common shares issued for payment of $2,340,000 dividends in arrears as of March 31, 2017. Subsequent to March 31, 2017, Kalyx issued 30,300 shares of Series B Preferred Stock, which will result in an additional 30,300 shares of common stock issued in the Business Combination. Additional dividend in arrears in the amount of approximately $1,288,000 will result an additional 128,735 shares issued upon conversion of the Series A and Series B Preferred Stock issued subsequent to March 31, 2017 as result of the IRR Shares, which would result in 6,939,137 shares of common stock outstanding as of August 31, 2017, the assumed date of the Business Combination.

•         The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 have been prepared assuming that the total outstanding Common Stock of the Combined Company for Kalyx Shareholders is 4,848,845. This amount includes 1,750,000 common shares issued on a pro rata basis to holders of all Kalyx common stock prior to the Business Combination and 3,098,845 common shares issued to holders of Kalyx Series A and Series B preferred stock upon conversion, including IRR Shares and common shares issued for payment of $940,000 dividends in arrears as of January 1, 2016. Additional dividend in arrears in the amount of approximately $2,688,000 will result an additional 268,800 shares issued upon conversion of the Series A and Series B Preferred Stock issued as result of the IRR Shares, which would result in 6,939,137 shares of common stock outstanding as of August 31, 2017, the assumed date of the Business Combination.

The Business Combination will be accounted for, in accordance with GAAP, as a “reverse recapitalization,” similar to a “reverse merger.” Under this method of accounting, AAPC will be treated as the “acquired” company for financial reporting purposes. The historical financial statements of AAPC and Kalyx have been prepared in accordance with GAAP.

The acquisition of Kalyx has not been consummated as of the date of the preparation of these unaudited pro forma condensed combined financial statements and there can be no assurances that the acquisition will be consummated. See “Risk Factors” for additional discussion of risk factors associated with the unaudited pro forma condensed combined financial statements.

Atlantic Alliance Partnership Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

(In thousands, except share data)

For the Three Months Ended March 31, 2017

	Atlantic Alliance Partnership Corp. Historical	Kalyx Development Inc. Historical	Pro Forma Adjustments		Combined Pro Forma (assuming no redemption)
	(a)	(b)
REVENUES
Total revenues	$—	$2,130	$—		$2,130

OPERATING EXPENSES
General and administrative expenses	146	427	—		573
Property expenses	—	954	—		954
Management fees to KD RE Management LLC	—	190	—		190
Total Operating Expenses	146	1,571	—		1,717

OPERATING INCOME (LOSS)	(146)	559	—		413

OTHER INCOME (EXPENSE)
Interest income (expense)	5	(343)	—		(338)
Total Other Income (Expense)	5	(343)	—		(338)
NET INCOME (LOSS)	$(141)	$216	$—		$75

Net loss attributable to noncontrolling interests	—	11	—		11

Net Income (loss) attributable to Company	$(141)	$227	—		86
Preferred dividend in arrears	—	(703)	703	(c)	—
Net Income (loss) attributable to Common Stockholders	$(141)	$(476)	$703		$86

Net income (loss) per common share, basic and diluted(d)	$(0.04)	$(0.10)	$—		$0.01
Basic weighted average common shares outstanding(e)	3,400,322	4,923,705	—		6,670,337
Diluted weighted average common shares outstanding(e)	3,400,322	4,923,705	—		6,746,632

See accompanying notes to the unaudited pro forma condensed combined information.

Pro Forma Adjustments and Assumptions

Pro Forma Adjustments to the Statement of Operations:

(a)       Represents the AAPC historical statement of operations for the three months ended March 31, 2017.

(b)      Represents the Kalyx historical statement of operations for the three months ended March 31, 2017.

(c)      Represents dividends in arrears payable to the Series A and Series B Preferred Stockholders for the three months ended March 31, 2017. All preferred shares of Kalyx are converted into common shares of the combined company as part of the Business Combination and all outstanding dividends in arrears are being paid in Common Stock of the combined company as of the Effective Date of the Business Combination.

(d)      Reflects basic and diluted earnings per common share after the impact of the Business Combination and the PIPE proceeds. Outstanding Kalyx warrants were excluded in the calculation of diluted net earnings per share as inclusion would have been anti-dilutive (minimum warrant exercise price is $11.50, whereas the price of the Common Stock in the PIPE is $10.00 per share).

(e)      The following table represents the pro forma weighted average shares outstanding after the impact of the Business Combination and the PIPE proceeds:

Historical basic weighted average ordinary shares outstanding	3,400,322
Historical ordinary shares subject to possible redemption- Assuming no redemption	286,911
Common shares issued to PIPE investors prior to the Business Combination(1)	750,747
Common shares issued to Kalyx shareholders as part of Business Combination(2)	4,848,845
Common share dividends issued to Sponsor(3)	38,711
Common shares forfeited by AAPC shareholders as part of the Business Combination(4)	(2,655,199)
Basic weighted average common shares outstanding at March 31, 2017 – pro forma	6,670,337
LTIP Awards	76,295
Diluted weighted average common shares outstanding at March 31, 2017 – pro forma	6,746,632

____________

(1)      Represents estimated PIPE shares to be issued in the Business Combination, assuming no redemptions are made by AAPC shareholders.

(2)      Consists of 1,750,000 common shares issued on a pro rata basis to holders of all Kalyx common stock prior to the Business Combination and 3,098,845 common shares issued to holders of Kalyx Series A and Series B preferred stock upon conversion, including IRR Shares and common shares issued for payment of dividends in arrears.

(3)      Common shares issued to Sponsor to account for the difference in price between AAPC shares in Trust and the PIPE shares issued at $10.00 per share.

(4)      Reflects the common shares forfeited by existing AAPC shareholders pursuant to the Forfeiture Agreement.

Atlantic Alliance Partnership Corp.

Unaudited Pro Forma Combined Balance Sheet

(In thousands, except share data)
As of March 31, 2017

	Atlantic Alliance Partnership Corp. Historical	Kalyx Development Inc. Historical	Pro Forma Adjustments		Combined Pro Forma (assuming no redemption)
ASSETS	(a)	(b)
REAL ESTATE OWNED
Real Estate assets	$—	$49,218	$—		$49,218
Less: accumulated depreciation	—	(1,040)	—		(1,040)
Total Real Estate, Net	—	48,178	—		48,178

OTHER ASSETS
Cash and cash equivalents	510	682	7,484	(c)	14,942
			7,516	(d)
			(1,250	)(e)
Tenant receivables, net of allowance of $150 and $0, respectively	—	1,213	—		1,213
Note receivable	—	300	—		300
Prepaid expenses, deferred costs and other receivables	138	1,153	(513	)(f)	778
Deferred rents receivable	—	1,100	—		1,100
Acquired lease intangibles, net	—	5,273	—		5,273
Total Other Assets	648	9,721	13,237		23,606

Cash and marketable securities held in Trust Account	7,484	—	(7,484	)(c)	—
TOTAL ASSETS	$8,132	$57,899	$5,753		$71,784

LIABILITIES AND EQUITY

LIABILITIES
Loan payable	$—	$8,783	$—		$8,783
Notes payable	—	11,006	—		11,006
Acquired below-market leases, net	—	531	—		531
Accounts payable and other liabilities	253	2,082	—		2,335
Due to affiliate	—	213	—		213
Prepaid rent	—	589	—		589
Total Liabilities	253	23,204	—		23,457

COMMITMENTS AND CONTINGENCIES
Ordinary shares subject to possible redemption	2,879	—	(2,879	)(g)	—

EQUITY(h)
Stockholders Equity	5,000	26,897	2,879	(g)	40,529
			7,516	(d)
			(1,250	)(e)
			(513	)(f)
Noncontrolling interests in consolidated partnerships	—	7,798	—		7,798
Total Equity	5,000	34,695	8,632		48,327

TOTAL LIABILITIES AND EQUITY	$8,132	$57,899	$5,753		$71,784

See accompanying notes to the unaudited pro forma condensed combined information.

Pro Forma Adjustments to the Balance Sheets:

(a)      Represents the AAPC historical balance sheet as of March 31, 2017.

(b)      Represents the Kalyx historical consolidated balance sheets as of March 31, 2017.

(c)      Reflects the reclassification of 710,542 of AAPC ordinary shares in the Trust Account in the amount of $7,484,172 to cash and cash equivalents in conjunction with the Business Combination.

(d)      Represents issuance of 751,583 shares of Common Stock $0.0001 par value per share for a price of $10 per share through the PIPE Investment to achieve $15 million in funds required as part of the Business Combination. As of May 31, 2017, the funds in the Trust account totaled $7,492,533, which would result in 750,747 shares of Common Stock being sold to the PIPE investors at the $10 share price to achieve the $15 million minimum funds.

(e)      Represents transaction costs for banking, legal and accounting expenses related to the Business Combination incurred subsequent to March 31, 2017.

(f)       Represents deferred registration and transaction costs at March 31, 2017 related to the Business Combination.

(g)      Represents an adjustment of approximately $2.9 million related to ordinary shares of AAPC that were subject to possible redemption in AAPCs historical balance sheet as of March 31, 2017 to permanent equity in connection with the Business Combination. These shares are no longer redeemable and have been reclassified to additional paid in capital and Common Stock $0.0001 par value.

(h)      The following tables reflect the authorized, issued and outstanding shares of common and preferred stock as of March 31, 2017:

	Atlantic Alliance Partnership Corp. Historical		Kalyx Development Inc.		Pro Forma Adjustments			Combined Pro Forma (assuming no redemption)
Stockholders’ equity
Ordinary shares	$		$		$			$
Authorized(i)		—
Issued and outstanding		3,413,938				(3,413,938	)(ii)		—
Issued and outstanding, subject to possible redemption		273,295				(273,295	)(ii)		—
Common Stock
Authorized(i)				34,000,000		—			34,000,000
Issued and outstanding				4,923,705		(4,923,705)			6,810,403	(vii)
						4,988,911	(ii)
						1,032,034	(iv)
						751,583	(v)
						37,875	(vi)

Preferred stock
Authorized		—		—		6,000,000			6,000,000
Issued and outstanding		—		—		—			—

Series A Preferred Stock
Authorized				2,446,331		(2,446,331)			—
Issued and outstanding				2,446,331		(2,446,331	)(iii)		—
Series B Preferred Stock
Authorized				3,553,669		(3,553,669)			—
Issued and outstanding				256,400		(256,400	)(iii)		—

____________

(i)       AAPC has unlimited ordinary and preferred shares authorized as of March 31, 2017.

(ii)      Represents the reclassification of ordinary shares in AAPC to Common Stock of the combined company.

(iii)     Represents the conversion of Series A and B Preferred Stock of Kalyx into Common Stock of the Combined Company. This amount includes 1,750,000 common shares issued on a pro rata basis to holders of all Kalyx common stock prior to the Business Combination and 3,238,911 common shares issued to holders of Kalyx Series A and Series B preferred stock upon conversion, including IRR Shares and common shares issued for payment of $2,340,000 dividends in arrears as of March 31, 2017. Subsequent to March 31, 2017 Kalyx issued 30,300 shares of Series B Preferred Stock, which will result in an additional 30,300 shares of common stock issued in the Business Combination.

(iv)     Reflects the issuance of common stock of the combined company to the AAPC shareholders. This amount consists of the reclassification of the ordinary shares in (i) less 2,655,199 ordinary shares that will be forfeited pursuant to the Forfeiture Agreement.

(v)       Represents issuance of common stock - PIPE Investment. As of May 31, 2017, the number of PIPE shares to be issued would be 750,747 shares based upon the balance of the Trust Account.

(vi)      Common shares issued to Sponsor to account for the difference in price between AAPC shares in Trust as of March 31, 2017 and the PIPE shares issued at $10.00 per share. As of May 31, 2017 the number of shares to be issued would be 38,711 based upon the balance of the Trust Account.

(vii)     Represents the estimated post-Business Combination shares of common stock of the combined entity. The minimum PIPE shares issued would be 750,747 based on the balance of the Trust Account as of May 31, 2017 and an additional 128,735 shares issued upon conversion of the Series B Preferred Stock issued subsequent to March 31, 2017 as result of the IRR Shares, which would result in 6,939,137 shares of common stock outstanding as of May 31, 2017.

Atlantic Alliance Partnership Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

(In thousands, except share data)

For the Year Ended December 31, 2016

	Atlantic Alliance Partnership Corp. Historical	Kalyx Development Inc. Historical	Pro Forma Adjustments		Combined Pro Forma (assuming no redemption)
REVENUES	(a)	(b)
Total revenues	$—	$3,791	$—		$3,791

OPERATING EXPENSES
General and administrative expenses	2,644	1,841	—		4,485
Property expenses	—	1,387	—		1,387
Management fees to KD RE Management LLC	—	502	—		502
Total Operating Expenses	2,644	3,730	—		6,374

OPERATING INCOME (LOSS)	(2,644)	61	—		(2,583)

OTHER INCOME
Gain on reduction of deferred underwriting fee payable	2,691	—	—		2,691
Gain on sale of real estate property	—	1,201	—		1,201
Interest income (expense)	159	(302)	—		(143)
Total Other Income	2,850	899	—		3,749
NET INCOME (LOSS)	$206	$960	$—		$1,166

Net loss attributable to noncontrolling interests	—	182	—		182

Net Income (loss) attributable to Stockholders	206	1,142	—		1,348
Preferred dividend paid	—	(1,750)	1,750	(c)	—
Preferred dividend in arrears	—	(698)	698	(d)	—
Net income (loss) attributable to Common Shareholders	$206	$(1,306)	$2,448		$1,348

Net income (loss) per common share, basic and diluted(e)	$0.06	$(0.27)	$—		$0.20
Basic weighted average common shares outstanding(f)	3,503,639	4,883,236	—		6,670,337
Diluted weighted average common shares outstanding(f)	3,503,639	4,883,236	—		6,746,632

See accompanying notes to the unaudited pro forma condensed combined information.

Pro Forma Adjustments and Assumptions

Pro Forma Adjustments to the Statement of Operations:

(a)     Represents the AAPC historical statement of operations for the year ended December 31, 2016. Historical general and administrative expenses includes approximately $2.1 million of nonrecurring legal, accounting and due diligence costs related to the TLA transaction that did not occur. Additionally, a $2.7 million gain on the forgiveness of AAPC underwriting fees payable is reflected in the historical statement of operations. These amounts remain in the pro forma statement of operations as they are not directly attributable to the Business Combination

(b)     Represents the Kalyx historical statement of operations for the year ended December 31, 2016.

(c)     Represents $1.75 million adjustment for dividends paid to Series A Preferred stockholders during the year ended December 31, 2016. All preferred stock is converted into common shares of the combined company as part of the Business Combination. Therefore, preferred dividends are excluded from the pro forma statement of operations.

(d)     Represents dividends in arrears payable to the Series A and Series B Preferred Stockholders for the year ended December 31, 2016. All preferred shares of Kalyx are converted into common shares of the combined company as part of the Business Combination and all outstanding dividends in arrears are being paid in Common Stock of the combined company as of the Effective Date of the Business Combination. Therefore, preferred dividends are excluded from the pro forma statement of operations.

(e)     Reflects basic and diluted earnings per common share after the impact of the Business Combination and the PIPE proceeds. Outstanding Kalyx warrants were excluded in the calculation of diluted net earnings per share as inclusion would have been anti-dilutive.(minimum warrant exercise price is $11.50, whereas the price of the Common Stock in the PIPE is $10.00 per share).

(f)      The following table represents the pro forma weighted average shares outstanding after the impact of the Business Combination and the PIPE proceeds:

Historical basic weighted average ordinary shares outstanding	3,503,639
Impact of historical shares activity of AAPC during the year ended December 31, 2016, which would not have occurred should this Business Combination occurred on January 1, 2016	(103,317)
Historical ordinary shares subject to possible redemption- Assuming no redemption	286,911
Common shares issued to PIPE investors prior to the Business Combination(1)	750,747
Common shares issued to Kalyx shareholders as part of Business Combination(2)	4,848,845
Common share dividends issued to Sponsor(3)	38,711
Common shares forfeited by AAPC shareholders as part of the Business Combination(4)	(2,655,199)
Basic weighted average common shares outstanding at December 31, 2016 – pro forma	6,670,337
LTIP Awards	76,295
Diluted weighted average common shares outstanding at December 31, 2016 – pro forma	6,746,632

____________

(1)     Represents estimated PIPE shares to be issued in the Business Combination, assuming no redemptions are made by AAPC shareholders.

(2)     Consists of 1,750,000 common shares issued on a pro rata basis to holders of all Kalyx common stock prior to the Business Combination and 3,098,845 common shares issued to holders of Kalyx Series A and Series B preferred stock upon conversion, including IRR Shares and common shares issued for payment of dividends in arrears.

(3)     Common shares issued to Sponsor to account for the difference in price between AAPC shares in Trust and the PIPE shares issued at $10.00 per share.

(4)     Reflects the common shares forfeited by existing AAPC shareholders pursuant to the Forfeiture Agreement.

COMPARATIVE SHARE INFORMATION

The following tables set forth:

•	historical per share information of AAPC for the three months ended March 31, 2017 (unaudited) and the year ended December 31, 2016;
•	historical per share information of Kalyx for the three months ended March 31, 2017 (unaudited) and the year ended December 31, 2016; and
•	unaudited pro forma per share information of the combined company for the three months ended March 31, 2017 and the fiscal year ended December 31, 2016, after giving effect to the Business Combination, assuming no redemption.

The pro forma net income (loss) and cash dividends per share information reflect the Business Combination as if it had occurred on January 1, 2016.

This information is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of AAPC and Kalyx, and the accompanying notes to such financials statements. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the dates indicated or will be realized upon the completion of the Business Combination. Please see the section entitled “Where You Can Find More Information” beginning on page 219 of this proxy statement/prospectus. Uncertainties that could impact our financial condition include risks that effect Kalyx’s operations and outlook such as economic recessions, inflation, fluctuations in interest rates, and changes in the fiscal or monetary policies of the United States government. For more information on the risks, please see the section entitled “Risk Factors.” You are also urged to read the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 92 of this proxy statement/prospectus.

	Year Ended December 31, 2016
	Atlantic Alliance Partnership Corp.	Kalyx Development Inc.	Pro Forma Combined
Book value per share(1)	$1.47	$0.06	$6.00
Basic net income (loss) per common share	$0.06	$(0.27)	$0.20
Diluted net income (loss) per common share	$0.06	$(0.27)	$0.20
Cash dividends per share	$—	$—	$—

(1)	Book value per share = Total equity attributable to common shareholders (excluding temporary and preferred equity and noncontrolling interests)/common shares outstanding at December 31, 2016 for the Company (excluding shares subject to possible redemption).

	Three Months Ended March 31, 2017
	Atlantic Alliance Partnership Corp	Kalyx Development Inc.	Pro Forma Combined
Book value per share(1)	$1.46	$0.10	$5.95
Basic net income (loss) per common share	$(0.04)	$(0.10)	$0.01
Diluted net income (loss) per common share	$(0.04)	$(0.10)	$0.01
Cash dividends per share	$—	$—	$—

(1)	Book value per share = Total equity attributable to common shareholders (excluding temporary and preferred equity and noncontrolling interests)/common shares outstanding at March 31, 2017 for the Company (excluding shares subject to possible redemption).

AAPC MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes of AAPC included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial positions. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Special Note Regarding Forward-Looking Statements

All statements other than statements of historical fact included in this proxy statement/prospectus including, without limitation, statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding AAPC’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. When used in this proxy statement/prospectus, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to AAPC or AAPC’s management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, AAPC’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in AAPC’s filings with the SEC.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

AAPC is a blank check company incorporated on January 14, 2015 in the British Virgin Islands and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities. AAPC intends to effectuate its business combination using cash from the remaining proceeds of its initial public offering and a sale of ordinary shares in a private placement that occurred simultaneously with the completion of its initial public offering, its capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of AAPC’s stock in a business combination:

•         may significantly dilute the equity interest of existing shareholders;

•         may subordinate the rights of holders of its ordinary shares if preferred stock is issued with rights senior to those afforded its ordinary shares;

•         could cause a change of control if a substantial number of ordinary shares are issued, which may affect, among other things, its ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of its present officers and directors;

•         may have the effect of delaying or preventing a change of control of it by diluting the stock ownership or voting rights of a person seeking to obtain control of it; and

•         may adversely affect prevailing market prices for its ordinary shares.

Similarly, if AAPC issues debt securities, it could result in:

•         default and foreclosure on its assets if its cash flows after an initial business combination are insufficient to repay its debt obligations;

•         acceleration of its obligations to repay the indebtedness even if it makes all principal and interest payments when due if it breaches certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of such covenants;

•         its immediate repayment of all principal and accrued interest, if any, if the debt security is payable on demand;

•         its inability to obtain necessary additional financing if the debt security contains covenants restricting its ability to obtain such financing while the debt security is outstanding;

•         its inability to pay dividends on its ordinary shares;

•         using a substantial portion of its cash flow to pay principal and interest on its debt, which will reduce the funds available for dividends on its ordinary shares, if declared, its ability to pay expenses, make capital expenditures and acquisitions and fund other general corporate purposes;

•         limitations on its flexibility in planning for and reacting to changes in its business and in the industry in which it operates;

•         increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•         limitations on its ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of its strategy and other purposes and other disadvantages compared to its competitors who have less debt.

AAPC expects to continue to incur significant costs in the pursuit of its acquisition plans. AAPC cannot assure you that its plans to raise additional capital, if needed, or to complete a business combination will be successful.

Recent Developments

TLA Agreement

On May 8, 2017, AAPC announced that it entered into a Merger Agreement with Kalyx, a private real estate investment trust focused on owning and operating commercial real estate facilities leased to cultivators, processors and/or distributors in the regulated U.S. cannabis industry, pursuant to which Kalyx will merge with an into the Company after the Company first converts from a British Virgin Islands company to a Maryland real estate investment trust. The surviving public company, which is expected to be organized as a Maryland corporation, will be re-named Kalyx Properties Inc.

In connection with and as a condition to the closing of the Merger, AAPC expects to conduct a private placement of its common stock to accredited investors (the “PIPE”). As a further condition to the closing of the Merger, the proceeds of the PIPE, when combined with cash currently in AAPC’s Trust Account (subject to potential shareholder redemptions), will be required to equal or exceed $15 million. The proceeds are anticipated to be used by the Combined Company to make additional real estate acquisitions and for general working capital purposes.

Pursuant to the Merger, all shareholders of Kalyx will receive shares of the Combined Company based on the company’s aggregate pre-money equity valuation of Kalyx with the shares to be issued by the Combined Company being valued at $10.00 per share and holders of Kalyx warrants who do not elect to exchange such warrants for shares of Kalyx common stock (as described in the Merger Agreement) will have their warrants assumed by the Combined Company (subject to a minimum threshold of such warrants being amended (as described in the Merger Agreement)). Shareholders of the Company who do not elect to redeem their ordinary shares will receive a stock dividend immediately prior to the closing based on the difference between the Trust Account liquidation value per share at the closing of the Merger and the $10 per share price. Our Sponsor has agreed to forfeit a portion of the Combined Company shares that it would receive in the Merger for its Founder Shares.

Conversion of Loans

As of October 19, 2016, we received advances in the aggregate amount of $2,332,000 from certain of our directors (through our Sponsor) in order to pay fees owed in connection with our withdrawn offer to acquire TLA in

September 2016. Such advances are in addition to an aggregate of $520,000 previously advanced. On November 1, 2016, (i) an aggregate of $1,000,000 of such advances were converted into ordinary shares at a conversion price of $10.00 per share and (ii) an aggregate of $1,852,000 of such advances were converted into ordinary shares at a conversion price of approximately $10.50 per share. In the aggregate, 276,378 Conversion Loan Shares were issued to our Sponsor in connection with such conversions. Our Sponsor shall not be entitled to (A) vote such shares in connection with a business combination or (B) redeem such shares in connection with our liquidation.

Submission of Matters to a Vote of Security Holders

On November 1, 2016, we held a special meeting in lieu of an annual meeting of shareholders. At such meeting, the shareholders approved the following items:

•         an amendment to our memorandum and articles of association (A) extending the date by which we must consummate our initial business combination from November 4, 2016 to November 3, 2017; and (B) removing the prohibition on our offering to redeem public shares held by our Sponsor or its affiliates, directors or officers in connection with the consummation of a business combination;

•         an amendment to the Investment Management Trust Agreement between us and Continental extending the date on which to commence liquidation of our trust account to November 3, 2017;

•         to direct the election of each of John Service and Daniel Winston as a director, to serve until the 2019 annual meeting of shareholders or until his successor is elected and qualified; and

•         to direct the ratification of the selection by our audit committee of Marcum LLP to serve as our independent registered public accounting firm for the year ended December 31, 2016.

The number of ordinary shares presented for redemption in connection with such meeting was 6,976,958. An aggregate of approximately $73,400,000 (approximately $10.54 per share) was returned to holders of such shares. In addition, an aggregate of approximately $145,000 was distributed to shareholders that voted to approve such extension, which amount is equal to $0.02 for each of the 7,230,088 public shares that were voted to approve such extension.

Amendments to Letter Agreements

On November 1, 2016, we amended those certain Letter Agreements, dated as of April 28, 2015, by and among us and our Sponsor, officers and directors to provide that:

•         such insiders shall be entitled to redemption and liquidation rights, as applicable, with respect to any ordinary shares (other than founder shares, private placement shares and shares issuable upon conversion of our debt held by insiders) it holds (i) if we fail to consummate a business combination by November 3, 2017 or (ii) in connection with the consummation of a business combination; and

•         such insiders shall not have the right to vote any ordinary shares issuable upon conversion of our debt held by such insiders in connection with a business combination.

Waiver of Deferred Underwriting Fee

On November 1, 2016, Citi, the representative of the underwriters in connection with our initial public offering, waived its right to receive its deferred underwriting fee, in full, in the amount of $2,690,625, which amount had been held in our trust account pursuant to the underwriting agreement entered into by and between the Company and Citi in connection with our initial public offering.

Appointment and Departure of Certain Officers and Directors

On November 7, 2016, Mr. Jonathan Goodwin resigned as our Chief Executive Officer and a director, and Mr. Waheed Alli resigned as our Chairman, each to pursue other professional interests. Such resignations were not the result of any disagreement with us.

On November 7, 2016, our board of directors appointed Mr. Iain Abrahams as our Chief Executive Officer and Mr. Mark Klein (a director of the Company prior to such date) as our Chairman. Mr. Abrahams will continue to serve as a director. Mr. Daniel Winston has been appointed to serve on our audit committee in lieu of Mr. Abrahams.

Results of Operations

AAPC has neither engaged in any operations nor generated any revenues to date. All activity from inception to March 31, 2017 relates to AAPC’s formation, its initial public offering and private placement and the identification and evaluation of prospective candidates for a business combination. Since the completion of AAPC’s initial public offering, AAPC has not generated any operating revenues and will not generate such revenues until after the completion of its business combination. AAPC generates non-operating income in the form of interest income on cash and securities held, which it expects to be insignificant in view of the low yields on short-term government securities. AAPC expects to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended March 31, 2017, AAPC had a net loss of $141,571, which consisted of operating costs and target identification expenses of $146,145, offset by interest income on marketable securities held in its Trust Account of $4,574. For the three months ended March 31, 2016, AAPC had a net loss of $288,907, which consisted of operating costs and target identification expenses of $317,358, offset by interest income on marketable securities held in its Trust Account of $28,451.

For the year ended December 31, 2016, AAPC had net income of $205,363, which consisted of operating costs and target identification expenses of $2,644,136, offset by a $2,690,625 gain from the reduction in the deferred underwriting fee payable and interest income on marketable securities held in its Trust Account of $158,874.

For the period from January 14, 2015 (inception) through December 31, 2015, AAPC had a net loss of $225,931, which consisted of operating costs and target identification expenses of $271,616 respectively, offset by interest income and unrealized gain on marketable securities held in its Trust Account of $45,685.

Liquidity and Capital Resources

On May 4, 2015, AAPC consummated the initial public offering of 7,687,500 ordinary shares, which includes a partial exercise by the underwriters of their over-allotment option in the amount of 187,500 ordinary shares, at a price of $10.00 per share generating gross proceeds of $76,875,000. Simultaneously with the closing of the initial public offering, AAPC consummated the private sale of 778,438 ordinary shares to our Sponsor, generating gross proceeds of $7,784,380. Following the initial public offering, a total of $80,718,750 was placed into a trust account and AAPC had $535,323 of cash held outside of the trust account and available for working capital purposes. AAPC incurred $5,907,302 in its initial public offering related costs, including $2,690,625 of underwriting fees, $2,690,625 of deferred underwriting fees (which deferred fees were waived on November 1, 2016) and $526,052 of initial public offering costs.

On November 1, 2016, we held a special meeting in lieu of an annual meeting of shareholders pursuant to which the shareholders approved (a) to extend the period of time for which we are required to consummate a Business Combination until November 3, 2017 and (b) to remove the prohibition on the offering to redeem public shares held by the Sponsor or its affiliates, directors or officers in connection with the consummation of a Business Combination (the “Extension Amendment”). The number of ordinary shares presented for redemption in connection with the Extension Amendment was 6,976,958. The Company distributed $73,443,711, or approximately $10.53 per share, to redeeming shareholders. In addition, an aggregate of $144,602 was distributed as a cash payment to shareholders that voted to approve the Extension Amendment, which amount is equal to $0.02 for each of the 7,230,088 public shares that was voted to approve the Extension Amendment. The cash payment did not come from our trust account but was paid from funds loaned to us by the Sponsor.

As of March 31, 2017, we had cash and marketable securities held in the trust account of $7,484,172 (including approximately $23,000 of interest income) consisting of U.S. treasury bills with a maturity of 180 days or less. Interest income on the balance in the trust account may be available to us to pay taxes.

As a result of the payment of $73,443,711 to the holders of the aggregate of 6,976,958 ordinary shares presented for redemption in connection with the Extension Amendment, cash and marketable securities held in the trust account amounted to $7,484,172 as of March 31, 2017.

As of March 31, 2017, we had cash of $509,997 held outside the trust account, which is available for use by us to cover the costs associated with identifying a target business and negotiating a business combination and other general corporate uses. In addition, as of March 31, 2017, we had accounts payable and accrued expenses of $253,204.

For the three months ended March 31, 2017, cash used in operating activities amounted to $85,942, resulting from a net loss of $141,571 and interest income on marketable securities held in the trust account of $4,574, offset by changes in our working capital of $60,203.

AAPC intends to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (net of taxes payable), to complete its business combination. AAPC may withdraw interest to pay taxes, if any. AAPC’s annual income tax obligations will depend on the amount of interest income earned on the amounts held in the trust account. To the extent that AAPC’s capital stock or debt is used, in whole or in part, as consideration to complete its business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue AAPC’s growth strategies.

AAPC may need to raise additional capital through loans or additional investments from our Sponsor, shareholders, officers, directors, or third parties. Through December 31, 2016, AAPC received an aggregate of $2,852,000 in advances from certain directors. The advances were non-interest bearing, unsecured and to be repaid upon the completion of a Business Combination.

On November 1, 2016, (i) an aggregate of $1,000,000 of outstanding advances from certain directors or their affiliates (through AAPC’s Sponsor) were converted into ordinary shares at a conversion price of $10.00 per share and (ii) an aggregate of $1,852,000 of outstanding advances from certain directors or their affiliates were converted into ordinary shares at a conversion price of approximately $10.54 per share. In the aggregate, 276,378 Conversion Loan Shares were issued to Sponsor in connection with such conversions. The Sponsor shall not be entitled to (i) vote in connection with a Business Combination or (ii) redeem such Conversion Shares in connection with the liquidation of the Company.

If AAPC’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amounts necessary to do so, it may have insufficient funds available to operate its business prior to our business combination. Moreover, AAPC may need to obtain additional financing either to complete its business combination or because it becomes obligated to redeem a significant number of its ordinary shares upon completion of its business combination, in which case it may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, AAPC would only complete such financing simultaneously with the completion of its business combination.

Other than as described above, in order to fund working capital deficiencies or finance transaction costs in connection with an intended business combination, AAPC’s Sponsor or an affiliate of its Sponsor or certain of its officers and directors may, but are not obligated to, loan it funds as may be required. If AAPC completes a business combination, it would repay such loaned amounts out of the proceeds of the trust account released to it. In the event that a business combination does not close, AAPC may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from its trust account would be used to repay such loaned amounts.

Other than as described above, AAPC’s Sponsor or an affiliate of its Sponsor or certain of its officers and directors are not under any obligation to advance AAPC funds, or to invest in AAPC. Accordingly, AAPC may not be able to obtain additional financing. If AAPC is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. AAPC cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about AAPC’s ability to continue as a going concern through November 3, 2017, the date the Company is required to liquidate.

Additionally, on November 1, 2016, the representative of the underwriters agreed to waive in full its right to receive its deferred fee in the amount of $2,690,625, which had been held in the trust account pursuant to the underwriting agreement entered into by and between us and the underwriters in connection with the initial public offering. Accordingly, no further payments will be due and payable to the underwriters by AAPC in the event that it completes a business combination.

Off-balance sheet financing arrangements

AAPC has no obligations, assets or liabilities which would be considered off-balance sheet arrangements. AAPC has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual obligations

AAPC does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

Significant Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. AAPC has identified the following significant accounting policy:

Ordinary shares subject to possible redemption

AAPC accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. AAPC’s ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of AAPC’s balance sheet.

Recent accounting pronouncements

AAPC’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

KALYX’S INDUSTRY OVERVIEW

References in this “Kalyx’s Industry Overview” section to “Kalyx”, “we,” “us” and “our” shall refer to Kalyx Development Inc.

As the cannabis industry has grown in the United States, cannabis operators are increasingly in need of commercial facilities to house their business operations. We believe that finding suitable real estate, whether for sale or for lease, has proven to be a difficult and critical first hurdle for many of these operators. Although the demand for real estate exists, we believe that the federal status of cannabis as a Schedule I drug under the Controlled Substances Act (“CSA”) has precluded many traditional real estate owners and lenders from participating in the ownership and/or financing of cannabis-related businesses and real estate. We believe this has created a niche commercial real estate market opportunity in which a lack of suitable properties and infrastructure improvement capital has coincided with an established increase in demand for such properties. As a result of our real estate and cannabis expertise and our network of industry relationships, we believe that we are a preferred provider of high-quality real estate and, through sale-leaseback transactions and tenant improvements, expansion capital, to the regulated cannabis industry, and that we are well-positioned to benefit from the continued growth in the industry.

The Regulated Cannabis Industry

We believe that a convergence of changing public attitudes and increased legalization momentum in various states toward regulated cannabis creates an attractive opportunity to invest in commercial real estate with a focus on facilities that may be used by operators in the regulated cannabis industry. We also believe that the increased sophistication of the regulated cannabis industry and the development of strong business, operational and compliance practices have made the sector more attractive for investment. Increasingly, stated-licensed cannabis cultivation and processing facilities are becoming sophisticated business enterprises that use state-of-the-art technologies and well-honed business and operational processes to maximize product yield and revenues. Additionally, cannabis operators have identified and/or developed a growing portfolio of products into which they are able to incorporate legal cannabis in a safe and revenue-generating manner, including a variety of edibles, drinks and topicals.

In the United States, the development and growth of the regulated cannabis industry has generally been driven by state law and regulation and, accordingly, the regulated cannabis market varies on a state-by-state basis. State laws that legalize and regulate medical-use cannabis allow patients to consume cannabis for medicinal reasons with a doctor’s recommendation subject to various requirements and limitations. States have authorized numerous medical conditions as qualifying conditions for treatment with medical-use cannabis, including but not limited to treatment for cancer, glaucoma, HIV/AIDs, wasting syndrome, pain, nausea, seizures, muscle spasms, multiple sclerosis, post-traumatic stress disorder (PTSD), migraines, arthritis, Parkinson’s disease, Alzheimer’s, lupus, residual limb pain, spinal cord injuries, inflammatory bowel disease and terminal illness. In addition, a small but growing number of states have authorized the recreational use of cannabis for adults.

We believe that the following conditions, which are described in more detail below, create an attractive opportunity to invest in commercial real estate assets that support the regulated cannabis industry:

•         increasing momentum toward the legalization of cannabis at state and federal governmental levels;

•         shifts in public perception of cannabis use; and

•         significant industry growth in recent years and expected continued growth.

State-Level Legislative Trends

During the 2016 election cycle, four states (Arkansas, Florida, Montana and North Dakota) voted to legalize medical cannabis and another four (California, Maine, Massachusetts and Nevada) voted to legalize adult-use cannabis. In these eight states in aggregate, approximately 10.7 million voters voted for Donald Trump and approximately 14.4 million voters voted for Hillary Clinton, but approximately 17 million voters cast their votes in favor of legalized cannabis use. As of the date of this proxy statement/prospectus, 29 states and the District of Columbia have legalized medical cannabis, and eight of these states and the District of Columbia have also legalized cannabis for adult use. Based on the 2015 U.S. Census estimate, over 61.9% of the U.S. population now has access to a form of state-legalized cannabis.

Source: ProCon.org

____________

Source: ArcView and Marijuana Policy Project

In 2016, a number of state legislative or ballot measures passed that are expected to increase the size of the regulated cannabis industry. Some of the more significant measures are summarized below.

•         California: California initially legalized medical cannabis in 1996 and legalized adult-use cannabis in November 2016. The 2016 ballot initiative created a regulated framework for legalizing, selling and taxing cannabis sales similar to alcohol. As California is home to almost 40 million people and adult-use accounts for the largest medical-use cannabis industry in the country, we believe that California could generate billions of dollars in adult-use cannabis sales.

•         Florida: Florida legalized medical-use cannabis in November 2016. Florida is the second-largest potential market in terms of population for medical-use cannabis behind California.

•         Maine: Maine was one of the first states to legalize medical-use cannabis in 1999. Maine legalized adult-use cannabis in November 2016.

•         Massachusetts: Massachusetts first approved medical-use cannabis in 2012. Massachusetts legalized adult-use cannabis in November 2016.

•         Michigan: In September 2016, Michigan’s state legislature approved cannabis regulations for medical use that cover the entire state, which were signed into law by Michigan’s governor.

•         Nevada: Nevada legalized adult-use cannabis in November 2016. Nevada currently permits out-of-state medical-use cannabis cardholders to purchase cannabis while visiting Nevada. In addition, numerous public officials support the cannabis industry in general, viewing it as a source of growth for tourism and the state’s economy.

Source: Batter Up: The Next States to Legalize, Marijuana Business Magazine, January 2016; Marijuana Policy Project.

Following the approval of medical or adult-use cannabis, state programs must be developed and businesses must be licensed before commencing cannabis sales. Some states have developed the necessary procedures and licensing requirements quickly, while other states have taken years to develop their programs for production and sales of cannabis. According to Marijuana Business Daily, the average amount of time that elapsed between the legalization of medical cannabis sales and the opening of the first dispensaries in six states that recently commenced sales was 28 months. Also, according to Marijuana Business Daily, there are signs of industry maturation, and states are increasingly demonstrating an ability to efficiently and quickly establish regulatory frameworks following legalization. This is particularly true when adult-use cannabis is legalized in states where regulated medical-use cannabis systems are already in place. For example, according to Marijuana Business Daily, the average amount of time that elapsed between voters approving adult-use cannabis production and sales to the opening of the first stores in Colorado, Washington and Oregon was 15 months.

Even where regulatory frameworks for cannabis production and sales are in place, states tend to revise these rules over time. These revisions often impact sales, making it difficult to predict the potential of new markets. States may, for example, restrict the number of cannabis businesses permitted which can limit growth of the cannabis industry in those states. Alternatively, states may relax their initial regulations relating to cannabis production and sales, which would likely accelerate growth of the cannabis industry in such states.

Federal Treatment of Legal Cannabis

Until recently, federal law enforcement intermittently obstructed state-legalized use of medical cannabis since the passing of Proposition 215. However, in August 2013, Deputy Attorney General James A. Cole of the U.S. Department of Justice (the “DOJ”) issued a memorandum (the “Cole Memorandum”), which offered guidance to federal prosecutors and law enforcement personnel with respect to the enforcement of the CSA. Pursuant to the Cole Memorandum, enforcement of federal law relating to cannabis should be limited to certain enumerated federal priorities (such as prevention of violence, sales to minors and transfers of cannabis across state lines) in those states in which state regulatory and enforcement efforts are deemed effective. In addition, the DOJ has instructed federal prosecutors that enforcement of state law by state and local law enforcement should remain the primary means of addressing cannabis-related activity, including cultivation and distribution, outside of the enumerated federal priorities.

Federal legislative actions have also changed the landscape for medical and adult-use cannabis. In 2003, U.S. Representatives Maurice Hinchey, Dana Rohrabacher and Sam Farr first introduced the Rohrabacher–Farr Amendment which proposed to prohibit the DOJ from spending funds to interfere with the implementation of state medical cannabis laws. The Rohrabacher-Farr Amendment was signed into law by President Obama as an attachment to the omnibus appropriations bill for fiscal year 2015. The Rohrabacher-Farr Amendment remained in the omnibus appropriations bill for fiscal year 2016, but it must be renewed by Congress each fiscal year in order to remain in effect.

The Rohrabacher-Farr Amendment does not change the federal legal status of cannabis under the CSA. However, in August 2016, the United States Circuit Court of Appeals for the Ninth Circuit (which includes Arizona, Oregon and Washington) held that the Rohrabacher-Farr Amendment prohibits the DOJ from spending funds from relevant appropriations acts for the prosecution of individuals who engage in conduct permitted by state medical cannabis laws if those individuals fully comply with such laws.

These recent developments have paved the way for states to enact regulated cannabis regimes that are supported by robust laws in order to comply with federal guidelines, which in turn has motivated an industry with increasing investment opportunities. We believe that the most successful and well-developed state regulatory regimes are the medical and adult-use programs in Colorado, Oregon and Washington.

The recent political and administrative shift with the election of President Donald Trump, however, has created uncertainty about the future of the cannabis industry. U.S. Attorney General. Jefferson Sessions, has not shared with the public his plans with respect to federal enforcement against cannabis, including the application of the Cole Memorandum, but he has historically been vocally opposed to the legalization of cannabis, and has criticized previous Attorneys General for not vigorously enforcing the federal prohibition of cannabis. Further, on February 23, 2017, White House Press Secretary Sean Spicer stated that he expects law enforcement to enforce federal cannabis laws when they come into conflict with states where recreational use of the drug is permitted. The shifting political administration and the appointment of Mr. Sessions have created uncertainty in the cannabis industry regarding future enforcement of federal laws, and the ability of cannabis operators to conduct their businesses under the new administration.

Shifting Public Perception

The increase in state legalization of cannabis use is largely a result of changing public opinion in the United States. According to a poll conducted by Gallup, 60% of Americans think that the use of cannabis should be made legal, the highest level in the 47 years that Gallup has conducted the poll. Further, support among adults aged 18 to 34 increased from 35% to 77% between 2005 and 2016 and support among adults aged 35 to 54 increased from 35% to 61% over the same period. In addition, according to a recent Quinnipiac University Poll, 89% of U.S. voters support the medical use of cannabis if recommended by a physician. We believe the fundamental shift in popular opinion regarding the legalization of cannabis suggests that the legal cannabis industry is both sustainable and poised to grow in the long-term.

____________

Source: Gallup

Industry Sales Growth

As a result of an increase in state legalization and shifting public opinion, legal cannabis industry sales have grown substantially in recent years. According to ArcView Market Research (“ArcView”), legal cannabis sales grew from $4.6 billion in 2014 to $5.4 billion in 2015. Further, according to ArcView, sales growth is expected to accelerate in 2016, with sales projected to grow at 24% to $6.7 billion and sales are expected to grow to approximately $21.8 billion by 2020, representing a six-year compound annual growth rate of 30%.

____________

Source: ArcView

Additionally, ArcView expects the distribution of industry sales between medical and adult-use to shift substantially between 2014 and 2020 as more states legalize adult use cannabis. Adult-use sales were approximately $350,000 in 2014, equating to 8% of total industry sales. By 2020, adult use sales are expected to increase to $11.7 billion, or 53% of total industry sales, according to ArcView.

____________

Source: ArcView

KALYX’S BUSINESS

References in this “Kalyx’s Business” section to “Kalyx”, “we,” “us” and “our” shall refer to Kalyx Development Inc.

Overview

We are a fully-integrated commercial real estate company, recently organized as a Maryland corporation, which acquires and owns properties leased to, or currently occupied by, state-licensed operators of regulated cannabis businesses in states in which such activities are legal under state law. We believe that we are on the leading edge of a new real estate vertical serving the real estate needs of the rapidly expanding regulated cannabis industry in which underutilized real estate assets, primarily warehouse spaces, are being retrofitted to accommodate the specialized needs of tenants engaged in the cultivation, processing, sale and/or distribution of cannabis and cannabis-based products in those states in which such activities are legal under state law and which have established regulatory regimes that are compliant with federal guidelines. In addition, we believe that the steady advancement of cannabis legalization in the United States will spur increasingly greater opportunities to acquire attractive commercial properties that can be leased to tenants operating in the regulated cannabis industry, which we believe will create significant value for our shareholders. Our management team leverages its expertise in commercial real estate, its knowledge of the regulated cannabis industry and its understanding of the relevant state and local regulatory regimes to identify properties and tenants that we believe are situated in the most attractive markets. We believe our management team’s extensive relationships with owners of commercial properties, state-licensed cannabis operators and owners of existing cannabis facilities will provide us with greater opportunities to acquire attractive properties outside of a competitive bidding process than our competitors.

Our strategic focus is to invest in real estate that is diversified across geography, tenant, type of cannabis operation conducted (i.e., cultivation, processing, sale and/or distribution) and type of facility (i.e., warehouse, greenhouse and/or retail). As such, we use a range of traditional and bespoke acquisition structures, including straight acquisitions, sale leasebacks and exercising tenants’ options to acquire their space, that allow our cannabis operator tenants to unlock capital currently consumed by their real estate assets. Such acquisitions often enable tenants to strengthen their balance sheets and accelerate their growth by expanding their operations. In the future, we also may selectively pursue development opportunities where we can generate the appropriate returns for our shareholders. We believe our active asset management will optimize the value of our portfolio.

As of the date of this proxy statement/prospectus, we own and operate nine commercial properties comprising an aggregate of 653,000 square feet located in Arizona, Colorado, Oregon and Washington and are a multistate provider of commercial real estate to state-licensed operators in the regulated cannabis industry. The types of operations in which our tenants are engaged include the cultivation, processing, sale (either at retail or wholesale) or distribution of cannabis or cannabis-based products. As of the date of this proxy statement/prospectus, approximately 79% of the square footage of our properties are leased to 23 separate tenants, and are utilized primarily for the cultivation or processing of cannabis. Successful cannabis properties, particularly cultivation and processing facilities, are highly specialized and secure buildings that house sophisticated lighting, HVAC systems, water distribution and reverse osmosis systems, CO2 infusion systems, extraction, packaging, video surveillance and communications technology infrastructure. These properties are designed to provide the power, cooling and network connectivity necessary to efficiently operate cultivation and processing equipment. This infrastructure also sometimes requires an uninterruptible power supply, backup generators and cooling equipment, in addition to fire suppression systems and physical security.

Current tenants of our properties include many nationally recognized cannabis operators, such as Medicine Man, Strainwise, Leaph, Dixie Elixirs and Health for Life. Substantially all of our revenues are derived from triple-net leases pursuant to which our tenants are generally responsible for substantially all of the property operating expenses relating to the property, including real estate taxes, utilities, property insurance, routine maintenance and repairs, and property management. We believe this triple-net lease structure helps insulate us from increases in certain property operating expenses and provides more predictable cash flows. Our leases typically provide for payment of fixed rent and include fixed rent escalation provisions designed to provide us with annual growth in our rental revenues. Through our property investments and corresponding operating income, we seek to generate attractive risk-adjusted returns for our shareholders through a combination of stable and increasing dividends and potential long-term appreciation in the value of our properties and the value of our shares of common stock.

We believe that our management team possesses an important combination of commercial real estate experience, cannabis industry expertise and a knowledge and understanding of the relevant state and local regulatory requirements. Our management team is led by Mr. George M. Stone, our Chief Executive Officer, who has over 30 years of real estate industry experience, and Mr. Potter W. Polk, our President, who, in addition to having over 25 years of business and entrepreneurial experience, has been actively engaged in the regulated cannabis industry since 2009. During that time Mr. Polk has built a network of top industry professionals and cannabis operators and has developed a wide range of cannabis-specific regulatory and operational expertise. In addition, Ms. Dawn M. Sandoval, our Chief Operating Officer, has over 25 years of global debt and equity capital markets experience and has been active in cannabis industry investments since 2010. We believe that our management team’s industry knowledge, and ability to analyze and evaluate the evolving regulatory landscape to identify attractive investment opportunities in the emerging addressable markets, coupled with their long-standing relationships with state-licensed cannabis operators in these markets, provide us with a competitive advantage in sourcing growth opportunities that will produce attractive risk-adjusted returns.

Furthermore, we believe our management team is strongly aligned with our shareholders. Since the inception of our company, our executive officers and certain of our directors and their respective affiliates have invested in excess of $8.26 million in our company. In addition, during the initial terms of their respective employment agreements, three of our executive officers have elected to take 100% of their salary in the form of OP Units, subject to a six year vesting period, which we believe creates a significant alignment of interest between management and our shareholders. As a result of their prior investments in our company and their stock-based compensation, upon completion of the Business Combination our executive officers and directors collectively will own approximately 1,398,099 outstanding shares of our common stock, which we believe further aligns our management’s interests with our shareholders. Finally, we have adopted stock ownership guidelines that require our officers and directors to continuously own an amount of our common stock based upon a multiple of such officer’s annual base salary or such director’s annual retainer, as applicable.

We intend to elect to be taxed and to operate in a manner to allow us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016. Following the completion of the Business Combination, the Combined Company intends to elect to be taxed and to operate in a manner to allow us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017.

New Vertical in Commercial Real Estate Investment

We believe that we are on the leading edge of a new real estate vertical serving the real estate needs of the rapidly expanding regulated cannabis industry in which underutilized real estate assets, primarily warehouse spaces, are being retrofitted to accommodate the specialized needs of tenants engaged in the cultivation, processing, sale and/or distribution of cannabis and cannabis-based products in those states in which such activities are legal under state law and which have established regulatory regimes that are compliant with federal guidelines. We believe we have become a multistate leader in this new vertical as a result of our management team’s real estate and cannabis industry expertise, including our ability to identify, acquire, convert and lease existing underutilized properties to state-licensed cannabis operators, creating a more profitable use of commercial real estate in a nascent industry experiencing significant growth.

We believe that the following four factors define the particular attributes associated with successfully navigating the new cannabis industry real estate vertical:

•         Regulatory Overlay. As an initial matter, we only consider acquiring properties located in states in which cannabis-related businesses are both legal under state law and controlled pursuant to robust regulatory regimes that comply with federal guidelines. We believe that our management team understands the complexity of these state regulations, which generally provide for tracking the chain of custody of cannabis and cannabis-related products through “seed-to-sale tracking”. “Seed-to-sale tracking” provides state regulators with the ability to monitor regulatory and tax compliance by state-licensed operators. We only acquire properties in states in which the regulatory regime includes seed-to-sale tracking because we believe that those requirements are critical to maintaining compliance with federal guidelines.

•         Attention to Local Requirements and Markets. There are significant zoning, operational and other regulatory requirements at the local level in key markets that further limit the universe of suitable commercial real estate for our target tenants. Local authorities regulate many different aspects of the cannabis industry, including the cultivation of cannabis generally, the use of water and the discharge of waste water, fire and safety conditions, seismic conditions, asbestos cleanup, hazardous material abatement and contain zoning requiring specified setbacks from schools, other cannabis facilities, residential areas, daycare centers and houses of worship. We believe that our knowledge of, and our ability to evaluate and analyze, local zoning and business requirements relating to cannabis, particularly cultivation and processing facilities, as well as our understanding of the economics driving the local consumer market and the positioning of new cannabis operators in the market, allow us to we invest in properties situated in key markets with sustainable growth prospects.

•         Specialized Property Attributes. Successful cannabis properties, particularly cultivation and processing facilities, are highly specialized and secure buildings that house sophisticated lighting, HVAC systems, water distribution and reverse osmosis systems, CO2 infusion systems, extraction, packaging, video surveillance and communications technology infrastructure. These buildings are designed to provide the power, cooling and network connectivity necessary to efficiently operate cultivation and processing equipment. Other infrastructure requirements often include an uninterruptible power supply, backup generators and cooling equipment, in addition to fire suppression systems and physical security. We believe that the current lack of facilities catering to the specialized needs of cannabis operators creates a significant impediment to the growth of the cannabis industry, which creates opportunities for us to service the particular needs of our tenants.

•         Access to State-licensed Operators. Federally compliant state regulatory regimes require applicants to undergo a rigorous vetting process in order to obtain licenses for cannabis operations. Licensing requirements vary from state to state, but typically include individual background checks, a review of business experience and prospective business plans, proof of financial viability and proposed security measures. As a result of our management team’s extensive relationships with cannabis operators and other industry professionals, we are able to identify as prospective tenants the most viable of these state-licensed operators. In addition, we implement our own tenant evaluation and monitoring process, which involves the review of key new developments in our tenants’ businesses, analysis of our tenants’ financial statements and tax returns, when available, discussions with our tenants’ management teams regarding historical performance and future expectations and regular site visits to review our tenants’ operations and assess general maintenance of our properties, which we allows us to monitor and maintain the strength of our relationships.

The above factors combine to create a marketplace in which commercial properties that meet the specific needs of cannabis operators are at a premium, driving the potential for significant returns. Further, the complexity of the emerging regulated cannabis industry is significant and requires highly specialized knowledge in state and local regulatory and zoning requirements, operational challenges and consumer market conditions, creating a significant barrier to entry for many traditional real estate companies. We believe that our ability to identify attractive properties and make them available to viable cannabis operators will allow us to capitalize on opportunities within this new real estate vertical and create value for our shareholders.

Our Competitive Strengths

Our principal business objective is to provide attractive risk-adjusted returns to our shareholders through a combination of (i) sustainable and increasing rental income and cash flow that generates reliable, increasing dividends and (ii) potential long-term appreciation in the value of our properties and common stock. Our primary strategies to achieve our business objective are to invest in, own, lease and proactively manage a diversified portfolio of specialized properties catering to the regulated cannabis industry, which we believe will drive reliable, increasing rental revenue and cash flow. Specifically, our company’s growth strategies include, among others:

•         Continue to Employ a Disciplined Investment Strategy. Although we may acquire properties for emerging cannabis operators, we intend to grow our portfolio of properties primarily through acquisitions of commercial real estate for cannabis operators who have demonstrated strong and stable long-term cash flows in markets where we believe there exists potential for significant growth. In the future, we expect to leverage our knowledge of our tenants’ capital needs utilizing a variety of acquisition structures to support our tenants businesses and give them the flexibility to expand their operations.

•         For example, we may enter into sale leasebacks of properties currently owned by cannabis operators, or we may exercise the option of cannabis operators to purchase properties currently leased from a third-party landlord, after which we expect to enter into triple-net leases with such tenants, thereby maximizing returns by ensuring immediate rental cash flow upon acquisition.

•         In addition, we believe that our market knowledge will allow us acquire and renovate existing cannabis facilities where we believe there is potential for further value creation and to acquire and repurpose non-cannabis facilities for use by cannabis operators in attractive markets. We intend to continue to identify space suitable for redevelopment and development both at the time we purchase a property and from time to time as we continue to own and lease a property.

•         We often strategically purchase properties with large vacancies or expected near-term lease roll-over and use our extensive knowledge of the properties and markets to determine their optimal use. Generally, redevelopment of a property consists of a range of improvements, including upgrades to existing space by adding additional power and cooling capabilities and/or a targeted remodeling of common areas and customer spaces to make the property more attractive to certain tenants. A development may involve a more comprehensive structural renovation of an existing building to significantly upgrade the character of the property, or it may involve ground-up construction of a new building to support our tenant’s operations. The redevelopment or development process generally occurs in stages and requires significant capital expenditures in many cases.

•         We may acquire additional commercial properties on a non-cash basis in a tax efficient manner through the issuance of OP units as consideration for the transaction, which will provide us with a strategic advantage over many other investors or through the issuance of interests in one or more entities structured as DownREITs (i.e., an entity that is a partnership for federal income tax purposes, the ownership interests or units in which generally entitle the holder to distributions and other economic rights similar to holders of our common stock).

•         Further, in the future, we intend to acquire and develop well-located properties with the potential to support the business plans of our established tenants, allowing us to reposition the asset and drive future rental growth.

•         Diversify Investment Portfolio by Expanding Operation and Facility Types in Target Markets. In addition to geographic diversity, we intend to diversify our investment portfolio by type and number of tenants, by the types of cannabis operations in which they are engaged, as well as by facility type, including both single and multi-use facilities. We seek to invest in properties where we can develop strategic alliances with state-licensed cannabis operators in our target markets, including operators engaged in cultivation, processing, retail sales, wholesale sales and distribution. Currently, a substantial percentage of state-regulated cannabis cultivation takes place in warehouse facilities, and, as of the date of this proxy statement/prospectus, all of our occupied properties are warehouse facilities with the infrastructure to support the indoor cultivation of cannabis. We intend to continue to invest in warehouses that offer quality control and consistency of product as well as security and oversight for cannabis operators. In the future, we also expect to pursue other types of acquisition and development opportunities. For example, as cannabis operators begin to transfer operations to outdoor growth environments, we intend to selectively invest in high-quality, large-scale commercial light deprivation greenhouses, offering tenants more energy efficient facilities that satisfy our tenants’ particular needs and are compliant with state and local regulatory and zoning requirements. Furthermore, we intend to invest in properties that will support stand-alone retail sites and dispensaries where we believe there is adequate demand for such properties to support our investment.

•         Continue to Expand Geographically as Demand Increases. As the cannabis industry has grown, cannabis operators are increasingly in need of specialized facilities to house their operations. As of the date of this proxy statement/prospectus, our properties are located in Arizona, Colorado, Oregon and Washington, states that we believe have the most well developed regulatory schemes. However, as a result of the recent 2016 election, a total of 28 states and the District of Columbia have legalized cannabis for medical and/or adult-use purposes. We believe that demand for warehouse facilities and other specialized commercial real estate for cannabis cultivation, processing and distribution will increase significantly as more states develop robust regulatory regimes that comply with federal guidelines, creating incentives for established cannabis operators to expand their businesses into new geographic areas and leading to increased demand for new entrants into this industry. We believe that the steady advancement of cannabis legalization in the United States will provide increasingly greater opportunities to acquire properties with strong re-leasing value, to attract and retain high quality tenants and to build exceptional value for shareholders.

•         Systematically Underwrite Real Estate Opportunities. In connection with our assessment of cannabis-related real estate investment opportunities, we employ a systematic, multi-pronged underwriting approach that leverages our real estate and cannabis industry expertise. We focus first on location and zoning factors, with particular focus on proximity to a dense and growing population base and compliance with local zoning requirements applicable to cannabis operations. We also analyze the property’s current condition and residual value, anticipated capital expenditures required to prepare the space for leasing to one or more cannabis operators, and possible alternative non-cannabis uses. We also assess local occupancy rates, as well as the spread between cannabis and non-cannabis rental rates as they relate to the current and expected future supply of comparable properties. Existing and potential competition from other cannabis operators is also considered. Finally, we seek financially sound state-licensed tenant-operators that are market leaders in their respective specialties. In evaluating a potential tenant, we focus on capitalization, expected tenant improvement requirements, products in or expected to be introduced to the market, the general business acumen of the tenant’s management team, including their agricultural experience and expertise, and potential competition from other cannabis operators. The growth trajectory of a potential tenant is also considered through the lens of the likelihood of a longer-term, multistate relationship in which we can assist the operator in identifying and transitioning to larger spaces and new markets as its business expands. For example, Health for Life, one of our tenants, was recently acquired by The Canadian Bioceutical Corporation in a $25 million transaction, which we believe may create additional opportunities for our company in the future.

•         Actively Manage Our Portfolio to Increase Rents and Limit Vacancies. As of the March 31, 2017, approximately 79% of the square footage of our properties were leased to 23 separate tenants with a weighted average (based on March 31, 2017 revenue, annualized) remaining lease term for the portfolio of approximately 6.11 years. We believe our active asset management will optimize the value of our portfolio by achieving market rental rates in new leases when the existing leases expire. In addition, we do not believe there is significant new supply growth or plans for the development of competitive facilities in our target markets. As a result, we believe this limited supply of competitive facilities in our target markets will increase the likelihood of significant tenant renewals as well as demand from new tenants.

•         Conservatively Utilize Leverage. Upon completion of the Business Combination, only two of our properties will be encumbered by mortgage debt and we expect to have no outstanding corporate-level indebtedness. We intend to adopt a financing policy that will limit our incurrence of debt (secured or unsecured) to less than 40% of our total book capitalization. In the future, we intend to obtain debt financing either at the property or corporate level by borrowing from non-bank, specialty or state-chartered lenders.

Investment Criteria

Our investment strategy takes into account a number of variables in each state that has legalized the cultivation, sale and use of medical and/or adult-use cannabis, including the following factors:

State and Local Regulatory Framework. Our approach to acquisitions begins with an analysis of the regulatory framework in each state and county before we identify potential real estate assets for acquisition. We only seek real estate investments in states that have not only legalized the cultivation, sale and use of cannabis, but that have also implemented a regulatory regime that, in our view, is sufficiently robust and established, as well as compliant with federal guidelines. We also review the schedule for the effectiveness of any proposed regulations. In addition, we actively monitor regulatory developments as well as the political climate at the state and local level, which we believe allows us to ensure maximum compliance with federal law and avoid entering new markets prematurely.

Market Opportunity. We then assess the market opportunity for our tenants in each target state or county by considering the historical performance and/or future prospects of the regulated cannabis industry under the then-current, and, if appropriate, the expected future, regulatory environment. We focus on the number of operator licenses issued or issuable in the applicable state and the timing and/or difficulty of the related initial application process and on-going renewal and compliance requirements for operators. We also review historical and projected sales volumes. Finally, we analyze population density and growth potential, including, with respect to medical cannabis, the number of medical cannabis patients per thousand residents in the applicable state and the number of medical conditions for which cannabis can be recommended in that state.

Based on this assessment, we separated the regulated cannabis states by identifying three tiers of accessible markets as follows:

•         High Priority (“Core Markets”): States that we consider our Core Markets include Arizona, Colorado, Florida, Maryland, Massachusetts, Michigan, Nevada, Oregon and Washington. Our Core Markets are generally characterized by some or all of the following:

•         Established and robust regulatory framework compliant with federal guidelines such as the Cole Memorandum;

•         An established record or history of cannabis sales within the state;

•         With respect to the medical use of cannabis, a high or potentially high number of registered medical cannabis patients, a high number of conditions for which medical cannabis may be prescribed, including chronic pain and anxiety, and/or a high number of licenses granted or projected to be granted to cannabis operators;

•         A relatively large number of experienced cannabis operators with sizable revenues and operations who engage in, or are or are scheduled to begin, sales activities within the state; and

•         Large population size.

•         Medium Priority (“Opportunistic Markets”): States that we consider our Opportunistic Markets include California, Illinois, Maine, New Mexico, New York, Ohio, Pennsylvania and Rhode Island. Our Opportunistic Markets are generally characterized by some or all of the following:

•         Recently established regulatory framework;

•         Limited record or history of cannabis sales within the state;

•         With respect to the medical use of cannabis, a limited number of registered medical cannabis patients, a limited number of medical conditions for which cannabis may be prescribed and/or a limited number of licenses granted or projected to be granted to cannabis operators;

•         A relatively limited and growing number of experienced cannabis operators with sizable revenues and operations who engage in, or are or are scheduled to begin, sales activities within the state; and

•         Modest population size.

•         Low Priority (“Developing Markets”): States that we consider our Developing Markets include Alaska, Arkansas, Connecticut, Delaware, Hawaii, Louisiana, Minnesota, Montana, New Hampshire, New Jersey, North Dakota, Vermont and Washington D.C. Our Developing Markets are generally characterized by some or all of the following:

•         Non-existent or developing regulatory framework;

•         Limited or no record or history of cannabis sales within a state;

•         With respect to the medical use of cannabis, a smaller number of registered medical cannabis patients, a smaller or nonexistent number of conditions for which cannabis may be prescribed and/or a smaller or nonexistent number of licenses granted or projected to be granted to cannabis operators;

•         Inexperienced cannabis operators, if any, with relatively smaller revenues and operations who engage in, or are or are scheduled to begin, sales activities within the state; and

•         Low population size.

The table below provides some of the information used in our assessment of the business opportunities in each of the regulated cannabis states as of the date of this proxy statement/prospectus. We primarily look to invest in states that we consider our Core Markets.

Kalyx 2017 Cannabis State Business Opportunity Ranking

State	Estimated Population(1)	Registered Medical Cannabis Patients		Patients per 1000 residents		Legalized Medical Use	Legalized Adult Use	Priority
Arizona	6,828,065	89,405	(3)	13.09		Y	N	High
Colorado	5,456,574	102,620	(4)	18.81		Y	Y	High
Florida	20,271,272	N/A	(2)	N/A	(2)	Y	N	High
Maryland	6,006,401	N/A	(2)	N/A	(2)	Y	N	High
Massachusetts	6,794,422	33,079	(5)	4.87		Y	Y	High
Michigan	9,922,576	203,889	(6)	20.55		Y	N	High
Nevada	2,890,845	23,375	(7)	8.09		Y	Y	High
Oregon	4,028,977	68,201	(8)	16.93		Y	Y	High
Washington	7,170,351	12,624	(9)	1.76		Y	Y	High
California	39,144,818	720,442	(4)	18.40		Y	Y	Medium
Illinois	12,859,995	13,200	(10)	1.03		Y	N	Medium
Maine	1,329,328	51,097	(7)	38.44		Y	N	Medium
New Mexico	2,085,109	30,877	(8)	14.81		Y	N	Medium
New York	19,795,791	8,421	(11)	0.43		Y	N	Medium
Ohio	11,613,423	N/A	(2)	N/A	(2)	Y	N	Medium
Pennsylvania	12,802,503	None		0.00		Y	N	Medium
Rhode Island	1,056,298	15,605	(12)	14.77		Y	N	Medium
Alaska	738,432	1,093	(13)	1.48		Y	Y	Low
Arkansas	2,978,204		(2)		(2)	Y	N	Low
Connecticut	3,590,886	13,456	(14)	3.75		Y	N	Low
Delaware	945,934	1,752	(15)	1.85		Y	N	Low
Hawaii	1,431,603	14,644	(16)	10.23		Y	N	Low
Louisiana	4,692,458		(2)		(2)	Y	N	Low
Minnesota	5,489,594	2,920	(17)	0.53		Y	N	Low
Montana	1,032,949	12,730	(4)	12.32		Y	N	Low
New Hampshire	1,330,608	1,339	(18)	1.01		Y	N	Low
New Jersey	8,958,013	9,461	(7)	1.06		Y	N	Low
North Dakota	756,927	N/A	(2)	N/A	(2)	Y	N	Low
Vermont	626,042	3,391	(12)	5.42		Y	N	Low
Washington, D. C.	672,228	4,283	(8)	6.37		Y	Y	Low

____________

(1)      Source: U.S. Census Bureau’s 2015 Population Estimates

(2)      Immaterial

(3)      Source: ProCon.Org 2016

(4)      Source: Marijuana Policy Project Estimate of September 13, 2016

(5)      Source: Massachusetts Health and Human Services Estimate of November 20, 2016

(6)      Source: Marijuana Policy Project Estimate of June 18, 2016

(7)      Source: Marijuana Policy Project Estimate of September 30, 2016

(8)      Source: Marijuana Policy Project Estimate of October 1, 2016

(9)      Source: Marijuana Policy Project Estimate of October 11, 2016

(10)     Source: Marijuana Policy Project Estimate of December 7, 2016

(11)     Source: Marijuana Policy Project Estimate of October 3, 2016

(12)     Source: Marijuana Policy Project Estimate of October 13, 2016

(13)     Source: Marijuana Policy Project Estimate of October 31, 2016

(14)     Source: Marijuana Policy Project Estimate of October 9, 2016

(15)     Source: Delaware On Line News Journal of September 4, 2016

(16)     Source: Marijuana Policy Project Estimate of August 30, 2016

(17)     Source: Marijuana Policy Project Estimate of October 6, 2016

(18)     Source: New Hampshire Registry of January 2016

Financing Strategy

Upon completion of the Business Combination, two of our properties will be subject to mortgage financing. Additionally, we expect to have no outstanding corporate-level indebtedness upon completion of the Business Combination. However, going forward we look to incorporate conservative and measured mortgage financing either at the property or corporate level. Our present financing policy prohibits incurring debt (secured or unsecured) in excess of 40% of our total book capitalization.

Our Properties

As of March 31, 2017, we own nine properties in four states with an aggregate of approximately 653,000 square feet of rentable space. The table below provides certain information regarding each of our properties as of March 31, 2017

Property	Percent ownership(6)	Leasable Square footage	Occupancy(1)	Annualized rent(2)(6)	Percentage of total annualized revenue	Annualized revenue per Leasable Square Foot(3)
4750-60 Nome St, Denver, CO	100.00%	38,219	100%	561,816	6.65%	14.70
695 Bryant St, Denver, CO	100.00%	20,654	100%	301,678	3.57%	14.61
4990 Oakland St, Denver, CO	100.00%	27,238	100%	478,584	5.67%	17.57
1820 W Valley Hwy N, Auburn, WA	100.00%	66,215	100%	1,374,183	16.28%	20.75
3590 W 3rd Ave, Eugene, OR	100.00%	89,046	79%	933,425	11.05%	13.20
6710 N Catlin Portland, OR(4)	49.57%	63,200	40%	490,841	5.81%	19.44
5550 E McDowell-Building B, Mesa, AZ(4)	49.57%	23,600	100%	404,976	4.80%	17.16
3303 South 35th St, Tacoma, WA(5)	50.00%	303,058	80%	3,898,053	46.17%	16.02
5550 E McDowell-Building A, Mesa, AZ	100%	21,455	0%	0	0%	0.00
Total/Average		652,685	79%	8,443,556	100.00%	16.39

____________

(1)      Includes both in-place and committed tenants, which we define as our tenants in occupancy as well as tenants that have executed binding leases for space undergoing improvement but are not yet in occupancy, as of March 31, 2017

(2)      Annualized base rent is calculated by multiplying (i) rental bills for the month ended March 31, 2017 by (ii) 12.

(3)      Calculated by multiplying (i) rental bills for the month ended March 31, 2017, by (ii) 12, and then dividing by leased square feet for such property as of March 31, 2017.

(4)      We own 49.57% equity interest in the owner of these properties which are being consolidated in our financial statements. For a discussion on our 49.57% equity interest in the owner of these properties, see footnote 1 to the diagram under the heading “Prospectus Summary-Our Structure.”

(5)      We own 50% equity interest in the owner of this property, which is leased to approximately 15 tenants as of March 31, 2017.

(6)      Annualized rent reflects 100% ownership in all properties which financial statements are consolidated into Kalyx’s financial statements

Properties Under Evaluation

In addition to the properties that we currently own, we are in discussions regarding a number of acquisition opportunities that we have identified through our management team’s network of relationships and that we believe will enhance our growth and operating performance metrics. As of the date of this proxy statement/prospectus, we have identified and are in various stages of evaluating potential acquisitions of properties, all from unrelated third parties, for an aggregate purchase price of approximately $75 million, based upon our preliminary discussions with the sellers and our internal assessments of the value of these properties. As of the date of this proxy statement/prospectus, we have identified and performed an initial financial analysis of these properties to determine what we would be willing to pay for each property. However, none of the properties under evaluation by management are subject to binding purchase agreements, rights of first offer or rights of refusal and, as a result, none of the properties are deemed probable of acquisition as of the date of this proxy statement/prospectus. There can be no assurance that we will enter into definitive agreements with regard to any of these properties for the anticipated purchase prices or at all.

Portfolio Diversification

We intend to invest in real estate that is diversified across geography, type of cannabis operation (i.e., cultivation, processing, sale (either at retail or wholesale) and/or distribution) able to be conducted therein and the type of facility (i.e., warehouse, greenhouse and/or retail). As such, our nine properties include 23 tenants across all of our focused facility types.

Geographic Diversification

The following graphs and table set forth information relating to geographic diversification by state of our properties based on total leased square feet and annualized lease revenue as of March 31, 2017.

Properties — Diversification by State

State	Number of properties	Leased SF(1)	Total Leased SF (%)	Annualized rent ($)(2)	Annualized rent (%)
Colorado	3	86,111	16.71%	1,342,078	15.89%
Washington(3)	2	309,558	60.08%	5,272,237	62.44%
Oregon(4)	2	95,963	18.63%	1,424,265	16.87%
Arizona(4)	2	23,600	4.58%	404,976	4.80%
	9	515,232	100%	8,443,556	100%

____________

(1)      Includes both in-place and committed tenants, which we define as our tenants in occupancy as well as tenants that have executed binding leases for space undergoing improvement but are not yet in occupancy, as of March 31, 2017.

(2)      Calculated for each property as monthly contracted base rent per the terms of the lease(s) at such property, as of March 31, 2017 multiplied by 12 and then aggregated by market.

(3)      We own 50% equity interest in the owner of a property in Washington, which is leased to 15 tenants as of March 31, 2017.

(4)      We own 49.57% equity interest in the owner of one property in Arizona and one property in Oregon.

State	Diversification by State (Leased SF)	State	Diversification by State (Annualized Rent)
Colorado	16.71%	Colorado	15.89%
Oregon	18.63%	Oregon	16.87%
Washington	60.08%	Washington	62.44%
Arizona	4.58%	Arizona	4.80%

Total	100.00%	Total	100.00%

Diversification by State
(Leased SF)

Arizona , 4.58%
Colorado , 16.71%
Oregon, 18.63%
Washington, 60.08%
Colorado
Oregon
Washington
Arizona

Diversification by State
(Annualized Rent)
Arizona , 4.80%
Colorado ,
15.89%
Oregon, 16.87%
Washington,
62.44%
Colorado
Oregon
Washington
Arizona

Tenant Diversification

The following table sets forth information relating to tenant diversification of our properties based on total leasable square feet and annualized lease revenue as of March 31, 2017.

Properties Diversification by Type

Type	Number of Properties	Leased SF	Total Leased SF (%)	Annualized Rent	Annualized Rent (%)
Cultivator	16	336,174	65.25%	$5,773,729	68.38%
Processor	3	74,213	14.40%	$1,169,529	13.85%
Cultivator/Retail	2	61,819	12.00%	$966,792	11.45%
Cultivator/Processor	1	25,249	4.90%	$490,841	5.81%
Non-Cannabis	1	17,777	3.45%	$42,665	0.51%
Total	23	515,232	100.00%	$8,443,556	100%

Description of Properties and Tenants

The following is a description of our properties and their major cannabis operator tenants. The order of properties starts with the property with the largest leasable square footage and ends with the property with the smallest leasable square footage. We have determined the leasable square footage of each property by reviewing the existing leases and rent rolls, where available, and a review of tax assessor information where necessary. Unless otherwise indicated, all information is given as of March 31, 2017.

35th Street Property, Tacoma, Washington

Property Description: Constructed in phases beginning in the 1950’s, with a major renovation in 2016/17, the 35th Street property is an approximately 303,000 square foot multi-story and single commercial building located in Tacoma, Washington. Other than recurring ordinary course capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property other spending approximately $500,000 on capital improvements on site work. For the year ending December 31, 2017, the annual real estate tax for the 35th Street property is approximately $538,000.

Acquisition Terms: On November 9, 2016, we acquired 50% of the equity interest in the owner of the 35th Street property for an aggregate purchase price of $14.4 million. A portion of the purchase price was financed with seller financing consisting of approximately $1.1million three-year note payable, bearing an interest at the rate of 6%. As of March 31, 2017 the balance on the seller loan is approximately $979,000 and the loan matures November 9, 2019. The remaining 50% of the equity interest in the owner of the 35th Street property is owned by third parties.

Lease Terms: We lease 80% of the 35th Street property to multiple tenants. The annual base rent for the 35th Street property is approximately $3.9 million. The largest tenant in the 35th Street property is F&D Management, LLC, d/b/a Lifted Cannabis]. There are currently fifteen leases, all of which are triple-net leases. Fourteen of which are cannabis tenants and one non-cannabis tenant.

West 3rd Avenue, Eugene, Oregon

Property Description: Constructed in 1978 with a major renovation in 1998, the West 3rd Avenue property is an approximately 89,000 rentable square foot commercial building located in Eugene, Oregon. Other than the installation of a building management system, fire alarm and HVAC and electrical maintenance, and recurring ordinary course capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the twelve months ended June 30, 2017, the annual real estate tax for West 3rd Avenue property was approximately $58,000.

Acquisition Terms: On June 25, 2015, we acquired the West 3rd Avenue property for an aggregate purchase price of approximately $3 million.

Lease Terms: We lease 79% of the West 3rd Avenue property to two tenants, Cypress Properties LLC and Greenpoint Real Estate, LLC. The annual base rent is approximately $933,000 and the leases are triple-net.

West Valley Highway North, Auburn, Washington

Property Description: Constructed in 1978, the West Valley Highway North property is a 66,215 square foot commercial building located in Auburn, Washington. Other than the replacement of the roof and recurring ordinary course capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2017, the annual real estate tax for the West Valley Highway North property was approximately $78,000.

Acquisition Terms: On June 1, 2015, we acquired the West Valley Highway North property for an aggregate purchase price of approximately $5.47 million.

Lease Terms: The annual base rent for the West Valley Highway North property is approximately $1.38 million and the lease is a triple-net lease. We lease 100% of the West Valley Highway North property to Leaph WA, LLC, d/b/a Leaph, a leading cannabis cultivator in King County, Washington. We recorded an of allowance for doubtful tenants receivable accounts of $150,000 for the period ending March 31, 2017

N Catlin Avenue, Portland, Oregon

Property Description: Originally constructed in 1971 and expanded in 2001, the North Catlin Avenue property is an approximately 63,000 square foot commercial building located in Portland, Oregon. Other than recurring ordinary course capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property other than potentially subdividing the vacant space. For the twelve months ended June 30, 2017, the annual real estate tax for the N Catlin Avenue property is approximately $59,000.

Acquisition Terms: On November 24, 2016, we entered into a series of agreements, whereby we acquired approximately 49.57% of the equity interests in Rowaben, which acquired the N Catlin Avenue property for an aggregate purchase price of $4.87 million on November 30, 2016. For a discussion on our approximate 49.57% equity interest in the owner of the N Catlin Avenue property, see footnote 1 to the diagram under the heading “Prospectus Summary-Our Structure”.

Lease Terms: We lease 40% of the N Catlin Avenue property to Attis Trading Company, Inc. a vertically integrated cannabis frim in Oregon, for an annual rent of approximately $491,000 under a triple net lease. Attis will cultivate and process marijuana in the demised premises.

East McDowell Road, Mesa, Arizona

Property Description: The East McDowell Road property is comprised of two buildings, Building A and Building B. Due to zoning restrictions, Building A cannot be leased to operators of cannabis facilities. Building B is an approximately 23,600-square-foot commercial building that was constructed in 1984 with a major renovation in 2017 by the current tenant. Building B is zoned such that it can be leased to an operator of cannabis facilities. Building A is an approximately 21,455 square foot commercial building constructed in 1998 with additions in 2001 and 2004. Other than recurring ordinary course capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of these properties. For the year ended December 31, 2016, the annual real estate tax for the East McDowell Road properties was approximately $36,000.

Acquisition Terms: On November 24, 2016, we entered into a series of agreements, similar to a DownREIT transaction, whereby we acquired approximately 49.57% of the equity interests in Rowaben, which acquired Building B for an aggregate purchase price of $2.32 million. The acquisition was financed with seller financing consisting of a $2.32 million, five-year loan at 9.25% interest. The current balance on the seller loan is $2.32 million and the loan matures September 27, 2021. For a discussion on our approximate 49.57% equity interest in Rowaben, see footnote 1 to the diagram under the heading “Prospectus Summary-Our Structure”. Our wholly owned subsidiary acquired Building A for an aggregate purchase price of $1.25 million.

Lease Terms: The aggregate annual base rent for Building B is approximately $405,000 and the lease is a triple-net lease. We lease 100% of Building B to one tenant, S8 Rental Services, LLC. Building A is currently vacant, and we intend to lease or sell such property to a non-cannabis company.

Nome Street Property, Denver, Colorado

Property Description: Constructed in 1974 with a major renovation in 2014 by the tenant, the Nome Street property is an approximately 38,000 square foot commercial building located in Denver, Colorado. Other than recurring ordinary course capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2016, the annual real estate tax for the Nome Street property was approximately $50,000.

Acquisition Terms: On July 28, 2014, we acquired the Nome Street property for an aggregate purchase price of approximately $3 million.

Lease Terms: The annual base rent for the Nome Street property is approximately $562,000 and the lease is a triple-net lease. We lease 100% of the Nome Street property to Futurevision, Ltd., d/b/a Medicine Man, a cannabis cultivator and dispensary in Denver.
Oakland Street Property, Denver, Colorado

Property Description: Constructed in 1978 with a major renovation in 2014 by the tenant, the Oakland Street property is an approximately 27,000 square foot commercial building located in Denver, Colorado. Other than recurring ordinary course capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2016, the annual real estate tax for the Oakland Street property was approximately $36,000.

Acquisition Terms: On November 17, 2014, we acquired the Oakland Street property for an aggregate purchase price of approximately $2.37 million.

Lease Terms: The annual base rent for the Oakland Street property is approximately $479,000 and the lease is a triple-net lease. We lease 100% of the Oakland Street property to Left Bank, LLC, an affiliate of Dixie Elixirs, a producer of cannabis-infused products in Colorado.

Bryant Street Property, Denver, Colorado

Property Description: Constructed in 1972 with a major renovation in 2014 by the tenant, the Bryant Street property is an approximately 20,700 square foot commercial building located in Denver, Colorado. Other than recurring ordinary course capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2016, the annual real estate tax for Bryant Street property was approximately $31,000.

Acquisition Terms: On August 28, 2014, we acquired Bryant Street property for an aggregate purchase price of $2 million. The acquisition was financed with seller financing consisting of a $900,000, three-year, interest-only loan at 5.5% interest. As of March 31, 2017 the balance on the seller loan is $825,000 and the seller loan matures on August 31, 2017.

Lease Terms: The annual base rent for the Bryant Street property is approximately $302,000 and the lease is a triple-net lease. We lease 100% of the Bryant Street property to Strainwise, Inc.

The Leases

Each of our leases relates to a cannabis facility, comprised generally of the land, buildings, other improvements and certain fixtures in our properties (some of which are multi-tenant) and, in most cases, will be for a use restricted to the intended cannabis-related use and certain related uses. In some instances, personal property will be leased. We believe that, for federal tax purposes, in the event we lease personal property to a tenant, the amount of personal property leased will be substantially less than 15% of the total amount of property leased and, therefore, all rental income will be deemed to be from real property.

Leases for our properties generally have remaining terms ranging from approximately 26 months to 10 years with, in some cases, one or more renewal terms exercisable by the tenant. Some of the leases may be subject to earlier termination upon the occurrence of certain events, such as casualty and condemnation. Most of our leases also include an early termination right by either party upon the occurrence of change in law or governmental regulations that would prevent the tenant from operating in the premises. Under such circumstances, the tenant is not required to make any kind of termination payment to the landlord to exercise its option to terminate.

We will receive a cash rental stream from our tenants under the leases. Generally, our tenants are responsible for property operating expenses of our properties, including real estate taxes, utilities, property insurance, routine maintenance and repairs, and property management. We believe this triple-net lease structure insulates us from increases in certain property operating expenses and provides a more predictable cash flow. In the future, we anticipate that we will continue to enter into triple-net leases for most of our properties. A de minimis percentage of the leases for our properties will be gross leases, where the tenant’s annualized lease revenue is intended to fulfill the tenant’s obligations under the lease, and we are responsible for all additional costs incurred for the leased premises.

Each tenant will generally be required, at its expense, to maintain our leased property in good order and repair, except for ordinary wear and tear. Certain of the leases will provide for rent reductions or abatements in certain instances of damage, destruction, partial taking or partial sale of the property. We may not be required to repair, rebuild or maintain the properties.

Two of our leases contain provisions which generally permit each tenant, under certain circumstances, to terminate the lease and to purchase the leased property for a price as set forth in such lease. One of our leases contains provisions which generally grants the tenant, under certain circumstances, a right of first offer to purchase the leased property during the term of the lease on the same terms and conditions as we propose to sell the leased property to a third party.

Scheduled Lease Expirations

The following table shows the scheduled lease expirations for our properties as of March 31, 2017.

Year of Lease Expiration	Number of Leases Expiring(1)	Square Footage of Leases Expiring	Percent of Portfolio Square Footage of Lease Expiring	Annualized Base Rent	Percent of Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot
2019	5	47,500	9.22%	$524,169	6.21%	$11.04
2020	4	74,064	14.37%	$1,199,833	14.21%	$16.20
2021	7	157,028	30.48%	$2,654,820	31.44%	$16.91
2022	1	23,625	4.59%	$382,725	4.53%	$16.20
2023	0	0	0.00%	$—	0.00%	$—
2024	1	27,238	5.29%	$478,584	5.67%	$17.57
2025	1	66,215	12.85%	$1,374,183	16.27%	$20.75
2026	1	23,600	4.58%	$404,976	4.80%	$17.16
2027	3	95,963	18.62%	$1,424,265	16.87%	$14.84

____________

(1)      Not including renewal options

Our Structure

We conduct our business through a traditional umbrella partnership real estate investment trust, or UPREIT, structure in which our properties are owned by our operating partnership directly or through subsidiaries, as described below under “— Our Operating Partnership.” As of the date of this proxy statement/prospectus, we own approximately 99% of the limited partnership interests in our operating partnership and outside holders own approximately 1% of the limited partnership interests in our operating partnership in the form of limited partnership interests designated as LTIP units, which may, under certain circumstances, be converted into OP units in accordance with the partnership agreement of our operating partnership.

Our operating partnership was formed as a Delaware limited partnership on January 4, 2016. Substantially all of our assets are held by, and our operations are conducted through, our operating partnership and its subsidiaries. Our wholly-owned subsidiary, Kalyx GP LLC, is the sole general partner of our operating partnership. As a result, we generally have the exclusive power under the partnership agreement governing our operating partnership to manage and conduct our operating partnership’s business and affairs, subject to certain limited approval and voting rights of the limited partners. See “Description of our Operating Partnership and our Operating Partnership Agreement.” From time to time, we expect to issue OP units in connection with property acquisitions, as compensation or otherwise.

The following diagram depicts our ownership structure as of the date of this proxy statement/prospectus. Our operating partnership owns our properties indirectly through limited liability companies, each formed under the laws of the state in which such asset is located.

____________

(1)      Rowaben Holdings LLC (“Rowaben”) is structured in a manner similar to a DownREIT. Two of our properties were acquired in a tax efficient manner through the issuance of units in Rowaben as consideration for the acquisition of such properties. We expect that the holders of the units in Rowaben not affiliated with us will elect to exchange such units for (i) OP units or (ii) cash or, at our election, shares of our common stock by December 31, 2018, which will result in our operating partnership owning 100% of the equity interests in Rowaben. Because we do not have the legal right to compel the holders of units in Rowaben to elect to exchange their units for OP units or cash or shares of our common stock, no assurance can be given that they will actually exchange their units in Rowaben by December 31, 2018 or at all.

Insurance

We currently maintain appropriate liability and casualty insurance on our properties and our office premises. We also have obtained title insurance with respect to each of our properties in amounts equal to their respective purchase prices, insuring that we hold title to each of our properties free and clear of all liens and encumbrances, except those approved by us. In our opinion, our properties are adequately covered by hazard, liability and rent insurance as well as flood and earthquake insurance where appropriate.

Competition

The current market for properties that meet our investment objectives may be limited. In addition, we believe finding properties that are appropriate for the specific use of cannabis operators may be limited as more competitors enter the market. We face significant competition from a diverse mix of market participants, including but not limited to, other companies with similar business models, independent investors, hedge funds and other real estate investors, hard money lenders, and cannabis operators themselves, all of whom may compete with us in our efforts to acquire real estate zoned for cannabis facilities. Several competitors have recently entered the marketplace, including Innovative Industrial Properties, Inc., AmeriCann, Inc., Zoned Properties, Cannabis-RX, Inc., The CannaBusiness Group, Inc., MJ Holdings, Inc., MJ Real Estate Investors, Home Treasure Finders, Inc., Advanced Cannabis Solutions, Inc., Grow

Condos, Inc., General Cannabis Corp., Heavy Power Properties and Canna Real Estate Fund, LP. In some instances, we will be competing to acquire real estate with persons who have no interest in the cannabis industry, but have identified value in a piece of real estate that we may be interested in acquiring.

These competitors may prevent us from acquiring desirable properties or may cause an increase in the price we must pay for properties. Our competitors may have greater resources than we do and may be willing to pay more for certain assets or may be willing to accept more risk than we believe can be prudently managed. In particular, larger companies may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may also adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, due to a number of factors, including, but not limited to, potential greater clarity of the laws and regulations governing cannabis by states and the federal government, the number of entities and the amount of funds competing for suitable investment properties may increase, resulting in increased demand and increased prices paid for these properties. If we pay higher prices for properties, our profitability may decrease, and you may experience a lower return on your investment. Increased competition for properties may also preclude us from acquiring those properties that would generate attractive returns to us.

Governmental Regulation

Agricultural Regulation

The properties that we intend to acquire will be used primarily for cultivation and production of cannabis and will be subject to the laws, ordinances and regulations of state, local and federal governments, including laws, ordinances and regulations involving land use and usage, water rights, treatment methods, disturbance, the environment, and eminent domain.

Each governmental jurisdiction has its own distinct laws, ordinances and regulations governing the use of agricultural lands. Many such laws, ordinances and regulations seek to regulate water usage and water runoff because water can be in limited supply. In addition, runoff from rain or from irrigation is governed by laws, ordinances and regulations from state, local and federal governments. Further, if any of the water used on or running off of our properties flows to any rivers, streams, ponds, the ocean or other waters, there may be specific laws, ordinances and regulations governing the amount of pollutants, including sediments, nutrients and pesticides, that such water may contain with which we must comply.

We expect that the properties in our portfolio will, at the time of acquisition, have sources of water, including wells and/or surface water that will provide sufficient amounts of water necessary for the current growing operations at each location. However, should the need arise for additional water from wells and/or surface water sources, we may be required to obtain additional permits or approvals or to make other required notices prior to developing or using such water sources. Permits for drilling water wells or withdrawing surface water may be required by federal, state and local governmental entities pursuant to laws, ordinances, regulations or other requirements, and such permits may be difficult to obtain due to drought, the limited supply of available water within the districts of the states in which our properties are located or other reasons.

In addition to the regulation of water usage and water runoff, state, local and federal governments also seek to regulate the type, quantity and method of use of chemicals and materials for growing crops, including fertilizers, pesticides and nutrient rich materials. Such regulations could include restricting or preventing the use of such chemicals and materials near residential housing or near water sources. Further, some regulations have strictly forbidden or significantly limited the use of certain chemicals and materials. Licenses, permits and approvals must be obtained from governmental authorities requiring such licenses, permits and approvals before chemicals and materials can be used at grow facilities. Reports on the usage of such chemicals and materials must be submitted pursuant to applicable laws, ordinances, and regulations as well as the terms of the specific licenses, permits and approvals. Failure to comply with laws, ordinances and regulations, to obtain required licenses, permits and approvals or to comply with the terms of such licenses, permits and approvals could result in fines, penalties and/or imprisonment.

The use of land for agricultural purposes in certain jurisdictions is also subject to regulations governing the protection of endangered species. When agricultural lands border, or are in close proximity to, national parks, protected natural habitats or wetlands, the agricultural operations on such properties must comply with laws, ordinances and regulations related to the use of chemicals and materials and avoid disturbance of habitats, wetlands or other protected areas.

Because the properties we own will be used for growing cannabis, there may be other additional land use and zoning regulations at the state or local level that affect our properties that may not apply to other types of agricultural uses. For example, each of Colorado, Washington, Oregon and Arizona require stringent security systems in place at grow facilities, and also require stringent procedures for the disposal of waste materials.

Environmental Matters

Our properties and the operations thereon are subject to federal, state and local environmental laws, ordinances and regulations, including laws relating to water, air, solid wastes and hazardous substances. Our properties and the operations thereon are also subject to federal, state and local laws, ordinances, regulations and requirements related to the federal Occupational Safety and Health Act, as well as comparable state statutes relating to the health and safety of our employees and others working on our properties. Although we believe that we and our tenants are in material compliance with these requirements, there can be no assurance that we will not incur significant costs, civil and criminal penalties and liabilities, including those relating to claims for damages to persons, property or the environment resulting from operations at our properties. See the section entitled “Risk Factors — Risks Related to Our Business and Properties — Potential liability for environmental matters could adversely affect our financial condition.”

Real Estate Industry Regulation

Generally, the ownership and operation of real properties is subject to various laws, ordinances and regulations, including regulations relating to zoning, land use, water rights, wastewater, storm water runoff and lien sale rights and procedures. These laws, ordinances or regulations, such as the Comprehensive Environmental Response and Compensation Liability Act and its state analogs, or any changes to any such laws, ordinances or regulations, could result in or increase the potential liability for environmental conditions or circumstances existing, or created by tenants or others, on our properties. Laws related to upkeep, safety and taxation requirements may result in significant unanticipated expenditures, loss of our properties or other impairments to operations, any of which would adversely affect our cash flows from operating activities.

Our property management activities, to the extent we are required to engage in them due to lease defaults by tenants or vacancies on certain properties, will likely be subject to state real estate brokerage laws and regulations as determined by the particular real estate commission for each state.

State and Federal Laws Applicable to the Cannabis Industry

Evolution of Regulated Cannabis in the United States

The history of regulated cannabis in the United States stretches back decades prior to the adoption by Congress of the CSA in 1970. The CSA represented a comprehensive measure to combat narcotic abuse at the federal level by combining all existing federal laws in a single statute and regulating the manufacture, importation, possession, use and distribution of certain substances that are considered to be narcotics, including cannabis. Under the CSA, regulated substances are separated into five schedules based on their potential for abuse, with Schedule I signifying the highest risk and Schedule V signifying the lowest risk. Schedule I substances are described as those that have a high potential for abuse, no currently accepted medical use in treatment in the United States and about which there is a lack of accepted safety for use under medical supervision. Cannabis has been designated as a Schedule I substance since the adoption of the CSA and retains that status as of the date of this proxy statement/prospectus.

Over the course of the 1970s, eleven states reduced or eliminated state law penalties for cannabis use. Significantly, in 1996, California voters passed Proposition 215, also known as the Compassionate Use Act of 1996, legalizing the sale and medical use of cannabis under California state law for patients with AIDS, cancer and other serious and painful diseases.

California’s groundbreaking Compassionate Use Act of 1996 was predicated on ensuring patients with medical needs had the right to cultivate cannabis personally. Since many people covered under this program had the requisite medical needs but were not able to cultivate cannabis, a “caregiver” model quickly emerged where patients could transfer their cultivation rights to a third party to do so on their behalf. Caregivers soon realized that they were able to “bundle” licenses for multiple patients with a portion of the product being delivered to patients, but with surplus being “donated” to emerging but unregulated medical marijuana dispensaries. The unintended consequence of the caregiver model was the creation of a “grey market” where the state had no registry with respect to who was cultivating cannabis on behalf of which patients or with respect to the source of supply being sold throughout dispensaries.

A number of other early adopting states followed California’s caregiver model, but by 2009, as more and more states legalized cannabis use, many state regulations were tightened to require a clear chain of custody through “seed-to-sale” tracking requirements. Under these regulations, individuals and caregivers as cannabis cultivators have been replaced by commercial growers that are required to be licensed by the applicable state agencies. The “seed-to-sale tracking” model allows regulatory agencies to enforce their respective regulations by monitoring cannabis and cannabis-related products and seeking to ensure that cannabis is not diverted to neighboring states where the use of cannabis and cannabis-related products is not legal. “Seed-to-sale tracking” also provides states with the ability to levy and collect taxes on the cannabis industry. All states that have recently legalized the medical use of cannabis follow the “seed-to-sale tracking” model in developing their regulations, and early adopters, such as Washington and Oregon, have been revising their regulations to conform to the evolving practices in the industry. This evolution has contributed to the measured tolerance for regulated cannabis at the federal level.

Until recently, federal law enforcement intermittently obstructed state-legalized use of medical cannabis since the passing of Proposition 215. However, in August 2013, Deputy Attorney General James A. Cole of the U.S. Department of Justice (the “DOJ”) issued a memorandum (the “Cole Memorandum”), which offered guidance to federal prosecutors and law enforcement personnel with respect to the enforcement of the CSA. Pursuant to the Cole Memorandum, enforcement of federal law relating to cannabis should be limited to certain enumerated federal priorities (such as prevention of violence, sales to minors and transfers of cannabis across state lines) in those states in which state regulatory and enforcement efforts are deemed effective. In addition, the DOJ has instructed federal prosecutors that enforcement of state law by state and local law enforcement should remain the primary means of addressing cannabis-related activity, including cultivation and distribution, outside of the enumerated federal priorities.

Federal legislative actions have also changed the landscape for medical and adult-use cannabis. In 2003, U.S. Representatives Maurice Hinchey, Dana Rohrabacher and Sam Farr first introduced the Rohrabacher–Farr Amendment which proposed to prohibit the DOJ from spending funds to interfere with the implementation of state medical cannabis laws. The Rohrabacher-Farr Amendment was signed into law by President Obama as an attachment to the omnibus appropriations bill for fiscal year 2015. The Rohrabacher-Farr Amendment remained in the omnibus appropriations bill for fiscal year 2017, but it must be renewed by Congress each fiscal year in order to remain in effect.

The Rohrabacher-Farr Amendment does not change the federal legal status of cannabis under the CSA. However, in August 2016, the United States Circuit Court of Appeals for the Ninth Circuit (which includes Arizona, Oregon and Washington) held that the Rohrabacher-Farr Amendment prohibits the DOJ from spending funds from relevant appropriations acts for the prosecution of individuals who engage in conduct permitted by state medical cannabis laws if those individuals fully comply with such laws.

These recent developments have paved the way for states to enact regulated cannabis regimes that are supported by robust laws in order to comply with federal guidelines, which in turn has motivated an industry with increasing investment opportunities. We believe that the most successful and well-developed state regulatory regimes are the medical and adult-use programs in Colorado, Oregon and Washington.

Laws Applicable to Banking for Cannabis Industry

All banks are subject to federal law, whether such bank is a national bank or state-chartered bank. At a minimum, all banks maintain federal deposit insurance which requires adherence to federal law. Violation of federal law could subject a bank to the loss of its charter. Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statutes and the Bank Secrecy Act. For example, under the Bank Secrecy Act, banks must report to the federal government any suspected illegal activity, which would include any transaction associated with a cannabis-related business. These reports must be filed even though the business is operating in compliance with applicable state and local laws. Therefore, financial institutions that conduct transactions with money generated by cannabis-related conduct could face criminal liability under the Bank Secrecy Act for, among other things, failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the CSA.

The Financial Crimes Enforcement Network (“FinCen”) issued guidance in February 2014 which clarifies how financial institutions can provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act. Concurrently with the FinCen guidance, the DOJ issued supplemental guidance directing federal prosecutors to consider the federal enforcement priorities enumerated in the Cole Memorandum with respect to federal money laundering, unlicensed money transmitter and Bank Secrecy Act offenses based on cannabis-related violations of the CSA. The FinCen guidance sets forth extensive requirements for financial institutions to meet if they seek to offer bank accounts to cannabis-related businesses, including close monitoring of businesses to determine that they meet all of the requirements established by the DOJ, including those federal enforcement priorities enumerated in the Cole Memorandum. This additional oversight is a level of scrutiny that is more restrictive than what is expected of any traditional business-banking relationship.

As a result, many banks are hesitant to offer banking services to cannabis-related businesses, including bank accounts. While we currently have a bank account, our inability to maintain that account or the lack of access to bank accounts or other banking services in the future, would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges. Similarly, if our proposed tenants are unable to access banking services, they will not be able to enter into triple-net leasing arrangements with us, as our leases will require rent payments to be made by check or wire transfer.

Legal Proceedings

From time to time, we may be party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any material legal proceedings.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company,” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. For as long as we are an emerging growth company, among other things:

•      we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act;

•      we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

•      we are not required to give our shareholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2020 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, have more than $700 million in market value of shares of our common stock held by non-affiliates, or issue more than $1 billion of non-convertible debt securities over a three-year period. We have irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards under Section 102(b) of the JOBS Act.

Investment Company Act of 1940

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended.

Employees

As of March 31, 2017, Kalyx had 16 employees and 6 independent contractors. We expect most of our independent contractors to be converted into full-time employees following the Business Combination. A total of 3 employees and independent contractors were engaged in sales, leasing, marketing and business development, and 3 were in administration and finance. No Kalyx employees or independent contractors are represented by a labor union or subject to a collective bargaining agreement. Kalyx has not experienced any work stoppages and considers its relations with its employees and independent contractors to be good.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Executive Officers and Directors

The Merger Agreement provides that the current executive officers and directors of Kalyx will become executive officers and directors of the Combined Company following the Business Combination.

The following table sets forth certain information concerning the persons who are the executive officers and directors of Kalyx and who will become the executive officers and directors upon the completion of the Business Combination.

Name	Age	Position with Combined Company
George M. Stone	54	Chief Executive Officer, Director
Potter W. Polk	52	President, Director
Dawn M. Sandoval	50	Chief Operating Officer
Ronit Dvir-Bacalu	42	Chief Financial Officer
William J. Meyer	57	Director*
John Moore	51	Lead Independent Director*
Wayne H. Pace	70	Director*

____________

*         Each of these directors is expected to be an independent director under the rules of NASDAQ.

Set forth below are biographical summaries of the experience of our directors, executive officers and certain other officers.

George M. Stone, Chief Executive Officer and Director

Mr. Stone has been Kalyx’s co-founder and Chief Executive Officer since its inception and has more than 30 years of real estate industry experience. From 2006 to 2014, George was a founding and managing principal of SKL Partners, a real estate and restaurant management company that owns and/or operates retail, restaurant, office and hotel properties. Prior to SKL Partners, from 2002 to 2006 Mr. Stone owned and operated Julia B. Fee Real Estate, a residential brokerage firm in Westchester County, NY during which time he tripled the firm’s revenue before selling the company to Sotheby’s International Realty. From 1997 to 2002, Mr. Stone was a founding partner and interim Chief Financial Officer of The Witkoff Group, a full-service real estate investment firm. During Mr. Stone’s tenure, The Witkoff Group purchased and subsequently managed a $2.5 billion dollar global real estate portfolio consisting of more than 15 million square feet of office property. In addition to office properties, the company had interests in hotels, retail properties and more than 4,000 apartments. Prior to serving as its Chief Financial Officer, Mr. Stone oversaw acquisitions, financing, leasing and asset management for the firm. From 1993 to 1997, Mr. Stone was a Managing Director at J-A-G Capital, a predecessor company to The Witkoff Group. From 1990 to 1993, he was a vice president in the restructuring area of FGH Realty Credit Corporation. From 1984 to 1990, Mr. Stone was a partner at SOLICO, a privately held residential and hotel developer. Mr. Stone holds an M.B.A. in Finance from the Stern School of Business Administration, New York University and holds a B.A. from the University of Michigan, where he graduated with Honors in 1984. Mr. Stone was a lecturer and teaching assistant in Real Estate Finance at the Stern School of Business Administration, New York University, from 1991-1997.

Potter W. Polk, President and Director

Mr. Polk has been Kalyx’s President and Co-Founder since its inception. He has more than 25 years of business management experience in wireless communications, international tourism, and technology, and since 2009, Mr. Polk has been actively engaged in the legal cannabis industry evaluating a broad range of cannabis opportunities including cultivation, infused product manufacturing, enterprise management software development and real estate. He has built a network of top industry professionals as well as cannabis specific regulatory and operational expertise. From 2010 to 2013, Mr. Polk served as the Chief Executive Officer of Mingleridge, NJ, a New Jersey LLC. During his tenure as the Chief Executive Officer of Mingleridge NJ, Mr. Polk drafted the third highest scoring application for New Jersey’s Medical Marijuana Program. He participated in providing testimony on medical cannabis business regulations to New Jersey legislators and assisted in the re-draft of the program’s regulations on behalf of the Coalition for Medical Marijuana NJ (CMMNJ) at the request for recommended changes by the office of New Jersey State Senator Nicholas P. Scutari, who was a co-sponsor of New Jersey’s Compassionate Use law. From 1998 to 2013, Mr. Polk was the

founding director and Chief Financial Officer of the Happy Travels Group, a network of retail travel centers and outdoor adventure companies. During this time, Mr. Polk grew the company’s Australian and New Zealand retail travel centers from 1 to 25 locations. From 1998 to 2010 Mr. Polk was the founder and Chief Executive Officer of The Internet Outpost Group now trading as part of The Global Gossip, a provider of public internet access solutions to more than 400 hotels and resorts in six countries. Mr. Polk holds a B.S. in Business Administration from Skidmore College and currently serves as the Chairman of Greener Pastures, a not-for-profit equine rescue sanctuary in Cecilton, Maryland.

Dawn M. Sandoval, Chief Operating Officer

Ms. Sandoval has served as Kalyx’s Chief Operating Officer since May 2015 and has over 25 years of global debt and equity capital markets experience. Prior to joining Kalyx, Ms. Sandoval served as a Managing Director and Head of Hedge Fund Sales in US Fixed Income at BNP Paribas from 2009 to 2014, where she led teams in global business development, capital deployment and regulatory compliance. Prior to that time, Ms. Sandoval served as a Managing Director in Global Rates and Mortgage Sales at Merrill Lynch from 2005 to 2008, a Managing Director in Mortgage Treading and Head of MBS Options Trading at Bank of America from 2002 to 2004 and a Director in Global Rates and Mortgage Sales at Goldman Sachs from 2004 to 2005. Ms. Sandoval was also an associate at UBS Securities in Equity Research Sales from 1991 to 1993. Ms. Sandoval began her career as an Investment Banking analyst at Salomon Brothers from 1989 to 1991 where she worked in debt and equity finance as well as corporate re-structuring for clients across a variety of industries. Ms. Sandoval holds a B.S. in Finance from Villanova University, an M.B.A. in Finance from The Wharton School of the University of Pennsylvania and is a Certified Financial Analyst and holds a broad range of US public securities markets licenses and registrations.

Ronit Dvir Bacalu, Chief Financial Officer

Ms. Bacalu has served as Kalyx’s Chief Financial Officer since February 2016 and has over 15 years of experience in growth companies across real estate, financial services, technology and communication industries. Prior to joining Kalyx, from 2012-2015 Ms. Bacalu served as Chief Financial Officer of Sapir Organization, a leading real estate holding and development company Prior to Sapir, from 2009-2012, Ms. Bacalu was a Vice President of Finance and Chief Financial Officer of DoubleVerify and Peer39, both advancing tech companies at different stages of development. During this time, she was also an active member of the IAB (Interactive Advertising Bureau) CFO council. From 2006 to 2009, Mrs. Bacalu served as Vice President of Finance for Africa Israel USA, a $4 billion holding company and wholly-owned subsidiary of Africa-Israel Investments, LTD, which was primarily engaged in developing residential and office buildings, retail space and hotels. Prior to joining Africa Israel USA, Ms. Bacalu worked at PricewaterhouseCoopers from 1999-2006, where she served public and privately held companies across a range of industries and was also one of the firm’s Sarbanes-Oxley specialists. Ms. Bacalu has serves on the board of directors of Bereisheet, a non-profit educational organization since 2015. Ms. Bacalu received a B.A. in Accounting and Business Management from the College of Management in Israel, and is a Certified Public Accountant in Israel.

William J. Meyer, Independent Director

Mr. Meyer has been a member of the Kalyx board of directors since June 2016. Mr. Meyer serves as President, Principal and Lead Broker of The Meyer Group which he founded in 1994. The Meyer Group provides real estate solutions exclusively for tenants through a sophisticated and analytical approach to the identification and implementation of client-based solutions. Mr. Meyer started his career in commercial real estate in 1984 as an associate at the Smithy Braedon Company in Washington D. C. In 1986, a new venture was formed and Mr. Meyer joined Barrueta + Associates (B+A), where he quickly became one of the top commercial brokers and the youngest Senior Vice President. Mr. Meyer remained at B+A until 1994 when he founded The Meyer Group with the objective of providing real estate solutions exclusively for tenants. Having represented solely tenants for the past 23 years, Mr. Meyer has established an advanced approach to representing nonprofits and governmental agencies. Mr. Meyer has over 33 years of significant real estate transaction experience involving leasing, sub-leasing, purchasing, build-to-suit development and tenant equity participation. Mr. Meyer and The Meyer Group have won many awards for being top brokers in leasing transactions and are often consulted by The Washington Business Journal, The Washington Post, and The Washington Times. Mr. Meyer attended Miami University of Oxford, Ohio and received a Bachelor of Science degree in Business Administration and Marketing in 1982 and he is a lifetime member of the prestigious Washington, D.C. Association of Realtors’ Multi-Million Dollar Leasing Club. We believe that Mr. Meyer’s broad real estate expertise and extensive transaction experience make him a valuable member of our board of directors.

John Moore, Lead Independent Director

Mr. Moore has been a member of the Kalyx board of directors since June 2016. Mr. Moore is currently the Chairman of Trialogics, a clinical trial software provider and the Chairman of USEED LLC, an organization providing fundraising solutions for entrepreneurial projects originating at colleges and universities. Mr. Moore was President, Chief Executive Officer and a director at Acorn Energy, Inc., where he worked from 2006 to 2016. Mr. Moore was Chairman and EVP of ImaRx Therapeutics, a drug and medical therapy development company, from February 2004 to February 2006 and Chairman of Elite Pharmaceuticals from February 2003 to October 2004. Mr. Moore was the President and founder of Edson Moore Healthcare Ventures from 2002 to 2004, which he founded to acquire $150 million in drug delivery assets from Elan Pharmaceuticals. He was the Chief Executive Officer of Optimer, Inc. (a research based polymer development company) from its inception in 1994 until 2002 and Chairman from inception until its sale to Sterling Capital in February 2008. He previously served as a member of the board of directors of Voltaix, Inc. prior to its sale to Air Liquid. Mr. Moore holds a B.A. in History from Rutgers University. We believe that Mr. Moore’s extensive corporate, transactional and board experience makes him a valuable member of our board of directors.

Wayne H. Pace, Independent Director

Mr. Pace has been a member of the Kalyx board of directors since June 2016. Mr. Pace served as Executive Vice President and Chief Financial Officer of Time Warner Inc. from November 2001 through December 2007, and served as Executive Vice President and Chief Financial Officer of Time Warner Entertainment Company, L.P. from November 2001 until October 2004. He was Vice Chairman and Chief Financial and Administrative Officer of Turner Broadcasting System, Inc., a cable programming subsidiary of Time Warner Inc., from March 2001 to November 2001 and held various other executive positions at Turner Broadcasting System, Inc. including Chief Financial Officer, from 1993 to 2001. Prior to that, Mr. Pace was an audit partner with Price Waterhouse, now PricewaterhouseCoopers LLP (“PwC”), an international accounting firm. Mr. Pace served as a director of Time Warner Cable Inc. from 2003 to 2016. Mr. Pace has substantial business, finance and accounting experience developed during his nearly 38 years with Time Warner and Price Waterhouse. Mr. Pace holds a Bachelor of Science in Accounting and Economics from Austin Peay State University and a Masters Degree in Accounting from The University of Georgia. Mr. Pace’s corporate, auditing and board experience makes him a valuable member of our board of directors.

Board Leadership Structure

The Kalyx board of directors is chaired by its Chief Executive Officer, Mr. Stone. Kalyx believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the board of directors and management act with a common purpose and provides a single, clear chain of command to execute its strategic initiatives and business plans. In addition, the Kalyx board of directors believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and our board of directors, facilitating the regular flow of information. Our board of directors also believes that it is advantageous to have a Chairman with such knowledge of Kalyx and the cannabis real estate market (as is the case with our Chief Executive Officer). It is anticipated that the Combined Company will continue to combine the positions of Chief Executive Officer and Chairman.

Lead Independent Director

To strengthen the role of the independent directors and encourage independent leadership, Kalyx expects that following the completion of the Business Combination the board of directors of the Combined Company will establish the position of lead independent director. The responsibilities of the lead independent director are expected to include, among others:

•         serving as liaison between (i) management, (ii) our other independent directors and (iii) interested third parties and the board of directors;

•         presiding at executive sessions of the independent directors;

•         serving as the focal point of communication to the board of directors regarding management plans and initiatives;

•         ensuring that the role between the board of directors’ oversight and management operations is respected;

•         providing the medium for informal dialogue with and between independent directors, allowing for free and open communication within that group; and

•         serving as the communication conduit for third parties who wish to communicate with our board of directors.

The lead independent director will be selected on an annual basis by a majority of the independent directors then serving on our board of directors. We expect that Mr. John Moore will serve as our lead director.

Role of the Board in Risk Oversight

One of the key functions of the board of directors will be informed oversight of our risk management process. The board of directors will administer this oversight function directly, with support from its three standing committees — the audit committee, the compensation committee and the nominating and governance committee — each of which will be established upon the completion of the Business Combination and which will address risks specific to their respective areas of oversight. In particular, the audit committee will have the responsibility to consider and discuss the major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also will monitor compliance with legal and regulatory requirements, in addition to oversight of the performance of the internal audit function. The compensation committee will assess and monitor whether any of the compensation policies and programs of the Combined Company will have the potential to encourage excessive risk-taking. The nominating and governance committee will monitor the effectiveness of the corporate governance guidelines of the Combined Company, including whether they are successful in preventing illegal or improper liability-creating conduct.

Committees of the Board of Directors and Independence

Generally, national stock exchanges require a majority of the board of directors of the Combined Company to consist of independent directions. A director will only qualify as an “independent director” if, in the opinion of the board of directors, that person does not have a material relationship with the company that would interfere with the exercise of independent judgment. In addition, in order for a member of the compensation committee or the audit committee to be considered independent, such committee member may not, other than in his or her capacity as a member of the board of directors or any board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Combined Company; or (2) be an affiliated person of the Combined Company. Other than Messrs. Stone and Polk, all of the directors of the Combined Company will be considered independent under national stock exchange listing standards.

Board Committees

The board of directors of the Combined Company will establish three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. The Combined Company intends to comply with the listing requirements and other rules and regulations of the applicable national stock exchange, as amended or modified from time to time, and each of these committees will be comprised exclusively of independent directors. Additionally, the board of directors may from time to time establish certain other committees to facilitate the management of the Combined Company.

Audit Committee

The audit committee will be composed of Messrs. Pace, Meyer and Moore, all of whom will be independent directors, with Mr. Pace currently serving as the chairman. The audit committee will assist the board of directors of the Combined Company in overseeing its accounting and financial reporting processes and the audits of its financial statements. Mr. Pace, who will be the chair of our audit committee, qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations, and national stock exchange corporate governance listing standards that each of the other members of the audit committee is “financially literate” within the meaning of Rule 10A-3 of the Exchange Act. The Combined Company will adopt an audit committee charter, which details the principal functions of the audit committee, including oversight related to:

•         accounting and financial reporting processes;

•         the integrity of the consolidated financial statements and financial reporting process;

•         systems of disclosure controls and procedures and internal control over financial reporting;

•         compliance with financial, legal and regulatory requirements;

•         the evaluation of the qualifications, independence and performance of the independent registered public accounting firm;

•         the performance of internal audit function; and

•         overall risk profile.

The audit committee will also be responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will be composed of Messrs. Meyer, Pace and Meyer, with Mr. Meyer initially serving as the chairman. The Combined Company will adopt a nominating and governance committee charter, which details the principal functions of the nominating and governance committee, including:

•         identifying, evaluating and recommending to the full board of directors qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of shareholders;

•         developing and recommending to the board of directors corporate governance guidelines and implementing and monitoring such guidelines;

•         reviewing and making recommendations on matters involving the general operation of the board of directors, including board size and composition, and committee composition and structure;

•         evaluating and recommending to the board of directors nominees for each committee of the board of directors;

•         annually facilitating the assessment of the board of directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and national stock exchange corporate governance listing standards;

•         considering nominations by shareholders of candidates for election to the board of directors;

•         considering and assessing the independence of members of the board of directors;

•         developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to the board of directors any changes to such principles;

•         periodically reviewing policy statements;

•         reviewing, at least annually, the adequacy of the compensation committee’s charter;

•         overseeing the board of directors’ evaluation of management; and

•         identifying and recommending nominees for directors, in connection with which the nominating and corporate governance committee may consider diversity of relevant experience, expertise and background.

Compensation Committee

The compensation committee will consist of Messrs. Moore, Pace and Meyer, all of whom are independent directors. The chairman of the compensation committee will be appointed shortly after completion of the Business Combination. The Combined Company will adopt a compensation committee charter, which details the principal functions of the compensation committee, including:

•         reviewing and recommending to the board of directors on an annual basis the corporate goals and objectives relevant to the chief executive officer’s compensation, evaluating the chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration of the chief executive officer based on such evaluation;

•         reviewing and recommending to the board of directors the compensation, if any, of all of the other officers;

•         evaluating the executive compensation policies and plans;

•         implementing and administering the incentive compensation equity-based remuneration plans of the Combined Company;

•         assisting management in complying with the proxy statement and annual report disclosure requirements;

•         administering the incentive plans of the Combined Company;

•         reviewing and recommending to the board of directors policies with respect to incentive compensation and equity compensation arrangements;

•         reviewing the competitiveness of the executive compensation programs of the Combined Company and evaluating the effectiveness of thee compensation policy and strategy in achieving expected benefits to the Combined Company;

•         evaluating and overseeing risks associated with compensation policies and practices;

•             reviewing and recommending to the board of directors the terms of any employment agreements, severance arrangements change in control protections and any other compensatory arrangements for the executive officers and other members of senior management; reviewing the adequacy of its charter on an annual basis;

•         producing a report on executive compensation to be included in the annual proxy statement; and

•         reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Code of Business Conduct and Ethics

The board of directors of the Combined Company will adopt a code of business conduct and ethics that applies to officers, directors and employees. Among other matters, the code of business conduct and ethics will be designed to deter wrongdoing and to promote the following:

•         honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

•         full, fair, accurate, timely and understandable disclosure in reports filed with the SEC and other public communications;

•         compliance with applicable governmental laws, rules and regulations;

•         prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•         accountability for adherence to the code of business conduct and ethics.

Any waiver of the code of business conduct and ethics for executive officers, directors or employees of the Combined Company may be made only by a majority of the independent directors and any such waiver will be promptly disclosed as required by law or national stock exchange regulations.

Interests in Investments

The Combined Company will be permitted to make or acquire investments in which its directors, officers or shareholders or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which such directors or any of their respective affiliates has any interest would be subject to the restrictions and procedures described below.

Director Compensation

Employee Directors

Directors of the Combined Company who are also employees receive no additional compensation for their services as directors.

Non-Employee Directors

The board of directors of the Combined Company will establish a compensation program for our non-employee directors, which will consist of a cash retainer at levels set by the compensation committee based upon periodic peer reviews prepared by us, with chairpersons of our board committees and the lead independent director receiving additional annual retainers. The Combined Company will also reimburse its independent directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including, without limitation, travel expenses in connection with their attendance in-person at meetings of the board of directors and its committees.

Executive Compensation

The table below summarizes the compensation paid by Kalyx in 2016 to the persons who will be the executive officers of the Combined Company after the completion of the Business Combination:

Name and principal position	Base Salary	Bonus	Stock Award	All Other Compensation	Total
George M. Stone(1) Chief Executive Officer and Treasurer	—	—	—	—	—
Potter W. Polk(1) President and Secretary	—	—	—	—	—
Dawn M. Sandoval(1) Chief Operating Officer	—	—	—	—	—
Ronit Dvir-Bacalu(2) Chief Financial Officer	$175,351	—	—	—	$175,351

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(1)      Neither Mr. Stone, Mr. Polk nor Ms. Sandoval received any cash or stock compensation in respect of 2016. Each of them is a principal of KD RE Management, LLC, which acts as the external manager of Kalyx. In 2016, KD RE Management, LLC received a management fee in the amount of $502,000, representing two percent of the aggregate value of the properties owned by Kalyx in 2016. This management arrangement will be terminated upon the completion of the Business Combination.

(2)      Ms. Dvir-Bacalu became the Chief Financial Officer of Kalyx on January 1, 2016. She was paid by Kalyx in 2016 and 2017 as an independent contractor based on an hourly rate of $140.00.

Each of the above named executive officers will enter into an Employment Agreement with the Combined Company for a term of three years, commencing on the effective as of the date of the completion of the Business Combination. The base salaries for the named executive officers will be as follows:

Name and principal position	Base Salary
George M. Stone Chief Executive Officer and Treasurer	$350,000
Potter W. Polk President and Secretary	$325,000
Dawn M. Sandoval Chief Operating Officer	$300,000
Ronit Dvir-Bacalu Chief Financial Officer	$225,000

As part of an alignment of interest initiative designed to provide our executive officers with an incentive to remain with us and to incentivize long-term growth and profitability, under the terms of the Employment Agreements, executive officers may elect to acquire OP units in lieu of up to 100% of any compensation otherwise payable in cash under their employment agreements. The executive officer must elect his or her participation level and the applicable vesting period for the upcoming year no later than December 31 of the then-current year. For elections made by our executive officers at the date of the completion of our Business Combination, the number of OP Units to be acquired were determined as of the date of the Business Combination by dividing the total of the executive officer’s elected salary for the remainder of such year by the price per share of the PIPE. For all elections made by our named executive officers after the completion of our Business Combination, the number of OP Units to be acquired will be determined as of January 15 of the year following the election or, if such date is not a trading day, on the trading day immediately before January 15 by dividing the total of the named executive officer’s elected reduced salary, cash bonus or other compensation by the average price of our common stock for the 10 trading days immediately preceding the determination date. If the dollar amount of any reduced salary, cash bonus or other compensation has not been determined by January 15, then the determination date will be the 15th business day following the date on which the amount of such compensation is fixed and determined. Payments of OP Units in lieu of compensation otherwise payable in cash will be made thereafter. Additionally, to the extent an executive officer elects to receive OP Units in lieu of cash compensation, the executive officer is entitled to receive an additional award of restricted stock pursuant to the alignment interest program, subject to a six year vesting schedule. Each executive officer who makes this election will be awarded the OP Unit award at no additional cost to the executive officer, equal to one times the amount that the executive officer would have received if he or she had elected to receive his or her base salary in cash.

Comprehensive Compensation Policy

Upon the completion of the Business Combination, we will seek to provide total compensation packages that are competitive in terms of potential value to our executives, and which are tailored to our particular characteristics and needs within our industry in order to create an executive compensation program that will adequately reward our executives for their roles in creating value for our shareholders. We intend to be competitive with other similarly situated companies in the REIT industry following completion of the Business Combination.

The compensation decisions regarding our executives will be based on our need to attract individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations.

It is anticipated that our executive compensation program will have three primary components — salary, cash incentive bonus and stock-based or OP unit awards. We anticipate determining the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information deemed relevant and timely. Since the compensation committee will not be formed until the completion of the Business Combination, we have not adopted any formal or informal policies or guidelines for allocating compensation between annual and long-term compensation, between cash and non-cash compensation, or among different forms of compensation.

In addition to the guidance provided by the compensation committee, we may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

The compensation committee will be charged with performing an annual review of our executive compensation program, including its cash and equity compensation components, to confirm it provides adequate incentives and motivation to executive officers, encourages and maintains a performance-driven company culture, aligns the interests of our executive officers with the interests of our shareholders and adequately compensates our executive officers relative to comparable officers in other companies.

Compensation Components

Base Salary. Generally, we, working with our compensation committee, anticipate setting executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparably sized companies. We will seek to maintain base salary amounts at or near the REIT industry norms, while avoiding paying amounts in excess of what we believe is necessary to motivate executives to meet corporate goals. Our executives’ base salaries will be reviewed annually, subject to the terms of employment agreements, if any, and that the compensation committee and our board of directors will seek to adjust base salary amounts to realign such salaries with REIT industry norms after taking into account individual responsibilities, performance and experience. Although we expect such salaries to remain the same upon the completion of the Business Combination, the compensation committee of our board of directors may increase or decrease such amounts as part of the compensation packages developed for each of our executive officers in its sole discretion.

Annual Bonuses. We intend to utilize stock-based or OP unit and cash incentive bonuses for our executives to focus our executives on achieving key operational and financial objectives within a yearly timeline. Near the beginning of each year, our board of directors, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, our board of directors and the compensation committee will determine the level of achievement for each corporate goal.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1.0 million in any tax year to its chief executive officer and certain other most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1.0 million deduction limit and therefore remains fully deductible by the company that pays it. We generally intend that, except as otherwise determined by our compensation committee, performance awards and stock options granted with an exercise price at least equal to 100% of the fair market value of the underlying shares of common stock at the date of grant to employees our compensation committee expects to be named executive officers at the time a deduction arises in connection with such awards, will qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations. Our compensation committee will not necessarily limit executive compensation to amounts deductible under Section 162(m) of the Code, however, if such limitation is not in the best interests of us and our shareholders.

Equity Awards. We also expect to use restricted stock or restricted stock units and other stock-based or OP unit awards to reward long-term performance. We believe that providing a meaningful portion of our executives’ total compensation package in OP units or restricted stock, restricted stock units and other stock-based awards will align the incentives of our executives with the interests of our shareholders and with our long-term success. The compensation committee and board will develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to our executives are sufficient to retain, motivate and adequately award the executives.

Compensation Policies and Practices and Risk Management

When establishing and reviewing our compensation philosophy and programs, we will consider whether such programs align the interests of our directors and officers with our interests and those of our shareholders and whether such programs encourage unnecessary or excessive risk taking. We believe our compensation philosophy and programs will encourage our executives to strive to achieve both short- and long-term goals that are important to our success and building shareholder value, without promoting unnecessary or excessive risk taking. We will review our compensation policies and practices periodically to determine whether such policies and practices are appropriate in light of our risk management objectives.

Change in Control

Our compensation committee may, in order to maintain a participant’s rights in the event of any change in control of the Combined Company, (1) make any adjustments to an outstanding award to reflect such change in control or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award. Furthermore, the compensation committee may cancel any outstanding awards (whether or not vested and whether or not any performance goals or any performance period is met) as of the date of the change in control in exchange for a payment in cash, shares of the corporation resulting from the change in control or no payment at all, depending upon the value of such award. Our compensation committee may include further provisions in any award agreement as it may deem desirable regarding a change in control, including, but not limited to, providing for accelerated vesting or payment of an award upon a change in control.

Limitations on Liabilities and Indemnification of Directors and Officers

Kalyx has entered into indemnification agreements with its officers that will obligate it to indemnify them to the maximum extent permitted by Maryland law, including any additional indemnification permitted under Section 2-418(g) of the MGCL. It is anticipated that the Combined Company will enter into substantially similar indemnification agreements with each of the executive officers and directors of the Combined Company upon their election. The current form of indemnification agreement provides that, if a director or officer is a party or is threatened to be made a party to any actual, threatened or completed action or proceeding by reason of such director’s or officer’s status as a director, officer or employee, Kalyx must indemnify such director or officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, including but not limited to all reasonable and out-of-pocket attorneys’ fees and costs, unless it has been established that:

•         the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•         the director or officer actually received an improper personal benefit in money, property or services; or

•         with respect to any criminal action or proceeding, the director or officer had reasonable cause to believe that his or her conduct was unlawful;

provided, however, that Kalyx will (1) have no obligation to indemnify such director or officer for a proceeding by or in the right of Kalyx, for expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged in a final adjudication of the proceeding not subject to further appeal, that such director or officer is liable to Kalyx with respect to such proceeding, (2) have no obligation to indemnify such director or officer if such director or officer is adjudged, in a final adjudication of the proceeding not subject to final appeal, to be liable on the basis that a personal benefit was improperly received in any proceeding charging improper personal benefit to such director or officer, or (3) have no obligation to indemnify or advance expenses of such director or officer for a proceeding brought by such director or officer against Kalyx, except for a proceeding brought to enforce indemnification under the indemnification agreement or as otherwise provided by the Kalyx bylaws, the Kalyx charter, a resolution of the Kalyx board of directors or an agreement approved by the Kalyx board of directors.

Upon application by one of the directors or officers to a court of appropriate jurisdiction, the court may order indemnification of such director or officer if:

•         the court determines that such director or officer is entitled to indemnification under Section 2-418(d)(1) of the MGCL, in which case the director or officer shall be entitled to recover from us the expenses of securing such indemnification; or

•         the court determines that such director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in Section 2-418(b) of the MGCL or has been adjudged liable for receipt of an “improper personal benefit” under Section 2-418(c) of the MGCL; provided, however, that the indemnification obligations to such director or officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, including but not limited to all reasonable and out-of-pocket attorneys’ fees and costs, in connection with any proceeding by Kalyx or in Kalyx’s right or in which such director or officer shall have been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL

Notwithstanding, and without limiting, any other provisions of the indemnification agreements, if a director or officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or officer’s status as a director, officer or employee, and such director or officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, Kalyx must indemnify such director or officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, including but not limited to all reasonable and out-of-pocket attorneys’ fees and costs, in connection with each successfully resolved claim, issue or matter on a reasonable and proportionate basis, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

Kalyx must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or officer furnishes to Kalyx with a written affirmation of the director’s or officer’s good faith belief that the standard of conduct necessary for indemnification by Kalyx has been met and a written undertaking to reimburse Kalyx if a court of competent jurisdiction determines that the director or officer is not entitled to indemnification.

The current Kalyx charter authorizes Kalyx to obligate it and the Kalyx bylaws obligate Kalyx, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, to:

•         any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

•         any individual who, while serving as a director or officer and at the request of Kalyx, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

The current Kalyx charter and bylaws also permit Kalyx, with the approval of the Kalyx board of directors, to indemnify and advance expenses to any person who served a predecessor of Kalyx in any of the capacities described above and to any employee or agent of Kalyx or a predecessor of Kalyx.

The Articles of Incorporation and Bylaws of AAPC, following the Conversion (to be adopted pursuant thereto) and as attached hereto as Annex B, contain similar provisions with respect to the indemnification of directors and officers.

KALYX MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains forward-looking statements that involve risks and uncertainties. Kalyx’s actual results could differ materially from those expected or implied in these forward-looking statements as a result of certain factors, including those set forth under the heading “Risk Factors” and elsewhere in this proxy statement/prospectus. See “Cautionary Statement Regarding Forward-Looking Statements.” The following discussion and analysis should be read in conjunction with the audited consolidated financial statements and related notes thereto, and the unaudited pro forma consolidated financial statements and related notes thereto, each included elsewhere in this proxy statement/prospectus.

As used in this section, unless the context otherwise requires, “Kalyx” means our Predecessors for the periods presented prior to December 31, 2015 and Kalyx Development Inc., a Maryland corporation, and its consolidated subsidiaries, including Kalyx OP LP, a Delaware limited partnership, whose sole general partner is Kalyx GP LLC, a Delaware limited liability company of which Kalyx Development Inc. is the managing member, for periods after December 31, 2015. Where appropriate, the following discussion includes analysis of the effects of the formation transactions.

Overview

Kalyx is currently an externally managed Maryland corporation focused serving the real estate needs of the state regulated cannabis industry. Kalyx is managed by KD RE LLC, an entity owned by three of its executives and the management arrangement will be terminated upon the successful completion of the Business Combination. Kalyx acquires properties that can be leased to, or are currently occupied by, either operators cultivating medical and/or adult use cannabis tenants that are producing products that include cannabis derivatives or retailers of such products in states which have approved the use of medical and/or adult use cannabis. Kalyx provides rental space and tenant improvement funding to operators and is building a portfolio of properties. Kalyx was formed as PKJ Development LLC, a Delaware limited liability company (“PKJ”), on April 11, 2014. Four of the original five members of PKJ, together with two other investors, formed Pre-Kalyx LLC, a Delaware limited liability company (“Pre-Kalyx”), on June 12, 2014. On February 28, 2015, pursuant to the Agreement and Plan of Merger (the “Transaction”), PKJ acquired Pre-Kalyx, and changed its name to Kalyx Development LLC (“Development LLC”).

On January 1, 2016, Development LLC was converted from a Delaware limited liability company to Kalyx, a Maryland corporation. Each preferred unit of the Development LLC was exchanged for one preferred unit of Kalyx, while each common unit was converted to 0.897585 shares of Common Stock.

Kalyx conducts its business through a traditional UPREIT structure in which its properties are owned by its operating partnership directly or through subsidiaries. Kalyx is the managing member of the sole general partner of its operating partnership and Kalyx presently owns all of the interests in its operating partnership other than those held by consultants who have been granted LTIP units. In the future, Kalyx may issue OP units to third parties in connection with its property acquisitions, as consideration or otherwise. Kalyx will become upon the successful completion of the Business Combination “self-administered” and managed by its executives and staff. Kalyx does not intend to engage a separate advisor or pay an advisory fee for administrative or investment services, although it engages legal, accounting, tax and financial advisors from time to time. Kalyx intends to declare and pay dividends to its shareholders in amounts not less than the amounts required to maintain REIT status under the Code and, in general, in amounts exceeding taxable income. Kalyx’s ability to pay dividends will depend upon cash available for distribution.

Completed Acquisitions

As of the date of this proxy statement/prospectus, Kalyx owns nine properties comprised of an aggregate of approximately 653,000 net leasable square feet located in four states. Kalyx’s properties are currently leased by 23 separate tenants and are subject to leases with a weighted average (based on annualized revenue at March 31, 2017) remaining lease term of approximately 6.11 years as of March 31, 2017.

Trends Which May Influence Results of Operations

Substantially all of Kalyx’s revenues are expected to be derived from (i) cash rental revenue from its tenants, who are operators in the cannabis industry, received under triple-net leases of Kalyx’s real property, (ii) interest earned from the temporary investment of funds in short-term financial instruments, and (iii) property dispositions effected from time to time. Kalyx will incur operating and administrative expenses, which will consist principally of compensation expense for its officers and other employees, office rental and related occupancy costs and various expenses incurred in the process of acquiring properties.

Kalyx’s management intends to monitor factors and trends important to it, the cannabis industry and real estate industry in order to gauge their potential impact on Kalyx’s operations. Kalyx believes the following trends in the cannabis industry real estate market may affect the acquisition, ownership, development and management of cannabis industry real estate and thus may impact its future operations. Trends include newly licensed states and indications for recommendations for medical cannabis. Kalyx will monitor changes in cultivation methodology as well as further development of greenhouse projects in various legal states.

Components of Kalyx’s Revenues, Expenses and Cash Flow

Revenues

Rental Revenues: Kalyx expects to receive income primarily from rental revenue generated by its properties. The amount of rental revenue will depend upon a number of factors, including Kalyx’s ability to enter into leases with increasing or market value rents for its properties and rent collection, which primarily relates to each of Kalyx’s tenants’ financial condition and ability to make rent payments to Kalyx on time. Kalyx’s properties consist of real estate assets that support the regulated cannabis industry. Changes in currently favorable state or local laws in the cannabis industry may impair Kalyx’s ability to renew or re-lease properties and the ability of its tenants to fulfill their lease obligations and could materially and adversely affect Kalyx’s ability to maintain or increase rental rates for its properties.

Other revenues: Kalyx may invest its net revenues into temporary short-term instruments which produce interest. In addition, Kalyx may invest in mortgages and other real estate interests consistent with the rules applicable to REITs. Kalyx has no current intention, however, in investing in loans secured by properties other than in connection with the acquisition of mortgage loans through which we expect to achieve equity ownership in the near term of the underlying properties. Interest income from such loans will be included in other revenues.

Expenses

Kalyx will recognize a variety of cash and non-cash charges in its financial statements. Kalyx’s expenses will consist primarily of depreciation and amortization and general and administrative costs associated with operating its business.

Property operating expenses: All of the leases for Kalyx’s portfolio are, and Kalyx expects that all of the leases for properties it acquires in the future will be, structured as triple-net leases, which provide that the tenant is responsible for the payment of all major and minor maintenance, repairs, insurance, taxes, water usage and all of the additional input costs related to the tenant’s operations on the property, such as labor and fuel. As the owner of the land, Kalyx generally will only bear costs related to major capital improvements permanently attached to the property, such as the roof or other physical structures. In cases where such capital expenditures are necessary, Kalyx typically will seek to offset, over a period of years, the costs of such capital expenditures by increasing rental rates. Kalyx believes this net lease structure helps insulate it from increases in certain property operating expenses and provides more predictable cash flow.

Depreciation and amortization. Kalyx will incur depreciation and amortization expense on all of its long-lived assets. This non-cash expense is recognized under GAAP over the estimated economic useful lives of Kalyx’s assets.

General and administrative. Kalyx will incur costs associated with running a public company, including, among others, costs associated with employing its personnel and compliance costs. Kalyx incurs costs associated with due diligence and acquisitions, including, among others, travel expenses, consulting fees and legal and accounting fees.

Impairment losses: Kalyx will assess the carrying value of real estate investments in accordance with Accounting Standards Codification, or ASC, 360, Property, Plant, and Equipment, or ASC 360, to determine if facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Factors that are considered include a significant decrease in market value, an adverse change in the manner in which a long-lived asset is used or a deterioration in physical condition, an adverse change in legal factors or business climate, or a decline in current-period operating cash flows. In the event impairment in value occurs and a portion of the carrying amount of the real estate investments will not be recovered in part or in whole, a provision will be recorded to reduce the carrying basis of the real estate investments to their estimated fair value. The estimated fair value of Kalyx’s real estate investments is determined by using customary industry standard methods that include discounted cash flow and/or direct capitalization analysis or estimated cash proceeds received upon the anticipated disposition of the asset in comparable markets.

Cash Flow

The following table illustrates a comparison of Kalyx’s cash flows for the periods presented (in thousands):

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2017	2016	2016	2015
Net cash provided by operating activities	$492	$411	$931	$105
Net cash used in investing activities	$527	$200	$11,627	$8,925
Net cash provided by financing activities	$180	$703	$7,025	$10,777

Cash flows from operating activities. Cash flows from operating activities will be derived largely from net income by adjusting Kalyx’s revenues for those amounts not collected in cash during the period in which the revenue is recognized and for cash collected that was billed in prior periods or will be billed in future periods. Kalyx expects to make its distributions based largely on cash provided by operations.

Net cash provided by operating activities for the three months ended March 31, 2017 derived from net income of $216,000, adjusted by non-cash charges of $562,000 (primarily depreciation and amortization of $571,000, allowance for tenant receivable of $150,000 and unpaid interest added to notes payable of $154,000 offset by amortization of above market assumed debt of $92,000, deferred rent receivable of $69,000 and rent guarantee on note to seller of $158,000). Tenant receivables and note receivable used cash of approximately $691,000 due to uncollected amounts in some of the properties and an allowance for tenant receivable, offset by cash provided by other changes in operating assets and liabilities of approximately $405,000.

Net cash provided by operating activities for the three months ended March 31, 2016 derived from net income of $705,000, adjusted by non-cash charges of $850,000 (primarily equity based compensation of $891,000 and depreciation and amortization of $141,000 offset by mainly deferred rent receivable). Tenant receivables used cash of approximately $129,000 due to uncollected amounts in some of the properties, offset by cash provided by other changes in operating assets and liabilities of approximately $395,000.

Net cash provided by operating activities for year ended December 31, 2016 derived from net income of $960,000, adjusted by non-cash charges $106,000 (primarily equity based compensation of $891,000, depreciation and amortization of approximately $748,000 and unpaid interest added to notes payable of $91,000 offset by mainly gain on sale of real estate property of approximately $1.2 million, deferred rent receivable of $368,000 and amortization of above market assumed debt of $55,000). Tenant receivables used cash of approximately $866,000 due to uncollected amounts in some of the properties, offset by cash provided by other changes in operating assets and liabilities of approximately $731,000.

Net cash provided by operating activities for the year ended December 31, 2015 derived from net income of $358,000, adjusted by non-cash items of $125,000 such as depreciation and amortization of $442,000 and equity based compensation of $63,000 offset by deferred rent receivable of $128,000, and further decreased by $65,000 due changes in operating assets and liabilities.

Cash flows from investing activities. Cash flows used in investing activities are heavily dependent upon the investment in properties and real estate assets. Cash flows from investing activities will consist of cash that is used during a period for making new investments and capital expenditures offset by cash provided by investing activities from sales of real estate investments.

Net cash used in investing activities for the three months ended March 31, 2017 primarily driven by building improvements and construction in progress.

Net cash used in investing activities for the three months ended March 31, 2016 primarily driven by deposit to purchase real estate.

Net cash used in investing activities for the year ended December 31, 2016 primarily driven by acquisition of four real estate properties, net of seller financing, in the amount of approximately $17.8 million and additions to building improvements and construction in progress of $560,000 offset by proceeds from the sale of one property of approximately $6.8 million.

Net cash used in investing activities for the year ended December 31, 2015 derived from acquisition of two properties in the amount of $8.5 million, building improvements and construction in progress of $108,000, leasing commissions paid $186,000 and additional deposit and transaction expenses of $77,000 incurred in connection with the property in Phoenix, Arizona acquired in June 2016.

Cash flows from financing activities. Cash flows from financing activities will consist of cash Kalyx receives from issuances of debt and equity financings. This cash will provide the primary basis for investments in new properties. While Kalyx may invest a portion of its cash from operations into new investments, as a result of Kalyx’s distribution requirements to maintain its REIT status, it is likely that additional debt or equity financings will finance the majority of Kalyx’s investment activity. Cash used in financing activities will consist of repayment of debt and distributions paid to Kalyx’s shareholders.

Net cash provided by financing activities for the three months ended March 31, 2017 derived from proceeds from private placement of preferred and common shares of $293,000, contribution to joint venture by noncontrolling interest of $215,000, offset by deferred legal costs incurred in connection with this registration and a planned registration of Kalyx $328,000.

Net cash provided by financing activities for the three months ended March 31, 2016 derived mainly from proceeds from private placement of preferred and common shares of $740,000, offset by deferred legal costs incurred in connection with a planned registration of Kalyx of $37,000.

Net cash provided by financing activities for the year ended December 31, 2016 derived from proceeds from private placement of preferred and common shares of $6.4 million, contribution to joint venture by noncontrolling interest of $2.5 million offset by deferred legal costs incurred in connection with a planned registration of Kalyx of $156,000, and preferred dividend paid of $1.75 million.

Net cash provided by financing activities for the year ended December 31, 2015 derived from proceeds from private placement of preferred and common shares of approximately $11.9 million, offset by deferred legal costs incurred in connection with a planned registration of Kalyx of $44,000, preferred dividend paid of $985,000 and repayment of note payable of $75,000.

Results of Operations

Comparison of Year Ended December 31, 2016 to the Year Ended December 31, 2015 (in thousands)

	December 31,
	2016	2015	$ Change	% Change
REVENUES
Rental revenue	$3,399	$2,046	$1,353	66.12%
Tenant reimbursements	258	78	180	230.77%
Other revenue	134	—	134	100%
Total revenues	3,791	2,124	1,667	78.48%

OPERATING EXPENSES
Property taxes	244	105	139	132.38%
Real estate operating expenses	345	54	291	538.89%
General and administrative	365	166	199	119.88%
Property acquisition costs	50	38	12	31.58%
Organizational costs	138	239	(101)	(42.26)%
Management fees	502	257	245	95.33%
Professional fees	447	356	91	25.56%
Depreciation and amortization	748	442	306	69.23%
Equity based compensation	891	63	828	1,314.29%
Total operating expenses	3,730	1,720	2,010	116.86%

OPERATING INCOME	61	404	(343)	(84.9)%

OTHER INCOME (EXPENSE)
Gain on sale of real estate property	1,201	—	1,201	100%
Interest expense	(302)	(46)	256	(556.52)%
Total other income (expense)	899	(46)	945

NET INCOME	$960	$358	$602	168.16%
Net loss attributable to noncontrolling interests	182	—	182	100%
Net income attributable to Kalyx Development Inc./ Kalyx Development LLC	$1,142	$358	$784	218.99%

Revenues

Rental revenue increased approximately $1.3 million or 66.12% for the year ended December 31, 2016, compared to year ended December 31, 2015, primarily as a result of property acquired in June 2015, which derived full year income in 2016, as compared to 4 months in 2015 (increase of approximately $903,000 in revenue). In addition, for the year ended December 31, 2016 we recorded additional rental income of approximately $388,000 from properties acquired in November 2016. Two executives of the tenant occupying the Oakland Street property in Denver, CO, collectively own approximately 8.66% of the total voting rights of Kalyx as of March 31, 2017. Rental revenues received from this tenant for the years ended December 31, 2016 and 2015 totaled $510,000, for each one of the years.

Tenant reimbursements increased $180,000 or 230.7% for the year ended December 31, 2016, compared to year ended December 31, 2015, primarily as a result of property acquired in June 2015, which derived full year income in 2016, as compared to 4 months in 2015 (increase of approximately $80,000 in revenue). For the year ended December 31, 2016 we also recorded additional reimbursement income of approximately $75,000 from properties acquired in November 2016. Additional increase of approximately $18,000 is due to two tenants that were charged in 2016 as compared to 2015, in which they paid the insurance expenses independently. Tenant reimbursements received from the tenant occupying the Oakland Street property in Denver, CO for the years ended December 31, 2016 and 2015 totaled $43,000 and $36,000 respectively.

Other revenue for the year ended December 31, 2016 is attributable to interest income from a $2 million loan invested prior to the acquisition of 50% interest of the property located at  3303 South 35th Street in Tacoma, WA by Kalyx which bore interest at 10%.

Operating Expenses

Property taxes increased $139,000 or 132.38% for the year ended December 31, 2016, compared to year ended December 31, 2015, primarily as a result of five properties acquired during 2016 (increase of $80,000), one of which was later sold during 2016. In addition, two properties acquired in June 2015, which became full year expenses in 2016, as compared to 6 months in 2015 (increase of approximately $59,000).

Real estate operating expenses represents mainly payroll of property employees, utilities, insurance and repairs and maintenance through the normal course of business. It increased $291,000 or 538.89%, compared to year ended December 31, 2015, primarily as a result of one property located in Eugene, OR which was acquired in June 2015, deriving only six months of expenses with no employees and maintenance during 2015, compared to a full year of expenses in 2016 with one employee (increase of $197,000). In addition, increase of $58,000 is attributable to five properties acquired in 2016.

General and administrative expenses increased $199,000 or 119.87% for the year ended December 31, 2016, compared to the year ended December 31, 2015, primarily as a result in increase of corporate accounting services (CFO and senior accounting consultants) for approximately $130,000 and as a result of increase in travel ($40,000) due to growing operations and additional acquisitions in 2016.

Organization costs, which includes mainly legal costs incurred with the organization of the Company, decreased $101,000 or 42.25% for the year ended December 31, 2016 compared to the year ended December 31, 2015, primarily due to the merger of PKJ and Pre-Kalyx into Development LLC during 2015 and the conversion of Development LLC into Kalyx Development, Inc., a Maryland corporation on January 1, 2016. As a result, more expenses were incurred during 2015 than during 2016.

Management fees are payable to KD RE Management, LLC, Kalyx’s external manager, which earns a fee of 2% of total assets under management effective February 28, 2015. Management fees increased $245,000 or 95.33% for the year ended December 31, 2016, compared to the year ended December 31, 2015, primarily due to increase in assets under management. In addition, management fees for the year ended December 31, 2015, includes ten months, compared to a full year in 2016.

Professional fees, consisting primarily of accounting and legal fees, increased $91,000, or 25.56% for the year ended December 31, 2016, as compared to the year ended December 31, 2015, primarily as a result of additional fees incurred during the year ended December 31, 2016, for the audit and preparatory work related to public registration of Kalyx, and for tax research and other preparatory work related to our REIT conversion.

Depreciation and amortization increased $306,000 or 69.23% for the year ended December 31, 2016, compared to the year ended December 31, 2015, primarily as a result of four properties acquired in November 2016 which incurred depreciation and amortization of $190,000. In addition, two properties acquired in June 2015 that incurred depreciation and amortization for only 6 months during 2015 compared to a full year in 2016 ($116,000).

Equity based compensation increased $828,000 or 1,314.29% for the year ended December 31, 2016, compared to the year ended December 31, 2015, primarily due to issuance of 498,611 common shares to executives and a consultant of Kalyx in January 2016 at a rate of $0.07 per share. The shares were valued at approximately $1.72 per share, which resulted in compensation expenses of $823,000.

Other Income and Expense

Gain on sale of real estate property for the year ended December 31, 2016 is attributable for the sale of a property located at 440 North 51st Avenue, Phoenix, AZ for total consideration of approximately $7.33 million.

Interest expense increased $256,000 or 556.52% for the year ended December 31, 2016, compared to the year ended December 31, 2015, primarily due to debt incurred in connection with acquisition of two properties in November 2016.

Net Loss Attributable to Noncontrolling interest

Net loss attributable to noncontrolling interest increased $182,000 due to the acquisition of two properties through joint venture partnerships in November 2016, which resulted in a net operating loss attributable to noncontrolling interest of approximately $51,000, and $131,000 allocated to LTIP Unit holders in Kalyx OP LP granted to certain consultants in January 2016.

Comparison of Three Months Ended March 31, 2017 to the Three Months Ended March 31, 2016 (in thousands)

	March 31,
	2017	2016	$ Change	% Change
OPERATING REVENUES
Rental income	$1,960	$738	$1,222	165.58%
Tenant reimbursements	170	53	117	220.75%
Total revenues	2,130	791	1,339	169.27%

OPERATING EXPENSES
Property taxes	211	40	171	427.50%
Real estate operating expenses	172	76	96	126.32%
General and administrative	267	49	218	444.89%
Organizational costs	—	80	(80)	(100.00)%
Management fees	190	109	81	74.31%
Professional fees	160	99	61	61.61%
Depreciation and amortization	571	141	430	304.96%
Equity based compensation	—	891	(891)	(100.00)%
Total operating expenses	1,571	1,485	86	5.79%

OPERATING INCOME (LOSS)	559	(694)	1,253	—%

OTHER EXPENSE
Interest expense	(343)	(11)	(332)	(3,018.18)%
Total other expense	(343)	(11)	(332)	(3,018.18)%

NET INCOME (LOSS)	$216	$(705)	$921
Net loss attributable to noncontrolling interest	11	131	(120)	(91.60)%
Net income (loss) attributable to Kalyx Development Inc.	$227	$(574)	$801

Revenues

Rental revenue increased approximately $1.2 million or 165.58% for the three months ended March 31, 2017, compared to the three months ended March 31, 2016, primarily as a result of income of approximately $1.1 million derived from two properties acquired in November 2016. Two executives of the tenant occupying the Oakland Street property in Denver, CO, collectively own approximately 8.63% of the total voting rights of Kalyx as of March 31, 2017. Rental revenues received from this tenant for the three months ended March 31, 2017 and 2016 totaled $127,000 in both periods, respectively.

Tenant reimbursements increased $117,000 or 220.75% for the three months ended March 31, 2017, compared to the three months ended March 31, 2016, primarily as a result of income of approximately $125,000 derived from two properties acquired in November 2016. Tenant reimbursement received from the tenant occupying the 4990 Oakland Street property in Denver, CO, for the three months ended March 31, 2017 and 2016 totaled $10,000 in both periods, respectively

Operating Expenses

Property taxes increased approximately $171,000 or 427.50% for the three months ended March 31, 2017, compared to the three months ended March 31, 2016, primarily as a result of additional four properties acquired in November 2016.

Real estate operating expenses represents mainly payroll of property employees, utilities, insurance and repairs and maintenance through the normal course of business. These expenses are normally paid by the tenants under the net-lease agreement, and are carried by Kalyx if a property is vacant. It increased approximately $96,000 or 126.32%, compared to the three months ended March 31, 2016, primarily as a result of additional four properties acquired in November 2016.

General and administrative expenses increased approximately $218,000 or 444.89% for the three months ended March 31, 2017, compared to the three months ended March 31, 2016, primarily as a result of allowance for doubtful tenants receivable accounts of $150,000 recorded during the three months ended March 31, 2017, and is also attributable to increase in operations.

Organization costs, which includes mainly legal costs incurred with the organization of the Company, decreased $80,000 for the three months ended March 31, 2017 compared to the three months ended March 31, 2016, the conversion of Development LLC into Kalyx Development, Inc., a Maryland corporation on January 1, 2016.

Management fees are payable to KD RE Management, LLC, Kalyx’s external manager, which earns a fee of 2% of total assets under management effective February 28, 2015. Management fees increased $81,000 or 74.31% for the three months ended March 31, 2017, compared to the three months ended March 31, 2016, increase in assets under management.

Professional fees, consisting primarily of accounting and legal fees, increased $61,000, or 61.61% for the three months ended March 31, 2017, as compared to the three months ended March 31, 2016, of additional accounting fees incurred for the preparatory work related to public registration of Kalyx, and for tax research and other preparatory related to our REIT compliance.

Depreciation and amortization increased approximately $430,000 or 304.96% for the three months ended March 31, 2017, compared to the three months ended March 31, 2016, primarily due to addition of four properties acquired in November 2016.

Equity based compensation decreased $891,000 or 100% for the three months ended March 31, 2017, compared to the three months ended March 31, 2016, primarily due to issuance of 498,611 common shares to executives and a consultant of Kalyx in January 2016. No Equity based compensation was granted during the three months ended March 31, 2017.

Other Expense

Interest expense increased approximately $332,000 or 3,018.18% for the three months ended March 31, 2017, compared to the three months ended March 31, 2016, debt incurred in connection with acquisition of two properties in November 2016.

Net Loss Attributable to Noncontrolling interest

Net loss attributable to noncontrolling interest decrease of $120,000 or 91.60% for the three months ended March 31, 2017, compared to the three months ended March 31, 2016, is primarily due to allocation of loss to LTIP Unit holder in Kalyx OP LP granted to certain consultants in January 2016.

Liquidity and Capital Resources

Liquidity is a measure of Kalyx’s ability to meet potential cash requirements, including ongoing commitments to repay any outstanding borrowings, the funding and maintenance of Kalyx’s assets and operations, distributions to its shareholders and other general business needs.

Kalyx’s short-term liquidity requirements consist primarily of funds necessary to acquire additional properties and make other investments consistent with its investment strategy, make distributions necessary to qualify for taxation as a REIT and fund its operations. Kalyx expects to satisfy its short-term liquidity requirements through Kalyx’s existing cash and cash equivalents, cash flow from operating activities, and future borrowings under any debt instruments Kalyx may enter into. Kalyx’s sources of cash primarily will be cash flow from operating activities and proceeds from future borrowings under any debt instruments it may enter into.

Kalyx’s long-term liquidity needs consist primarily of funds necessary to acquire additional properties and make other investments and certain long-term capital expenditures. Kalyx expects to meet its long-term liquidity requirements through various sources of capital, including future equity issuances, net cash provided by operations, secured and unsecured borrowings and, in connection with acquisitions of additional properties, the issuance of OP units of its operating partnership.

Kalyx intends to invest in additional properties as suitable opportunities arise and adequate sources of financing are available. Kalyx currently is evaluating additional potential acquisitions consistent with the ordinary course of its business and its investment strategy. There can be no assurance as to whether or when any portion of these acquisitions will be completed. Kalyx’s ability to complete acquisitions is subject to a number of risks and variables, including its ability to negotiate mutually agreeable terms with sellers and its ability to finance the acquisitions. Kalyx may not be successful in identifying and consummating suitable acquisitions, which may impede its growth and negatively affect its results of operations and may result in the use of a significant amount of management resources. Kalyx expects that future acquisitions of properties will depend on and will be financed, in whole or in part, by its existing cash, borrowings, including under any potential secured or unsecured credit facility that Kalyx may enter into or the proceeds from additional issuances and sales of common stock, issuances of OP units or the issuance and sale of other securities.

Kalyx believes that, as a publicly traded REIT, it will have access to multiple sources of capital to fund its long-term liquidity requirements, including the incurrence of additional debt and the issuance of additional equity securities. However, as a new public company, Kalyx cannot assure you that it will have access to all of these sources of capital. Kalyx’s ability to incur additional debt will depend on a number of factors, including its degree of leverage, the value of its unencumbered assets and borrowing restrictions that may be imposed by lenders, particularly with respect to operators in the cannabis industry. See “Risk Factors — We depend on external sources of capital that are outside of our control and may not be available to us on commercially reasonable terms or at all, which could limit our ability to, among other things, acquire additional properties, meet our capital and operating needs or make the cash distributions to our shareholders necessary to qualify and maintain our qualification as a REIT.” for more information. Kalyx’s ability to access the equity capital markets will depend on a number of factors as well, including general market conditions for REITs and market perceptions about the company.

Recent Financings

In 2016 and in the first quarter of 2017, Kalyx issued 489,698 shares of its restricted Series A Preferred Stock and Series B Preferred Stock at a price of $10.00 per share to approximately 55 accredited investors (as such term is defined in Rule 501 under the Securities Act) pursuant to a private placement, exempt from registration pursuant to Rule 506(c) under the Securities Act of 1933, as amended (the “Securities Act”). The total proceeds Kalyx received from this private placement were approximately $4.9 million.

Contractual Obligations

The following table sets forth Kalyx’s contractual obligations as of March 31, 2017 (in thousands):

	Payments Due by Period
	Year Ending December 31,
Contractual Obligations	2017	2018	2019	2020	2021 and later	Total
Principal Payments of Indebtedness	$16,113	$389	$938	$—	$2,320	$19,760
Interest Payments on Fixed-Rate Indebtedness	256	215	215	215	161	1,062
Total	$16,369	$604	$1,153	$215	$2,481	$20,822

On May 1, 2017, a subsidiary of Kalyx entered into a new loan of approximately $13.6 million. It bears interest at an annual rate of 10%. This loan repaid an outstanding loan that matured on April 1, 2017 for a total amount of $8.75 million and replaced another outstanding note payable balance of approximately $4.85 million. This loan matures on October 1, 2018

As of the date of this proxy statement/prospectus, Kalyx has no outstanding indebtedness other than as described in the table above.

Kalyx is obligated to fund a tenant improvement allowance of up to $472,000 in connection with Mesa Building B lease, and up to $505,000 in connection with the Portland, OR Property.

Off-Balance Sheet Arrangements

As of the date of this proxy statement/prospectus, Kalyx has no off-balance sheet arrangements.

Critical Accounting Policies

Kalyx’s consolidated financial statements are prepared in conformity with GAAP, which requires it to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Set forth below is a summary of Kalyx’s accounting policies that it believes are significant to the preparation of its consolidated financial statements. This summary should be read in conjunction with a more complete discussion of Kalyx’s accounting policies included in Note 2 to its consolidated financial statements included elsewhere in this proxy statement/prospectus.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying consolidated financial statements include the accounts of Kalyx and its wholly-owned subsidiaries and all joint ventures over which the company has control in accordance with Financial Accounting Standards Board (“FASB”), ASC Topic 810, “Consolidation” and variable interest entities (“VIE”) in which the company has determined it is the primary beneficiary. All intercompany transactions and balances have been eliminated in consolidation.

Noncontrolling interests of consolidated subsidiaries represent portion of the equity (net assets) in the consolidated subsidiaries not owned, directly or indirectly, by the company. Noncontrolling interests are required to be reported as a separate component of equity in the consolidated balance sheets and the company is required to report the portion of earnings attributable to the controlling and noncontrolling interests in the consolidated statements of operations. In addition, the Operating Partnership had issued long term incentive plan units to certain consultants (refer to Note 8).

Kalyx evaluates its relationships with its affiliates to determine if it has a variable interest. If Kalyx determines that it has a variable interest in an entity, it evaluates whether such interest is in a VIE. A VIE is broadly defined as an entity where either (1) the equity investors as a group, if any, lack the power through voting or similar rights to direct the activities of an entity that significantly impacts the entity’s economic performance or (2) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support. Kalyx consolidates any VIE when it is determined to be the primary beneficiary of the VIE’s operations.

On January 1, 2016, Kalyx adopted Accounting Standards Update (“ASU”) ASU 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis” (“ASU 2015-02”). The guidance affects reporting entities that are required to evaluate whether they should consolidate certain legal entities and introduced a separate consolidation analysis specific to limited partnerships and other similar entities. Under this analysis, limited partnerships and other similar entities will be considered a VIE unless the limited partners hold substantive kick-out rights or participating rights. Kalyx reviewed all of its legal entities and relationships with affiliates in accordance with ASU 2015-02 and concluded that because the limited partners in OP LP lacks substantive participating and kick-out rights, OP LP is a VIE under the VIE consolidation model. The adoption of the guidance did not alter any of the company’s consolidation conclusions. Kalyx’s primary asset is its investment in OP LP and as such, substantially all of the assets and liabilities presented on the consolidated balance sheets are the assets and liabilities of OP LP.

During 2016, in two separate transactions, the company obtained control of That Other Stuff, LLC (“TOS”) and Rowaben Holdings, LLC (“Rowaben”). Kalyx owns 50% of the membership interests in TOS and approximately 49.57% of the membership interest in Rowaben as of December 31, 2016. The limited liability company agreement of Rowaben and its wholly-owned subsidiaries includes provisions allowing the holders of units to exchange their units for (i) OP LP units or (ii) cash or, at Kalyx’s election, shares of Kalyx’s common stock, at any time after holding the units for one year. Once the holders of these units will elect to exchange their units, the Operating Partnership will own 100% of the membership interests in Rowaben and its wholly-owned subsidiaries. Kalyx has identified these entities as

VIEs because the non-managing partners of these entities lack substantive participating or kick-out rights. Kalyx has determined that it is the primary beneficiary of these two entities. See Note 3 for details on the transactions.

Real Estate Investment Properties and Identified Intangible Assets

Kalyx is required to make subjective assessments of the estimated useful lives of its real estate investments for purposes of determining the amount of depreciation to record on an annual basis. These assessments have a direct impact on Kalyx’s net income because if it were to shorten the estimated useful lives of its investments in real estate, Kalyx would depreciate such investments over fewer years, resulting in more depreciation expense and lower net income over the revised estimated useful life.

Rental Revenue

Kalyx recognizes rental revenue in accordance with ASC 840, Leases (“ASC 840”). ASC 840 requires that rental revenue, less lease inducements, be recognized on a straight-line basis over the term of the lease when collectability is reasonably assured. Recognizing rental revenue on a straight-line basis for leases may result in recognizing revenue in amounts more or less than amounts currently due from tenants. Amounts recognized in excess of amounts currently due are included in other assets on the consolidated balance sheets. If Kalyx determines the collectability of straight-line rents is not reasonably assured, it will limit future recognition to amounts contractually owed and, where appropriate, establish an allowance for estimated losses.

Lease Accounting

Kalyx, as lessor, makes a determination with respect to each of its leases whether they should be accounted for as operating leases or capital leases. The classification criteria are based on estimates regarding the fair value of the leased facilities, minimum lease payments, effective cost of funds, the economic useful life of the facilities, the existence of a bargain purchase option, and certain other terms in the lease agreements. Kalyx believes all of its leases should be accounted for as operating leases. Payments received under operating leases are accounted for in the consolidated statements of income as rental revenue for actual cash rent collected plus or minus a straight-line adjustment for estimated minimum lease escalators. Assets subject to operating leases are reported as real estate investments in the consolidated balance sheet.

Substantially all of Kalyx’s leases contain fixed or formula-based rent escalators. To the extent that the escalator increases are tied to a fixed index or rate, lease payments are accounted for on a straight-line basis over the life of the lease.

Purchase of Investment Properties

Upon the acquisition of real estate properties, Real estate acquired that is not subject to an existing lease is treated as an asset acquisition and, as such, is recorded at its purchase price, plus acquisition costs, which are allocated to identified assets based upon their relative fair values at the date of acquisition.

Real estate acquired is subject to an existing lease is treated as a business combination in accordance with ASC Topic 805 “Business Combinations” (ASC 805). As such, Kalyx estimates the fair value of acquired tangible assets (consisting of land and building) and identified intangible assets and liabilities (which may consist of above- and below-market leases, in-place leases, including: (a) tenant improvement costs avoided, (b) lost rental income avoided, and (c) expenses recovered through in-place lessee reimbursements, and tenant relationships) based on the evaluation of information and estimates available at that date, and Kalyx allocates the purchase price based on these assessments. Kalyx makes estimates of the fair value of the tangible and intangible assets and acquired liabilities using information obtained from multiple sources as a result of pre-acquisition due diligence, which generally represents Level 3 inputs, and includes the use of the income approach valuation method. The income approach methodology utilizes the remaining lease terms as defined in the lease agreements, market rental data, capitalization, and discount rates. Based on these estimates, Kalyx recognizes the acquired assets and liabilities at their estimated fair values. Initial valuations are subject to change until the information is finalized, no later than 12 months from the acquisition date. Kalyx expenses transaction costs associated with business combinations in the period incurred. In accordance with ASC 805, the fair value of tangible property assets acquired considers the value of the property as if vacant determined by comparable sales and other relevant data. The determination of fair value involves the use of significant judgment and estimation.

Kalyx determines the value of land either based on real estate tax assessed values, internal analyses of recently acquired and existing comparable properties within its portfolio, or third party appraisals. In recognizing identified intangible assets and liabilities of an acquired property, the value of above- or below-market leases is estimated on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between contractual amounts to be received pursuant to the leases and management’s estimate of market lease rates measured over a period equal to the estimated remaining term of the leases. In the case of fixed rate market renewal options, management evaluates and compares the fixed rate renewal rates to the current market rent range, and those leases that are below that range are assumed to be extended. In case of a below-market lease, the company also evaluates any renewal options associated with that lease to determine if the intangible should include those periods. The capitalized above-market or below-market lease intangibles are amortized as a reduction or addition to rental income over the estimated remaining term of the respective leases.

In determining the value of in-place leases and tenant relationships, management considers current market conditions and costs to execute similar leases in arriving at an estimate of carrying costs during the expected lease-up period from vacant to existing occupancy. In estimating carrying costs, management includes real estate taxes, insurance, other property operating expenses, estimates of lost rental revenue during the expected lease-up periods, and costs to execute similar leases, including leasing commissions, tenant improvements, and other related costs based on current market demand. The value assigned to in-place leases and tenant relationships are amortized over the estimated remaining term of the lease. If a lease terminates prior to its scheduled expiration, all unamortized costs related to that lease are written off.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. Actual events and results could differ from those assumptions and estimates.

Impairment of Long Lived Assets

Kalyx’s properties are individually reviewed for impairment each reporting period, if events or circumstances change indicating that the carrying amount of the properties may not be recoverable. Kalyx recognizes an impairment if the undiscounted estimated cash flows to be generated by the properties are less than the carrying amount of those properties. Measurement of impairment is based upon the estimated fair value of the asset. In the evaluation of a property for impairment, many factors are considered, including estimated current and expected operating cash flows from the property during the projected holding period, costs necessary to extend the life or improve the asset, expected capitalization rates, projected stabilized net operating income, selling costs, and the ability to hold and dispose of such real estate in the ordinary course of business. Impairment charges may be necessary in the event discount rates, capitalization rates, lease-up periods, future economic conditions, and other relevant factors vary significantly from those assumed in valuing the properties.

Allowance for Doubtful Accounts

Kalyx maintains an allowance against tenant and other receivables and deferred rents receivables for future potential tenant credit losses. The credit assessment is based on the estimated accrued rental revenue that is recoverable over the term of the respective lease. The estimate of this allowance is based on the tenants’ payment history and current credit status. Bad debt expense, if any, is included in operating expenses on the consolidated statements of operations and includes the impact of changes in the allowance for doubtful accounts on the consolidated balance sheets. No allowance was deemed necessary at December 31, 2016 or 2015.

Deferred Leasing Costs

Deferred leasing costs consist of fees incurred to initiate or renew operating leases. Such fees are amortized on a straight-line basis over the related lease terms. Amortization expense totaled $61,000 and $29,000 for the years ended December 31, 2016 and 2015, respectively, and is included in depreciation and amortization on the consolidated statements of operations. Annual amortization for each of the five succeeding years is expected to be approximately $53,000 in each year. Deferred leasing costs of $550,000 and $697,000 are reported net of accumulated amortization of $90,000 and $29,000 as of December 31, 2016 and 2015 on the consolidated balance sheets, respectively.

Jumpstart Our Business Startups Act of 2012

The JOBS Act permits Kalyx, as an “emerging growth company,” to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. Kalyx has elected to “opt out” of this provision and, as a result, it will be required to comply with new or revised accounting standards as required when they are adopted. The decision to opt out of the extended transition period under the JOBS Act is irrevocable.

Geographic Concentration and Major Tenants Risk

For the year ended December 31, 2016, 87% of the company’s rental revenues were derived from four tenants each of whose rents totaled 11%, 15%, 16% and 45% of total rental revenues. For the year ended December 31, 2015, 100% of the company’s rental revenues were derived from four tenants each of whose rents totaled 17%, 25%, 28% and 30% of total rental revenues. The tenants are located in Arizona, Colorado and Washington (2%, 42% and 56% of total revenue, respectively) for the year ended December 31, 2016 and in Colorado and Washington (70% and 30% of total revenue, respectively) for the year ended December 31, 2015.

For the three months ended March 31, 2017, 21% of Kalyx’s revenues were derived from one tenant located in Washington. For the three months ended March 31, 2016, 100% of Kalyx’s revenues were derived from four tenants each of whose rents totaled 11%, 18%, 19%, and 52% of total revenues. These tenants are located in Washington (52%) and Colorado (48%).

REIT Qualification Requirements

Kalyx intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2016. As a REIT, Kalyx will generally not be subject to U.S. federal income taxes if it can satisfy certain qualification tests set forth in the U.S. federal income tax laws. If Kalyx fails to qualify as a REIT in any taxable year, it will be subject to U.S. federal and state income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates, and Kalyx may be ineligible to qualify as a REIT for subsequent tax years. Even if Kalyx qualifies as a REIT, it may be subject to certain state or local income taxes, and if Kalyx creates a TRS, the TRS will be subject to U.S. federal, state and local taxes on its income at regular corporate rates. Kalyx recognizes the tax effects of uncertain tax positions only if the position is more likely than not to be sustained upon audit, based on the technical merits of the position. Kalyx has not identified any material uncertain tax positions and recognize interest and penalties in income tax expense, if applicable. Kalyx is currently not under examination by any income tax jurisdiction.

Offering Costs and Organization Costs

Costs incurred in connection with a registration or in connection with the sale of Series B Preferred Stock are deferred and will be recorded as a reduction of the proceeds of the offering or as a reduction of the proceeds from the sale of preferred stock. Such costs include legal and professional fees directly attributable to the offering or the sale of preferred stock. As of December 31, 2016 and 2015, deferred offering and issuance costs totaled $200,000 and $44,000, respectively, and are included in prepaid expenses and other assets on the consolidated balance sheets. Organization costs are expensed as they are incurred.

Concentration of Credit Risk

Cash consists of amounts held on deposit with several major commercial financial institutions. The account balances at each institution periodically exceeded Federal Deposit Insurance Corporation insurance coverage. The company has never experienced any losses related to these balances.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity.

Assets and liabilities disclosed at fair value are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities are as follows:

Level 1 — Inputs are unadjusted and quoted prices exist in active markets for identical assets or liabilities at the measurement date. The types of assets and liabilities carried at Level 1 fair value generally are government and agency securities, equities listed in active markets, investments in publicly traded mutual funds with quoted market prices and listed derivatives.

Level 2 — Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life. Level 2 inputs include quoted market prices in markets that are not active for an identical or similar asset or liability, and quoted market prices in active markets for a similar asset or liability.

Level 3 — Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. These valuations are based on significant unobservable inputs that require a considerable amount of judgment and assumptions. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

Determining which category an asset or liability falls within the hierarchy requires significant judgment and Kalyx evaluates its hierarchy disclosures each year end. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement.

Non-GAAP Financial Measures

Funds from Operations

FFO is a widely recognized measure of REIT operating performance. Although FFO is not computed in accordance with GAAP, Kalyx believes that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of its operating performance without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Because real estate values historically have increased or decreased with market conditions, Kalyx believes that FFO provides a meaningful supplemental measure of its operating performance.

Kalyx will calculate FFO in accordance with the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), or the White Paper. The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) on sales of property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Kalyx’s FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the White Paper definition or that interpret the White Paper definition differently than Kalyx does. The GAAP measure that Kalyx believes to be most directly comparable to FFO, net income (loss), includes depreciation and amortization expenses, gains or losses on property sales and noncontrolling interests. In computing FFO, Kalyx eliminates these items because, in its view, they are not indicative of the results from the operations of Kalyx’s property portfolio.

To facilitate a clear understanding of Kalyx’s operating results, FFO should be examined in conjunction with net income (loss) (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this proxy statement/prospectus. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of Kalyx’s liquidity and is not indicative of funds available for Kalyx’s cash needs, including its ability to make cash distributions to shareholders.

The following table compares FFO to net income, the most directly comparable GAAP equivalent, for the periods indicated below (in thousands):

	For the Year Ended December 31,		For the Three Months Ended March 31,
	2016	2015	2017	2016
Net income (loss) attributable to common shareholders or common unit holders	$1,142	$358	$227	$(574)
Add: Depreciation and amortization, net of noncontrolling interest adjustment	654	442	357	141
Less:
Gain on sale of real estate property	1,201	—	—	—
FFO attributable to common shareholders or common units holders	$595	$800	$584	$(433)

Adjusted Funds from Operations

Adjusted funds from operation, or AFFO, is presented in addition to FFO calculated in accordance the standards set forth by NAREIT. AFFO is defined as FFO, excluding acquisition and transaction related costs as well as certain other costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of Kalyx’s business plan to generate operational income and cash flows in order to make distributions to investors. In evaluating investments in real estate, Kalyx differentiates the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition and transaction related costs, Kalyx believes AFFO provides a useful supplemental measure of its operating performance because it provides a consistent comparison of Kalyx’s operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of its properties.

AFFO further adjusts FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues; straight line rent adjustments, organization costs and non-cash equity compensation. As with FFO, Kalyx’s reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of its liquidity, and is not indicative of funds available for Kalyx’s cash needs, including its ability to pay dividends.

The following table sets forth a reconciliation of historical and pro forma FFO to historical and pro forma net income, the most directly comparable GAAP equivalent, for the periods indicated below (in thousands):

	For the Year Ended December 31,		For the Three Months Ended March 31,
	2016	2015	2017	2016
FFO attributable to common shareholders or common units holders	$595	$800	$584	$(433)
Add:
Property acquisition costs, net of noncontrolling interest adjustment	25	38	—	—
Organization costs	138	239	—	80
Non-cash equity compensation	760	63	—	823
Less:
Straight-line rent adjustment, net of noncontrolling interest	(365)	(619)	(60)	(179)
Amortization of above or accretion of below market intangibles, net of noncontrolling interest adjustment	(6)	(11)	1	(3)
AFFO attributable to common shareholders or common units holders	$1,147	$510	$525	$288

Quantitative and Qualitative Disclosures About Market Risk

Kalyx’s future income, cash flows and fair values relevant to financial instruments are dependent upon prevailing market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. Kalyx may use certain derivative financial instruments to manage, or hedge, interest rate risks related to its borrowings. Kalyx will not use derivatives for trading or speculative purposes and only enter into contracts with major financial institutions based upon their credit rating and other factors. An interest rate swap is a contractual agreement entered into by two counterparties under which each agrees to make periodic payments to the other for an agreed period of time based on a notional amount of principal. Under the most common form of interest rate swap, known from Kalyx’s perspective as a floating-to-fixed interest rate swap, a series of floating, or variable, rate payments on a notional amount of principal is exchanged for a series of fixed interest rate payments on such notional amount.

No assurance can be given that any future hedging activities by Kalyx will have the desired beneficial effect on its results of operations or financial condition.

Inflation

Kalyx believes inflation will have a minimal impact on the operating performance of its portfolio. All of the leases for the properties in Kalyx’s portfolio have terms of seven to ten years, pursuant to which each tenant is responsible for substantially all of the operating expenses related to the property, including taxes, maintenance, water usage and insurance. As a result, Kalyx believes that the effect on it of inflationary increases in operating expenses may be offset in part by the operating expenses that are passed through to its tenants and by contractual rent increases since its leases will be renegotiated every seven to ten years.

Seasonality

Kalyx does not expect its business to be subject to material seasonal fluctuations.

PRINCIPAL SHAREHOLDERS OF AAPC

The following table sets forth information regarding the beneficial ownership of AAPC ordinary shares as of [ • ], 2017 based on information obtained from the persons named below, with respect to the beneficial ownership of shares of AAPC ordinary shares, by:

•         each person known by AAPC to be the beneficial owner of more than 5% of our outstanding shares of ordinary shares;

•         each of AAPC’s executive officers and directors that beneficially owns shares of AAPC ordinary shares; and

•         all AAPC executive officers and directors as a group.

Unless otherwise indicated, AAPC believes that all persons named in the table have sole voting and investment power with respect to all shares of ordinary shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Ordinary Shares
AAP Sponsor (PTC) Corp. (our sponsor)(2)	2,976,691	80.7%
Jonathan Mitchell(2)(3)	25,000	*
Mark Klein(2)(4)	344,259	9.3%
Iain Abrahams(2)(5)	1,324,755	35.9%
John Service(6)	15,500	*
Daniel Winston(7)	5,000	*
All directors and executive officers as a group (5 individuals)	1,714,514	46.5%

____________

*             Less than one percent.

(1)         Unless otherwise noted, the business address of each of the following entities or individuals is 590 Madison Avenue, New York, New York 10022.

(2)         The sole directors of the AAPC sponsor who exercise voting and dispositive control over the shares held by the AAPC sponsor are Messrs. Abrahams, Klein and Mitchell. Under the so-called “rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the AAPC sponsor. Based upon the foregoing analysis, no individual director of our sponsor exercises voting or dispositive control over any of the securities held by the AAPC sponsor, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.

(3)         Through a trust relationship with the AAPC sponsor, Mr. Mitchell has a pecuniary interest in 25,000 of AAPC’s ordinary shares.

(4)         M. Klein & Company, LLC, an affiliate of Mr. Klein, through a trust relationship with the AAPC sponsor, has a pecuniary interest in 344,259 of AAPC’s ordinary shares.

(5)         Includes 522,800 ordinary shares held by Fox Investments Limited (“Fox”). Mr. Abrahams is the sole owner of Fox. In addition, includes the following shares held by the AAPC sponsor in which Fox has a pecuniary interest through a trust relationship: (i) 523,438 Founder Shares, (ii) 207,969 Private Placement Shares and (iii) 70,548 ordinary shares issued upon the conversion of loans and advances provided to AAPC by Fox. AAP Sponsor (PTC) Corp. (“AAP”) is the direct beneficial owner of these securities.

(6)         Through a trust relationship with the AAPC sponsor, Mr. Service has a pecuniary interest in 15,500 of AAPC’s ordinary shares.

(7)         Through a trust relationship with the AAPC sponsor, Mr. Winston has a pecuniary interest in 5,000 of AAPC’s ordinary shares.

PRINCIPAL SHAREHOLDERS OF KALYX

The following table sets forth information regarding the beneficial ownership of each class of Kalyx voting stock as of March 31, 2017 based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Kalyx voting stock, by:

•         each person known by Kalyx to be the beneficial owner of more than 5% of Kalyx’s outstanding shares of voting stock;

•         each of Kalyx’s executive officers and directors that beneficially owns shares of Kalyx voting stock; and

•         all Kalyx executive officers and directors as a group.

Unless otherwise indicated, Kalyx believes that all persons named in the table have sole voting and investment power with respect to all shares of voting stock beneficially owned by them. Kalyx believes that it has satisfied all of the stock ownership restrictions applicable to REITs, but that analysis is not reflected in the table.

	Common Stock		Series A Preferred Stock		Series B Preferred Stock
Name and Address of Beneficial Owner(1)	Number of Shares(2)	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class
Jeffrey A. Goldberger	658,229	13.37%	360,000	14.72%	—	—%
High Street Capital Partners, LLC	656,434	13.33%	—	—%	—	—%
Vincent Keber III	329,114	6.68%	—	—%	—	—%
Charles Smith	329,114	6.68%	—	—%	—	—%
Tacho Sandoval(3)	200,000	4.06%	545,432	22.30%	—	—%
Jairo Perez	—	* %	—	—%	50,000	17.44%
Douglas Rosenberg	—	* %	—	—%	50,000	17.44%
Gary Reisman	—	* %	—	—%	15,000	5.23%
Potter W. Polk	1,937,823	39.36%	100,432	4.11%	—	—%
George M. Stone(4)	733,938	14.91%	83,766	3.42%	—	—%
Dawn M. Sandoval(5)	200,000	4.06%	545,432	22.30%	—	—%
William J. Meyer	—	* %	45,000	1.84%	—	—%
Wayne H. Pace	—	* %	—	—%	25,000	8.72%
Ronit Dvir-Bacalu	5,984	* %	2,500	* %	—	—%
John Moore	—	* %	—	—%	100	* %
All directors and executive officers as a group (7 individuals)	2,877,745	58.45%	777,130	31.77%	25,100	8.75%

____________

*         Less than 1%

1.        Unless otherwise noted, the business address of each of the following entities or individuals is 366 Madison Avenue, New York, New York 10017.

2.        Excludes (i) shares issuable upon a mandatory conversion of Series A and Series B Preferred Stock (which mandatory conversion under the Kalyx Charter is contingent upon a public listing) and (ii) shares issuable upon exercise of warrants that are only exercisable following a public listing.

3.        Includes 200,000 shares of Common Stock and 45,432 shares of Series A Preferred Stock owned by Dawn Sandoval, spouse of Tacho Sandoval.

4.        Includes 250,000 shares of Common Stock owned by Five Stones 1, LLC, of which George M. Stone is the Managing Member.

5.        Includes 500,000 shares of Series A Preferred Stock owned by Tacho Sandoval, spouse of Dawn Sandoval

PRINCIPAL SHAREHOLDERS OF COMBINED COMPANY

The following table sets forth information regarding the beneficial ownership of the Combined Company common stock as of August 31, 2017, assuming the Closing Proceeds are $15,000,000 and assuming no redemptions of AAPC shares by the Public Shareholders, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of the Combined Company common stock, by:

•         each person known by the Combined Company to be the beneficial owner of more than 5% of the Combined Company’s outstanding shares of common stock;

•         each of the Combined Company’s executive officers and directors that beneficially owns shares of the Combined Company’s common stock; and

•         all of the Combined Company’s executive officers and directors as a group.

Unless otherwise indicated, the Combined Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The Combined Company believes that it will be able to satisfy all of the stock ownership restrictions applicable to REITs at all times, but that analysis is not reflected in the table.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock(13)
Potter W. Polk(2)	991,174	13.86%
Tacho Sandoval(3)	886,638	12.54%
Dawn M. Sandoval(4)	886,638	12.54%
Jeffrey Goldberger(5)	812,537	11.44%
Fox Investments(6)	746,563	10.70%
George M. Stone(7)	442,502	6.27%
High Street Capital Partners(8)	357,825	5.08%
William J. Meyer(9)	65,469	* %
Wayne H. Pace(10)	30,183	* %
Ronit Dvir-Bacalu(11)	6,175	* %
John Moore(12)	252	* %
All directors and executive officers as a group (7 individuals)	2,422,393	32.85%

____________

*         Less than 1%.

1.        Unless otherwise noted, the business address of each of the following entities or individuals is 366 Madison Avenue, New York, New York 10017.

2.        Includes 176,020 shares of common stock issuable upon the exercise of warrants.

3.        Includes (i) 104,166 shares of common stock issuable upon the exercise of warrants, (ii) 128,192 shares of common stock owned by Dawn Sandoval, spouse of Tacho Sandoval, and (iii) 25,471 shares of common stock issuable upon the exercise of warrants owned by Dawn Sandoval.

4.        Includes (i) 25,471 shares of common stock issuable upon the exercise of warrants, (ii) 628,809 shares of common stock owned by Tacho Sandoval, spouse of Dawn Sandoval, and (iii) 104,166 shares of common stock issuable upon the exercise of warrants owned by Tacho Sandoval.

5.        Includes 127,678 shares of common issuable upon the exercise of warrants.

6.        Fox Investments’ address is 590 Madison Avenue, New York, New York 10022.

7.        Includes 76,200 shares of common stock issuable upon the exercise of warrants.

8.        Includes 62,951 shares of common stock issuable upon the exercise of warrants.

9.        Includes 9,375 shares of common stock issuable upon the exercise of warrants.

10.      Includes 2,929 shares of common stock issuable upon the exercise of warrants.

11.      Includes 999 shares of common stock issuable upon the exercise of warrants.

12.      Includes 23 shares of common stock issuable upon the exercise of warrants.

13.      Assumes no redemptions of AAPC shares by the Public Shareholders and the sale of 750,747 shares in the PIPE Transaction.

PRICE RANGE OF SECURITIES AND DIVIDENDS

AAPC

Price Range of AAPC Securities

AAPC’s equity securities trade on NASDAQ under the symbol “AAPC”. The following table includes the high and low sales prices for AAPC’s ordinary shares for the periods presented. Prior to April 29, 2015, there was no established public trading market for AAPC’s ordinary shares. Kalyx is a private company and its common stock and preferred stock are not publicly traded.

	AAPC Ordinary Shares
	High	Low
2015
First Quarter	*	*
Second Quarter (from April 29, 2015)	$10.39	$10.15
Third Quarter	$10.23	$10.15
Fourth Quarter	$10.37	$10.10
2016
First Quarter	$10.45	$10.07
Second Quarter	$10.44	$10.25
Third Quarter	$10.50	$10.02
Fourth Quarter	$11.50	$7.60
2017
First Quarter	$25.62	$7.92
Second Quarter	$11.00	$9.95

____________

*         The high and low trade prices per share of AAPC’s ordinary shares are not reflected for the First Quarter 2015 because the ordinary shares did not begin trading until April 29, 2015.

Dividends

AAPC has not paid any cash dividends on its shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of a business combination. The payment of any cash dividends subsequent to completion of the Business Combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants that we may agree to in connection therewith.

Kalyx

Dividend Policy of Kalyx

Kalyx has a progressive dividend policy which the Kalyx board of directors reviews in accordance with its financial resources.

Dividend Policy of the Company Following the Business Combination

Following completion of the Business Combination, the Combined Company’s board of directors will consider whether or not to institute a dividend policy. It is the present intention of the Combined Company to assess its ability to declare dividends in light of its capital structure and earnings immediately following the closing.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of Kalyx’s investment, financing and other policies. These policies have been determined by the Kalyx board of directors and will be continued by the Combined Company following the completion of the Business Combination. These policies may, in general, be amended or revised from time to time after the completion of the Business Combinations at the discretion of the board of directors of the Combined Company, without stockholder approval. References in this “Policies with Respect to Certain Activities” section to “Kalyx”, “we,” “us” and “our” shall refer to Kalyx Development Inc.

Investments in Real Estate or Interests in Real Estate

We will conduct substantially all of our investment activities through our subsidiaries. Our investment objectives are to acquire properties that are compliant with state and local regulations for cannabis cultivation, dispensing and processing, and provide funds to assist in the build-out of cannabis facilities that will be leased to tenants that are stand-alone, independent companies that meet our quality standards. We acquire industrial and commercial properties in locations that we believe can create value for our stockholders, utilizing the following investment strategies:

Existing Leased Properties Acquisitions — We invest in commercial properties occupied by tenants with strong and stable cash flows in our target markets where we believe an opportunity exists for rental growth and the potential for further value creation.

Acquisitions of Properties for Redevelopment — We invest in strategically-located commercial or industrial properties that support our carefully selected tenants’ business plans, selecting properties that offer significant potential for medium-term capital appreciation through repositioning, renovation or redevelopment to reposition the asset and drive future rental growth.

Greenhouse Acquisitions or Development — We intend to selectively invest in high-quality, large-scale commercial greenhouses, offering tenant businesses more energy efficient facilities, selecting such greenhouse structures that meet regulatory requirements and tenant needs.

Acquisitions of Land for Future Development — We also intend to invest in land that can be developed for one or more tenant businesses, particularly in markets where limited industrial and commercial properties are available that are suitable for development for use in cannabis cultivation and processing.

We will conduct our investment activities in a manner that is consistent with the requirements applicable to REITs for federal income tax purposes. We pursue our investment objective through our operating partnership and its subsidiaries, but we may also make equity investments in other entities, including joint ventures that own portfolios of properties. Our management team identifies and negotiates acquisition and other investment opportunities, subject to the oversight of our board of directors.

We may enter into joint ventures from time to time, if we determine that doing so would be the most cost-effective and efficient means of allocating capital. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over our equity interest in such property. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act.

Generally, we will lease properties to tenants that our management team deems creditworthy under triple-net leases that will be full-recourse obligations of our tenants or their affiliates. Most of our leases have lease terms ranging from seven to ten years, often with options to extend the lease after the initial term. Rent is generally payable to us on a monthly basis. Most of our leases contain provisions that provide for annual increases in the rental amounts payable by the tenants, which are referred to as escalation clauses. The escalation clauses may specify fixed dollar amount or percentage increases each year, or the increases may be variable based on standard cost of living or inflation indices. We have not entered into any leases that include variable rent based on the financial results of a tenant each year. Currently, four of our properties are leased under original lease terms ranging from seven to ten years on a triple-net basis, and the tenant responsible for all of the related property taxes and operating expenses.

Investment Limitations and Priorities

We anticipate that future investment activity will be focused primarily in the United States, but will not be limited to any geographic area or property type. We currently anticipate that our real estate investments will continue to be concentrated in buildings and real estate to support the growth of the legal cannabis business. We anticipate that, over time, our real estate investments will become more diversified in terms of geographic market, but we expect our assets to be concentrated in certain markets that exhibit the characteristics that support our business and investment strategy. Provided that we comply with these requirements, as well as those applicable to REITs, there are no limitations on the percentage of our assets that may be invested in any one real estate asset.

Additional criteria with respect to our specialized industrial properties is described in “Business — Our Business Objectives and Growth Strategies.”

Investments in Real Estate Mortgages

We may invest in mortgages and other real estate interests consistent with the rules applicable to REITs. We have no current intention, however, in investing in loans secured by properties other than in connection with the acquisition of mortgage loans (or loans that may be secured by an interest in an entity that owns the underlying property) through which we expect to achieve equity ownership in the near term of the underlying properties.

Investments in Securities or Interests in Entities Primarily Engaged in Real Estate Activities and Investments in Other Securities

Although we do not currently intend to invest in investment securities, other than in interest-bearing, short-term, investment-grade securities or money market accounts on a temporary basis, we may, subject to the gross income and asset requirements required to qualify as a REIT, acquire partnership interests or other equity interests in joint venture entities through which we make some of our investments in our target assets, including for the purpose of exercising control over such entities.

Purchase and Sale of Investments

We expect to invest in our properties primarily for the generation of current income and long-term capital appreciation. While our goal is to hold assets on a long-term basis, we will regularly evaluate our portfolio to determine whether to sell a property if such property no longer fits our strategic objectives and the sale of such property would be in the best interest of our stockholders. We may sell a property if such property has significantly appreciated in value or if we determine that the funds realizable from such a sale may be reinvested in such a manner as to enhance the achievement of our investment objectives. We anticipate that the value of the properties that we intend to acquire will appreciate over the term of our ownership. In the event that we sell or otherwise dispose of any of our properties, such proceeds will be factored into our overall liquidity and sources and uses of funds.

Lending Policies

We do not have a policy limiting our ability to make loans to other persons. We may consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by us for the property sold. We also may make loans to joint ventures in which we participate. However, we have no current intent to engage in significant lending activities. Any loan we make will be consistent with maintaining our status as a REIT.

Issuance of Additional Securities

If our board of directors determines that obtaining additional capital would be advantageous to us, we may, without stockholder approval, issue debt or equity securities, including preferred stock and including causing our operating partnership to issue additional OP units, retain earnings (subject to the distribution requirements applicable to REITs for federal income tax purposes) or pursue a combination of these methods. As long as our operating partnership is in existence, the proceeds of all equity capital raised by us will be contributed to our operating partnership in exchange for additional common or preferred OP units, which will dilute the ownership interests of the other limited partners.

We may offer shares of our common stock, OP units, or other debt or equity securities in exchange for cash, real estate assets or other investment targets and to repurchase or otherwise re-acquire shares of our common stock, OP units or other debt or equity securities. We may issue preferred stock from time to time, in one or more classes or series, as authorized by our board of directors without the need for stockholder approval. We have not adopted a specific policy governing the issuance of senior securities at this time.

Repurchase of Our Securities

We may repurchase shares of our common stock or OP units from time to time. In addition, holders of OP units have the right, subject to a 12-month holding period after issuance, to require us to redeem their OP units in exchange for cash or, at our option, shares of our common stock.

Conflicts of Interest Policies

Overview

Conflicts of interest could arise in the future as a result of the relationships between us and our affiliates. Our directors and officers have duties to our company under applicable Maryland law in connection with their management of our company. However, these policies may not be successful in eliminating the influence of conflicts of interest or related person transactions. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Policies Applicable to All Directors and Officers.

Our charter and bylaws do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. We intend, however, to adopt policies that are designed to eliminate or minimize potential conflicts of interest, including a policy for the review, approval or ratification of any related party transactions. This policy will provide that the audit committee of our board of directors will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party before approving such transaction.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to our officers, directors and employees. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•         honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•         full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•         compliance with laws, rules and regulations;

•         prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•         accountability for adherence to the code of business conduct and ethics.

Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law or national stock exchange regulations.

Interested Director and Officer Transactions

Pursuant to Maryland law, a contract or other transaction between a Maryland corporation and a director or between a Maryland corporation and any other corporation, firm or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, provided that:

•         the fact of the common directorship or interest is disclosed or known to the board of directors or a committee of the board, and the board or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•         the fact of the common directorship or interest is disclosed or known to the stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity; or

•         the transaction or contract is fair and reasonable to the corporation at the time it is authorized, ratified or approved.

Where appropriate, in the judgment of our disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although our board of directors will have no obligation to do so.

Policies With Respect To Other Activities

We will have authority to offer shares of common stock, shares of preferred stock or options to purchase shares in exchange for property and to repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future. Except in connection with the initial capitalization of our company, we have not issued common stock or any other securities in exchange for property or any other purpose, and our board of directors has no present intention of causing us to repurchase any common stock. Our board of directors has the authority, without further stockholder approval, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series and authorize us to issue additional common or preferred stock, in one or more classes or series, including senior securities, in any manner, and on the terms and for the consideration, it deems appropriate. See “Description of our Capital Stock” for additional information. We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. At all times, we intend to make investments in such a manner as to qualify as a REIT, unless our board of directors determines that it is no longer in our best interest to qualify as a REIT. In addition, we intend to make investments in such a way that we will not be treated as an investment company under the Investment Company Act.

Reporting Policies

We intend to make available to our stockholders annual reports, including our audited financial statements. After the completion of the Business Combination, we will become subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of the material terms of the shares of capital stock of the Combined Company and certain terms of its charter and bylaws following the Conversion and the completion of the Business Combination. The following summary is not complete and is subject to and qualified in its entirety by reference to the MGCL and to such charter and bylaws, copies of which are attached as Annex B.

General

Our charter provides that we may issue up to 34,000,000 shares of common stock and up to 6,000,000 shares of preferred stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action by our common stockholders, to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of our stock.

Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of our common stock offered in connection with the Conversion, the PIPE Transaction and the Merger will be duly authorized, validly issued, fully paid and non-assessable. Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of our company.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of our company. Our charter provides that our common stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, convert, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matters, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors is required to remove a director (and such removal must be for cause) and the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors or the vote required to amend such provisions. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, to establish the designation and number of shares of each class or series and to set, subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each such class or series.

Preferred Stock

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares into one or more classes or series of preferred stock. Prior to issuance of shares of each new class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation, exclusive or class voting rights or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date of this proxy statement/prospectus, no shares of preferred stock are outstanding, and we have no present plans to issue any preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series, to authorize us to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock into other classes or series of stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional authorized shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any class or series of preferred stock we may issue in the future or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws” for additional information.

Restrictions on Ownership and Transfer

In order for the Combined Company to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through application of certain attribution rules by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist the Combined Company in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or 9.8% in value of the outstanding shares of all classes and series of our stock. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of any class or series of our capital stock or less than 9.8% in value or number of shares of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of such stock and thereby violate the applicable ownership limit.

Our board of directors, in its sole and absolute discretion, prospectively or retroactively, may exempt a person from either or both of the ownership limits if doing so would not result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT and our board of directors determines that:

•         such exemption will not cause any individual to actually or beneficially own more than 9.8% in value of the outstanding shares of all classes and series of our stock; and

•         subject to certain exceptions, the person does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

As a condition of the exception, our board of directors may require an opinion of counsel or ruling of the United States Internal Revenue Service, in either case in form and substance satisfactory to our board of directors, in its sole and absolute discretion, in order to determine or ensure our status as a REIT and representations and undertakings from the person seeking the exemption or excepted holder limit in order to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception. As of the date of this proxy statement/prospectus, Kalyx has entered into Excepted Holder Agreements with the following shareholders: George M. Stone, Jeffery Goldberger, Potter Polk, Tacho Sandoval and Dawn Sandoval. As reflect in such Excepted Holder Agreements, Kalyx’s board of directors exempted such shareholders from the stock ownership limitations that are set forth in Kalyx’s charter. Our board of directors may also exempt such shareholders from the stock ownership limitations that are set forth in our charter.

Our board of directors may, in its sole and absolute discretion, increase or decrease one or both of the ownership limits for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of shares of our stock or beneficial or constructive ownership of our stock will violate the decreased ownership limit. Our board of directors may not increase or decrease any ownership limit if, among other limitations, the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49% in value of our outstanding stock, could cause us to be “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or could otherwise cause us to fail to qualify as a REIT.

Our charter further prohibits:

•         any person from actually, beneficially or constructively owning shares of our stock that could result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that could result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income we derive from such tenant, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any such gross income requirements imposed on REITs); and

•         any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, or could result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then that transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of the shares to the trust (or, in the event of a gift, devise or other such transaction, the market price at the time of such gift, devise or other transaction) and (ii) the last reported sale price on the date we accept, or our designee accepts, such offer. We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons designated by the trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last reported sale price on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to our discovery that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee may, at the trustee’s sole discretion:

•         rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•         recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our board of directors or a committee thereof determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee may take such action as it deems advisable in its sole and absolute discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the income tax regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person that is an actual owner, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual owner, beneficial owner or constructive owner must, on request, disclose to us such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of the charter and bylaws of the Combined Company following the Conversion and the completion of the Business Combination does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the charter and bylaws, copies of which are attached as Annex B.

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required by the MGCL. We currently have five members on our board of directors.

Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under the MGCL. Holders of shares of our common stock do not have cumulative voting rights in the election of directors. Directors are elected by a plurality of the votes cast.

Removal of Directors

Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written or electronic consent of stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person (other than the corporation or any of its subsidiaries) who:

•         beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the company had 100 or more beneficial owners of its stock; or

•         is an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•         80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•         two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has, by resolution, elected to provide that any business combination between us and any other person is exempt from the business combination provisions of the MGCL, provided that the business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such persons). Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any such person. As a result, any such person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to their control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, generally, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who made or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•         one-tenth or more but less than one-third;

•         one-third or more but less than a majority; or

•         a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to: (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•         a classified board consisting of three classes;

•         a two-thirds vote requirement for removing a director;

•         a requirement that the number of directors be fixed only by vote of the directors;

•         a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•         a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that any vacancy on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of a director (which removal must also be for cause), (2) vest in the board the exclusive power to fix the number of directorships, and (3) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

Amendments to Our Charter and Bylaws

Other than amendments to certain provisions of our charter relating to the removal of directors or the vote required to amend such provisions (which require the affirmative vote of shareholders entitled to cast two-thirds of the votes entitled to be cast on the matter) and amendments permitted to be made without stockholder approval under Maryland law or by a specific provision in the charter, our charter may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter. Our board of directors has the exclusive power to adopt, alter, waive or repeal any provision of our bylaws or to make new bylaws.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by us or by any director or officer or other employee to us or to our stockholders, (c) any action asserting a claim against us or any director or officer or other employee arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any director or officer or other employee that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders must be held each year at a date, time and place determined by our board of directors. Special meetings of stockholders may be called by the chairman of our board of directors, our chief executive officer, our president and our board of directors. Subject to the provisions of our bylaws, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and provided the information and certifications required by our bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•         with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•         pursuant to our notice of the meeting;

•         by or at the direction of our board of directors; or

•         by a stockholder who was a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving of the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws.

•         with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

•         by or at the direction of our board of directors; or

•         provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The restrictions on ownership and transfer of our stock, the exclusive power of our board of directors to fill vacancies on the board and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or the provisions of Subtitle 8 of Title 3 of the MGCL, or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•         the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•         was committed in bad faith; or

•         was the result of active and deliberate dishonesty;

•         the director or officer actually received an improper personal benefit in money, property or services; or

•         in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:

•         a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•         a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter and bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, to:

•         any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

•         any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

We have entered into indemnification agreements with each of our officers and directors as described in “Management — Limitation of Liability and Indemnification of Directors and Officers.”

Restrictions on Ownership and Transfer

Subject to certain exceptions, our charter provides that no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock or more than 9.8% in value of the outstanding shares of our capital stock. For a more detailed description of this and other restrictions on ownership and transfer of our stock, see “Description of Capital Stock — Restrictions on Ownership and Transfer.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to be qualified as a REIT.

COMPARISON OF RIGHTS OF AAPC SHAREHOLDERS BEFORE AND
AFTER COMPLETION OF BUSINESS COMBINATION

The rights of AAPC shareholders are and will be governed by British Virgin Islands law and AAPC’s memorandum and articles of association until the completion of the Conversion. If AAPC shareholders do not tender their ordinary shares in connection with the Business Combination, after the Conversion and the completion of the Business Combination such shareholders will hold shares of common stock of AAPC and their rights will be governed by Maryland law and the charter and bylaws of the Combined Company, copies of which are attached as Annex B.

Although the corporate statutes of Maryland and the British Virgin Islands are similar, certain differences exist. Summarized below are the most significant differences between the rights of the shareholders of AAPC versus the rights of the stockholders of the Combined Company (which will include former AAPC shareholders after the Conversion and the completion of the Business Combination).

The following discussions are summaries only. They do not give you a complete description of any non-material differences that may affect security holders. Neither the Companies Act nor the memorandum and articles of association of AAPC impose any limitations on the right of nonresident or foreign owners to hold or vote securities. Under the Companies Act law, holders of a company’s stock are referred to as members, as opposed to shareholders, and such reference is carried through in the table.

PROVISION	AAPC (BVI)	COMBINED COMPANY (MARYLAND)
Authorized Capital Stock	AAPC is authorized to issue an unlimited number of both ordinary shares of no par value and preferred shares of no par value.	The authorized capital stock of the Combined Company will consist of 34,000,000 shares of common stock, $0.0001 par value per share, and 6,000,000 shares of preferred stock, $0.0001 per share.

Dividend Policy

Subject to Regulation 23 (Business Combination) of the Articles, the directors may, by resolution of directors, authorize a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that immediately after the distribution the value of the assets of AAPC will exceed its liabilities and AAPC will be able to pay its debts as and when they fall due.

Subject to applicable law dividends upon the shares of capital stock of the Combined Company may be authorized by the board of directors at any regular or special meeting of the board of directors. Dividends may be paid in cash, in property or in shares of the Combined Company’s capital stock, unless otherwise provided by applicable law. However, no dividend may be paid if, after giving effect to the dividend, the Combined Company would be unable to pay its indebtedness as the indebtedness becomes due in the usual course of business or the Combined Company’s total assets would be less than the sum of its total liabilities plus, unless the Combined Company’s charter provides otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividend.

PROVISION	AAPC (BVI)	COMBINED COMPANY (MARYLAND)
Preferred (Preference) Shares

Directors may, subject to making the necessary amendments to the memorandum and articles of association of AAPC, fix the designations, powers, preferences, rights, qualifications, limitations and restrictions, if any, appertaining to any and all classes of shares that may be authorized to be issued under AAPC’s memorandum and articles of association.

Directors may fix by resolution the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any unissued class or series of preferred stock, as well as the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such class or series, and the number of shares constituting any such class or series and the designation thereof, subject to any requirements of the MGCL.

Registered Shares	AAPC is only authorized to issue registered shares. AAPC is not authorized to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.	Silent.

Purpose of Corporation

AAPC has full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, subject to the Companies Act, any other legislation of the British Virgin Islands and Regulation 23 (Business Combination) of the Articles.

To engage in any lawful act or activity for which corporations may be organized under the MGCL.

Registered Office	Ritter House, Wickhams Cay II, Road Town, Tortola, British Virgin Islands.	CSC-Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202

Transfer Agent	The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents.	The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents.

Voting Rights

The holders of Ordinary Shares shall have the right to vote at a meeting of the members or on any resolution of Members. The holders of the Preferred Shares shall have the rights, privileges, restrictions and conditions as set out in the amended and restated Memorandum prior to the issue of such shares.

The holders of common stock shall have the right to one vote for each share of common stock.

PROVISION	AAPC (BVI)	COMBINED COMPANY (MARYLAND)
Redemption of Equity

Regulation 6 of the articles of association provides that AAPC may purchase, redeem or otherwise acquire and hold its own shares provided the consent of the member whose shares are to be purchase, redeemed or otherwise acquired is obtained (unless AAPC is permitted by the Companies Act or any other provision in the memorandum or articles of association to purchase, redeem or otherwise acquire the shares without such consent).

Silent.

Stockholder/Member Consent

Prior to the initial public offering, any action that may be taken by the members at a meeting could also be taken by a resolution of members consented to in writing, without the need for prior notice.

Any action required or permitted to be taken by the stockholders of the Combined Company must be effected at a duly called annual or special meeting of stockholders by unanimous written or electronic consent of such stockholders.

Notice Requirements for Stockholder/Member Relating to Nominations and Other Proposals	Directors convening a meeting of members are required to give not less than 10 nor more than 60 days’ written notice of a meeting to the other members and the other directors.

In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination (1) not less than 120 days and not more than 150 days prior to the anniversary of the mailing of the proxy statement for the previous year’s annual meeting if such meeting is not advanced or delayed by more than 30 days and (2) with respect to any other annual meeting of stockholders, the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the date of public disclosure of the date of such meeting.

Meetings of Stockholders/Members — Presence	In person or by proxy or by telephone or other electronic means provided all members participating in the meeting are able to hear each other.	In person, by proxy or by means of remote communication.

Meeting of Stockholders/Members — Notice	Directors convening a meeting of members are required to give not less than 10 nor more than 60 days’ written notice of a meeting to the other members and the other directors.	Not less than 10 days nor more than 90 days.

PROVISION	AAPC (BVI)	COMBINED COMPANY (MARYLAND)
Meetings of Stockholders/Members — Call of Meeting	Members entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested may request in writing that the directors convene a meeting of members.

Annual meetings shall, or special meetings may, be called by the board of directors. Subject to the satisfaction of certain procedural requirements, special meetings must be called by the secretary to act on any matter that may properly be considered at a special meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

Meetings of Stockholders/Members — Place	Within or outside the British Virgin Islands.	Within or without Maryland.

Meetings of Stockholders/Members — Quorum	At the commencement of the meeting, present in person or by proxy not less than 50% of the votes of the shares entitled to vote on resolutions of members to be considered at the meeting.

Majority of the aggregate voting power of the shares of capital stock of the Combined Company issued and outstanding and entitled to vote thereat. Meeting may be adjourned for up to 120 days from the original record date without additional notice to stockholders.

Meeting of Stockholders/Members — Record Date	The director convening the meeting of members shall fix in the notice of the meeting the record date for determining those members that are entitled to vote at the meeting.

As fixed by the board of directors, no more than 90 days and no less than 10 days before the meeting. If after adjournment a new record date is fixed for the adjourned meeting, notice must be given to stockholders.

Directors — Election	The first directors are appointed by the registered agent within 30 days of incorporation.	By the stockholders at the annual meeting of the stockholders.

Following this, directors are appointed by resolution of members or by resolution of directors.

Immediately before the consummation of an initial public offering, the directors shall pass a resolution of directors dividing themselves into two classes, being the class A directors and the class B directors.

Directors — Term

Each director holds office for the term, if any, fixed by the resolution of directors or resolution of members appointing him, or until his earlier death, resignation or removal. If no fixed term is on the appointment, the director serves indefinitely until his earlier death, resignation or removal.

Directors are generally elected to serve until the next annual meeting of stockholders and until such directors’ successors are elected and qualify. The terms of directors expire at the annual meeting of shareholders held in the year following their election, but directors whose terms of office expire may be re-elected.

PROVISION	AAPC (BVI)	COMBINED COMPANY (MARYLAND)
Directors — Removal

A director may be removed from office with or without cause by a resolution of members passed at a meeting of members called for the purposes including the removal of the director or by a written resolution passed by at least 75% of the members of AAPC entitled to vote, or subject to Regulation 9.1(b) of the articles of association of AAPC in relation to its initial public offering, by a resolution of the directors.

By the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors, for cause only.

Directors — Vacancy

A vacancy occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office. Subject to the Articles, the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term may not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

By the vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

Directors — Number	The minimum number of directors is one and there is no maximum number.	As determined by the board of directors, but not less than one.

Directors — Quorum and Vote Requirements

A resolution of directors is defined in the Articles as either: (i) a resolution approved at a duly convened and constituted meeting of directors or of a committee of directors by the affirmative vote of a majority of the directors present at the meeting who voted, except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purposes of establishing a majority, or (ii) a resolution consented to in writing by all directors or by all members of a committee of directors, as the case may be.

A majority of the entire board of directors or such committee of the board of directors. The act of a majority of the directors present at any meeting of the board of directors, or a committee thereof, at which a quorum is present shall be the act of the board of directors or such committee.

Directors — Powers

The business and affairs of AAPC shall be managed by, or under the direction or supervision of, the directors and they have all powers necessary for managing and for directing and supervising the business and affairs of AAPC

Directors may exercise all powers of the Combined Company not reserved to the stockholders.

PROVISION	AAPC (BVI)	COMBINED COMPANY (MARYLAND)
Directors — Committees	The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers.

The board of directors may establish one or more committees with the authority that the board of directors determines, except that the board of directors may not delegate to committees the power to (i) recommend to the stockholders any action which requires stockholder approval (other than the election of directors), (ii) amend the bylaws, (iii) approve any merger or share exchange which does not require stockholder approval or (iv) issue stock (unless the board of directors has given general authorization for the issuance providing for or establishing a method or procedure for determining the maximum number or the maximum aggregate offering price of shares to be issued).

Directors — Consent Action

An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, without the need for notice.

Directors may take action by written or electronic consent of all directors, in addition to action by meeting.

Directors — Alternates	Until the consummation of a business combination, a director may not appoint an alternate director. Following this, a director may by written instrument appoint an alternate director.	Directors may designate one or more directors as alternate members of any committee.

Directors — Appoint Officers	The directors may by resolution appoint officers at such times as may be considered necessary or expedient.	Directors elect the officers with such powers and duties as the board of directors shall determine.

Directors — Limitation of Liability

Directors shall not be liable for any debt, obligation or default of AAPC unless specifically provided in the Companies Act or other enactment of the British Virgin Islands, and except in so far as he may be liable for his own conduct or acts.

Directors shall have no personal liability to the Combined Company or its stockholders for monetary damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

PROVISION	AAPC (BVI)	COMBINED COMPANY (MARYLAND)
Directors — Indemnification Insurance

AAPC may indemnify, hold harmless and exonerate against all direct and indirect costs, fees and expenses of any type or nature whatsoever any person who is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, key employee, adviser of AAPC or is or was, at the request of Infinity serving as a director of, or in any other capacity is or was acting for another enterprise.

Any person who is or was a director or officer shall have a right to indemnification and to the advancement of expenses in connection with proceedings relating to their role as such to the maximum extent permitted by Maryland law.

If rights to indemnification and to the advancement of expenses are not provided, the indemnitee may bring a suit against the Combined Company to collect such indemnification and/or expenses.

There is a requirement that the person to be indemnified acted honestly and in good faith with a view to the best interests of AAPC and in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

The Combined Company may purchase and maintain insurance in relation to any person who is or was a director or officer of the Combined Company.

AAPC may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond in relation to any indemnified person.

Amendments to Organizational Documents

AAPC may amend its Memorandum or Articles by a resolution of members or by a resolution of directors, save that no amendment may be made by a resolution of directors: (i) to restrict the rights or powers of the members to amend the Memorandum or Articles, (ii) to change the percentage of members required to pass a resolution of members to amend the Memorandum or Articles, (iii) in circumstances where the memorandum or Articles cannot be amended by the members, or (iv) to clause 7 (Variation of Rights), 8 (Rights Not Varied by Issue of Shares Pari Passu), 11 (Amendment of Memorandum and Articles) or Regulation 23 (Business Combination) of the Articles. Also, the shareholders’ ability to amend Regulation 23 (Business Combination) prior to any business combination is subject to certain restrictions.

Other than amendments to certain provisions of the charter relating to the removal of directors or the vote required to amend such provisions (which require the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter) and amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the charter, the charter may be amended only if such amendment is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter.

The Board of Directors has the exclusive power to amend the bylaws.

PROVISION	AAPC (BVI)	COMBINED COMPANY (MARYLAND)
Sale of Assets

Regulation 10.10 of the Articles of Association of AAPC expressly dis-applies section 175 of the Act (the section requiring members’ authorization to any disposal of assets representing 50% or more in value of the assets of a company).

The sale of all or substantially all the assets of the company requires stockholder approval.

Anti-Takeover Provisions	There are no anti-takeover provisions applicable to AAPC

Business Combination Act. Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange and, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who beneficially owned, directly or indirectly, 10% or more of the voting power of the corporation’s then outstanding stock at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliates or associates. The super-majority vote requirements do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder or if the business combination satisfies certain minimum price, form-of-consideration and procedural requirements.

PROVISION	AAPC (BVI)	COMBINED COMPANY (MARYLAND)

Pursuant to the Maryland Business Combination Act, the Combined Company’s board of directors has adopted a resolution exempting any business combination between the Combined Company and any other person from the provisions of the Act, provided that the business combination is first approved by the board of directors (including a majority of directors who are not affiliates or associates of such person).

Control Share Acquisition Act. Under the MGCL, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions. The Maryland Control Share Acquisition Act does not apply, however, to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

PROVISION	AAPC (BVI)	COMBINED COMPANY (MARYLAND)

Pursuant to the Maryland Control Share Acquisition Act, the Combined Company’s bylaws contain a provision exempting from the Act any and all acquisitions by any person of shares of stock of the Combined Company.

Subtitle 8. Under Subtitle 8 of Title 3 of the MGCL, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject, by provision in its charter or bylaws or by resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions: (1) a classified board; (2) a two-thirds vote requirement for removing a director; (3) a requirement that the number of directors be fixed only by vote of the directors; (4) that any and all vacancies on the board of directors may be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the class of directors in which the vacancy occurred; and (5) a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to Subtitle 8, the Combined Company has elected that vacancies on its board of directors may be filled only by a majority of the remaining directors and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in its charter and bylaws unrelated to Subtitle 8, the Combined Company already requires a two-thirds vote for director removal, vests in its board of directors the exclusive power to fix the number of directorships and requires the written request of stockholders entitled to cast a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

Appraisal Rights	A member is entitled to payment for the fair value of his shares upon dissenting from a merger (under the laws of the British Virgin Islands).	The charter of the Combined Company provides that the shareholders of the Combined Company are not entitled to appraisal rights.

DESCRIPTION OF OUR OPERATING PARTNERSHIP AND OUR PARTNERSHIP AGREEMENT

We have summarized the material terms and provisions of the First Amended and Restated Agreement of Limited Partnership, as amended, of Kalyx OP LP, which we refer to as the “operating partnership.” This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part. See “Where You Can Find Additional Information.” For purposes of this section, references to “we”, “our” and “us” refer to Kalyx Development Inc.

Overview

Our operating partnership was formed on January 4, 2016 to acquire, own and operate our assets. The structure of conducting our business through our operating partnership is commonly called an Umbrella Partnership Real Estate Investment Trust, or UPREIT, structure, which is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. To determine whether we satisfy the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT partnership, such as our operating partnership, are deemed to be assets and income of the REIT.

We will conduct substantially all of our activities through, and substantially all of our properties will be held directly or indirectly by, our operating partnership. We will control our operating partnership as its majority limited partner, and through our wholly owned subsidiary, Kalyx GP LLC, which is our operating partnership’s sole general partner (the “General Partner”). We expect our operating partnership to issue limited partnership units, which we refer to in this proxy statement/prospectus as “OP units”, from time to time in exchange for real property or mortgage loans and as profits interests to certain consultants. Limited partners who hold OP units in our operating partnership will be entitled to redeem these OP units for cash or, at our election, shares of our common stock on a one-for-one basis at any time after holding the OP units for one year.

Our board of directors will manage the affairs of our operating partnership by directing its affairs through the General Partner. Whenever we issue shares of common stock for cash, we will be obligated to contribute any net proceeds we receive therefrom to our operating partnership, and our operating partnership will be obligated to issue an equivalent number of OP units to us. Our limited and general partnership interests in our operating partnership will entitle us to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage interests therein and will entitle us to vote on all matters requiring a vote of the limited partners.

Generally, pursuant to the terms of the First Amended and Restated Agreement of Limited Partnership dated January 4, 2016, as amended (the “Partnership Agreement”), of our operating partnership and provisions of Delaware law, the General Partner, as the sole general partner, will have the exclusive power to manage and conduct the business of our operating partnership and will otherwise have the rights and powers permitted to the general partner of a Delaware limited partnership. In addition to the rights specifically described in this proxy statement/prospectus, the holders of OP units in our operating partnership will have such rights and powers as are reserved to limited partners under Delaware law, but generally will have no authority to transact business for or participate in the management activities or decisions of our operating partnership. The limited partners do not have the right to remove the General Partner as general partner.

Limited partners of our operating partnership may transfer OP units only with our consent and in compliance with applicable regulations and other restrictions set forth in the Partnership Agreement. A transferee of OP units will be admitted to our operating partnership as a substitute limited partner only with our consent. The Partnership Agreement permits us to cause our operating partnership to issue additional OP units without the consent of the limited partners.

A property owner may contribute property to an UPREIT partnership in exchange for OP units on a tax-deferred basis. In addition, our operating partnership is structured to make distributions with respect to OP units that will be equivalent to the dividend distributions made to holders of our common stock. Finally, a limited partner in our operating partnership may later exchange his or her OP units for shares of our common stock in a taxable transaction as described below.

Comparison of Common Stock and OP Units

Conducting our operations through our operating partnership will allow those who sell property to us to defer certain tax consequences by contributing their economic interests to our operating partnership in exchange for OP units, rather than contributing their interests to us in exchange for cash or shares of our common stock in fully taxable transactions. Each OP unit is designed to result in a distribution per OP unit equal to a distribution per share of our common stock. After holding the OP units for one year, limited partners other than our subsidiaries may tender for redemption each OP unit then held by them for an amount of cash equal to the then-quoted market price of our common stock or, at our option, one share of our common stock (subject to certain anti-dilution adjustments and certain limitations on exchange to preserve our status as a REIT). The following is a comparison of the ownership of our common stock and OP units of our operating partnership with respect to voting rights and transferability:

Voting Rights. Holders of common stock may elect our board of directors, and because our wholly-owned subsidiary, the General Partner serves as the general partner of our operating partnership, our board of directors will effectively control the business of our operating partnership. OP unit holders may not elect or remove the General Partner without our consent or, prior to redemption of OP units in exchange for our common stock, elect our directors.

Transferability. Neither the OP units of our operating partnership nor the shares of our common stock issuable upon redemption of such OP units will have been registered under the Securities Act and, therefore, they will be subject to certain restrictions on transfer. The OP units and the shares of our common stock for which they are redeemable are subject to transfer restrictions under applicable securities laws, under our charter or under the Partnership Agreement, including the required consent of the general partner to the admission of any new limited partner to our operating partnership. We may from time to time grant registration rights with respect to shares of our common stock issuable upon redemption of OP units.

Partnership Agreement

The Partnership Agreement requires that our operating partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and to ensure that our operating partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. The following summary of the Partnership Agreement of our operating partnership and the description of certain provisions thereof set forth elsewhere in this proxy statement/prospectus are qualified in their entirety by reference to the Partnership Agreement.

Management

Under the terms of the Partnership Agreement, as the sole general partner of our operating partnership, the General Partner has, subject to certain protective rights of limited partners and other restrictions, full, exclusive and complete responsibility and discretion in the management, operation and control of the operating partnership, including the ability to cause the operating partnership to enter into certain major transactions including acquisitions, dispositions, financings and selection of tenants and to cause changes in the operating partnership’s line of business and distribution policies. The General Partner is wholly-owned and controlled by us.

We own all of the interests in the operating partnership other than those held by the General Partner and those limited partnership interests designated as LTIP units that are held by consultants. Each holder of LTIP units has the ability to convert its LTIP units into OP units in accordance with the Partnership Agreement upon the vesting of the LTIP units and for a number of OP units that is based on the capital account of such holder at the time of conversion.

Transferability of Interests

The General Partner may not voluntarily withdraw as the general partner of the operating partnership, engage in any merger, consolidation or other combination or transfer or assign its interest in the operating partnership (except to an affiliate of ours) unless the transaction in which such withdrawal, combination or transfer occurs is approved by a majority of the limited partners, results in substantially all of the assets being owned by an entity that is owned by the operating partnership or an entity that is the survivor of the operating partnership, or results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal to the product of a conversion factor and the greatest amount of cash, securities, or other property paid to a holder of our stock. With certain limited exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without the written consent of the General Partner, which consent the General Partner may withhold in its sole discretion.

Capital Contributions and Additional Units

We will generally contribute to our operating partnership substantially all excess cash as a capital contribution in exchange for limited partnership interests. The Partnership Agreement permits the General Partner, without the consent of the limited partners, to cause the issuance of additional partnership units in return for future capital contributions by third parties. Under the Partnership Agreement, we are obligated to contribute the net proceeds of any offering of shares of capital stock as additional capital to our operating partnership.

If we contribute additional capital to our operating partnership, we will receive additional partnership units and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our operating partnership at the time of such contributions. Conversely, the percentage interests of the other limited partners and the General Partner will be decreased on a proportionate basis in the event of additional capital contributions by us.

Redemption Rights

The limited partners of our operating partnership, other than us or any of our subsidiaries, have the right to tender their OP units for redemption by our operating partnership for cash or, at the election of the General Partner, shares of our common stock. In the event that the OP units are redeemed for cash, the cash amount to be paid will be equal to the market value of the number of our shares of common stock that would be issuable if the OP units were redeemed for our shares of common stock. If the General Partner elects to cause us to satisfy the redemption of the OP units by using shares of our common stock, we will issue a number of shares of our common stock equal to the product of the number of OP units being redeemed times a conversion factor in accordance with the Partnership Agreement. These redemption rights may not be exercised, however, if and to the extent that the delivery of shares of common stock in such redemption would (1) result in any person owning shares in excess of our ownership limits, (2) be prohibited under applicable U.S. federal or state securities laws or regulations (in each case regardless of whether the parent would in fact assume and satisfy the redemption right) (3) result in shares of our common stock being owned by fewer than 100 persons, (4) cause us to be “closely held” within the meaning of Section 856(h) of the Code, (5) cause us to own 10.0% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code, or (6) cause the acquisition of shares of our common stock by a redeemed limited partner to be “integrated” with any other distribution of our shares of common stock for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of our operating partnership, other than us or any of our subsidiaries, may exercise their redemption rights at any time after one year following the issuance of their OP units. However, a limited partner may not exercise a redemption right for less than 1,000 partnership units, unless such limited partner holds less than 1,000 OP units, in which case the limited partner must exercise his or her redemption right for all of his or her OP units.

If we redeem any shares of our common stock, then our operating partnership will redeem, for the same cash amount as paid in such redemption, the same number of OP units held by us or our subsidiaries corresponding to the shares we redeem.

Indemnification and Limitation of Liability

The Partnership Agreement expressly limits our liability by providing that neither the General Partner of our operating partnership, nor any of our directors or officers, will be liable or accountable in damages to our operating partnership, the limited partners or assignees for errors in judgment, mistakes of fact or law or for any act or omission if we, or such director or officer, acted in good faith. In addition, our operating partnership is required to indemnify us, and our officers, directors, employees, agents and designees to the fullest extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that (1) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the indemnified party actually received an improper personal benefit in money, property or services or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Our operating partnership also must pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification.

Distributions

The Partnership Agreement provides that our operating partnership will distribute cash flow from operations to the partners of our operating partnership in accordance with their relative percentage interests on at least a quarterly basis.

Allocations and Tax Matters

The General Partner will be the tax matters partner (and for taxable years after December 31, 2017, the partnership representative) of our operating partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of our operating partnership. The net income or net loss of the operating partnership will generally be allocated to the General Partner and the limited partners in accordance with their respective percentage interests in the operating partnership, subject to compliance with the provisions of Section 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed to partners with positive capital accounts on a pro rata basis in accordance with their respective positive capital account balances. If the General Partner were to have a negative balance in its capital account following a liquidation, the General Partner would be obligated to contribute cash to our operating partnership equal to such negative balance.

Term

Our operating partnership will continue until dissolved upon:

•         the bankruptcy, insolvency, or withdrawal of the General Partner (unless the limited partners elect to continue our operating partnership);

•         the sale or other disposition of all or substantially all the assets of the operating partnership for cash or marketable securities;

•         the entry of a decree of judicial dissolution of the operating partnership pursuant to Delaware law;

•         the redemption of all OP units (other than those held by the General Partner); or

•         an election to dissolve the operating partnership is made by the General Partner.

Fiduciary Responsibilities

Our directors and officers have duties to our company and our stockholders under applicable Maryland law in connection with their management of our company. At the same time, we, as the managing member of the sole general partner, have fiduciary duties to our operating partnership and to its limited partners under Delaware law in connection with the management of our operating partnership. Our duties as managing member of the General Partner to our operating partnership and its partners may come into conflict with the duties of our directors and officers to our company and our stockholders. The Partnership Agreement provides that in the event of a conflict between the interests of our stockholders, on the one hand, and the limited partners of the operating partnership, on the other hand, as managing member of the General Partner we may endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided the limited partners acknowledge and agree that the General Partner and its affiliates may fulfill their duties to the limited partners by acting in the best interests of our stockholders; and the General Partner shall not be liable for monetary or other losses sustained, liabilities incurred, or benefits not derived by the limited partners in connection therewith.

FEDERAL INCOME TAX CONSEQUENCES OF THE STATUS AS A REIT

This section summarizes the material federal income tax issues that you, as a stockholder, may consider relevant with respect to your decision concerning the Business Combination. References in this “Federal Income Tax Consequences of the Status as a REIT” section the “Company,” “we,” “us” and “our” shall refer to the Combined Company following the completion of the Business Combination.

The laws governing the federal income tax treatment of a REIT and its stockholders are highly technical and complex. Because this section is a summary, it does not address all of the tax issues that may be important to you and should not be considered to be tax advice. In addition, this discussion does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as:

•         dealers in securities or currencies;

•         traders in securities that elect to mark to market,

•         financial institutions;

•         insurance companies;

•         tax exempt entities (except to the extent discussed in “Taxation of Tax-Exempt Stockholders”);

•         foreign persons (except to the extent discussed in “Taxation of Non-U.S. Stockholders”);

•         stockholders who are subject to the alternative minimum tax;

•         persons who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•         partnerships or other entities classified as partnerships for U.S. federal income tax purposes and persons who are investors in such entities;

•         U.S. persons whose functional currency is not the U.S. dollar;

•         regulated investment companies and other real estate investment trusts;

•         stockholders who hold their shares as part of a hedging, straddle, conversion or other risk reduction transaction; or

•         stockholders who do not hold their shares as “capital assets” within the meaning of Section 1221 of the Code.

This summary assumes that stockholders hold our stock as a capital asset for federal income tax purposes, which generally means property held for investment.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of our common stock that is a partnership, and the partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of our common stock.

Furthermore, no state, local or foreign tax considerations are addressed in this summary. The federal income tax treatment of REITs is highly technical and complex. The statements in this section are based on provisions of the Code, as well as Treasury regulations, administrative rulings and judicial decisions thereunder, all of which are subject to change (possibly with retroactive effect) or to different interpretations. No ruling from the Internal Revenue Service or “IRS” has been or will be requested with respect to any of the tax matters discussed herein.

We urge you to consult your own tax adviser regarding the specific tax consequences to you of ownership of our common stock and of our election to be taxed as a REIT.

Taxation of the Combined Company

We intend to conduct our operations in a manner that will permit us to qualify as and elect to be treated as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2017. We have not requested a ruling from the Internal Revenue Service as to our qualification as a REIT, and no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT.

Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute.

No assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders beginning with the first taxable year for which we elect to be taxed as a REIT. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results under current law from owning shares in a corporation. However, we will be required to pay federal income tax in the following circumstances:

•         We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•         We may be subject to the “alternative minimum tax” on our items of tax preference under some circumstances.

•         We will pay income tax at the highest corporate rate on:

•         net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•         other non-qualifying income from foreclosure property.

•         We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold as inventory or primarily for sale to customers in the ordinary course of business.

•         If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “Income Tests,” but nonetheless continue to qualify as a REIT because we meet certain other requirements, we will pay a 100% tax on:

•         the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, in either case, multiplied by

•         a fraction intended to reflect our profitability.

•         If we fail to satisfy one or more requirements for REIT qualification (other than a violation of the gross income tests or certain violations of the asset tests), and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•             In the event of a failure of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “— Asset Tests”) that was due to reasonable cause and not to willful neglect, and as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the non-qualifying assets that caused us to fail such test.

•         We will be required to pay a 4% excise tax to the extent we fail to distribute during a calendar year at least the sum of:

•         85% of our ordinary income for the year,

•         95% of our capital gain net income for the year, and

•         any undistributed taxable income from earlier periods.

•         We may elect to retain and pay income tax on our net capital gain. In that case, a U.S. stockholder would include its proportionate share of our undistributed capital gain (to the extent that we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our capital stock.

•         We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” or “excess interest,” or “redetermined TRS service income.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•         If we are treated for tax purposes as a Subchapter C corporation prior to our REIT election, then we would generally be subject to a corporate-level tax on a taxable disposition of any appreciated asset we hold as of the effective date of our REIT election. Specifically, if we dispose of a built-in-gain asset in a taxable transaction prior to the fifth anniversary of the effective date of our REIT election, we generally would be subject to tax at the highest regular corporate federal income tax rate (currently 35%) on the gain.

•         If we acquire any asset from a Subchapter C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the Subchapter C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

•         the amount of gain that we recognize at the time of the sale or disposition, and

•         the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•         In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, domestic TRSs will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust or association that meets each of the following requirements:

1.       It is managed by one or more trustees or directors;

2.       Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.       It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

4.       It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

5.       At least 100 persons are beneficial owners of its shares or ownership certificates (determined without reference to any rules of attribution);
6.       Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year;

7.       It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

8.       It uses a calendar year for U.S. federal income tax purposes; and

9.       It meets certain other qualification tests, described below, regarding the nature of its income and assets.

In addition, in order to qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. Our non-REIT earnings and profits include any earnings and profits we accumulate before the effective date of our REIT election. We intend to distribute sufficient earnings and profits, before the end of the first taxable year for which we elect REIT status to stockholders of record after the completion of the Business Combination, to eliminate any non-REIT earnings and profits, which distributions will be in addition to distributions we will be required to make to avoid tax on our income.

We must meet requirements 1 through 4 above during our entire taxable year for each taxable year in which we intend to be taxed as a REIT and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We intend to satisfy requirements 1 through 5 beginning with our taxable year ending December 31, 2017. Upon the completion of the Business Combination, we will have issued sufficient shares of common stock with sufficient diversity of ownership to satisfy requirement 6 above. In addition, our charter restricts the ownership and transfer of our shares of capital stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the shares of common stock are described in “Description of Our Capital Stock — Restrictions on Ownership and Transfer.” We intend to make the election described in 7 above, in the manner required by Treasury Department regulations for our taxable year ending December 31, 2017. For purposes of satisfying the various REIT qualifications in requirement 9 above, including the income and asset tests described below, some or all of the activities, income and assets of qualified REIT subsidiaries and partnerships we own will be treated as our activities, income and assets.

Kalyx, which will merge with and into AAPC pursuant to the Merger, intends to conduct its operations in a manner that will permit it to qualify as and elect to be treated as a REIT for federal income tax purposes beginning with its taxable year ending December 31, 2016. Based upon the valuation of its outstanding shares that Kalyx received from a third party appraiser, Kalyx believe that it has satisfied requirement 6 above at all times during the last half of any taxable year other than its initial REIT taxable year. However, there can be no assurance that the Internal Revenue Service will not challenge Kalyx’s valuation and determine that Kalyx has not satisfied such requirement. Such a determination would negatively impact our ability to qualify as a REIT.

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation that has not elected to be treated as a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit and our ownership of the stock of such subsidiary will not violate the REIT asset tests discussed below.

Similarly, in the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership or the limited liability company, as applicable, and as earning its allocable share of the gross income of the partnership or the limited liability company, as applicable, for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We may acquire securities in the future in one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. A TRS generally may be used by a REIT to undertake indirectly activities that the REIT requirements might otherwise preclude the REIT from doing directly. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset tests described below.

Restrictions imposed on REITs and their TRSs are intended to ensure that TRSs will be subject to appropriate levels of U.S. federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a TRS to its parent REIT and impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Dividends paid to us from a TRS, if any, will be treated as dividend income received from a corporation. The foregoing treatment of TRSs may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders and may affect our compliance with the gross income tests and asset tests.

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•         rents from real property;

•         interest on debt secured by mortgages on real property, or on interests in real property, and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•         dividends or other distributions on, and gain from the sale of, shares in other REITs;

•         income derived from foreclosure property;

•         gain from the sale of real estate assets that are not investment or dealer property; and

•         income derived from the temporary investment of new capital that is attributable to the issuance of our shares of capital stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gains from the sale or disposition of stock or securities, or any combination of these. The following paragraphs discuss the specific application of the gross income tests to us.

Cancellation of indebtedness income and gross income from a sale of property that we hold primarily for sale to customers in the ordinary course of business will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, gains from “hedging transactions,” as defined in “— Hedging Transactions,” that are clearly and timely identified as such will be excluded from gross income for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

Rents from Real Property. Rent that we receive for the use of our real property from a tenant will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met.

First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of gross receipts or sales and the percentages:

•         are fixed at the time the leases are entered into;

•         are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•         conform with normal business practices.

More generally, the rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practices, but is in reality used as a means of basing the rent on income or profits. We will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.

Second, we must not own, actually or constructively, 10% or more of the stock (by vote or value) or the assets or net profits of any tenant, referred to as a “related party tenant”, other than a TRS. See “Other Tax Consequences — Taxable REIT Subsidiaries.” In addition, the constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. Because the constructive ownership rules are broad and it is not possible to continually monitor direct and indirect transfers of our shares, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant other than a TRS at some future date. As described above, we may own up to 100% of the stock of one or more TRSs. As an exception to the related party tenant rule described in the preceding paragraph, rent that we receive from a TRS will qualify as “rents from real property” as long as (1) the TRS is a qualifying TRS (see “Other Tax Consequences — Taxable REIT Subsidiaries”), (2) at least 90% of the leased space in the property is leased to persons other than TRSs and related party tenants, and (3) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space.

Third, the rent attributable to the personal property leased in connection with the lease of a property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the property in the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year, or the personal property ratio. We believe that the personal property ratio of the properties that we intend to acquire will be less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the Internal Revenue Service would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus lose our REIT status.

Fourth, we cannot furnish or render non-customary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services directly to the tenants of a property as long as our income from the services does not exceed 1% of our gross income from the related property. If the rent from a lease does not qualify as “rents from real property” because we furnish non-customary services having a value in excess of 1% of our gross income from the related property to the tenants of the property, other than through a qualifying independent contractor or a TRS, none of the rent from the property will qualify as rents from real property. We may employ an independent contractor or a TRS, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rents from the related properties to fail to qualify as “rents from real property.” Any amounts we receive from a TRS with respect to such TRS’s provision of non-customary services will, however, be non-qualified income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test. Finally, we may own up to 100% of the stock of one or more TRSs, which may provide non-customary services to our tenants without tainting our rents from the related properties. We do not intend to perform any services other than customary ones for our tenants, other than services provided through independent contractors or TRSs.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, only that portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test.

In addition to rent, our tenants will be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a tenant’s proportionate share of a property’s operational or capital expenses, such amounts are not included in gross income for purposes of the income tests because reimbursements are essentially loan repayments. Penalties for nonpayment or late payment of such amounts may also be excluded from gross income. However, to the extent that such charges are not excluded from gross income, then they should qualify as “rents from real property.”

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by being based on a fixed percentage or percentages of gross receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances surrounding a particular transaction.

Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”

Kalyx acquired a property in June 2016 that it intended to hold on a long-term basis for the production of rental income and the appreciation in value. In July 2016, Kalyx received an unsolicited offer to purchase such property and entered into an agreement to sell the same. The closing with respect to the sale of such property occurred in October 2016. Based on the facts and circumstances surrounding the sale of such property, Kalyx does not believe that such sale will constitute a prohibited transaction. However, because Kalyx is unable to satisfy the prohibited transaction safe harbor that is set forth in the Code, there can be no assurance that the Internal Revenue Service will not challenge its determination that such sale did not constitute a prohibited transaction.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any net income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. The sale of foreclosure property is not treated as a prohibited transaction, and gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

Hedging Transactions. From time to time, we or our operating partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income from a “hedging transaction,” including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test and the 75% gross income test. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of (i) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, (ii) currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test, and (iii) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was disposed of or extinguished. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•         our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

•         following such failure for any taxable year, we attach a schedule of the sources of our income to our federal income tax return.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions.

In addition, as discussed above in “Taxation of the Combined Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets, including assets held by any qualified REIT subsidiaries and our allocable share of the assets held by any partnerships or limited liability companies in which we hold an interest, must consist of:

•         cash or cash items, including certain receivables;

•         government securities;

•         interests in real property, including leaseholds and options to acquire real property and leaseholds;

•         interests in mortgage loans on real property or on interests in real property;

•         interests in mortgage loans secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•         stock in other REITs;

•         investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term; and

•         debt instruments of publicly offered REITs and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities. Fourth, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs. Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test. Sixth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or a TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include debt securities issued by a partnership to the extent of our interest as a partner of the partnership or if at least 75% of the partnership’s gross income (excluding income from prohibited transactions) is qualifying income for purposes of the 75% gross income test. In addition, “straight debt” and certain other instruments are not treated as “securities” for purposes of the 10% value test.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. In this regard, to determine our compliance with these requirements, we will have to value our investment in our assets to ensure compliance with the asset tests. Because our assets will consist primarily of land, the values of some of our assets may not be susceptible to a precise determination. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and, thus, we could fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•         we satisfied the asset tests at the end of the preceding calendar quarter; and

•         the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. For example, there are relief provisions that are generally available for failures of the 5% asset test or the 10% vote or value tests described above if (i) the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and (ii) the failure is corrected within six months after the quarter in which we identified such failure. Additionally, there are provisions that allow a REIT that fails one or more of the asset requirements to maintain its qualification as a REIT if the failure was due to reasonable cause and not to willful neglect, the failure is corrected within six months following the quarter in which we identified such failure, we file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury, and we pay a tax equal to the greater of $50,000 or a tax computed at the highest corporate rate on the amount of the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests. We may not qualify for the relief provisions in all circumstances.

Distribution Requirements

For each taxable year in which we intend to be classified as a REIT, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of:

•         90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•         90% of our after-tax net income, if any, from foreclosure property, minus

•         the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November, or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. In both instances, these distributions relate to our prior taxable year for purposes of the annual distribution requirement to the extent of our earnings and profits for such prior taxable year.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•         85% of our ordinary income for such year,

•         95% of our capital gain net income for such year, and

•         any undistributed taxable income from prior periods,

then we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Stockholders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% excise tax.

For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

In order to be taken into account for purposes of our distribution requirement, unless we qualify as a “publicly offered REIT,” the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. We believe that we are, and expect we will continue to be, a “publicly offered REIT.”

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional shares of capital stock in order to make distributions necessary to maintain our REIT status.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends.

In addition, in order to qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. Our non-REIT earnings and profits include any earnings and profits we accumulated before the effective date of our REIT election. We intend to distribute sufficient earnings and profits, to stockholders of record after the completion of the Business Combination but before the end of the first taxable year for which we elect REIT status to eliminate any non-REIT earnings and profits, which distributions will be in addition to distributions we will be required to make to avoid tax on our income.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from our stockholders designed to disclose the actual ownership of our outstanding shares of capital stock. We intend to comply with these requirements.

Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his, her or its shares in his, her or its federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our shares and a list of those persons failing or refusing to comply with our demand.

Accounting Period

In order to elect to be taxed as a REIT, we must use a calendar year accounting period. We will use the calendar year as our accounting period for federal income tax purposes for each and every year we intend to operate as a REIT.

Failure to Qualify

If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, then certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and the asset tests, and provided the violation is due to reasonable cause and not to willful neglect, these cure provisions generally impose a penalty of $50,000 for each such violation in lieu of a loss of REIT status. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts distributed to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Sale-Leaseback Transactions and Purchase Options

Many of our investments will be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that specific sale-leaseback transactions we may treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. It is expected that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction we treat as a lease were re-characterized as a loan, we might fail to satisfy the asset tests or the income tests and consequently lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated which could cause us to fail one or both of the income tests.

Some of our leases currently contain provisions that give the tenant an option to purchase the property for a specific purchase price. We believe that such leases should be treated as true leases for federal income tax purposes because the purchase prices for the options are not nominal and because the leases provide for fair market rent. The Internal Revenue Service could, however, take the position that the transaction involving each such leases should be characterized as a sale as opposed to a leasing transaction. If our leasing transactions were re-characterized as sale transactions, then we might incur a prohibited transaction tax and might fail to satisfy the asset tests or the income tests, which might result in us losing our REIT status effective with the year of re-characterization.

Method of Accounting

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We will be required to file an annual federal income tax return, which, like other corporate returns, is subject to Internal Revenue Service examination. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and its distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our Adviser or its affiliates. Were the Internal Revenue Service to challenge successfully our characterization of a transaction or determination of our REIT taxable income, we could be found not to have satisfied a requirement for qualification as a REIT and mitigation provisions might not apply. If we or the Internal Revenue Service determined that we have not satisfied the 90% distribution test, we would need to pay a deficiency dividend and pay interest and a penalty or we would be disqualified as a REIT.

Partnership Audit Rules

The recently enacted Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships (including the operating partnership) in which we directly or indirect invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.

Taxation of Taxable U.S. Stockholders

As long as we qualify as a REIT, a taxable “U.S. stockholder” must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. This differs from non-REIT C corporations, which generally are subject to federal corporate income taxes but whose stockholders taxed at individual rates are generally taxed at qualified dividend income 20% rates, and whose corporate stockholders generally receive the benefits of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. In general, income earned by a REIT and distributed to its stockholders will be subject to less overall federal income taxation than if such income were earned by a non-REIT C corporation, subjected to corporate income tax, and then distributed and taxed to stockholders. The term “U.S. stockholder” means a holder of our common stock that, for United States federal income tax purposes, is:

•         an individual citizen or resident of the United States;

•         a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States unless, in the case of a partnership, treasury regulations provide otherwise;

•         an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•         any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our securities, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership, and disposition of our securities.

Beginning with our first taxable year for which we qualify as a REIT, distributions that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as gain from the sale of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year (and does not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year). Such gain is taxable as long-term capital gain without regard to the period for which the U.S. stockholder has held its common stock. Thus, with certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. Taxable U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Beginning with our first taxable year for which we qualify as a REIT, we may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. stockholder would include its proportionate share of our undistributed long-term capital gain in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

Beginning with our first taxable year for which we qualify as a REIT, distributions made out of our current and accumulated earnings and profits that we do not designate as capital gain dividends will be ordinary dividend income to taxable U.S. stockholders. A U.S. stockholder will not incur tax on a distribution, not designated as a capital gain distribution, in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s shares of common stock. Instead, the distribution will reduce the stockholder’s adjusted basis of such common stock. However, to the extent such distribution exceeds the U.S. stockholder’s adjusted basis in his or her shares of common stock, the U.S. stockholder will recognize long-term capital gain (or short-term capital gain if the shares of common stock have been held for one year or less). A corporate U.S. stockholder will not qualify for the dividends-received deduction generally available to corporations.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of the shares of common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. However, gain from the disposition of shares of our common stock may not be treated as investment income depending on a stockholder’s particular situation. Stockholders will be required to include in their income for each taxable year as ordinary income, return of capital and capital gain the amounts that we designate in a written notice mailed after the close of such taxable year.

For taxable years beginning after December 31, 2018, a U.S. withholding tax at a 30% rate will be imposed on dividends in respect of our common stock received by certain U.S. stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.

Taxation of U.S. Stockholders on the Disposition of Shares of Our Common Stock

In general, a U.S. stockholder must treat any gain or loss realized upon a taxable disposition of shares of our common stock as long-term capital gain or loss if the U.S. stockholder has held the shares of common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between (i) the sum of the fair market value of any property and (ii) the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in such stock. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any return of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the shares of common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

Redemption or Repurchase by Us

A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

•         is “substantially disproportionate” with respect to the U.S. stockholder;

•         results in a “complete termination” of the U.S. stockholder’s stock interest in us; or

•         is “not essentially equivalent to a dividend” with respect to the U.S. stockholder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our capital stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. stockholder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes generally will be transferred to its remaining shares of our capital stock, if any. If a U.S. stockholder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our capital stock.

If a redemption or repurchase of shares of our capital stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “Taxation of U.S. Stockholders on the Disposition of Shares of Our Common Stock.”

Capital Gains and Losses

The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 20%. However, the maximum tax rate on long term capital gain from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). We generally will designate whether a distribution that we designate as a capital gain dividend (and any retained capital gain that we are deemed to distribute) is attributable to the sale or exchange of “section 1250 property.”

In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses.

Medicare Contribution Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates, or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations, and capital gains from the sale or other disposition of stock or debt obligations. For individuals, this additional tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or debt securities.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Amounts distributed as dividends by a REIT to tax-exempt stockholders generally should not constitute unrelated business taxable income.

However, if a tax-exempt stockholder were to finance its acquisition of our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules.

Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by their investment in our stock.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our stockholders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

For purposes of our discussion, the term “non U.S. stockholder” means a beneficial owner of our common stock that is not a U.S. stockholder, an entity or arrangement taxed as a partnership for U.S. federal income tax purposes or a tax exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisers to determine the impact of federal, state and local income tax laws on ownership of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain, will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if such a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•         a lower treaty rate applies and the non-U.S. stockholder provides us with an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced rate with us; or

•         the non-U.S. stockholder provides us with an IRS Form W-8ECI (or applicable successor form) claiming that the distribution is effectively connected income.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its shares of common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of those shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares of common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its shares of common stock, as described below. Under FIRPTA (discussed below), we may be required to withhold 15% of the portion of any distribution that exceeds our current and accumulated earnings and profits.

Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary income dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:

•         the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. stockholder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

•         the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. stockholder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. stockholder (even though the individual is not considered a resident of the United States), provided the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. stockholders would generally be taxed at the regular graduated rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax. We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in applicable Treasury Regulations) of any distribution to non-U.S. stockholders attributable to gain from sales or exchanges by us of U.S. real property interests. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. The amount withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded” on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded stockholders that meet certain record-keeping and other requirements (“qualified stockholders”) are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of the capital stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the Internal Revenue Service a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. stockholders should consult their tax advisors regarding the taxation of such retained net capital gain.

Sale of Our Capital Stock

Except as described below, gain realized by a non-U.S. stockholder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a U.S. real property interest. In general, stock of a domestic corporation that constitutes a “U.S. real property holding corporation” will constitute a U.S. real property interest. We believe that we are a U.S. real property holding corporation. Our capital stock will not, however, constitute a U.S. real property interest so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. stockholder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. stockholder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a U.S. real property interest if:

•         such class of capital stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

•         such non-U.S. stockholder owned, actually and constructively, 10% or less of such class of capital stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. stockholder’s holding period.

In addition, dispositions of our capital stock by qualified stockholders are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital stock. An actual or deemed disposition of our capital stock by such stockholders may also be treated as a dividend. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. stockholder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a foreign corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. stockholder will be subject to a 30% tax on the non-U.S. stockholder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. stockholder (even though the individual is not considered a resident of the United States), provided the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. stockholder may be treated as having gain from the sale or other taxable disposition of a U.S. real property interest if the non-U.S. stockholder (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is “regularly traded” and the non-U.S. stockholder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).

If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the Internal Revenue Service 10% (15% for dispositions occurring after February 16, 2016) of the purchase price.

Redemption or Repurchase by Us

A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “— Taxation of U.S. Stockholders on the Disposition of Shares of Our Common Stock — Redemption or Repurchase by Us.” If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Taxation of U.S. Stockholders on the Disposition of Shares of Our Common Stock — Distributions Generally.” If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding (at a rate of 28%) with respect to distributions unless the stockholder:

•         is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•         provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding generally may be claimed as a credit against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption that occurs outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities, or gross proceeds from the sale or other disposition of our capital stock or debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our debt securities, and will apply to payments of gross proceeds from the sale or other disposition of such stock or debt securities on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.

OTHER TAX CONSEQUENCES

References in this “Other Tax Consequences” section, the “Company,” “we,” “us” and “our” shall refer to the Combined Company following the completion of the Business Combination.

Tax Aspects of our Investments in our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire, or each individually a Partnership and, collectively, the Partnerships. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships. We will include in our income our distributive share of each Partnership’s income and we will deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•         is treated as a partnership under the Treasury Regulations relating to entity classification, or the check-the-box regulations; and

•         is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that each Partnership be classified as a partnership for federal income tax purposes (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership is generally treated as a corporation for federal income tax purposes but will not be so for any taxable year if 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the 90% passive income exception.

Treasury regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, or the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We currently intend that each Partnership will qualify for the private placement exclusion.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Partnerships will be classified as partnerships for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT. In addition, any change in a partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations may be disregarded for tax purposes if they do not comply with certain provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. We expect that each Partnership’s allocations of taxable income, gain, and loss will be respected for U.S. federal income tax purposes.

Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to an entity taxed as a partnership for U.S. federal income tax purposes in exchange for an interest in such entity must be allocated for U.S. federal income tax purposes in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, or built-in gain or built-in loss, is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, or a book-tax difference. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.

Under our operating partnership’s Partnership Agreement, depreciation or amortization deductions of the operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties. In addition, gain or loss on the sale of a property that has been contributed, in whole or in part, to our operating partnership will be specially allocated to the contributing partners to the extent of any built-in gain or loss with respect to such property for federal income tax purposes.

Basis in Partnership Interest. Our adjusted tax basis in our partnership interest in our operating partnership generally will be equal to:

•         the amount of cash and the basis of any other property contributed by us to our operating partnership;

•         increased by our allocable share of our operating partnership’s income and our allocable share of indebtedness of our operating partnership; and

•         reduced, but not below zero, by our allocable share of our operating partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our operating partnership’s distributions, or any decrease in our share of the indebtedness of our operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Depreciation Deductions Available to Our Operating Partnership. To the extent that our operating partnership acquires its properties in exchange for cash, its initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. Our operating partnership generally plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation, or ADS. Under ADS, the operating partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. Our operating partnership’s initial basis in properties acquired in exchange for units in our operating partnership should be the same as the transferor’s basis in such properties on the date of acquisition by our operating partnership. Our operating partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes.

The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution, as adjusted for post-contribution depreciation allocated to them. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will generally be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “Federal Income Tax Consequences of the Status as a REIT — Income Tests.” We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Taxable REIT Subsidiaries

We may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by us. A TRS may provide services to our tenants and perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities.

We and our corporate subsidiary must elect for the subsidiary to be treated as a TRS. A corporation of which a qualifying TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% (20% for taxable years beginning after December 31, 2017) of the value of our assets may consist of securities of one or more TRSs.

Rent that we receive from our TRSs will qualify as “rents from real property” as long as at least 90% of the leased space in the property is leased to persons other than TRSs and related party tenants, and the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The TRS rules limit the deductibility of interest paid or accrued by a TRS to us if certain tests regarding the TRS’s debt-to-equity ratio and interest expense are satisfied.

Any redetermined rents, redetermined deductions, or excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We do not believe we have been, and do not expect to be, subject to this penalty tax, although our rental or service arrangements may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

State and Local Taxes

We and our stockholders may be subject to taxation by various states and localities, including those in which we or our stockholders transact business, own property or reside. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, stockholders should consult their own tax advisers regarding the effect of state and local tax laws upon an investment in the common shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AAPC Related Person Transactions

On January 15, 2015, our Sponsor purchased 2,156,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.012 per share. On May 4, 2015, 234,375 of such shares were forfeited because the over-allotment option related to our initial public offering was not exercised in full.

Our Sponsor purchased an aggregate of 778,438 ordinary shares at a price of $10.00 per share ($7,784,380 in the aggregate) in private placements that closed simultaneously with the closing of our initial public offering and the over-allotment closing. The Private Placement Shares may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.

If any of our officers or directors (other than our independent directors) becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has then current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our executive officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Commencing on April 29, 2015, Mark D. Klein, one of our independent directors, has agreed to provide, at no cost to us, office space and general administrative services.

No compensation of any kind, including finder’s and consulting fees, will be paid to our Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination, except that we will pay Lepe Partners LLP, an entity affiliated with our former President and Chief Executive Officer, M. Klein & Co. LLC, an entity affiliated with Mark Klein, and B. Riley & Co. LLC, and entity affiliated with Mark Klein and Jonathan Mitchell, fees for financial advisory services rendered in connection with our identification, negotiation and consummation of our initial business combination, which will not be made from the proceeds held in the Trust Account prior to the completion of the Business Combination. The amount of any fee we pay to Lepe Partners LLP, M. Klein & Co. LLC, and B. Riley & Co. LLC will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates.

Prior to our initial public offering, Lepe Partners LLP, an affiliate of our former Chief Executive Officer and President, loaned and advanced to us a total of $162,633 to be used for a portion of the expenses of such offering. These loans and advances were non-interest bearing, unsecured and were repaid upon the closing of our initial public offering.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

As of October 19, 2016, we received advances in the aggregate amount of $2,332,000 from certain of our directors (through our Sponsor) in order to pay fees owed in connection with our withdrawn offer to acquire TLA in September 2016. Such advances are in addition to an aggregate of $520,000 previously advanced. On November 1, 2016, (i) an aggregate of $1,000,000 of such advances were converted into ordinary shares at a conversion price of $10.00 per share and (ii) an aggregate of $1,852,000 of such advances were converted into ordinary shares at a conversion price of approximately $10.50 per share. In the aggregate, 276,378 ordinary shares were issued to our Sponsor in connection with such conversions. Our Sponsor shall not be entitled to (A) vote such shares in connection with a business combination or (B) redeem such shares in connection with our liquidation.

On November 1, 2016, we amended those certain Letter Agreements, dated as of April 28, 2015, by and among us and our Sponsor, officers and directors to provide that:

•         such insiders shall be entitled to redemption and liquidation rights, as applicable, with respect to any ordinary shares (other than Founder Shares, Private Placement Shares and Conversion Loan Shares) it holds (i) if we fail to consummate a business combination by November 3, 2017 or (ii) in connection with the consummation of a business combination; and

•         such insiders shall not have the right to vote any ordinary shares issuable upon conversion of our debt held by such insiders in connection with a business combination.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Pursuant to a registration rights agreement we entered into with our Sponsor, we may be required to register certain securities for sale under the Securities Act. These holders are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements.

Kalyx Related Person Transactions

Two executives of the tenant occupying the 4990 Oakland Street property collectively own approximately 13.37% of the outstanding common shares of Kalyx (8.63% of the total voting rights of the Company as of March 3, 2017). Rental revenues, including tenant reimbursements, received from this tenant for the years ended December 31, 2016 and 2015 totaled $553,000 and $546,000 respectively and for three months ended March 31, 2017 and 2016 totaled $138,000 and $138,000, respectively.

Kalyx’s business is managed externally by KD RE Management, LLC, which is owned and controlled by Mr. George M. Stone, the Chief Executive Officer of Kalyx, Mr. Potter W. Polk, the President of Kalyx, and Ms. Dawn M. Sandoval, the Chief Operating Officer of Kalyx. In 2016, Kalyx paid KD RE Management, LLC aggregate management fees in the amount of $502,000. This arrangement will be terminated upon completion of the Business Combination.

In 2015, George M. Stone was paid a bonus in the amount of $17,000, and on January 1, 2016, he purchased 285,145 shares of common stock of Kalyx at a purchase price of $0.07 per share, which shares were valued by Kalyx at $1.72 per share. In 2015, Dawn Sandoval was paid a bonus in the amount of $14,500, and on January 1, 2016, she purchased 200,000 shares of common stock of Kalyx at a purchase price of $0.07 per share, which shares were valued by Kalyx at $1.72 per share. On January 1, 2016, Ronit Dvir-Bacalu, the Chief Financial Officer of Kalyx, purchased 5,984 shares of Kalyx common stock at a purchase price of $0.07 per share, which shares were valued by Kalyx at $1.72 per share.

Policies and Procedures for Related Person Transactions

Effective upon the consummation of the Business Combination, our board of directors will adopt a written related person transaction policy that will set forth the policies and procedures for the review and approval or ratification of related person transactions. Our policy will require that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our Chief Financial Officer any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we are or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) in which such related person has or will have a direct or indirect material interest and all material facts with respect thereto. The Chief Financial Officer will promptly communicate such information to our audit committee or another independent body of our board of directors. No related person transaction will be entered into without the approval or ratification of our audit committee or another independent body of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any such vote. Our policy does not specify the standards to be applied by our audit committee or another independent body of our board of directors in determining whether or not to approve or ratify a related person transaction and we accordingly anticipate that these determinations will be made in accordance with the laws of the British Virgin Islands.

LEGAL MATTERS

The validity of the AAPC common stock to be issued in connection with the Merger will be passed upon for AAPC by Venable LLP, Baltimore, Maryland. Ellenoff Grossman & Schole LLP, New York, New York is acting as U.S. counsel to AAPC in connection with the Business Combination, and Ogier, British Virgin Islands, is acting as BVI counsel to AAPC in connection with the Business Combination. Certain U.S. federal income tax consequences relating to the Merger will be passed upon for Kalyx by its tax counsel, Dentons US LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Representatives of our independent registered public accounting firm, Marcum LLP, will be present at the Special Meeting. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

If the Business Combination is completed, the board of directors of the Combined Company will select an auditor as soon as reasonably practicable following the closing to audit the financial statements of the Combined Company.

The financial statements of Atlantic Alliance Partnership Corp. as of December 31, 2016 and 2015 and for the period from January 14, 2015 (inception) through December 31, 2015 appearing in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF KALYX DEVELOPMENT INC.

The consolidated financial statements of Kalyx Development Inc. at December 31, 2016 and 2015, and for the years then ended included elsewhere in this proxy statement/prospectus have been audited by BDO USA, LLP, Independent Registered Public Accounting Firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the consolidated financial statements). Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO AAPC SHAREHOLDERS

Pursuant to the rules of the SEC, we and servicers that we employ to deliver communications to our shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement/prospectus. Upon written or oral request, we will deliver a separate copy of the proxy statement/prospectus to any shareholder at a shared address to which a single copy of the proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement/prospectus may likewise request that we deliver single copies of the proxy statement/prospectus in the future. Shareholders may notify us of their requests by calling or writing us at our principal executive offices at 590 Madison Avenue, New York, NY 10022, telephone: (212) 409-2434.

SUBMISSION OF SHAREHOLDER PROPOSALS

Our board of directors is aware of no other matter that may be brought before the Special Meeting.

FUTURE SHAREHOLDER PROPOSALS

If the Business Combination is completed, you will be entitled to attend and participate in Kalyx’s annual meetings of shareholders. If we hold a 2017 annual meeting of shareholders, we will provide notice of or otherwise publicly disclose the date on which the 2017 annual meeting will be held. If the 2017 annual meeting of shareholders is held, shareholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for the Company’s 2017 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read AAPC’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the special meeting, you should contact us by telephone or in writing:

Jonathan Mitchell, CFO

Atlantic Alliance Partnership Corp.

590 Madison Avenue

New York, NY 10022

Tel: (212) 409-2434

E-mail: Jmitchell@aapcacq.com

If you would like to request documents from us, please do so by [•], 2017, to receive them before the Special Meeting. If you request any documents from us, we will provide them, without charge, by first class mail or equally prompt means, within one business day of receipt of such request (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement/prospectus incorporates). A list of shareholders will be available for inspection by shareholders of record during business hours at AAPC’s corporate headquarters at 590 Madison Ave., New York, New York 10022, for five business days prior to the Special Meeting and will also be available for review at the Special Meeting or any reconvenings thereof.

All information contained or incorporated by reference in this proxy statement/prospectus relating to AAPC has been supplied by AAPC, and all such information relating to Kalyx has been supplied by Kalyx. Information provided by either AAPC or Kalyx does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement/prospectus of AAPC for the special meeting of AAPC’s shareholders. We have not authorized anyone to give any information or make any representation about the Business Combination, AAPC or Kalyx that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

Atlantic Alliance Partnership Corp.

Page
For the Three Months Ended March 31, 2017 (Unaudited)
Balance Sheets as of March 31, 2016 and December 31, 2016	F-2
Condensed Statements of Operations for the three months ended March 31, 2017 and March 31, 2016	F-3
Condensed Statements of Cash Flows for the three months ended March 31, 2017 and March 31, 2016	F-4
Notes to Condensed Financial Statements	F-5 – F-14

For the Years ended December 31, 2016 and December 31, 2015
Report of Independent Registered Public Accounting Firm	F-15
Balance Sheets as of December 31, 2016 and December 31, 2015	F-16
Statements of Operations for the years ended December 31, 2016 and December 31, 2015	F-17
Statement of Changes in Shareholders’ Equity for the years ended December 31, 2016 and December 31, 2015	F-18
Statements of Cash Flows for the years ended December 31, 2016 and December 31, 2015	F-19
Notes to the Financial Statements	F-20 – F-28

Kalyx Development Inc.

Page
For the Three Months Ended March 31, 2017 (Unaudited)
Condensed Consolidated Balance Sheets as of March 31, 2017 (Unaudited) and December 31, 2016	F-31
Condensed Consolidated Statements of Operations (Unaudited) for the three months ended March 31, 2017 and March 31, 2016	F-32
Condensed Consolidated Statement of Changes in Equity (Unaudited) the three months ended March 31, 2017	F-33
Condensed Consolidated Statements of Cash Flows (Unaudited) for the three months ended March 31, 2017 and March 31, 2016	F-34
Notes to Condensed Consolidated Financial Statements	F-35 – F-44

For the Years ended December 31, 2016 and December 31, 2015
Report of Independent Registered Public Accounting Firm	F-47
Consolidated Balance Sheets as of December 31, 2016 and December 31, 2015	F-48
Consolidated Statements of Operations for the years ended December 31, 2016 and December 31, 2015	F-49
Consolidated Statement of Changes in Equity for the years ended December 31, 2016 and December 31, 2015	F-50
Consolidated Statements of Cash Flows for the years ended December 31, 2016 and December 31, 2015	F-51
Notes to the Consolidated Financial Statements	F-52 – F-68

ATLANTIC ALLIANCE PARTNERSHIP CORP.

Condensed Balance Sheets

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$509,997	$595,939
Prepaid expenses	137,661	185,145
Total Current Assets	647,658	781,084

Cash and marketable securities held in Trust Account	7,484,172	7,479,598
TOTAL ASSETS	$8,131,830	$8,260,682

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities – Accounts payable and accrued expenses	$253,204	$240,485
Total Liabilities	253,204	240,485

Commitments and Contingencies
Ordinary shares subject to possible redemption 273,295 and 286,911 shares at redemption value as of March 31, 2017 and December 31, 2016, respectively	2,878,625	3,020,196

Shareholders’ Equity
Preferred shares, no par value; unlimited shares authorized, none issued and outstanding	—	—
Ordinary shares, no par value; unlimited shares authorized; 3,413,938 and 3,400,322 shares issued and outstanding (excluding 273,295 and 286,911 shares subject to possible redemption) as of March 31, 2017 and December 31, 2016, respectively	5,162,140	5,020,569
Accumulated deficit	(162,139)	(20,568)
Total Shareholders’ Equity	5,000,001	5,000,001

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,131,830	$8,260,682

The accompanying notes are an integral part of the unaudited condensed financial statements.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Operating costs	$146,145	$317,358
Loss from operations	(146,145)	(317,358)

Other income:
Interest income	4,574	28,451
Net Loss	$(141,571)	$(288,907)

Weighted average shares outstanding, basic and diluted(1)	3,400,322	3,386,904
Basic and diluted net loss per common share	$(0.04)	$(0.09)

____________

(1)      Excludes an aggregate of up to 273,295 and 6,970,954 ordinary shares subject to redemption at March 31, 2017 and 2016, respectively.

The accompanying notes are an integral part of the unaudited condensed financial statements.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

Condensed Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(141,571)	$(288,907)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(4,574)	(28,451)
Changes in operating assets and liabilities:
Prepaid expenses	47,484	5,059
Accounts payable and accrued expenses	12,719	246,713
Net cash used in operating activities	(85,942)	(65,586)

Net Change in Cash and Cash Equivalents	(85,942)	(65,586)
Cash and Cash Equivalents – Beginning	595,939	357,077
Cash and Cash Equivalents – Ending	$509,997	$291,491

Non-cash investing and financing activities:
Change in value of ordinary shares subject to possible redemption	$141,571	$288,907

The accompanying notes are an integral part of the unaudited condensed financial statements.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2017

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Atlantic Alliance Partnership Corp. (the “Company”) is a blank check company incorporated in the British Virgin Islands on January 14, 2015. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities (“Business Combination”).

At March 31, 2017, the Company had not yet commenced any operations. All activity through March 31, 2017 related to the Company’s formation, its Initial Public Offering, which is described below, identifying a target company and engaging in due diligence for a Business Combination.

The registration statement for the Company’s initial public offering (“Initial Public Offering”) was declared effective on April 28, 2015. On May 4, 2015, the Company consummated the Initial Public Offering of 7,687,500 ordinary shares, no par value per share (“Public Shares”), which includes a partial exercise by the underwriters of their over-allotment option of 187,500 ordinary shares, at $10.00 per Public Share, generating gross proceeds of $76,875,000.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 778,438 ordinary shares (the “Private Placement Shares”) at a price of $10.00 per share in a private placement to the Company’s sponsor, AAP Sponsor (PTC) Corp., a British Virgin Islands company (“AAP Sponsor”), generating gross proceeds of $7,784,380, which is described in Note 4.

Transaction costs amounted to $5,907,302, consisting of $2,690,625 of underwriting fees, $2,690,625 of deferred underwriting fees (which were waived by the underwriter (see Note 6)) and $526,052 of Initial Public Offering costs. In addition, as of March 31, 2017, cash held outside of the Trust Account and available for working capital purposes amounted to $509,997.

Following the closing of the Initial Public Offering on May 4, 2015, an amount of $80,718,750 ($10.50 per Public Share) from the net proceeds of the sale of the Public Shares in the Initial Public Offering and the Private Placement Shares was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the 1940 Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

On November 1, 2016, the Company’s shareholders approved (a) to extend the period of time for which the Company is required to consummate a Business Combination until November 3, 2017 and (b) removing the prohibition on the Company’s offering to redeem public shares held by AAP Sponsor or its affiliates, directors or officers in connection with the consummation of a Business Combination (the “Extension Amendment”). The number of ordinary shares presented for redemption in connection with the Extension Amendment was 6,976,958. The Company paid cash in the aggregate amount of $73,443,711, or approximately $10.53 per share, to redeeming shareholders. As a result of the payment on the ordinary shares presented for redemption in connection with the Extension Amendment, cash and marketable securities held in the trust account decreased to $7,484,172. In addition, on November 1, 2016, an aggregate of $144,602 was distributed as a cash dividend payment to shareholders that voted to approve the Extension Amendment, which amount is equal to $0.02 for each of the 7,230,088 public shares of the Company that was voted to approve the Extension Amendment. The cash payment did not come from the Company’s Trust Account but was paid from funds loaned to the Company by AAP Sponsor.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s Public Shares are listed on the

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2017

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s Business Combination must be with a target business or businesses whose collective fair market value is equal to at least 80% of the balance in the Trust Account at the time of the execution of a definitive agreement for such Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The per-share price of the Public Shares to be redeemed, payable in cash, will be equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of a Business Combination including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, divided by the number of then outstanding Public Shares. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. The Company’s initial shareholder has agreed to waive its redemption rights with respect to its founder shares (as defined in Note 5), Private Placement Shares and Public Shares in connection with the completion of a Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination.

If, however, a shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval, it will complete a Business Combination only if a majority of the outstanding ordinary shares voted are voted in favor of the Business Combination. Each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholder has agreed to vote its founder shares, Private Placement Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination.

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions in connection with a Business Combination pursuant to the tender offer rules, the Company’s Amended Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in the Initial Public Offering (“Excess Shares”). However, the Company would not be restricting the shareholders’ ability to vote all of their shares (including Excess Shares) for or against a Business Combination.

In connection with the Extension Amendment approved by the Company’s shareholders on November 1, 2016, the Company has until November 3, 2017 (the “Combination Period”) to complete a Business Combination. However, if the Company is unable to complete a Business Combination by the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2017

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of the laws of the British Virgin Islands and other applicable law.

The initial shareholder has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its founder shares and Private Placement Shares if the Company fails to complete a Business Combination during the Combination Period. However, if the initial shareholder acquires Public Shares in or after the Initial Public Offering, it will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the approximately $10.53 per Public Share held in the Trust Account. In order to protect the amounts held in the Trust Account, Messrs. Jonathan Goodwin, Iain Abrahams, Mark Klein, Waheed Alli and Jonathan Mitchell, the Company’s management team, have agreed that they will be jointly and severally liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then Messrs. Abrahams, Klein, and Mitchell will not be responsible to the extent of any liability for such third party claims.

On November 1, 2016, the Company amended certain letter agreements, dated as of April 28, 2015, by and among the Company and AAP Sponsor, officers and directors (the “Insiders” and such letter agreements, the “Letter Agreements”) pursuant to which (1) the Insiders shall be entitled to redemption and liquidation rights, as applicable, with respect to any ordinary shares of the Company (other than founder shares, Private Placement Shares and Conversion Shares) they hold (i) if the Company fails to consummate a Business Combination by November 3, 2017 or (ii) in connection with the consummation of a Business Combination and (2) the Insiders shall not have the right to vote any ordinary shares of the Company issuable upon conversion of convertible debt of the Company held by the Insiders in connection with a Business Combination (including the Conversion Shares).

NOTE 2. LIQUIDITY AND GOING CONCERN

As of March 31, 2017, the Company had $509,997 in its operating bank accounts, $7,484,172 in cash and securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital of $394,454. As of March 31, 2017, approximately $23,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

The Company may need to raise additional capital through loans or additional investments from AAP Sponsor, its shareholders, officers, directors, or third parties. None of the shareholders, officers or directors, AAP Sponsor or third parties is under any obligation to advance funds to, or to invest in, the Company. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2017

(Unaudited)

NOTE 2. LIQUIDITY AND GOING CONCERN (cont.)

conditions raise substantial doubt about the Company’s ability to continue as a going concern through November 3, 2017, the date the Company is required to liquidate. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

On March 29, 2017, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq indicating that the staff of Nasdaq has determined that the Company currently does not comply with Listing Rule 5550(a)(3) (the “Minimum Holders Rule”), which requires the Company to have at least 300 public holders of its ordinary shares for continued listing on Nasdaq.

The Notice stated that, no later than May 15, 2017, the Company is required to submit a plan to regain compliance with the Minimum Holders Rule. The Company intends to submit a plan with Nasdaq on or before May 15, 2017 to regain compliance and maintain its Nasdaq listing. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notice to evidence compliance with the Minimum Holders Rule. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC on March 15, 2017, which contains the audited financial statements and notes thereto, together with Management’s Discussion and Analysis. The financial information as of December 31, 2016 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The interim results for the three months ended March 31, 2017 are not necessarily indicative of the results to be expected for the year ending December 31, 2017 or for any future interim periods.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2017

(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2017 and December 31, 2016.

Cash and marketable securities held in Trust Account

At March 31, 2017 and December 31, 2016, the assets held in the Trust Account were held in cash and U.S. Treasury Bills, which are classified as trading securities.

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2017 and December 31, 2016, ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2017

(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. Ordinary shares subject to possible redemption at March 31, 2017 and 2016 have been excluded from the calculation of basic loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. At March 31, 2017 and 2016, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of March 31, 2017, there were no amounts accrued for interest and penalties. There were no unrecognized tax benefits as of March 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company’s tax provision is zero because the Company is organized in the British Virgin Islands with no connection to any other taxable jurisdiction. The Company is considered to be an exempted British Virgin Islands Company, and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At March 31, 2017 and December 31, 2016, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2017

(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, AAP Sponsor purchased an aggregate of 778,438 Private Placement Shares at a purchase price of $10.00 per share from the Company in a private placement. The proceeds from the Private Placement Shares were added to the net proceeds from the Initial Public Offering held in the Trust Account.

If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Shares will be used to fund the redemption of the Company’s Public Shares (subject to the requirements of applicable law). The Private Placement Shares are identical to the founder shares, except that AAP Sponsor has agreed not to transfer, assign or sell any of the Private Placement Shares until the date that is 30 days after the date the Company completes a Business Combination.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On January 15, 2015, the Company issued 2,156,250 ordinary shares to the AAP Sponsor (the “founder shares”) for an aggregate purchase price of $25,000. The 2,156,250 founder shares included an aggregate of up to 281,250 shares subject to forfeiture by the initial shareholder (or its permitted transferees) on a pro rata basis depending on the extent to which the underwriters’ over-allotment option was exercised. As a result of the underwriters’ election to exercise their over-allotment option to purchase 187,500 ordinary shares on May 4, 2015, 46,875 founder shares were no longer subject to forfeiture.

The remaining portion of the underwriters’ over-allotment was extinguished; accordingly, 234,375 founder shares were forfeited. The founder shares are identical to the Public Shares sold in the Initial Public Offering, except that (1) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (2) the initial shareholder has agreed (i) to waive its redemption rights with respect to its founder shares, Private Placement Shares and Public Shares purchased during or after the Initial Public Offering in connection with the completion of a Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to its founder shares and Private Placement Shares if the Company fails to complete a Business Combination within the Combination Period.

The founder shares may not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, (i) the last sale price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock-Up Period”).

Promissory Notes — Related Party

During the year ended December 31, 2016, the Company received an aggregate of $2,852,000 in advances from certain directors of the Company or their affiliates (through AAP Sponsor). The advances were non-interest bearing, unsecured and to be repaid upon the completion of a Business Combination.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2017

(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

On November 1, 2016, (i) an aggregate of $1,000,000 of outstanding advances from certain directors of the Company or their affiliates (through AAP Sponsor) were converted into ordinary shares of the Company at a conversion price of $10.00 per share and (ii) an aggregate of $1,852,000 of outstanding advances from certain directors of the Company or their affiliates were converted into ordinary shares of the Company at a conversion price of approximately $10.50 per share. In the aggregate, 276,378 ordinary shares (the “Conversion Shares”) were issued to AAP Sponsor in connection with such conversions. AAP Sponsor shall not be entitled to (i) vote such Conversion Shares in connection with a Business Combination or (ii) redeem such Conversion Shares in connection with the liquidation of the Company.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on April 28, 2015 with the holders of the founder shares and Private Placement Shares, the holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities and shares that may be issued upon conversion of Working Capital Loans. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock-Up Period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of 7.0%, or $5,381,250, of which three and one-half percent (3.5%), or $2,690,625, was paid in cash at the closing of the Initial Public Offering on May 4, 2015, and up to three and one-half percent (3.5%), or $2,690,625, had been deferred. The deferred fee was payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completed a Business Combination, subject to the terms of the underwriting agreement.

On November 1, 2016, the representative of the underwriters waived its right to receive its deferred fee in the amount of $2,690,625, which had been held in the Trust Account. Accordingly, no further payments will be due and payable to the underwriters by the Company in the event that the Company completes a Business Combination.

NOTE 7. SHAREHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue an unlimited number of no par value preferred shares, divided into five classes, Class A through Class E each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Amended Memorandum and Articles of Association to create such designations, rights and preferences. The Company has five classes of preferred shares to give the Company flexibility as to the terms on which each Class is issued. All shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow the Company to issue shares at different times on different terms. At March 31, 2017, there are no preferred shares designated, issued or outstanding.

Ordinary Shares — The Company is authorized to issue an unlimited number of no par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At March 31, 2017, there were 3,413,938 ordinary shares issued and outstanding (excluding 273,295 ordinary shares subject to possible redemption).

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2017

(Unaudited)

NOTE 8. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2017 and December 31, 2016, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2017	December 31, 2016
Assets:
Cash and marketable securities held in Trust Account	1	$7,484,172	$7,479,598

NOTE 9. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. Other than as described below, the Company did not identify subsequent events that would have required adjustment or disclosure in the financial statements.

On May 8, 2017, the Company announced that it entered into a merger agreement (the “Merger Agreement”) with Kalyx Development, Inc., a private real estate investment trust focused on owning and operating commercial real estate facilities leased to cultivators, processors and/or distributors in the regulated U.S. cannabis industry (“Kalyx”), pursuant to which Kalyx will merge with an into the Company (the “Merger”) after the Company first converts from a British Virgin Islands company to a Maryland real estate investment trust. The surviving public company, which is expected to be organized as a Maryland corporation, will be re-named Kalyx Properties Inc. (“KPI”).

In connection with and as a condition to the closing of the Merger, the Company expects to conduct a private placement of its common stock to accredited investors (the “PIPE”). As a further condition to the closing of the Merger, the proceeds of the PIPE, when combined with cash currently in the Company’s Trust Account (subject to potential Company shareholder redemptions), will be required to equal or exceed $15 million. The proceeds are anticipated to be used by KPI to make additional real estate acquisitions and for general working capital purposes.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2017

(Unaudited)

NOTE 9. SUBSEQUENT EVENTS (cont.)

Pursuant to the Merger, all shareholders of Kalyx will receive shares of KPI based on the Company’s aggregate pre-money equity valuation of Kalyx with the shares to be issued by KPI being valued at $10 per share and holders of Kalyx warrants who do not elect to exchange such warrants for shares of Kalyx common stock (as described in the Merger Agreement) will have their warrants assumed by KPI (subject to a minimum threshold of such warrants being amended (as described in the Merger Agreement)). Shareholders of the Company who do not elect to redeem their ordinary shares will receive a stock dividend immediately prior to the closing based on the difference between the Trust Account liquidation value per share at the closing of the Merger and the $10 per share price. AAP Sponsor has agreed to forfeit a portion of the KPI shares that it would receive in the Merger for its founder shares.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Shareholders

of Atlantic Alliance Partnership Corp.

We have audited the accompanying balance sheets of Atlantic Alliance Partnership Corp. (the “Company”) as of December 31, 2016 and 2015 and the related statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2016 and for the period from January 14, 2015 (inception) through December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Alliance Partnership Corp. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended December 31, 2016 and for the period from January 14, 2015 (inception) through December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2016 may not be sufficient to complete its planned activities through November 3, 2017 which is the date the Company is required to liquidate in the event that it is unable to complete a business combination. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum LLP

New York, NY

March 15, 2017

ATLANTIC ALLIANCE PARTNERSHIP CORP.

Balance Sheets

	December 31,
	2016	2015
ASSETS
Current Assets
Cash and cash equivalents	$595,939	$357,077
Prepaid expenses	185,145	157,960
Total Current Assets	781,084	515,037

Cash and marketable securities held in Trust Account	7,479,598	80,764,435

TOTAL ASSETS	$8,260,682	$81,279,472

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities – Accounts payable and accrued expenses	$240,485	$37,700
Deferred underwriting fees	—	2,690,625
Total Liabilities	240,485	2,728,325

Commitments
Ordinary shares subject to possible redemption, 286,911 and 7,000,909 shares at redemption value as of December 31, 2016 and 2015, respectively	3,020,196	73,551,146

Shareholders’ Equity
Preferred shares, no par value; unlimited shares authorized, none issued and outstanding	—	—
Ordinary shares, no par value; unlimited shares authorized; 3,400,322 and 3,386,904 shares issued and outstanding (excluding 286,911 and 7,000,909 shares subject to possible redemption) as of December 31, 2016 and 2015, respectively	5,020,569	5,225,932
Accumulated deficit	(20,568)	(225,931)
Total Shareholders’ Equity	5,000,001	5,000,001

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,260,682	$81,279,472

The accompanying notes are an integral part of the financial statements.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

Statements of Operations

	Year Ended December 31, 2016	For the Period From January 14, 2015 (inception) Through December 31, 2015
Operating and formation costs	$2,644,136	$271,616
Loss from operations	(2,644,136)	(271,616)

Other income:
Gain on extinguishment of deferred underwriting fee payable	2,690,625	—
Interest income	158,874	35,486
Unrealized gain on securities held in Trust Account	—	10,199
Net Income (Loss)	$205,363	$(225,931)

Weighted average shares outstanding, basic and diluted(1)	3,503,639	2,902,196
Basic and diluted net income (loss) per share	$0.06	$(0.08)

____________

(1)      Excludes an aggregate of up to 286,911 and 7,000,909 ordinary shares subject to redemption at December 31, 2016 and 2015, respectively.

The accompanying notes are an integral part of the financial statements.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

Statement of Changes in Shareholders’ Equity

Year Ended December 31, 2016 and for the Period from January 14, 2015 (inception) through
December 31, 2015

	Ordinary Shares		Accumulated	Total Shareholders’
	Shares	Amount	Deficit	Equity
Balance – January 14, 2015 (Inception)	—	$—	$—	$—

Ordinary shares issued to initial shareholder	2,156,250	25,000	—	25,000

Sale of 7,687,500 ordinary shares, net of underwriters discount and offering expenses	7,687,500	70,967,698	—	70,967,698

Sale of 778,438 Private Placement Shares	778,438	7,784,380	—	7,784,380

Forfeiture of 234,375 ordinary shares due to underwriters not exercising full over-allotment option	(234,375)	—	—	—

Ordinary shares subject to possible redemption	(7,000,909)	(73,551,146)	—	(73,551,146)

Net loss	—	—	(225,931)	(225,931)

Balance – December 31, 2015	3,386,904	5,225,932	(225,931)	5,000,001

Ordinary shares subject to possible redemption	(262,960)	(2,912,761)	—	(2,912,761)

Issuance of ordinary shares in connection with conversion of advances from related parties	276,378	2,852,000	—	2,852,000

Dividends paid	—	(144,602)	—	(144,602)

Net income	—	—	205,363	205,363

Balance – December 31, 2016	3,400,322	$5,020,569	$(20,568)	$5,000,001

The accompanying notes are an integral part of the financial statements.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

Statements of Cash Flows

	Year Ended December 31, 2016	For the Period from January 14, 2015 (inception) through December 31, 2015
Cash Flows from Operating Activities:
Net income (loss)	$205,363	$(225,931)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on extinguishment of deferred underwriting fee payable	(2,690,625)	—
Interest earned on marketable securities held in Trust Account	(158,874)	(35,486)
Unrealized gain on securities held in Trust Account	—	(10,199)
Changes in operating assets and liabilities:
Prepaid expenses	(27,185)	(157,960)
Account payable and accrued expenses	202,785	37,700
Net cash used in operating activities	(2,468,536)	(391,876)

Cash Flows from Investing Activities:
Investment of cash and securities held in Trust Account	—	(80,718,750)
Cash withdrawn from Trust Account	73,443,711	—
Net cash provided by (used in) investing activities	73,443,711	(80,718,750)

Cash Flows from Financing Activities:
Proceeds from issuance of ordinary shares to initial shareholder	—	25,000
Proceeds from sale of ordinary shares, net of underwriting discounts paid	—	72,375,000
Proceeds from sale of Private Placement Shares	—	7,784,380
Proceeds from sale of over-allotment shares, net of underwriting discounts paid	—	1,809,375
Payment of offering costs	—	(397,765)
Proceeds from advances and promissory notes – related parties	2,852,000	45,000
Repayment of advances and promissory notes – related parties	—	(173,287)
Dividends paid	(144,602)	—
Redemption of ordinary shares	(73,443,711)	—
Net cash (used in) provided by financing activities	(70,736,313)	81,467,703

Net Change in Cash and Cash Equivalents	238,862	357,077
Cash and Cash Equivalents – Beginning	357,077	—
Cash and Cash Equivalents – Ending	$595,939	$357,077

Non-cash investing and financing activities:
Payment of offering costs pursuant to related party promissory note and advances	$—	$128,287
Change in value of ordinary shares subject to possible redemption	$(2,912,761)	$(281,609)
Conversion of advances from related parties into ordinary shares	$2,852,000	$—
Initial classification of ordinary shares subject to possible redemption	$—	$73,832,755
Deferred underwriting fees	$—	$2,690,625

The accompanying notes are an integral part of these financial statements.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Atlantic Alliance Partnership Corp. (the “Company”) is a blank check company incorporated in the British Virgin Islands on January 14, 2015. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities (“Business Combination”).

At December 31, 2016, the Company had not yet commenced any operations. All activity through December 31, 2016 related to the Company’s formation and its Initial Public Offering, which is described below, and identifying a target company and engaging in due diligence for a Business Combination.

The registration statement for the Company’s initial public offering (“Initial Public Offering”) was declared effective on April 28, 2015. On May 4, 2015, the Company consummated the Initial Public Offering of 7,687,500 ordinary shares, no par value per share (“Public Shares”), which includes a partial exercise by the underwriters of their over-allotment option in the amount of 187,500 ordinary shares, at $10.00 per Public Share, generating gross proceeds of $76,875,000.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 778,438 ordinary shares (the “Private Placement Shares”) at a price of $10.00 per share in a private placement to the Company’s sponsor, AAP Sponsor (PTC) Corp., a British Virgin Islands company (“AAP Sponsor”), generating gross proceeds of $7,784,380, which is described in Note 4.

Transaction costs amounted to $5,907,302, consisting of $2,690,625 of underwriting fees, $2,690,625 of deferred underwriting fees (which were waived by the underwriter (see Note 6)) and $526,052 of Initial Public Offering costs. In addition, as of December 31, 2016, cash held outside of the Trust Account and available for working capital purposes amounted to $595,939.

Following the closing of the Initial Public Offering on May 4, 2015, an amount of $80,718,750 ($10.50 per Public Share) from the net proceeds of the sale of the Public Shares in the Initial Public Offering and the Private Placement Shares was placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the 1940 Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

On November 1, 2016, the Company’s shareholders approved (a) to extend the period of time for which the Company is required to consummate a Business Combination until November 3, 2017 and (b) removing the prohibition on the Company’s offering to redeem public shares held by AAP Sponsor or its affiliates, directors or officers in connection with the consummation of a Business Combination (the “Extension Amendment”). The number of ordinary shares presented for redemption in connection with the Extension Amendment was 6,976,958. The Company paid cash in the aggregate amount of $73,443,711, or approximately $10.53 per share, to redeeming shareholders. As a result of the payment on the ordinary shares presented for redemption in connection with the Extension Amendment, as of December 31, 2016 cash and marketable securities held in the trust account decreased to $7,479,598. In addition, an aggregate of $144,602 was distributed as a cash dividend payment to shareholders that voted to approve the Extension Amendment, which amount is equal to $0.02 for each of the 7,230,088 public shares of the Company that was voted to approve the Extension Amendment. The cash payment did not come from the Company’s Trust Account but was paid from funds loaned to the Company by AAP Sponsor.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s Public Shares are listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s Business Combination

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

must be with a target business or businesses whose collective fair market value is equal to at least 80% of the balance in the Trust Account at the time of the execution of a definitive agreement for such Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The per-share price of the Public Shares to be redeemed, payable in cash, will be equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of a Business Combination including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, divided by the number of then outstanding Public Shares. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. The Company’s initial shareholder has agreed to waive its redemption rights with respect to its founder shares (as defined in Note 5), Private Placement Shares and Public Shares in connection with the completion of a Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination.

If, however, a shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval, it will complete a Business Combination only if a majority of the outstanding ordinary shares voted are voted in favor of the Business Combination. Each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholder has agreed to vote its founder shares, Private Placement Shares and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination.

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions in connection with a Business Combination pursuant to the tender offer rules, the Company’s Amended Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in the Initial Public Offering (“Excess Shares”). However, the Company would not be restricting the shareholders’ ability to vote all of their shares (including Excess Shares) for or against a Business Combination.

In connection with the Extension Amendment approved by the Company’s shareholders on November 1, 2016, the Company has until November 3, 2017 (the “Combination Period”) to complete a Business Combination. However, if the Company is unable to complete a Business Combination by the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of the laws of the British Virgin Islands and other applicable law.

The initial shareholder has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its founder shares and Private Placement Shares if the Company fails to complete a Business Combination during the Combination Period. However, if the initial shareholder acquires Public Shares in or after the Initial Public Offering, it will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the approximately $10.53 per Public Share held in the Trust Account. In order to protect the amounts held in the trust account, Messrs. Jonathan Goodwin, Iain Abrahams, Mark Klein, Waheed Alli and Jonathan Mitchell, the Company’s management team, have agreed that they will be jointly and severally liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then Messrs. Abrahams, Klein, and Mitchell will not be responsible to the extent of any liability for such third party claims.

On November 1, 2016, the Company amended certain letter agreements, dated as of April 28, 2015, by and among the Company and AAP Sponsor, officers and directors (the “Insiders” and such letter agreements, the “Letter Agreements”) pursuant to which (1) the Insiders shall be entitled to redemption and liquidation rights, as applicable, with respect to any ordinary shares of the Company (other than founder shares, Private Placement Shares and Conversion Shares) they hold (i) if the Company fails to consummate a Business Combination by November 3, 2017 or (ii) in connection with the consummation of a Business Combination and (2) the Insiders shall not have the right to vote any ordinary shares of the Company issuable upon conversion of convertible debt of the Company held by the Insiders in connection with a Business Combination (including the Conversion Shares).

NOTE 2. LIQUIDITY AND GOING CONCERN

As of December 31, 2016, the Company had $595,939 in its operating bank accounts, $7,479,598 in cash and securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and working capital of $540,599. As of December 31, 2016, approximately $19,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations. Since inception, the Company has withdrawn approximately $186,000 of interest income from the Trust Account, which was used to fund the redemption payment in connection with the Extension Amendment.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

The Company may need to raise additional capital through loans or additional investments from AAP Sponsor, its shareholders, officers, directors, or third parties. As of December 31, 2016, the Company received an aggregate of $2,852,000 in advances from certain of the Company’s directors. The advances were non-interest bearing, unsecured and were to be repaid upon the completion of a Business Combination. On November 1, 2016, the advances were converted into ordinary shares of the Company (see Note 5).

Other than as described above, none of the shareholders, officers or directors, AAP Sponsor or third parties is under any obligation to advance funds to, or to invest in, the Company. Accordingly, the Company may not be

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 2. LIQUIDITY AND GOING CONCERN (cont.)

able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2016 and 2015.

Cash and securities held in Trust Account

At December 31, 2016 and 2015, the assets held in the Trust Account were held in cash and U.S. Treasury Bills, which are classified as trading securities.

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Net income (loss) per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding during the period. Ordinary shares subject to possible redemption at December 31, 2016 and 2015 have been excluded from the calculation of basic income (loss) per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. At December 31, 2016 and 2015, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2016, there were no amounts accrued for interest and penalties. There were no unrecognized tax benefits as of December 31, 2016. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company’s tax provision is zero because the Company is organized in the British Virgin Islands with no connection to any other taxable jurisdiction. The Company is considered to be an exempted British Virgin Islands Company, and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2016 and 2015, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instrument

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, AAP Sponsor purchased an aggregate of 778,438 Private Placement Shares at a purchase price of $10.00 per share from the Company in a private placement. The proceeds from the Private Placement Shares were added to the net proceeds from the Initial Public Offering held in the Trust Account.

If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Shares will be used to fund the redemption of the Company’s Public Shares (subject to the requirements of applicable law). The Private Placement Shares are identical to the founder shares, except that AAP Sponsor has agreed not to transfer, assign or sell any of the Private Placement Shares until the date that is 30 days after the date the Company completes a Business Combination.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On January 15, 2015, the Company issued 2,156,250 ordinary shares to the AAP Sponsor (the “founder shares”) for an aggregate purchase price of $25,000. The 2,156,250 founder shares included an aggregate of up to 281,250 shares subject to forfeiture by the initial shareholder (or its permitted transferees) on a pro rata basis depending on the extent to which the underwriters’ over-allotment option was exercised. As a result of the underwriters’ election to exercise their over-allotment option to purchase 187,500 ordinary shares on May 4, 2015, 46,875 founder shares were no longer subject to forfeiture.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

The remaining portion of the underwriters’ over-allotment was extinguished; accordingly, 234,375 founder shares were forfeited. The founder shares are identical to the Public Shares sold in the Initial Public Offering, except that (1) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (2) the initial shareholder has agreed (i) to waive its redemption rights with respect to its founder shares, Private Placement Shares and Public Shares purchased during or after the Initial Public Offering in connection with the completion of a Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to its founder shares and Private Placement Shares if the Company fails to complete a Business Combination within the Combination Period.

The founder shares may not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, (i) the last sale price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock-Up Period”).

Promissory Notes — Related Party

During the year ended December 31, 2016, the Company received an aggregate of $2,852,000 in advances from certain directors of the Company or their affiliates (through AAP Sponsor). The advances were non-interest bearing, unsecured and to be repaid upon the completion of a Business Combination.

On November 1, 2016, (i) an aggregate of $1,000,000 of outstanding advances from certain directors of the Company or their affiliates (through AAP Sponsor) were converted into ordinary shares of the Company at a conversion price of $10.00 per share and (ii) an aggregate of $1,852,000 of outstanding advances from certain directors of the Company or their affiliates were converted into ordinary shares of the Company at a conversion price of approximately $10.50 per share. In the aggregate, 276,378 ordinary shares (the “Conversion Shares”) were issued to AAP Sponsor in connection with such conversions. AAP Sponsor shall not be entitled to (i) vote such Conversion Shares in connection with a Business Combination or (ii) redeem such Conversion Shares in connection with the liquidation of the Company.

Related Party Business Combination Expenses

Certain of the Company’s directors incurred expenses in connection with a potential Business Combination. In the event of a successful Business Combination, the amount of such expenses to be reimbursed would have be determined in light of all the facts and circumstances at that point in time.

On November 1, 2016, the Company’s directors waived any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the Trust Account and also agreed not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. Accordingly, any expenses incurred by the directors are no longer due or payable.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Transaction Fee Arrangement

On January 8, 2016, the Company entered into an arrangement with a law firm for legal services to be provided in connection with preliminary work on a proposed Business Combination. Effective September 13, 2016, all efforts related to such potential Business Combination were terminated and the Company paid $1,200,000 in full settlement of all amounts due.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Registration Rights

Pursuant to a registration rights agreement entered into on April 28, 2015 with the holders of the founder shares and Private Placement Shares, the holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities and shares that may be issued upon conversion of Working Capital Loans. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock-Up Period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of 7.0%, or $5,381,250, of which three and one-half percent (3.5%), or $2,690,625, was paid in cash at the closing of the Initial Public Offering on May 4, 2015, and up to three and one-half percent (3.5%), or $2,690,625, had been deferred. The deferred fee was payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completed a Business Combination, subject to the terms of the underwriting agreement.

On November 1, 2016, the representative of the underwriters waived its right to receive its deferred fee in the amount of $2,690,625, which had been held in the Trust Account. Accordingly, no further payments will be due and payable to the underwriters by the Company in the event that the Company completes a Business Combination.

NOTE 7. TLA BUSINESS COMBINATION AND CREDIT AGREEMENT

TLA Business Combination

On May 3, 2016, the Company issued an announcement stating that the Board of Directors of the Company and TLA Worldwide plc, a public limited company registered in England and Wales (“TLA”), had reached agreement on the terms of a recommended offer by the Company for the entire issued and to be issued ordinary share capital of TLA (the “TLA Business Combination”). In connection with the TLA Business Combination, the Company intended to acquire all outstanding shares of TLA in a cash and stock transaction.

On September 13, 2016, the Company’s Board of Directors determined that it was no longer in the best interests of the Company’s shareholders for the Company to proceed with the TLA Business Combination considering TLA’s withdrawal of its recommendation to TLA shareholders. As a result, the United Kingdom Panel on Takeovers and Mergers has confirmed that the offer will be withdrawn as also agreed with TLA.

Credit Agreement

On May 2, 2016, the Company, as borrower, the lenders from time to time party thereto and SunTrust Bank, as administrative agent, entered into a Credit Agreement (the “Credit Agreement”), which provided for senior secured credit facilities comprised of delayed draw term loans in an aggregate principal amount equal to $24,500,000. Borrowings under the Credit Agreement would have been used to pay cash amounts due to TLA shareholders in connection with the TLA Business Combination and to pay the Company’s fees and expenses incurred in connection therewith, and no amounts could have been drawn by the Company under the Credit Agreement until completion of the proposed TLA Business Combination.

As a result of the Company’s determination not proceed with the TLA Business Combination on September 13, 2016, the Credit Agreement was terminated.

ATLANTIC ALLIANCE PARTNERSHIP CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 8. SHAREHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue an unlimited number of no par value preferred shares, divided into five classes, Class A through Class E each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Amended Memorandum and Articles of Association to create such designations, rights and preferences. The Company has five classes of preferred shares to give the Company flexibility as to the terms on which each Class is issued. All shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow the Company to issue shares at different times on different terms. At December 31, 2016, there are no preferred shares designated, issued or outstanding.

Ordinary Shares — The Company is authorized to issue an unlimited number of no par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. At December 31, 2016, there were 3,400,322 ordinary shares issued and outstanding (excluding 286,911 ordinary shares subject to possible redemption).

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2016 and 2016, respectively, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2016	December 31, 2015
Assets:
Cash and securities held in Trust Account	1	$7,479,598	$80,764,435

NOTE 10. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify subsequent events that would have required adjustment or disclosure in the financial statements.

Kalyx Development Inc. and Subsidiaries

Table of Contents

Page
Condensed Consolidated Financial Statements
Balance Sheets at March 31, 2017 (Unaudited) and December 31, 2016	F-31
Statements of Operations (Unaudited) for the Three Months Ended March 31, 2017 and 2016	F-32
Statement of Changes in Equity (Unaudited) for the Three Months Ended March 31, 2017	F-33
Statements of Cash Flows (Unaudited) for the Three Months Ended March 31, 2017 and March 31, 2016	F-34
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-35 – F-44

Kalyx Development Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
REAL ESTATE OWNED
Land	$10,992	$10,992
Buildings	34,608	34,608
Land and building improvements	2,468	2,449
Machinery and equipment	341	301
Furniture and fixtures	14	14
Construction in progress	795	327
	49,218	48,691
Less: accumulated depreciation	(1,040)	(788)
Total Real Estate, Net	48,178	47,903

OTHER ASSETS
Cash	682	537
Tenant receivables, net of allowance of $150 and $0, respectively	1,213	637
Note receivable	300	335
Deferred rent receivables	1,100	1,031
Deferred leasing costs, net	447	460
Prepaid expenses and other receivables	706	419
Acquired lease intangibles, net	5,273	5,614
Total Other Assets	9,721	9,033

TOTAL ASSETS	$57,899	$56,936

LIABILITIES AND EQUITY

LIABILITIES
Loan payable	$8,783	$8,875
Notes payable	11,006	11,010
Acquired below-market leases, net	531	560
Accounts payable and accrued expenses	1,072	940
Leasing commissions payable	341	341
Due to affiliate	213	117
Tenants’ security deposits	669	483
Prepaid rent	589	639
Total Liabilities	23,204	22,965

COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders’ equity:
Series A Preferred stock, $0.0001 par value; 2,446,331 shares authorized, 2,446,331 issued and outstanding	—	—
Series B Preferred stock, $0.0001 par value; 3,553,669 shares authorized, 256,400 and 226,500 issued and outstanding, respectively	—	—
Common stock, $0.0001 par value; 34,000,000 shares authorized, 4,923,705 issued and outstanding	—	—
Additional paid-in capital	27,278	26,985
Accumulated deficit	(381)	(608)
Total Kalyx Development Inc.’s stockholders’ equity	26,897	26,377
Noncontrolling interests in consolidated partnerships	7,798	7,594
Total Equity	34,695	33,971

TOTAL LIABILITIES AND EQUITY	$57,899	$56,936

The accompanying notes are an integral part of these condensed consolidated financial statements.

Kalyx Development Inc. and Subsidiaries

Condensed Consolidated Statements of Operations
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016
REVENUES
Rental revenue	$1,960	$738
Tenant reimbursements	170	53
Total Revenues	2,130	791

OPERATING EXPENSES
Property taxes	211	40
Real estate operating expenses	172	76
General and administrative	267	49
Organization costs	—	80
Management fees to KD RE Management LLC	190	109
Professional fees	160	99
Depreciation and amortization	571	141
Equity based compensation	—	891
Total Operating Expenses	1,571	1,485

OPERATING INCOME (LOSS)	559	(694)

OTHER EXPENSE
Interest expense	(343)	(11)
Total Other Expense	(343)	(11)
NET INCOME (LOSS)	$216	$(705)

Net loss attributable to noncontrolling interests	11	131
Net income (loss) attributable to Kalyx Development Inc.	$227	$(574)
Preferred dividends paid	—	—
Preferred dividend in arrears	(703)	(498)
Net loss attributable to Common Stockholders	$(476)	$(1,072)

Net loss per common share, basic and diluted	$(0.10)	$(0.22)
Basic and diluted weighted average common shares outstanding	4,923,705	4,907,267

The accompanying notes are an integral part of these condensed consolidated financial statements.

Kalyx Development Inc. and Subsidiaries

Condensed Consolidated Statement of Changes in Equity

(unaudited, in thousands, except share amounts)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In	Accumulated		Non- controlling	Total
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Capital	Deficit	Subtotal	Interests	Equity
Balance at December 31, 2016	2,446,331	$—	226,500	$—	4,923,705	$—	$26,985	$(608)	$26,377	$7,594	$33,971
Proceeds from sale of preferred stock, net of related offering costs	—	—	29,900	—	—	—	293	—	293	—	293
Contributions to consolidated joint venture interests	—	—	—	—	—	—	—	—	—	215	215
Net income (loss)	—	—	—	—	—	—	—	227	227	(11)	216
Balance at March 31, 2017	2,446,331	$—	256,400	$—	4,923,705	$—	$27,278	$(381)	$26,897	$7,798	$34,695

The accompanying notes are an integral part of these condensed consolidated financial statements.

Kalyx Development Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$216	$(705)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	571	141
Amortization of acquired below-market leases	(29)	(3)
Amortization of acquired above-market leases	35	—
Amortization of above-market assumed debt	(92)	—
Allowance for tenant receivable	150	—
Deferred rent receivables	(69)	(179)
Rent guarantee on note to seller	(158)	—
Equity based compensation	—	891
Unpaid interest added to notes payable	154	—
Changes in operating assets and liabilities:
Tenant receivables and note receivables	(691)	(129)
Prepaid expenses and other receivables	41	24
Due to affiliate	96	283
Accounts payable and accrued expenses	132	88
Tenants’ security deposits	186	—
Prepaid rent	(50)	—
Net cash provided by operating activities	492	411

CASH FLOWS FROM INVESTING ACTIVITIES
Building improvements and construction in progress	(487)	(10)
Machinery and equipment	(40)	—
Other deposit-purchase of real estate	—	(190)
Net cash used in investing activities	(527)	(200)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred offering and issuance costs	(328)	(37)
Proceeds from sale of preferred and common shares, net of related offering costs of $4 and $14 in 2017 and 2016, respectively	293	740
Contributions to consolidated joint venture interests by noncontrolling interests	215	—
Net cash provided by financing activities	180	703

NET INCREASE IN CASH	145	914

CASH, BEGINNING OF PERIOD	537	4,208

CASH, END OF PERIOD	$682	$5,122

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid during the period	$355	$11
The accompanying notes are an integral part of these condensed consolidated financial statements.

Kalyx Development Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 1 — Organization and Description of Business

Kalyx Development Inc. (“Kalyx” and collectively with its subsidiaries the “Company”) is an externally managed Maryland corporation engaged primarily in the acquisition of properties that are currently occupied by, or can be leased on a long-term basis, to either operators of regulated cannabis businesses in states in which such activities are legal under state law or tenants that are producing products that include cannabis derivatives or retailers of such products.

The Company was formed as PKJ Development LLC (“PKJ”), a Delaware limited liability company, on April 11, 2014 (“Inception”). On June 12, 2014, four of the original five members of PKJ, together with two other investors, formed Pre-Kalyx LLC (“PRE”), a Delaware limited liability company, to fund the expenses incurred in connection with the identification and acquisition of properties by PKJ and to fund the costs incurred in connection with the planned registration of an offering of PKJ’s common stock with the U.S. Securities and Exchange Commission (the “Registration”). On February 28, 2015, pursuant to the Agreement and Plan of Merger (the “Transaction”), PKJ acquired PRE, and changed its name to Kalyx Development LLC (“Development LLC”).

On January 1, 2016, Development LLC was converted from a Delaware limited liability company to Kalyx, a Maryland corporation (the “Conversion”). PKJ, PRE and Development LLC are referred to collectively as the “Predecessor.” Each preferred unit of the Predecessor was exchanged for one preferred unit of the Company, while each common unit was converted to 0.897585 shares of Common Stock, and on January 4, 2016 the Company issued additional 498,611 of Common Stock (refer to Note 9).

Kalyx operates as a Real Estate Investment Trust (“REIT”), under the Internal Revenue Code of 1986, as amended and intends to make the appropriate election on its 2016 income tax filing.

Effective January 4, 2016, Kalyx and its wholly-owned subsidiary, Kalyx GP LLC, a Delaware limited liability company (the “GP”), entered into an Agreement of Limited Partnership pursuant to which the Company serves as a limited partner, and the GP serves as the sole general partner, of the Company’s operating partnership, Kalyx OP LP, a Delaware limited partnership (the “Operating Partnership” or “OP LP”). The Company transferred all of its interests in the limited liability companies that were formed to acquire the five properties that had been previously acquired to the Operating Partnership, in exchange for 4,923,705 Class A Units and 2,213,033 Series A Preferred Partnership Units in the Operating Partnership, and currently conducts all operations through the Operating Partnership.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for the fair presentation of the financial position of the Company at March 31, 2017 and the results of operations for the periods presented have been included. The operating results for the period presented are not necessarily indicative of the results that may be expected for the full fiscal year. These financial statements should be read in conjunction with the financial statements and accompanying notes for the year ended December 31, 2016 of the Company.

The accompanying condensed consolidated financial statements include the accounts of Kalyx and its wholly-owned subsidiaries and all joint ventures over which the Company has control in accordance with Financial Accounting Standards Board (“FASB”), ASC Topic 810, “Consolidation” and variable interest entities (“VIE”) in which the Company has determined it is the primary beneficiary. All intercompany transactions and balances have been eliminated in consolidation.

Kalyx Development Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the condensed consolidated financial statements and accompanying notes. Actual events and results could differ from those assumptions and estimates.

Allowance for Doubtful Accounts

The Company maintains an allowance against tenant and other receivables and deferred rents receivables for future potential tenant credit losses. The credit assessment is based on the estimated accrued rental revenue that is recoverable over the term of the respective lease. The estimate of this allowance is based on the tenants’ payment history and current credit status. Bad debt expense, if any, is included in operating expenses on the condensed consolidated statements of operations and includes the impact of changes in the allowance for doubtful accounts on the condensed consolidated balance sheets. Total bad debt expense for the three months ended March 31, 2017 and 2016 is $150,000 and $0, respectively, and include an allowance for a receivable due from the tenant located at the Auburn, WA Property.

Geographic Concentration and Major Tenants Risk

For the three months ended March 31, 2017, 21% of the Company’s rental revenues were derived from one tenant located in Washington. For the three months ended March 31, 2016, 100% of the Company’s rental revenues were derived from four tenants each of whose rents totaled 52%, 19%, 18% and 11% of total rental revenues. These tenants are located in Washington and Colorado (52% and 48% of total revenue, respectively) for the three months ended March 31, 2016.

Income Taxes

As discussed in Note 1, effective January 1, 2016, the Company was converted from a Delaware limited liability company to a Maryland corporation. The Company will elect REIT status in the course of completing its standard 2016 tax filings and intends to continue to qualify for such status by complying with all related income, asset and distribution tests.

In order to maintain its REIT status, the Company elected, in the course of completing its standard tax filings, to treat TRS 5550 E McDowell Owner LLC, a wholly-owned subsidiary which owns Mesa Building A, as a taxable REIT subsidiary (“TRS”), effective February 1, 2017. A TRS may participate in non-real estate related activities and is subject to regular corporate income taxes. The taxable REIT subsidiaries periodically assess the ability to realize deferred tax assets and the adequacy of deferred tax liabilities, including the results of local, state, or federal statutory tax audits or estimates and judgments used.

Offering Costs, Stock Issuance Costs and Organization Costs

As of March 31, 2017 and December 31, 2016, deferred offering and issuance costs totaled $513,000 and $200,000, respectively, and are included in prepaid expenses and other assets on the consolidated balance sheets. Those costs will be netted against the proceeds from sale of stock. Organization costs are expensed as they are incurred.

Concentration of Credit Risk

Cash consists of amounts held on deposit with several major commercial financial institutions. The account balances at each institution periodically exceeded Federal Deposit Insurance Corporation insurance coverage. The Company has never experienced any losses related to these balances.

Kalyx Development Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Fair Value of Financial Instruments

The carrying value of cash, tenant and note receivables, prepaid expenses and other receivables, due from and to affiliates, accounts payable and accrued expenses and leasing commissions payable approximates fair value due to the short-term nature of these instruments. The fair value of the loan payable and certain sellers’ notes payable approximates its carrying value because the interest rate approximates current market interest rates for loans of similar maturities to borrowers of similar risk profiles. The fair value of the loan payable of $8.93 million at the date of acquisition of That Other Stuff LLC (“TOS”) was determined based on a discounted cash flow analysis using Level 3 inputs. The notes payable to sellers of $4.12 million and $4.27 million were determined based on a discounted cash flow analysis using Level 3 inputs as March 31, 2017 and December 31, 2016, respectively.

The Company did not have any transfers into or out of Level 1, Level 2, and Level 3 measurements during the three months ended March 31, 2017 and 2016.

Recently Issued Accounting Pronouncements

In February 2017, the FASB issued ASU 2017-05, Other Income — Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets, which amends the guidance on nonfinancial assets in ASC 610-20. The amendments clarify that (i) a financial asset is within the scope of ASC 610-20 if it meets the definition of an in substance nonfinancial asset and may include nonfinancial assets transferred within a legal entity to a counter-party, (ii) an entity should identify each distinct nonfinancial asset or in substance nonfinancial asset promised to a counter-party and derecognize each asset when a counter-party obtains control of it, and (iii) an entity should allocate consideration to each distinct asset by applying the guidance in ASC 606 on allocating the transaction price to performance obligations. Further, ASU 2017-05 provides guidance on accounting for partial sales of nonfinancial assets. The amendments are effective at the same time as the amendments in ASU 2014-09. Management is evaluating the impact of adopting this new accounting standard on the consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The guidance clarifies the definition of a business and provides guidance to assist with determining whether transactions should be accounted for as acquisitions of assets or businesses. The main provision is that an acquiree is not a business if substantially all of the fair value of the gross assets is concentrated in a single identifiable asset or group of assets. This guidance will be effective for public entities for annual periods beginning in 2018, including interim periods within that period. Under the new guidance, the acquisition of property will generally be accounted for as an asset acquisition rather than an acquisition of a business and would result in capitalizing acquisition costs rather than expensing such costs. Assets acquired will be recorded on a relative fair value basis.

In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of period total amounts shown on the statement of cash flows and disclose the nature of the restrictions. This guidance will be effective for public entities for annual periods beginning in 2018, including interim periods within that period. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. Management is evaluating the impact of adopting this new accounting standard on the consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-17, “Consolidation (Topic 810)” to amend the guidance concerning the treatment by a single decision maker of indirect interests in a variable interest entity held by related parties under common control with the decision maker. Under the revised guidance, the decision maker no longer

Kalyx Development Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

treats such indirect interests as equivalent to direct interests in their entirety in determining whether it is the primary beneficiary. Instead, such indirect interests should be included on a proportionate basis, which is consistent with indirect interests held through related parties that are not under common control. ASU 2016-18 is effective for financial statements issued for fiscal years beginning after December 15, 2017 and interim periods within these fiscal years. Early adoption is permitted, including adoption in an interim period. The implementation of this update is not expected to have a material effect on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases.” The amendments in ASU 2016-02 modify the lessor’s classification criteria and the accounting for leasing costs, certain forms of lessee expense reimbursements, and sales-type and direct financing leases. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance as applicable to sales-type leases, direct financing leases and operating leases. The guidance also requires lessees to report most leases on the balance sheet. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018 for public reporting entities with early adoption permitted. As lessors, our existing lease agreements do not transfer ownership or control of the underlying assets to the lessees and do not contain options exercisable by the lessees to purchase the underlying assets, except for rights of first refusal and/or offers contained within certain lease agreements. Since inception, the company has not recognized revenues based directly on tenant sales. Management is currently evaluating the impact of the adoption of ASU-2016-02 on the consolidated financial statements, including the timing of adopting this standard.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers.” This new standard will replace all current guidance related to revenue recognition and eliminate all industry-specific guidance. ASU 2014-09 is effective for interim and annual reporting periods beginning after December 15, 2017 for public reporting entities. Early adoption is permitted for interim and reporting periods beginning after December 15, 2016. The Company is currently evaluating the impact of ASU 2016-02 on its consolidated financial statements including the timing of adopting this standard. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Note 3 — Property Acquisitions

During the three months ended March 31, 2017 and March 31, 2016, the Company did not acquire any properties.

Note 4 — Acquired Lease Intangibles

The following summarizes the identified intangible assets and liabilities for the three months ended March 31, 2017 (in thousands):

	Weighted Average Remaining Useful Life	Gross Amount	Accumulated Amortization	Net Amount
Acquired below-market leases	5.18 years	$594	$63	$531
Acquired lease intangibles	4.10 years	5,371	715	4,656
Acquired above-market leases	4.42 years	672	55	617

Kalyx Development Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 4 — Acquired Lease Intangibles (cont.)

The following summarizes the identified intangible assets and liabilities as of December 31, 2016 (in thousands):

	Weighted Average Remaining Useful Life	Gross Amount	Accumulated Amortization	Net Amount
Acquired below-market leases	5.43 years	$594	$34	$560
Acquired lease intangibles	4.35 years	5,371	409	4,962
Acquired above-market leases	4.67 years	672	20	652

Amortization expense of acquired in-place leases and rental income from below-market leases is as follows (in thousands):

	Increase (Decrease) to Rental Income	Amortization Expense
Remainder of 2017	$(19)	$903
2018	(25)	1,221
2019	(31)	1,175
2020	(78)	647
2021	(57)	356
Thereafter	$124	$354
Total	$(86)	$4,656

Note 5 — Note Receivable

In July 2016, the Company signed a lease amendment with the tenant located at the Auburn, WA Property (the “Lease Amendment”). Under the terms of the Lease Amendment, the Company received a promissory note in the amount of $335,000. The note bears interest at a rate of 18%, which is payable along with the principle in twenty-four equal installments of $17,000 of principal and interest commencing January 1, 2017. For the remainder of 2017 and for the year ending December 31, 2018, minimum principal payments expected to be received under the note are $117,000 and $183,000, respectively.

Note 6 — Leasing Activity

The Company leases space to net-lease tenants where the tenant pays the property taxes, maintains the leased premises and carries insurance coverage as detailed in the respective lease agreement. Future minimum base rental payments due under non-cancelable leases in effect as of March 31, 2017 for the Company’s operating properties are as follows (in thousands):

Total Rental Income
Remainder of 2017	$6,382
2018	8,692
2019	8,832
2020	7,552
2021	6,220
Thereafter	$19,098
Total	$56,776

Kalyx Development Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 6 — Leasing Activity(cont.)

The lease with the tenant located at 4750-4760 Nome Street may be terminated by the tenant on June 30, 2021. This lease also provides the tenant an option to purchase the property in January 2018 for $3.75 million. The lease with the tenant located at 695 Bryant Street may be terminated by the tenant on August 31, 2021. This lease also provides the tenant an option to purchase the property in September 2017 for $2.4 million.

Note 7 — Loan and Notes Payable

In November 2016, in connection with the acquisition of Mesa Building B, the Company, through its subsidiary Rowaben Holdings LLC, obtained a note from the seller in the amount of $2.32 million. The note requires interest only payments at the annual rate of 9.25% and matures on September 27, 2021 at which time the entire remaining unpaid principal balance together with all accrued and unpaid interest is due. The note balance as of March 31, 2017 and December 31, 2016 is $2.32 million. Total interest expense on this note amounted to approximately $54,000 for the three months ended March 31, 2017.

In November 2016, in connection with the acquisition of TOS, the Company assumed a loan in the amount of $8.75 million (the “TOS Loan”), assumed various notes from a related party of TOS in the aggregate amount of approximately $6.7 million (the “Related Party Notes”) in which the Company has 50% interest in and entered into a promissory note with the seller of the TOS interest in the amount of approximately $1.10 million (the “Seller’s Note”).

The TOS Loan required interest only payments at the rate of 9.875% per annum and matured on April 30, 2017. As of March 31, 2017 and December 31, 2016, the TOS Loan had a principal balance of $8.75 million and accrued interest of $0 and $74,000, respectively. Total interest expense on the TOS Loan amounted to approximately $216,000 for the three months ended March 31, 2017. In connection with the acquisition of TOS, the TOS Loan was valued at $8.93 million. The adjustment to the fair value in the amount of $180,000 is amortized using the effective interest method, to interest expense over the remaining term of the TOS Loan. Amortization of the above-market fair value debt adjustment totaled $92,000 for the three months ended March 31, 2017. The Tacoma, WA property is collateral for the TOS Loan.

The Related Party Notes are unsecured, bear interest at rates ranging between 6% and 10% (with a weighted average rate of 9.4%) and mature from April 1, 2017 through October 18, 2018, at which time the entire remaining unpaid principal balances together with all accrued and unpaid interest are due. As of March 31, 2017 and December 31, 2016, the Related Party Notes have a principal balance of approximately $5.9 million and accrued interest of approximately $981,000 and $843,000, respectively. Total interest expense on the Related Party Notes amounted to approximately $138,000 for the three months ended March 31, 2017. On May 1, 2017 TOS repaid the TOS Loan and replaced the Related Party Notes (see Note 10).

The Seller’s Note bears interest at 6% compounded annually, accruing in arears on the unpaid principal balance and matures on November 9, 2019. Under the terms of the member purchase agreement, the note to the seller will be reduced by the current receivables not collected within 60 days following the closing date and any customary proration adjustments for rents, utilities and other revenues and expenses that were incurred after the closing date. In addition, if base rents collected from tenants do not exceed $324,000 per month during 2017, 2018 and 2019, the Company may subtract 50% of such shortfall from the principal or interest due on the note to the seller. If minimum rents exceed $3.89 million per year, the Company will add 50% of such excess to the note to the seller. Management estimated that the net present value for any amounts due from or to the seller were negligible and therefore did not record any contingent consideration related to this acquisition. The Seller’s Note principal balance as of March 31, 2017 and December 31, 2016 is approximately $979,000 and $1.10 million with approximately $26,000 and $9,000 of accrued interest, respectively.

On September 11, 2014, the Company entered into a promissory note in the amount of $900,000 with the seller of the property located at 695 Bryant Street, Denver, CO, for the purpose of acquiring the property. The loan requires interest only payments, however in January 2015, the Company made a one-time principal payment of $75,000. The note bears interest at the rate of 5.5% per annum compounded annually.

Kalyx Development Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 7 — Loan and Notes Payable (cont.)

Interest only payments commenced on October 1, 2014 and shall continue on the first day of each succeeding calendar month. The entire remaining unpaid principal balance together with all accrued and unpaid interest is due on August 31, 2017 and is secured by a deed of trust encumbering the 695 Bryant Street, Denver, CO property. Upon sixty days written notice, the Company has the option to prepay the note, in whole or in part, without penalty. As of March 31, 2017 and December 31, 2016 the note had a balance of $825,000. Total interest expense on the note amounted to approximately $11,000 for each of the three months ended March 31, 2017 and 2016.

Future debt payments due under the above loan and notes payable as of March 31, 2017 are as follows (in thousands):

Balance Due
Remainder of 2017	$16,113
2018	389
2019	938
2020	—
2021	2,320
Sub-total	19,760
Assumed above-market debt adjustment	$29
Total	$19,789

Note 8 — Commitments and Contingencies

Leasing Matters: The Company is obligated to fund a tenant improvement allowance of up to $472,000 in connection with the Mesa Building B lease, and up to $505,000 in connection with the Portland, OR Property.

Environmental Matters: The Company follows the policy of monitoring its properties, both targeted acquisition and existing properties, for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist, management is not currently aware of any environmental liabilities that would have a material adverse effect on the Company’s consolidated financial condition, results of operations and cash flow, or that would require disclosure or the recording of a loss contingency.

Litigation: The Company may, from time to time, be a party to legal proceedings, which arise in the ordinary course of its business. Management is not aware of any pending or threatened litigation that, if resolved against the Company, would have a material adverse effect on the consolidated financial position, results of operations or cash flows.

Note 9 — Stockholders’ Equity

Preferred Stock

Effective upon the Conversion date each outstanding preferred unit of the Predecessor was converted into and exchanged for one share of Series A Preferred Stock (“Series A Preferred Stock”) of the Company. In 2016, the Company issued an additional 233,298 shares of Series A Preferred Stock and completed its private placement of Series A Preferred Stock. In addition, for the three months ended March 31, 2017, the Company issued 29,900 shares of Series B Preferred Stock under a private placement (“Series B Preferred Stock” and collectively with Series A Preferred Stock “Series A and Series B Preferred Stock”).

Each outstanding share of Series A and Series B Preferred Stock bears a cumulative cash dividend of 10% per year based on the Series A and Series B preferred stock original issue price of $10 per share, which may be adjusted for stock dividends and splits (the “Original Issue Price”). To the extent that the Company’s operating income or proceeds from capital transactions is not sufficient to cover the preferred dividend, any available amount of cash shall be paid to the holders of the Series A and Series B preferred stock on a pro rata basis and the balance shall remain

Kalyx Development Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 9 — Stockholders’ Equity (cont.)

outstanding. As of March 31, 2017 and December 31, 2016 $2.341 million and, $1.638 million of preferred dividends were in arrears, respectively. Additionally, the Company may not declare or pay dividends on shares of common stock until there are sufficient funds from operations and any arrearages and a 10% internal rate of return has been paid on the Series A and Series B Preferred Stock (“Common Stock Dividend Hurdle”). Upon reaching the Common Stock Dividend Hurdle, the Company may pay dividends or distributions to common stockholders up to the sum of $388,000 and aggregate purchase price paid by any purchaser of common stock after the Conversion. Thereafter, dividends or distributions will be paid 50% to the preferred stockholders and 50% to the common stockholders.

All Series A and Series B preferred stock will automatically be converted to common stock upon the earlier to occur of: (i) a public listing and closing of a public listing financing of the Company or (ii) the approval by a majority of preferred stockholders to convert the Series A and Series B Preferred Stock into common stock (a “Mandatory Conversion Event”). The conversion rate upon a Mandatory Conversion Event is comprised of the following independent components:

(i)       For the Series A Preferred Stock, the number of shares of common stock resulting from dividing the Original Issue Price by the conversion price for shares of Series A Preferred Stock as determined at the time of conversion, multiplied by 90%. If at the time of the Mandatory Conversion Event, the company value is less than the sum of $50 million and the product of the Series A Preferred Stock original issue price multiplied by the number of Series A Preferred Stock, the conversion price will not be multiplied by 90%. For Series B Preferred Stock, the number of common stock issued will be the number of shares of Common Stock resulting from dividing the Original Issue Price by the conversion price as determined at the conversion date for shares of Series B Preferred Stock at the time of conversion.

(ii)      The number of shares of common stock resulting from dividing the amount by which a 10% internal rate of return on a share of Series A and Series B preferred stock exceeds the Original Issue Price, by the share price at which the common shares were issued pursuant to a Mandatory Conversion Event.

Upon the sale or liquidation of the company prior to a public listing and conversion to common equity, preferred holders maintain a return preference over common equity holders at a rate of 18% per annum annually compounded.

Each Series A and Series B Preferred Stock stockholder is entitled to one vote for each whole share of common stock into which the Series A and Series B Preferred Stock is convertible pursuant to a Mandatory Conversion Event.

Common Stock

Effective upon the Conversion, each outstanding common unit of the Predecessor was converted into and exchanged for 0.897585 of a share of Common Stock of the Company and the Company issued an additional 498,611 shares of Common Stock for total consideration of approximately $35,000 and recorded stock based compensation expenses of approximately $823,000 in connection with this issuance during the three months ended March 31, 2016.

Each common stockholder is entitled to one vote for each outstanding share of common stock owned. Dividends will be paid after the preferred stockholders are paid their preferred return including any arrearages.

Earnings per Share

Basic and diluted earnings per common share equals net income, less preferred dividends and preferred dividends in arrears for the period, divided by the weighted average number of common shares outstanding. The warrants to purchase common stock (4,923,705 as of March 31, 2017 and 2016) and the long term incentive plan units (76,295 as of March 31, 2017 and 2016) were not included in the computation of diluted net loss per common share as their effect would have been antidilutive.

Kalyx Development Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 9 — Stockholders’ Equity (cont.)

Warrants

Preferred — Each preferred stockholder purchased from the Company, in a private offering, warrants to purchase common stock of the Company at a warrant price equal to .15% of the aggregate purchase price of the preferred shares purchased. The warrants provide the subscriber the right to purchase common stock upon a public listing.

For holders of Series A Preferred Stock, the warrants may be exercised for a number of shares of common stock equal to 200% of the number of common shares issuable upon conversion of Preferred Stock held prior to a public listing (5,436,291 as of March 31, 2017 and December 31, 2016), while for holders of Series B Preferred Stock, the warrants may be exercised for a number of shares of common stock equal to 125% of the number of common shares issuable upon conversion of Series B Preferred Stock held prior to the same public listing (320,500 as of March 31, 2017 and 283,125 as of December 31, 2016). In accordance with the amended warrant subscription agreement, the exercise price of warrants held by both Series A and Series B Preferred stockholders will equal, with respect to 50% of the common stock issuable upon exercise of the warrant, 125% of the public listing price, and, with respect to the remaining 50% of the common stock issuable upon exercise of the warrant, 150% of the public listing price. The warrants will be exercisable, in whole or in part, for a period of 912 days beginning with the closing of a public listing. Upon exercise of the warrants, the exercise price must be paid in cash. The number of shares issuable upon the exercise of the warrants will be adjusted for customary anti-dilution adjustments.

Common — Each common stockholder purchased from the Company, in a private offering under a subscription agreement, the right to purchase common stock at a warrant price equal to 0.1% of the purchase price of the common stock owned. The warrants provide the subscriber the right to purchase Common Stock upon a public listing. The warrants may be exercised for a number of shares of such Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock held by such owner as of the public listing (4,923,705 as of March 31, 2017 and December 31, 2016). In accordance with the amended warrant subscription agreement, the exercise price will equal 125% of the public listing price. The warrants will be exercisable, in whole or in part, for a period of 912 days beginning with the closing of a public listing. The warrants shall be exercisable on a cashless basis with respect to up to 50% of the shares of Common Stock and on a cash basis with respect to the remaining of the shares. The number of shares issuable upon the exercise of the warrant will be adjusted for customary anti-dilution adjustments.

Note 10 — Related-Party Transactions

Leasing Arrangements

Two executives of the tenant occupying the 4990 Oakland Street property collectively own approximately 13.37% of the outstanding common shares of the Company (8.63% of the total voting rights of the Company as of March 31, 2017). Rental revenues including tenant reimbursements received from this tenant for the three months ended March 31, 2017 and 2016 totaled $138,000 and $138,000, respectively.

Managing Agent

Effective on February 28, 2015, KD RE Management, LLC (“KDRE”), an entity owned by the President, Chief Executive Officer and Chief Operating Officer, is the Company’s external manager. KDRE earns a fee of 2% of total assets under management. The balance in due to affiliate on the condensed consolidated balance sheets as of March 31, 2017 and consolidated balance sheets as of December 31, 2016 of $213,000 and $117,000, respectively, represents management fees payable to KDRE.

Kalyx Development Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 11 — Subsequent Events

On May 1, 2017, TOS entered into a contribution agreement (the “Contribution Agreement”) with the Operating Partnership and the noncontrolling interest members of TOS (the “Nonmanaging Members”), under which the Operating Partnership converted the outstanding principal balance of the OP LP Note and the unpaid accrued interest totaling $2.08 million into an equity contribution to TOS, and the Nonmanaging Members made capital contributions totaling $2.08 million to TOS. TOS repaid $2.08 million of principal and accrued interest on the Related Party Note, which resulted an outstanding balance of approximately $4.85 million. Concurrently with the execution of the Contribution Agreement, TOS entered into a promissory note with a company in which the Nonmanaging Members have an ownership interest, in the amount of approximately $13.6 million (“2017 Loan”). The proceeds from the 2017 Loan were used to repay the outstanding principal balance of $8.75 million on the TOS Loan (see Note 7) and to replace the Related Party Note balance of approximately $4.85 million. The 2017 Loan bears interest at an annual rate of 10%, compounded monthly, and is secured by the Tacoma, WA Property. The 2017 Loan matures on October 1, 2018.

On May 8, 2017, the Company announced that it had entered into a merger agreement with Atlantic Alliance Partnership Corp. (“AAPC”) (NASDAQ: AAPC), under which, subject to certain closing conditions, the Company will merge with and into AAPC (the “Merger Agreement”). The surviving public company, which is expected to be organized as a Maryland corporation, will be re-named Kalyx Properties Inc. (“KPI”). Pursuant to the Merger Agreement, all shareholders of the Company will receive shares of KPI.

Kalyx Development Inc. and Subsidiaries

Table of Contents

Page
Report of Independent Registered Accounting Firm	F-47
Consolidated Financial Statements
Balance Sheets	F-48
Statements of Operations	F-49
Statement of Changes in Equity	F-50
Statements of Cash Flows	F-51
Notes to Consolidated Financial Statements	F-52 – F-68
Schedule III — Real Estate and Accumulated Depreciation	F-69 – F-70

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors
Kalyx Development Inc. and Subsidiaries
New York, New York

We have audited the accompanying consolidated balance sheets of Kalyx Development Inc. and Subsidiaries (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in equity, and cash flows for the years then ended. In connection with our audits of the financial statements, we have also audited the financial statement schedule listed in the accompanying index. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kalyx Development Inc. and Subsidiaries at December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Also, in our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ BDO USA, LLP

New York, New York

July 12, 2017

Kalyx Development Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	December 31,
	2016	2015
ASSETS

REAL ESTATE
Land	$10,992	$3,778
Buildings	34,608	9,428
Land and building improvements	2,449	1,172
Machinery and equipment	301	301
Furniture and fixtures	14	14
Construction in progress	327	72
	48,691	14,765
Less: Accumulated depreciation	(788)	(340)
Total Real Estate, Net	47,903	14,425

OTHER ASSETS
Cash	537	4,208
Other deposits	—	77
Tenant receivables	637	34
Note receivable	335	—
Deferred rent receivables	1,031	663
Deferred leasing costs, net	460	668
Prepaid expenses and other receivables	419	108
Due from affiliate	—	322
Acquired lease intangibles, net	5,614	1,147
Total Other Assets	9,033	7,227

TOTAL ASSETS	$56,936	$21,652

LIABILITIES AND EQUITY

LIABILITIES
Loan payable	$8,875	$—
Notes payable	11,010	825
Acquired below-market leases, net	560	100
Accounts payable and accrued expenses	940	182
Leasing commissions payable	341	511
Due to affiliate	117	—
Tenants’ security deposits	483	233
Prepaid rent	639	—
Profits interest awards	—	63
Total Liabilities	22,965	1,914

COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders’ equity/Members’ equity
Series A Preferred stock, $0.0001 par value; 2,446,331 shares authorized, 2,446,331 issued and outstanding as of December 31, 2016	—	—
Series B Preferred stock, $0.0001 par value; 3,553,669 shares authorized, 226,500 issued and outstanding as of December 31, 2016	—	—
Common stock, $0.0001 par value; 34,000,000 shares authorized, 4,923,705 issued and outstanding as of December 31, 2016	—	—
Preferred Units, no par value; 0 and 2,213,033 units outstanding as of December 31, 2016 and 2015, respectively	—	22,090
Common Units, no par value; 0 and 4,930,000 units outstanding as of December 31, 2016 and 2015, respectively	—	15
Additional paid-in capital	26,985	—
Accumulated deficit	(608)	—
Distributions in excess of earnings	—	(487)
Subscriptions receivable	—	(1,880)
Total stockholders’ equity/members’ equity	26,377	19,738
Noncontrolling interests in consolidated partnerships	7,594	—
Total Equity	33,971	19,738
TOTAL LIABILITIES AND EQUITY	$56,936	$21,652

The accompanying notes are an integral part of these consolidated financial statements.

Kalyx Development Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Years Ended December 31,
	2016	2015
REVENUES
Rental revenue	$3,399	$2,046
Tenant reimbursements	258	78
Other revenue	134	—
Total Revenues	3,791	2,124

OPERATING EXPENSES
Property taxes	244	105
Real estate operating expenses	345	54
General and administrative	365	166
Property acquisition costs	50	38
Organization costs	138	239
Management fees to KD RE Management LLC	502	257
Professional fees	447	356
Depreciation and amortization	748	442
Equity based compensation	891	63
Total Operating Expenses	3,730	1,720

OPERATING INCOME	61	404

OTHER INCOME (EXPENSE)
Gain on sale of real estate property	1,201	—
Interest expense	(302)	(46)
Total Other Income (Expense)	899	(46)
NET INCOME	$960	$358

Net loss attributable to noncontrolling interests	182	—

Net income attributable to Kalyx Development Inc./Kalyx Development LLC	$1,142	$358
Preferred dividends paid	(1,750)	(985)
Preferred dividend in arrears	(698)	(940)
Net loss attributable to Common Stockholders/Common Unit Holders	$(1,306)	$(1,567)

Net loss per common share and common unit, basic and diluted	$(0.27)	$(0.38)
Basic and diluted weighted average common shares and common units outstanding	4,883,236	4,135,864

The accompanying notes are an integral part of these consolidated financial statements.

Kalyx Development Inc. and Subsidiaries

Consolidated Statement of Changes in Equity

(in thousands, except share data)

Series A Preferred Stock		Series B Preferred Stock		Common Stock		Preferred Units		Common Units		Additional Paid-In	Distributions in Excess of	Accumulated	Subscriptions		Non- controlling	Total
Shares	Par Value	Shares	Par Value	Shares	Par Value	Units	Amounts	Units	Amounts	Capital	Earnings	Deficit	Receivable	Subtotal	Interests	Equity

Balance at December 31, 2014
	—	$—	—	$—	—	—	833,333	$8,332	—	—	$—	$140	$—	$—	$8,472	$—	$8,472
Proceeds from sale of preferred units, net of related offering costs	—	—	—	—	—	—	1,379,700	13,725	—	—	—	—	—	(1,878)	11,847	—	11,847
Acquisition of Pre-Kalyx LLC	—	—	—	—	—	—	—	—	4,890,500	12	—	—	—	—	12	—	12
Proceeds from sale of common units	—	—	—	—	—	—	—	—	39,500	3	—	—	—	—	3	—	3
Issuance of warrants	—	—	—	—	—	—	—	33	—	—	—	—	—	(2)	31	—	31
Preferred dividends distributions	—	—	—	—	—	—	—	—	—	—	—	(985)	—	—	(985)	—	(985)
Net income	—	—	—	—	—	—	—	—	—	—	—	358	—	—	358	—	358
Balance at December 31, 2015	—	$—	—	$—	—	$—	2,213,033	$22,090	4,930,000	$15	$—	$(487)	$—	$(1,880)	$19,738	$—	$19,738
Exchange of preferred units for Series A preferred stock upon conversion into REIT	2,213,033	—	—	—	—	—	(2,213,033)	(22,090)	—	—	21,603	487	—	—	—	—	—
Exchange of common units for common stock upon conversion into REIT	—	—	—	—	4,425,094	—	—	—	(4,930,000)	(15)	15	—	—	—	—	—	—
Proceeds from sale of preferred stock, net of related offering costs	233,298	—	226,500	—	—	—	—	—	—	—	4,501	—	—	1,878	6,379	—	6,379
Proceeds from sale of common stock	—	—	—	—	498,611	—	—	—	—	—	35	—	—	—	35	—	35
Share based compensation	—	—	—	—	—	—	—	—	—	—	823	—	—	—	823	—	823
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	8	—	—	2	10	—	10
Issuance of LTIP Units awards in Operating Partnership	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	131	131
Contributions to consolidated joint venture interests	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	7,645	7,645
Preferred dividends distributions	—	—	—	—	—	—	—	—	—	—	—	—	(1,750)	—	(1,750)	—	(1,750)
Net income	—	—	—	—	—	—	—	—	—	—	—	—	1,142	—	1,142	(182)	960
Balance at December 31, 2016	2,446,331	$—	226,500	$—	4,923,705	$—	—	$—	—	$—	$26,985	$—	$(608)	$—	$26,377	$7,594	$33,971

The accompanying notes are an integral part of these consolidated financial statements.

Kalyx Development Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$960	$358
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	748	442
Amortization of acquired below-market leases	(20)	(11)
Amortization of acquired above-market leases	20	—
Amortization of above-market assumed debt	(55)	—
Deferred rent receivables	(368)	(619)
Gain on sale of real estate property	(1,201)	—
Equity based compensation	891	63
Unpaid interest added to notes payable	91	—
Changes in operating assets and liabilities:
Tenant receivables	(866)	(34)
Prepaid expenses	(68)	(57)
Due to (from) affiliate	439	(322)
Accounts payable and accrued expenses	95	79
Due to members	—	(17)
Tenants’ security deposits	250	223
Prepaid rent	15	—
Net cash provided by operating activities	931	105

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate property, net of seller financing	(17,810)	(8,554)
Proceeds from the sale of real estate property	6,766	—
Building improvements and construction in progress	(560)	(108)
Other deposit	—	(77)
Leasing costs paid	(23)	(186)
Net cash used in investing activities	(11,627)	(8,925)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred offering and issuance costs	(156)	(44)
Payment of note payable	—	(75)
Proceeds from sale of preferred and common shares or unit, net of related offering costs of $96 and $73 in 2016 and 2015, respectively	6,414	11,850
Issuance of warrants	10	31
Contributions to consolidated joint venture interests by noncontrolling interests	2,507	—
Preferred dividend distributions	(1,750)	(985)
Net cash provided by financing activities	7,025	10,777

NET (DECREASE) INCREASE IN CASH	(3,671)	1,957

CASH, BEGINNING OF PERIOD	4,208	2,251

CASH, END OF PERIOD	$537	$4,208

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid during the period	$138	$45

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Leasing commissions payable	$(170)	$511
Deferred leasing costs, net	$170	$—
Subscription receivable	$—	$1,878
Subscription receivables-warrants	$—	$3
Issuance of note payable in connection with acquisition of real estate	$(2,320)	$—
Accounts payable assumed in connection with acquisition of real estate	$(17)	$—
Acquisition and issuance of debt to finance acquisition of TOS	$(18,707)	$—

The accompanying notes are an integral part of these consolidated financial statements.

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1 — Organization and Description of Business

Kalyx Development Inc. (“Kalyx” and collectively with its subsidiaries, the “Company”) is an externally managed Maryland corporation engaged primarily in the acquisition of properties that are currently occupied by, or can be leased on a long-term basis to, either operators of regulated cannabis businesses in states in which such activities are legal under state law or tenants that are producing products that include cannabis derivatives or retailers of such products.

Kalyx was formed as PKJ Development LLC (“PKJ”), a Delaware limited liability company, on April 11, 2014 (“Inception”). On June 12, 2014, four of the original five members of PKJ, together with two other investors, formed Pre-Kalyx LLC (“PRE”), a Delaware limited liability company, to fund the expenses incurred in connection with the identification and acquisition of properties by PKJ and to fund costs incurred in connection with the planned registration of an offering of PKJ’s common stock with the U.S. Securities and Exchange Commission (the “Registration”). On February 28, 2015, pursuant to the Agreement and Plan of Merger (the “Transaction”), PKJ acquired PRE, and changed its name to Kalyx Development LLC (“Development LLC”).

On January 1, 2016, Development LLC was converted from a Delaware limited liability company to Kalyx, a Maryland corporation (the “Conversion”). PKJ, PRE and Development LLC are referred to collectively as the “Predecessor.” Each preferred unit of the Predecessor was exchanged for one preferred unit of the Company, while each common unit was converted to 0.897585 shares of Common Stock, and on January 4, 2016 the Company issued an additional 498,611 shares of Common Stock (refer to Note 10).

Kalyx operates as a Real Estate Investment Trust (“REIT”), under the Internal Revenue Code of 1986, as amended and intends to make the appropriate election on its 2016 income tax filing.

In connection with the Conversion, effective January 4, 2016, Kalyx and its wholly-owned subsidiary, Kalyx GP LLC, a Delaware limited liability company (the “GP”), entered into an Agreement of Limited Partnership pursuant to which the Company serves as a limited partner, and the GP serves as the sole general partner, of the Company’s operating partnership, Kalyx OP LP, a Delaware limited partnership (the “Operating Partnership” or “OP LP”). The Company transferred all of its interests in the limited liability companies that were formed to acquire the five properties that had been previously acquired to the Operating Partnership, in exchange for 4,923,705 Class A Units and 2,213,033 Series A Preferred Partnership Units in the Operating Partnership, and currently conducts all operations through the Operating Partnership. During 2016, OP LP issued 233,298 Series A Preferred Partnership Units and 226,500 Series B Preferred Partnership Units to Kalyx.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying consolidated financial statements include the accounts of Kalyx and its wholly-owned subsidiaries and all joint ventures over which the Company has control in accordance with Financial Accounting Standards Board (“FASB”), ASC Topic 810, “Consolidation” and variable interest entities (“VIE”) in which the Company has determined it is the primary beneficiary. All intercompany transactions and balances have been eliminated in consolidation.

Noncontrolling interests of consolidated subsidiaries represent the portion of the equity (net assets) in the consolidated subsidiaries not owned, directly or indirectly, by the Company. Noncontrolling interests are required to be reported as a separate component of equity in the consolidated balance sheets and the Company is required to separately report the portion of earnings attributable to the controlling and noncontrolling interests in the consolidated statements of operations. In addition, the Operating Partnership had issued long-term incentive plan units to certain consultants (refer to Note 8).

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

The Company evaluates its relationships with its affiliates to determine if it has a variable interest. If the Company determines that it has a variable interest in an entity, it evaluates whether such interest is in a VIE. A VIE is broadly defined as an entity where either (1) the equity investors as a group, if any, lack the power through voting or similar rights to direct the activities of an entity that significantly impacts the entity’s economic performance or (2) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support. The Company consolidates any VIE when it is determined to be the primary beneficiary of the VIE’s operations.

On January 1, 2016, the Company adopted Accounting Standards Update (“ASU”) ASU 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis” (“ASU 2015-02”). The guidance affects reporting entities that are required to evaluate whether they should consolidate certain legal entities and introduced a separate consolidation analysis specific to limited partnerships and other similar entities. Under this analysis, limited partnerships and other similar entities will be considered a VIE unless the limited partners hold substantive kick-out rights or participating rights. The Company reviewed all of its legal entities and relationships with affiliates in accordance with ASU 2015-02 and concluded that because the limited partners in OP LP lacks substantive participating and kick-out rights, OP LP is a VIE and the Company was determined to be the primary beneficiary, such that the Company continues to consolidate OP LP. The Company’s primary asset is its investment in OP LP and as such, substantially all of the assets and liabilities presented on the consolidated balance sheets are the assets and liabilities of OP LP.

During 2016, in two separate transactions, the Company obtained control of That Other Stuff LLC (“TOS”) and Rowaben Holdings LLC (“Rowaben”). The Company owns 50% of the membership interests in TOS and approximately 49.6% of the membership interest in Rowaben as of December 31, 2016. The limited liability company agreement of Rowaben and its wholly-owned subsidiaries includes provisions allowing the holders of units to exchange their units for (i) OP LP units or (ii) cash or, at the Company’s election, shares of the Company’s common stock, at any time after holding the units for one year. Once the holders of these units elect to exchange their units, the Operating Partnership will own 100% of the membership interests in Rowaben and its wholly-owned subsidiaries. The Company has identified these entities as VIEs because the non-managing partners of these entities lack substantive participating or kick-out rights. The Company has determined that it is the primary beneficiary of these two entities. See Note 3 for details on the transactions.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the consolidated financial statements and accompanying notes. Actual events and results could differ from those assumptions and estimates.

Reportable Segments

The Company operates in one reportable segment, commercial real estate.

Real Estate

Real estate, shown net of accumulated depreciation, is comprised of real and personal property acquired. Ordinary repairs and maintenance costs are expensed as incurred. Real estate and personal property are depreciated using the straight-line method over their estimated useful lives as follows:

Description	Estimated Useful Lives
Buildings and building improvements	40 – 45 years
Machinery and equipment	5 years
Furniture and fixtures	7 years
Land improvements	13 – 14 years

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Depreciation expense amounted to $448,000 and $281,000, for the years ended December 31, 2016 and 2015, respectively.

In accordance with ASC Topic 805, “Business Combinations,” real estate acquired that is subject to an existing lease is treated as a business combination, and, as such, is recorded at fair value. The purchase price is assigned to land, building, the existing leases and assumed debt, if applicable, based upon their fair values as of the date of acquisition, with acquisition costs expensed as incurred. Real estate acquired that is not subject to an existing lease is treated as an asset acquisition and, as such, is recorded at its purchase price, plus acquisition costs, which are allocated to identified assets based upon their relative fair values at the date of acquisition. Upon acquisition of real estate, the Company estimates fair values of tangible assets including land, buildings, land and building improvements, machinery and equipment, furniture and fixtures and construction in progress, and intangible assets and liabilities including the above or below-market component of in-place leases, the values of in-place leases and the value of assumed debt, as applicable. Costs subsequently incurred to extend the life of the properties are capitalized.

Fair value is determined in accordance with ASC 820, “Fair Value Measurement” and is primarily based on unobservable data inputs which are categorized as Level 3 inputs. The value of in-place lease intangibles is amortized to expense over the remaining periods of the respective leases. The above-market lease intangibles are amortized as a reduction of rental income over the remaining terms of the respective leases. The below-market lease values are amortized as an increase of rental income over the initial term of the respective leases unless the Company believes that it is likely that the tenant will renew the lease for an option term whereby the Company amortizes the value over the renewal period. If a lease were to be terminated prior to its scheduled expiration all unamortized costs relating to that lease would be written off.

The Company’s properties are individually reviewed for impairment when circumstances indicate the carrying value of a property may not be recoverable. The Company recognizes impairment if the undiscounted estimated cash flows to be generated by the properties are less than the carrying value of those properties. Measurement of impairment is based upon the estimated fair value of the asset. In evaluating the carrying value of a property with respect to impairment, many factors are considered including estimated current and expected operating cash flows from the property during the projected holding period, costs necessary to extend the life or improve the asset, expected capitalization rates, projected stabilized net operating income, selling costs, and the ability to hold and dispose of such real estate in the ordinary course of business. Impairment charges may be necessary in the event that discount rates, capitalization rates, lease-up periods, future economic conditions, and other relevant factors vary materially from those assumed in valuing the properties. No impairment charges were recorded for any period presented in these consolidated financial statements.

Allowance for Doubtful Accounts

The Company maintains an allowance against tenant and other receivables for future potential tenant credit losses. The credit assessment is based on the estimated accrued rental revenue that is recoverable over the term of the respective lease. The estimate of this allowance is based on the tenants’ payment history and current credit status. Bad debt expense, if any, is included in operating expenses on the consolidated statements of operations and includes the impact of changes in the allowance for doubtful accounts on the consolidated balance sheets. No allowance was deemed necessary at December 31, 2016 or 2015.

Deferred Leasing Costs

Deferred leasing costs consist of fees incurred to initiate or renew operating leases. Such fees are amortized on a straight-line basis over the related lease terms. Amortization expense totaled $61,000 and $29,000 for the years ended December 31, 2016 and 2015, respectively, and is included in depreciation and amortization on the consolidated statements of operations. Annual amortization for each of the five succeeding years is expected to be approximately $53,000 in each year. Deferred leasing costs of $550,000 and $697,000 are reported net of accumulated amortization of $90,000 and $29,000 as of December 31, 2016 and 2015 on the consolidated balance sheets, respectively.

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Revenue Recognition

The Company recognizes rental income generated from all operating leases on a straight-line basis over the terms of the respective leases, including the effect of rent holidays, if any. Rental revenue also includes amortization of acquired above and below-market leases (as applicable). The total net increase to rental revenues due to the amortization of acquired below-market leases for the years ended December 31, 2016 and 2015 was approximately $20,000 and $11,000 respectively. The total net decrease to rental revenues due to the amortization of acquired above-market leases for the years ended December 31, 2016 and 2015 was approximately $20,000 and $0, respectively.

Reimbursements from tenants for recoverable real estate taxes and other operating expenses are recognized as income in the period when such costs are incurred.

When real estate is sold, the related net book value of the applicable property is removed and a gain or loss is recognized in the consolidated statements of operations. Gains or losses from the sale of real estate are recognized when title is conveyed to the buyer, subject to the buyer’s financial commitment being sufficient to provide economic substance to the sale and provided that the Company has no substantial economic involvement with the buyer.

Geographic Concentration and Major Tenants Risk

For the year ended December 31, 2016, 87% of the Company’s rental revenues were derived from four tenants each of whose rents totaled 11%, 15%, 16% and 45% of total rental revenues. For the year ended December 31, 2015, 100% of the Company’s rental revenues were derived from four tenants each of whose rents totaled 17%, 25%, 28% and 30% of total rental revenues. The tenants are located in Arizona, Colorado and Washington (2%, 42% and 56% of total revenue, respectively) for the year ended December 31, 2016 and in Colorado and Washington (70% and 30% of total revenue, respectively) for the year ended December 31, 2015.

Income Taxes

As discussed in Note 1, effective January 1, 2016, the Company was converted from a Delaware limited liability company to a Maryland corporation. The Company will elect REIT status in the course of completing its standard 2016 tax filings and intends to continue to qualify for such status by complying with all related income, asset and distribution tests. Under Section 856 – 860 of the Internal Revenue Code of 1986, as amended, a REIT that distributes at least 90% of its REIT taxable income to its stockholders each year and that meets certain other operating and organizational requirements, will not be taxed on the portion of its taxable income which is distributed to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal and state income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent tax years.

For 2015, the Company was organized as a limited liability company, as such, the Company was not a taxpaying entity for federal income tax purposes. Accordingly, the Company’s taxable income or loss was allocated to its members in accordance with the terms of its Operating Agreement (the “Operating Agreement”). Therefore, for the year ended December 31, 2015, no provision or liability for income taxes has been included in the accompanying consolidated financial statements.

The Company evaluates tax positions taken or expected to be taken in the course of preparing its tax returns to determine whether the tax positions are more-likely-than-not to be sustained upon examination by the applicable tax authority. Management has concluded that the Company has not taken any such tax position as of December 31, 2016 and 2015. Generally, the Company’s tax returns are subject to examination by taxing authorities for a period of three years from the later of the due dates of such returns or the actual dates the returns were filed. Tax years 2016 and 2015 remain open to examination by federal and state jurisdictions.

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Offering Costs, Stock Issuance Costs and Organization Costs

Costs incurred in connection with the offering and sale of common and preferred stock are deferred and recorded as a reduction of the proceeds of the related offering. Such costs include legal and professional fees directly attributable to the offering or the sale. As of December 31, 2016 and 2015, deferred offering and issuance costs totaled $200,000 and $44,000, respectively, and are included in prepaid expenses and other assets on the consolidated balance sheets. Organization costs are expensed as they are incurred.

Equity-Based Compensation

The Company’s equity-based compensation awards, which include long-term incentive plan units, profit interest awards, and common stock, are measured at fair value on the date of grant and recognized as an expense over the vesting period (if any). The determination of the fair value of these awards is subjective and involves significant estimates and assumptions which include volatility of the Company’s units, expected dividend yield, the terms of the awards and assumptions of whether and when these awards will achieve Company’s performance hurdles. Management believes that the estimates and assumptions utilized are appropriate based on the information available at the time of estimation. Refer to Note 8.

Net Income or Loss per Common Share

Basic and diluted net income or loss per common share or common unit equals net income or loss attributable to common stockholders or common units’ holders, divided by the weighted average number of common shares or common units outstanding during each period. Due to the fact Development LLC units are characteristically similar to shares, such that Development LLC units quantify member equity ownership, and there are two classes of ownership of which the common units are subordinate to the preferred units, loss per common unit had been calculated for Development LLC for the year ended December 31, 2015. The warrants to purchase common stock (4,923,705 and 4,930,000 as of December 31, 2016 and 2015 respectively) and the long-term incentive plan units (76,295 as of December 31, 2016) were not included in the computation of diluted net loss per common share as their effect would have been antidilutive.

Concentration of Credit Risk

Cash consists of amounts held on deposit with several major commercial financial institutions. The account balances at each institution periodically exceeded Federal Deposit Insurance Corporation insurance coverage. The Company has never experienced any losses related to these balances.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity.

Assets and liabilities disclosed at fair value are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities are as follows:

Level 1 — Inputs are unadjusted and quoted prices exist in active markets for identical assets or liabilities at the measurement date. The types of assets and liabilities carried at Level 1 fair value generally are government and agency securities, equities listed in active markets, investments in publicly traded mutual funds with quoted market prices and listed derivatives.

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Level 2 — Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life. Level 2 inputs include quoted market prices in markets that are not active for an identical or similar asset or liability, and quoted market prices in active markets for a similar asset or liability.

Level 3 — Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. These valuations are based on significant unobservable inputs that require a considerable amount of judgment and assumptions. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

Determining which category an asset or liability falls within the hierarchy requires significant judgment and the Company evaluates its hierarchy disclosures each year end. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement.

Fair Value of Financial Instruments

The carrying value of cash, tenant and note receivables, prepaid expenses and other receivables, due from and to affiliates, accounts payable and accrued expenses and leasing commissions payable approximates fair value due to the short-term nature of these instruments. The profit interest awards are carried at fair value using a market approach using Level 3 inputs (refer to Note 8). The fair value of the loan payable and certain sellers’ notes payable approximates its carrying value because the interest rate approximates current market interest rates for loans of similar maturities to borrowers of similar risk profiles. The fair value of the loan payable of $8.93 million at the date of acquisition of TOS was determined based on a discounted cash flow analysis using Level 3 inputs. The notes payable to sellers of $4.27 million and $825,000 were determined based on a discounted cash flow analysis using Level 3 inputs as of December 31, 2016 and 2015, respectively.

The Company did not have any transfers into or out of Level 1, Level 2, and Level 3 measurements during the years ended December 31, 2016 or 2015.

Recently Issued Accounting Pronouncements

In February 2017, the FASB issued ASU 2017-05, Other Income — Gains and Losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets, which amends the guidance on nonfinancial assets in ASC 610-20. The amendments clarify that (i) a financial asset is within the scope of ASC 610-20 if it meets the definition of an in substance nonfinancial asset and may include nonfinancial assets transferred within a legal entity to a counter-party, (ii) an entity should identify each distinct nonfinancial asset or in substance nonfinancial asset promised to a counter-party and derecognize each asset when a counter-party obtains control of it, and (iii) an entity should allocate consideration to each distinct asset by applying the guidance in ASC 606 on allocating the transaction price to performance obligations. Further, ASU 2017-05 provides guidance on accounting for partial sales of nonfinancial assets. The amendments are effective at the same time as the amendments in ASU 2014-09. Management is evaluating the impact of adopting this new accounting standard on the consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The guidance clarifies the definition of a business and provides guidance to assist with determining whether transactions should be accounted for as acquisitions of assets or businesses. The main provision is that an acquiree is not a business if substantially all of the fair value of the gross assets is concentrated in a single

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

identifiable asset or group of assets. This guidance will be effective for public entities for annual periods beginning in 2018, including interim periods within that period. Under the new guidance, the acquisition of property will generally be accounted for as an asset acquisition rather than an acquisition of a business and would result in capitalizing acquisition costs rather than expensing such costs. Assets acquired will be recorded on a relative fair value basis.

In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash” requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of period total amounts shown on the statement of cash flows and disclose the nature of the restrictions. This guidance will be effective for public entities for annual periods beginning in 2018, including interim periods within that period. Early adoption is permitted, including adoption in an interim period. The amendments should be applied using a retrospective transition method to each period presented. Management is evaluating the impact of adopting this new accounting standard on the consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-17, “Consolidation (Topic 810)” to amend the guidance concerning the treatment by a single decision maker of indirect interests in a variable interest entity held by related parties under common control with the decision maker. Under the revised guidance, the decision maker no longer treats such indirect interests as equivalent to direct interests in their entirety in determining whether it is the primary beneficiary. Instead, such indirect interests should be included on a proportionate basis, which is consistent with indirect interests held through related parties that are not under common control. ASU 2016-18 is effective for financial statements issued for fiscal years beginning after December 15, 2017 and interim periods within these fiscal years. Early adoption is permitted, including adoption in an interim period. The implementation of this update is not expected to have a material effect on the consolidated financial statements based upon our existing investments.

In February 2016, the FASB issued ASU 2016-02, “Leases.” The amendments in ASU 2016-02 modify the lessor’s classification criteria and the accounting for leasing costs, certain forms of lessee expense reimbursements, and sales-type and direct financing leases. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance as applicable to sales-type leases, direct financing leases and operating leases. The guidance also requires lessees to report most leases on the balance sheet. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018 for public reporting entities with early adoption permitted. As lessors, our existing lease agreements do not transfer ownership or control of the underlying assets to the lessees and do not contain options exercisable by the lessees to purchase the underlying assets, except for rights of first refusal and/or offers contained within certain lease agreements. Since inception, the company has not recognized revenues based directly on tenant sales. Management is currently evaluating the impact of the adoption of ASU-2016 02 on the consolidated financial statements, including the timing of adopting this standard.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers.” This new standard will replace all current guidance related to revenue recognition and eliminate all industry-specific guidance. ASU 2014-09 is effective for interim and annual reporting periods beginning after December 15, 2017 for public reporting entities. Early adoption is permitted for interim and reporting periods beginning after December 15, 2016. The Company is currently evaluating the impact of ASU 2016-02 on its consolidated financial statements including the timing of adopting this standard. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3 — Property Acquisitions

2016 Acquisitions and Sale

On August 31, 2016, the Company entered into an agreement to acquire two industrial warehouses located at 5550 E. McDowell Road, Mesa, Arizona (“Mesa Building A” and “Mesa Building B,” respectively) for a total purchase price of $3.57 million. Of the total purchase price, $850,000 of the contract price bore interest at 9.25% per annum and was fully paid in cash upon closing. An additional $2.32 million was to be funded by a note from the seller (see Note 7) with the balance paid in cash.

In November 2016, Kalyx assigned its rights to its subsidiary, Rowaben, and closed on the purchase of Mesa Building B for $2.32 million which was financed by the seller (see Note 7) and incurred transaction costs of approximately $50,000. The property was partially leased to a tenant under a short-term lease. Concurrent with the closing, the Company entered into a triple-net lease with a cannabis cultivator and retailer.

The Company closed on the purchase of Mesa Building A, which is adjacent to Mesa Building B, for $1.25 million and incurred transaction costs of approximately $79,000. The property was vacant upon closing and remained vacant as of December 31, 2016.

In November 2016, the Company through its subsidiary Rowaben, purchased an industrial warehouse located at 6710 N. Catlin Avenue, Portland, Oregon (“Portland, OR Property”) for $4.87 million and incurred transaction costs of approximately $114,000. The property was vacant upon closing and remained vacant as of December 31, 2016. Subsequent to December 31, 2016, the Company entered into a triple-net lease with a cannabis processor for a portion of the Portland, OR Property.

On April 29, 2016, in connection with the purchase of the controlling financial interest in TOS, the Operating Partnership loaned $2 million to TOS (the “OP LP Note”). The note bears interest at a rate of 10% on the unpaid principal balance. Subsequent to December 31, 2016, the OP LP Note was converted into equity in TOS (see Note 12). In November 2016, the Company purchased a 50% controlling interest in TOS for $14.4 million which was net of a $600,000 seller credit to cover future improvements to the property. TOS owns an industrial warehouse located at 3303 South 35th Street, Tacoma, Washington (“Tacoma, WA Property”). The property was partially leased at the purchase date. The purchase was financed with approximately $4.02 million in cash, a note issued to the seller in the amount of approximately $1.10 million, and assumption of the following, in which the Company has 50% interest:

•         A loan from a third-party lender in the amount of $8.75 million;

•         Various notes payable to a related party in TOS of approximately $6.70 million;

•         The note payable to the Operating Partnership in the amount of $2 million which is eliminated in consolidation; and

•         Certain operating liabilities in the amount of approximately $500,000.

Under the terms of the member purchase agreement, the note to the seller will be reduced by the current receivables not collected within 60 days following the closing date and any customary proration adjustments for rents, utilities and other revenues and expenses that were incurred after the closing date. In addition, if base rents collected from tenants do not exceed $324,000 per month during 2017, 2018 and 2019, the Company may subtract 50% of such shortfall from the principal or interest due on the note to the seller. If minimum rents exceed $3.89 million per year, the Company will add 50% of such excess to the note to the seller. Management estimated that any amounts due from or to the seller were negligible and therefore did not record any contingent consideration related to this acquisition.

In June 2016, the Company closed on the purchase of an industrial warehouse located at 440 North 51st Avenue, Phoenix, Arizona (Phoenix, AZ Property) for $5.56 million and incurred transaction costs of approximately $113,000. The property was vacant upon closing. In July 2016, the Company entered into an agreement to sell the property for total consideration of approximately $7.33 million, net of closing costs of approximately $454,000. The sale closed on October 17, 2016 and resulted in a gain of approximately $1.2 million.

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3 — Property Acquisitions (cont.)

The following table summarizes the allocation of the purchase price of the properties acquired at the respective acquisition dates (in thousands):

	6710 N Catlin Avenue, Portland OR	5550 E. McDowell Rd Mesa, AZ Building A	5550 E. McDowell Rd Mesa, AZ Building B	440 North 51st Avenue, Phoenix AZ	3303 South 35th Street, Tacoma WA
Land	$1,102	$322	$563	$1,134	$5,227
Buildings	3,882	1,007	1,757	4,537	18,534
Land improvements	—	—	—	—	972
Acquired in place lease intangibles	—	—	—	—	4,054
Acquired above market leases	—	—	—	—	672
Other assets	—	—	—	—	159
Total assets acquired	4,984	1,329	2,320	5,671	29,618
Assumed loan payable	—	—	—	—	8,930
Assumed notes payable	—	—	—	—	8,664
Acquired below market leases	—	—	—	—	480
Other liabilities	—	—	—	62	1,270
Total liabilities assumed	—	—	—	62	19,344
Net assets acquired	4,984	1,329	2,320	5,609	10,274
Noncontolling interest in consolidated partnership	—	—	—	—	5,138
Total paid	$4,984	$1,329	$2,320	$5,609	$5,136

Consideration:
Cash paid	$2,719	$1,316	$—	$5,532	$4,026
Cash contributed by noncontrolling interest in a consolidated partnership	2,217	—	—	—	—
Cash deposits paid during 2015	—	—	—	77	—
Note payable to seller	—	—	2,320	—	1,110
Accrued costs	48	13	—	—	—
	$4,984	$1,329	$2,320	$5,609	$5,136

The following table summarizes the actual revenues and earnings of the above-mentioned acquisitions accounted for as business combinations that are included in the accompanying consolidated statements of operations since the respective date of acquisition through December 31, 2016 (in thousands):

	5550 E. McDowell Road Building A	3303 South 35th Street	Total
Revenues	$77	$406	$483
Net income	58	21	79
Net income attributable to noncontrolling interests	29	11	40

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3 — Property Acquisitions (cont.)

During 2015, the Tacoma, WA Property was under construction and therefore was vacant. The following unaudited pro forma operating data is presented for the year ended December 31, 2016, as if the acquisition of the properties acquired in 2016 were completed on January 1, 2015 (in thousands):

	For the Year Ended December 31,
	2016	2015
Pro forma revenues	$4,087	$2,221
Pro forma net income	652	206
Net income attributable to Kalyx Development Inc.	977	282
Net loss per common share, basic and diluted	$(0.30)	$(0.40)

The above information is not necessarily indicative of what the actual results of operations of the Company would have been, assuming the transactions had been completed as set forth above, nor do they purport to represent the Company’s results of operations for future periods.

2015 Acquisitions

In June 2015, the Company purchased an industrial warehouse located at 1820 West Valley Highway N, Auburn, Washington (“Auburn, WA Property”) for $5.47 million and incurred transaction costs of approximately $57,000 which were capitalized as a cost of the real estate. The property was vacant when purchased. The property was leased in August 2015 under a triple-net lease which provides that the lessee is responsible for the payment of all property operating expenses, including property taxes, maintenance, repairs, and insurance costs.

In June 2015, the Company purchased an industrial warehouse located at 3590 West 3rd Avenue, Eugene, Oregon (“Eugene, OR Property”) for $3 million and incurred transaction costs of approximately $32,000 which were capitalized as a cost of the real estate. The property was vacant when purchased and remained vacant through December 31, 2016. Subsequent to December 31, 2016 the Company entered into two triple-net leases with cannabis processors and cultivators.

The following tables summarize the assets acquired at the respective acquisition dates (in thousands):

Land	$2,615
Building	5,086
Land improvements	853
Total Assets Acquired	$8,554
Purchase Price	$8,554
Consideration:
Cash	$8,554

Note 4 — Acquired Lease Intangibles

The following summarizes the identified intangible assets and liabilities as of December 31, 2016 (in thousands):

	Weighted Average Remaining Useful Life	Gross Amount	Accumulated Amortization	Net Amount
Acquired below-market leases	5.4 years	$594	$34	$560
Acquired lease intangibles	4.35 years	5,371	409	4,962
Acquired above-market leases	4.67 years	672	20	652

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 4 — Acquired Lease Intangibles (cont.)

The following summarizes the identified intangible assets and liabilities as of December 31, 2015 (in thousands):

	Weighted Average Remaining Useful Life	Gross Amount	Accumulated Amortization	Net Amount
Acquired below-market leases	8.75 years	$114	$14	$100
Acquired lease intangibles	8.68 years	1,317	170	1,147

Amortization expense of acquired in-place lease intangibles and rental income from below-market lease intangibles for succeeding years is as follows (in thousands):

	Increase (Decrease) to Rental Income	Amortization Expense
2017	$(25)	$1,209
2018	(25)	1,221
2019	(31)	1,175
2020	(78)	647
2021	(57)	356
Thereafter	124	354
Total	$(92)	$4,962

Note 5 — Note Receivable

In July 2016, the Company signed a lease amendment with the tenant located at the Auburn, WA Property (the “Lease Amendment”). Under the terms of the Lease Amendment, the Company received a promissory note in the amount of $335,000. The note bears interest at a rate of 18%, which is payable along with the principal in twenty-four equal installments of $17,000 of principal and interest commencing January 1, 2017. For the years ending December 31, 2017 and 2018, minimum principal payments expected to be received under the note are $153,000 and $182,000, respectively.

Note 6 — Leasing Activity

The Company leases space to net-lease tenants where the tenant pays the property taxes, maintains the leased premises and carries insurance coverage as detailed in the respective lease agreement. Future minimum base rental payments due under non-cancelable leases in effect as of December 31, 2016 for the Company’s operating properties are as follows (in thousands):

Total Rental Income
2017	$7,023
2018	7,234
2019	7,330
2020	6,005
2021	4,485
Thereafter	9,954
Total	$42,031

The lease with the tenant located at 4750-4760 Nome Street may be terminated by the tenant on June 30, 2021. This lease also provides the tenant an option to purchase the property in January 2018 for $3.75 million. The lease with the tenant located at 695 Bryant Street may be terminated by the tenant on August 31, 2021. This lease also provides the tenant an option to purchase the property in September 2017 for $2.4 million.

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 7 — Loan and Notes Payable

In November 2016, in connection with the acquisition of Mesa Building B, the Company, through its subsidiary Rowaben, obtained a note from the seller in the amount of $2.32 million. The note requires interest only payments at the annual rate of 9.25% and matures on September 27, 2021 at which time the entire remaining unpaid principal balance together with all accrued and unpaid interest is due. The note balance as of December 31, 2016 is $2.32 million. Total interest expense on this note amounted to $68,000 for the period from inception of the note through December 31, 2016.

In November 2016, in connection with the acquisition of TOS, the Company assumed a loan in the amount of $8.75 million (the “TOS Loan”), assumed various notes from a related party of TOS in the aggregate amount of approximately $6.7 million (the “Related Party Notes”), in which the Company has 50% interest in, and entered into a promissory note with the seller of the TOS interest in the amount of approximately $1.10 million (the “Seller’s Note”).

The TOS Loan requires interest only payments at the rate of 9.875% per annum and matured on April 30, 2017. As of December 31, 2016, the TOS Loan had a principal balance of $8.75 million and accrued interest of approximately $74,000. Total interest expense on the TOS Loan amounted to $129,000 for the period from assumption of the TOS Loan through December 31, 2016. In connection with the acquisition of TOS, the TOS Loan was valued at $8.93 million. The $180,000 fair value adjustment is being amortized as a component of interest expense using the effective interest method. Amortization totaled $55,000 for the period from assumption of the Loan through December 31, 2016. The remaining balance of $125,000 will be amortized through April 30, 2017. The Tacoma, WA property is collateral for the TOS Loan.

The Related Party Notes are unsecured, bear interest at rates ranging between 6% and 10% (with a weighted average rate of 9.4%) and mature from March 1, 2017 through October 18, 2018, at which time the entire remaining unpaid principal balances together with all accrued and unpaid interest are due. As of December 31, 2016, the Related Party Notes had a principal balance of approximately $5.9 million and accrued interest of approximately $843,000. Total interest expense on the Related Party Notes amounted to $80,000 for the year ended December 31, 2016. On May 1, 2017 TOS repaid the TOS Loan and replaced the Related Party Notes (see Note 12).

The TOS Seller’s Note bears interest at 6% compounded annually, accruing in arears on the unpaid principal balance and matures on November 9, 2019. Under the terms of the purchase agreement (see Note 3), the seller guarantees 50% of the annual rent collections up to $3.8 million, and the Seller’s Note may be adjusted from time to time to account for this. The Seller’s Note principal balance as of December 31, 2016 is approximately $1.10 million with $9,000 of accrued interest.

On September 11, 2014, the Company entered into a promissory note in the amount of $900,000 with the seller of the property located at 695 Bryant Street, Denver, CO, for the purpose of acquiring the property. The loan requires interest only payments, however in January 2015, the Company made a one-time principal payment of $75,000. The note bears interest at the rate of 5.5% per annum compounded annually. Interest-only payments commenced on October 1, 2014. The entire remaining unpaid principal balance together with all accrued and unpaid interest is due on August 31, 2017 and is secured by a deed of trust encumbering the 695 Bryant Street, Denver, CO property. Upon sixty days written notice, the Company has the option to prepay the note, in whole or in part, without penalty. As of December 31, 2016 and 2015, the note had a remaining balance of $825,000. The Company intends to repay this note upon maturity or refinance. Total interest expense on the note amounted to approximately $45,000 for each of the years ended December 31, 2016 and 2015.

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 7 — Loan and Notes Payable (cont.)

Future debt payments due under the above loan and notes payable as of December 31, 2016 are as follows (in thousands):

Balance Due
2017	$16,113
2018	389
2019	938
2020	—
2021	2,320
Total debt payments	$19,760
Above-market assumed debt	125
Total loan and notes payable	$19,885

Note 8 — Equity-Based Compensation

Long-Term Incentive Plan Units

On January 4, 2016, the Company awarded 62,831 fully-vested long-term incentive plan (“LTIP”) units in the Operating Partnership to certain consultants who held profit interest awards prior to the Conversion. The Company also issued 13,464 fully-vested LTIP units in the Operating Partnership to another consultant on that same date. The general partner of the Operating Partnership is authorized to issue LTIP units to any person who provides services to the Operating Partnership or its parent. The Operating Partnership will maintain a one-to-one correspondence between the LTIP units and Class A units for conversion, distribution, and other purposes. The LTIP unitholders may convert their units to Class A units in the Operating Partnership up to the ratio of the respective unitholders’ number of LTIP units multiplied by the tax capital balance of the LTIP unitholder divided by the total Class A tax capital. Once LTIP units have been converted to Class A units, the Class A unitholder may request that the Operating Partnership redeem their units at a price equal to the fair value of the units. The fair value of the units will be based on the average trading price of the parent’s shares over a ten-day period if the Company is a publicly traded company or based on the hypothetical liquidation of the Company at fair value and the net proceeds of the liquidation distributed in accordance with the Operating Partnership agreement if the Company is not publicly traded. The general partner of the Operating Partnership may, at its sole discretion, elect to have the Company redeem such Class A units in the form of cash or common stock in the Company. The LTIP units have been classified as equity on the consolidated balance sheets.

The fair value of the LTIP units was determined using a market approach which incorporate a price to funds from operations (“FFO”) and price to dividend yield model in arriving at the value of the common stock. A price to funds from operations multiple of 16 times projected, pro forma 2016 FFO and a dividend yield of 6% was utilized. The estimated cash flows were based on management’s projections of the future cash flows of the Company. All of the inputs utilized are Level 3 inputs. The resulting expense is recorded at the date of grant as the LTIP units are fully-vested. The Company has recorded compensation expenses of $68,000 and $63,000 for the years ended December 31, 2016 and December 31, 2015, respectively, in connection with the LTIP Units awards and the profit interest awards, respectively.

Common Stock

On the Conversion date, the Company issued 498,611 common shares in the Company to executives in the Company at a rate of $0.07 per share for total consideration of $35,000. The shares were valued at approximately $1.72 per share using the same methodology as the LTIP units. As a result, compensation expense of $823,000 was recognized on the consolidated statement of operations for the year ended December 31, 2016.

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 8 — Equity-Based Compensation (cont.)

Profit Interest Awards — Consultants

During 2015, the Company issued 70,000 fully-vested profit interest award units in the Predecessor to consultants to the Company in exchange for services (refer to Note 10). The units had an estimated fair value of $46,000 on the grant date. These units entitled the holder to share in the profits (but not losses) on a pro rata basis with the common unit owners once the preferred and common unit owners received their unreturned capital (refer to Note 11, “Common Units and Profit Interests”). Because these units were expected to ultimately be settled in cash, these awards were classified as liabilities at their fair value as determined as of the date of grant and at each reporting period.

The fair value of these profit interest awards was estimated using a market approach which incorporated a price to FFO and price to dividend yield model in arriving at the value of the Company’s common stock. Effective on January 1, 2016, the profit interest awards were cancelled and the consultants were issued LTIP units on January 4, 2016. The incremental value of the LTIP units over the profit interest awards of $68,000 was recorded as compensation expenses in the consolidated statements of operations for the year ended December 31, 2016.

Profit Interest Awards — Managers

On February 28, 2015, the Company issued 20 shares of profit interest award units to the President and Chief Executive Officer (collectively, the “Managers”), in exchange for services. These units entitled the holder to share in the net proceeds of a capital transaction or liquidation event once the preferred and common unit owners received their unreturned capital as detailed in the Operating Agreement. Management had determined that the fair value of the instrument is not material.

Effective January 1, 2016, these profits interest awards were cancelled and no other awards were granted to the Managers.

Note 9 — Commitments and Contingencies

Leasing Matters: In connection with Mesa Building B lease, the Company is obligated to fund a tenant improvement allowance of up to $472,000.

Environmental Matters: The Company follows the policy of monitoring its properties, for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist, management is not currently aware of any environmental liabilities that would have a material adverse effect on the Company’s consolidated financial condition, results of operations and cash flow, or that would require disclosure or the recording of a loss contingency.

Litigation: The Company may, from time to time, be a party to legal proceedings, which arise in the ordinary course of its business. Management is not aware of any pending or threatened litigation that, if resolved against the Company, would have a material adverse effect on the consolidated financial position, results of operations or cash flows.

Note 10 — Stockholders’ Equity

Preferred Stock

Effective upon the Conversion date each outstanding preferred unit of the Predecessor was converted into and exchanged for one share of Series A Preferred Stock (“Series A Preferred Stock”) of the Company. In 2016, the Company issued an additional 233,298 shares of Series A Preferred Stock and completed its private placement of Series A Preferred Stock. In addition, on December 31, 2016, the Company issued 226,500 shares of Series B Preferred Stock under a private placement (“Series B Preferred Stock” and collectively with Series A Preferred Stock “Series A and Series B Preferred Stock”).

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 10 — Stockholders’ Equity (cont.)

As of December 31, 2015, the Company had subscription receivables of $1.88 million (187,750 shares of Series A Preferred Stock) which were paid in 2016. The subscription receivable balance is reported as a reduction of members’ equity. Under the terms of the subscription agreements, the subscriber agrees to become a stockholder of the Company and is bound by the terms of the Articles of Incorporation. The subscribers of the preferred units had the option to fund their commitment in full upon execution of the subscription agreement, or 25% upon execution and the balance on a quarterly basis (25% each quarter).

Each outstanding share of Series A and Series B Preferred Stock bears a cumulative cash dividend of 10% per year based on the Series A and Series B preferred stock original issue price of $10 per share, which may be adjusted for stock dividends and splits (the “Original Issue Price”). To the extent that the Company’s operating income or proceeds from capital transactions is not sufficient to cover the preferred dividend, any available amount of cash shall be paid to the holders of the Series A and Series B preferred stock on a pro rata basis and the balance shall remain outstanding. As of December 31, 2016 and 2015, $1.64 million and $940,000 of preferred dividends were in arrears, respectively ($0.70 and $0.69 per share at December 31, 2016 and 2015 respectively). Additionally, the Company may not declare or pay dividends on shares of common stock until there are sufficient funds from operations and any arrearages and a 10% internal rate of return has been paid on the Series A and Series B Preferred Stock (“Common Stock Dividend Hurdle”). Upon reaching the Common Stock Dividend Hurdle, the Company may pay dividends or distributions to common stockholders up to the sum of $388,000 and the aggregate purchase price paid by any purchaser of common stock after the Conversion. Thereafter, dividends or distributions will be paid 50% to the preferred stockholders and 50% to the common stockholders.

All Series A and Series B Preferred Stock will automatically be converted to common stock upon the earlier to occur of: (i) a public listing and closing of a public listing financing of the Company or (ii) the approval by a majority of preferred stockholders to convert the Series A and Series B preferred stock into common stock (a “Mandatory Conversion Event”). The conversion rate upon a Mandatory Conversion Event is comprised of the following independent components:

(i)       For the Series A Preferred Stock, the number of shares of common stock resulting from dividing the Original Issue Price by the conversion price for shares of Series A Preferred Stock as determined at the time of conversion, multiplied by 90%. If at the time of the Mandatory Conversion Event, the company value is less than the sum of $50 million and the product of the Series A Preferred Stock original issue price multiplied by the number of Series A Preferred Stock, the conversion price will not be multiplied by 90%. For Series B Preferred Stock, the number of common stock issued will be the number of shares of Common Stock resulting from dividing the Original Issue Price by the conversion price as determined at the conversion date for shares of Series B Preferred Stock at the time of conversion.

(ii)      The number of shares of common stock resulting from dividing the amount by which a 10% internal rate of return on a share of Series A and Series B preferred stock exceeds the Original Issue Price, by the share price at which the common shares were issued pursuant to a Mandatory Conversion Event.

Upon the sale or liquidation of the company prior to a public listing and conversion to common equity, preferred holders maintain a return preference over common equity holders at a rate of 18% per annum annually compounded.

Each Series A and Series B Preferred Stock stockholder is entitled to one vote for each whole share of common stock into which the Series A and Series B Preferred Stock is convertible pursuant to a Mandatory Conversion Event.

Common Stock

As of December 31, 2015, there were 4,930,000 Predecessor common units outstanding. Effective upon the Conversion, each outstanding common unit of the Predecessor was converted into and exchanged for 0.897585 of a share of Common Stock of the Company and the Company issued an additional 498,611 shares of Common Stock for total consideration of approximately $35,000 and recorded stock based compensation expenses of approximately $823,000 in connection with this issuance.

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 10 — Stockholders’ Equity (cont.)

Each common stockholder is entitled to one vote for each outstanding share of common stock owned. Dividends will be paid after the preferred stockholders are paid their preferred return including any arrearages.

Earnings per Share

Basic and diluted net income or loss per common share or common unit equals net income or loss attributable to common stockholders or common units’ holders, divided by the weighted average number of common shares or common units outstanding during each period. Due to the fact Development LLC units are characteristically similar to shares, such that Development LLC units quantify member equity ownership, and there are two classes of ownership of which the common units are subordinate to the preferred units, loss per common unit had been calculated for Development LLC for the year ended December 31, 2015. The warrants to purchase common stock (4,923,705 and 4,930,000 as of December 31, 2016 and 2015, respectively) and the long-term incentive plan units (76,295 as of December 31, 2016) were not included in the computation diluted net loss per common share as their effect would have been antidilutive.

Warrants

Preferred — Each preferred stockholder purchased from the Company, in a private offering, warrants to purchase common stock of the Company at a warrant price equal to 0.15% of the aggregate purchase price of the preferred shares purchased. The aggregate consideration for the years ended December 31, 2016 and 2015 was $10,000 and $31,000, respectively. These amounts are included in additional paid in capital and preferred units on the consolidated balance sheets as of December 31, 2015 and 2016, respectively. The warrants provide the subscriber the right to purchase common stock upon a public listing. For holders of Series A Preferred Stock, the warrants may be exercised for a number of shares of common stock equal to 200% of the number of common shares issuable upon conversion of Preferred Stock held prior to a Mandatory Conversion Event (5,436,291 and 4,917,851 warrants as of December 31, 2016 and 2015, respectively), while for holders of Series B Preferred Stock, the warrants may be exercised for a number of shares of common stock equal to 125% of the number of common shares issuable upon conversion of Series B Preferred Stock held prior to the same Mandatory Conversion Event (283,125 and 0 warrants as of December 31, 2016 and 2015, respectively). In accordance with the amended warrant subscription agreement, the exercise price of warrants held by both Series A and Series B Preferred stockholders will equal, with respect to 50% of the common stock issuable upon exercise of the warrant, 125% of the public listing price, and, with respect to the remaining 50% of the common stock issuable upon exercise of the warrant, 150% of the public listing price. The warrants will be exercisable, in whole or in part, for a period of 912 days beginning with the closing of a public listing. Upon exercise of the warrants, the exercise price must be paid in cash. The number of shares issuable upon the exercise of the warrants will be adjusted for customary anti-dilution adjustments.

Common — Each common stockholder purchased from the Company, in a private offering under a subscription agreement, the right to purchase common stock at a warrant price equal to 0.1% of the purchase price of the common stock owned. The aggregate consideration paid for warrants for the years ended December 31, 2016 and 2015 was $35 and $352, respectively. The warrants provide the subscriber the right to purchase Common Stock upon a public listing. The warrants may be exercised for a number of shares of such Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock held by such owner as of the Mandatory Conversion Event (4,923,705 and 4,930,000 as of December 31, 2016 and 2015 respectively). In accordance with the amended warrant subscription agreement, the exercise price will equal 125% of the public listing price. The warrants will be exercisable, in whole or in part, for a period of 912 days beginning with the closing of a public listing. The warrants shall be exercisable on a cashless basis with respect up to 50% of the shares of Common Stock and on a cash basis with respect to the remaining shares. The number of shares issuable upon the exercise of the warrant will be adjusted for customary anti-dilution adjustments.

Kalyx Development Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 11 — Related-Party Transactions

Leasing Arrangements

Two executives of the tenant occupying the 4990 Oakland Street property collectively own approximately 13.37% of the outstanding common shares of the Company (8.66% of the total voting rights of the Company). Rental revenues, including tenant’s reimbursements, received from this tenant for the years ended December 31, 2016 and 2015 totaled $553,000 and $546,000 respectively.

Managing Agent

Effective on February 28, 2015, KDRE, an entity owned by the Managers and the Chief Operating Officer, is the Company’s external manager. KDRE earns a fee of 2% of total assets under management. The balance in due to affiliate on the accompanying consolidated balance sheets as of December 31, 2016 of $117,000 represents management fees payable to KDRE. Until May 2016, KDRE acted as a rent collection agent for the Company’s real estate holding entities. As a result, the balance in due from affiliate on the consolidated balance sheets of $322,000 as of December 31, 2015 represents cash collected on behalf of the Company which has not yet been remitted to the Company. These balances are due on demand and bear no interest.

Note 12 — Subsequent Events

The Company elected, in the course of completing its standard tax filings, to treat TRS 5550 E McDowell Owner LLC, a wholly-owned subsidiary which owns Mesa Building A, as a taxable REIT subsidiary (“TRS”), effective February 1, 2017. A TRS may participate in non-real estate related activities and is subject to regular corporate income taxes.

On May 1, 2017, TOS entered into a contribution agreement (the “Contribution Agreement”) with the Operating Partnership and the noncontrolling interest members of TOS (the “Nonmanaging Members”), under which the Operating Partnership converted the outstanding principal balance of the OP LP Note and the unpaid accrued interest totaling $2.08 million into an equity contribution to TOS, and the Nonmanaging Members made capital contributions totaling $2.08 million to TOS. TOS repaid $2.08 million of principal and accrued interest on the Related Party Note, which resulted an outstanding balance of approximately $4.85 million. Concurrently with the execution of the Contribution Agreement, TOS entered into a promissory note with a company in which the Nonmanaging Members have an ownership interest, in the amount of approximately $13.6 million (“2017 Loan”). The proceeds from the 2017 Loan were used to repay the outstanding principal balance of $8.75 million on the TOS Loan (see Note 7) and to replace the Related Party Note balance of approximately $4.85 million. The 2017 Loan bears interest at an annual rate of 10%, compounded monthly, and is secured by the Tacoma, WA Property. The 2017 Loan matures on October 1, 2018.

On May 8, 2017, the Company announced that it had entered into a merger agreement with Atlantic Alliance Partnership Corp. (“AAPC”) (NASDAQ: AAPC), under which, subject to certain closing conditions, the Company will merge with and into AAPC (the “Merger Agreement”). The surviving public company, which is intended to be organized as a Maryland corporation, will be re-named Kalyx Properties Inc. (“KPI”). Pursuant to the Merger Agreement, all shareholders of the Company will receive shares of KPI.

Schedule III — Consolidated Real Estate and Accumulated Depreciation
(dollars in thousands)
	Initial Cost					Amounts at which Carried at December 31, 2016
Property Description	Land	Buildings	Land and Building Improvements	Machinery and Equipment	Furnitures and Fixtures	Land	Buildings	Land and Building Improvements	Machinery and Equipment	Furnitures and Fixtures	Constuction in Progress	Accumulated Depreciation	Date of Acquisition
4750 Nome Street, Denver CO	488	1,707	113	110	14	488	1,707	113	110	14	—	(170)	7/28/2014
695 Bryant Street, Denver CO	317	1,146	89	191	—	317	1,146	89	191	—	—	(170)	9/11/2014
4990 Oakland Street, Denver CO	358	1,489	117	—	—	358	1,489	117	—	—	—	(84)	11/17/2014
3590 W 3rd Avenue, Eugene OR	687	1,967	378	—	—	687	1,967	609	—	—	25	(111)	6/26/2015
1820 W Valley Highway N, Auburn WA	1,928	3,119	475	—	—	1,928	3,119	549	—	—	—	(169)	6/1/2015
3303 South 35th Street, Tacoma WA	5,227	18,534	972	—	—	5,227	18,534	972	—	—	302	(69)	11/9/2016
5550 E. McDowell Rd Mesa AZ Building A	322	1,007	—	—	—	322	1,007	—	—	—	—	(3)	11/18/2016
5550 E. McDowell Rd Mesa AZ Building B	563	1,757	—	—	—	563	1,757	—	—	—	—	(5)	11/18/2016
6710 N Catlin Avenue, Portland OR	1,102	3,882	—	—	—	1,102	3,882	—	—	—	—	(7)	11/30/2016

	$10,992	$34,608	$2,144	$301	$14	$10,992	$34,608	$2,449	$301	$14	$327	$(788)

(a) Reconciliation of Real Estate properties:

The following table reconciles the activity for the real estate for the periods reported (dollars in thousands):

	Year Ended December 31, 2016	Year Ended December 31, 2015
Balance at beginning of period	$14,765	6,103
Additions	33,926	8,662
Balance at end of period	$48,691	$14,765

(b) Reconciliation of Accumulated Depreciation:

The following table reconciles the activity for the real estate for the periods reported (dollars in thousands):

	Year Ended December 31, 2016	Year Ended December 31, 2015
Balance at beginning of period	$(340)	$(59)
Depreciation related to real estate	(448)	(281)
Balance at end of period	$(788)	$(340)

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

DATED AS MAY 8, 2017

BY AND BETWEEN

ATLANTIC ALLIANCE PARTNERSHIP CORP.

AND

KALYX DEVELOPMENT INC.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 8, 2017 is entered into by and between Atlantic Alliance Partnership Corp., a company incorporated in the British Virgin Islands as a business company with limited liability (the “Company”), and Kalyx Development Inc., a Maryland corporation (“Kalyx”).

RECITALS:

A.      The Board of Directors of the Company (the “Company Board”) has determined that the merger of Kalyx with and into the Company on the terms and conditions set forth in this Agreement (the “Merger”) is advisable and in the best interests of the Company and has approved and adopted this Agreement and has resolved to recommend that the Company’s shareholders vote for the adoption of this Agreement;

B.      The Board of Directors of Kalyx (the “Kalyx Board”) has determined that the Merger is advisable and in the best interests of Kalyx and has approved and adopted this Agreement and has resolved to recommend that the shareholders of Kalyx vote for the adoption of this Agreement;

C.      Immediately prior to the Effective Time (as defined below), the Company will continue out of the British Virgin Islands pursuant to Section 184 of the BVI Act so as to be converted into a Maryland corporation (the “Conversion”) by filing with the Department of Assessments and Taxation of the State of Maryland (the “Department”) articles of conversion of the Company (the “Articles of Conversion”) and articles of incorporation of the Company (the “Articles of Incorporation”) and having its Registered Agent in the British Virgin Islands file the required notice of continuance with the Registrar of Corporate Affairs in the British Virgin Islands under Section 184(3) of the BVI Act, each in form and substance compliant with the applicable Law and otherwise reasonably acceptable to the Company and Kalyx;

D.      As a result of the Conversion each outstanding no par ordinary share of the Company (“Company Ordinary Shares”) will become one (1) share of common stock, par value $0.0001 per share (“Company Common Stock”), of Atlantic Alliance Partnership Corp., a Maryland corporation (the “Successor”);

E.      In connection with the consummation of the Merger, AAP Sponsor (PTC) Corp., an existing shareholder of the Company (the “AAPC Sponsor”), has entered into an agreement with Kalyx, dated the date hereof (the “Forfeiture Agreement”), pursuant to which AAPC Sponsor has agreed that, upon consummation of the Merger, it will surrender for cancellation, for no consideration, a certain number of shares of common stock of the Surviving Corporation (as defined below) that AAPC Sponsor would otherwise receive in the Merger, such number to be determined as provided in the Forfeiture Agreement;

F.       Immediately prior to the Conversion, the Company intends to issue additional Ordinary Shares in a private placement (the “PIPE Transaction”) to certain “accredited investors” (the “PIPE Investors”) as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); and

G.      Simultaneously with Kalyx’s entry into this Agreement, certain shareholders of Kalyx are executing and delivering to Kalyx and the Company voting agreements, the form of which is attached as Exhibit A hereto, to voting favor of the transactions contemplated by this Agreement (the “Voting Agreements”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1           Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefore below:

“AAPC Sponsor” as defined in the Recitals.

“Acquisition Proposal” means any inquiry, offer, proposal, indication of interest, signed agreement or completed action, as the case may be, by any Third Party that relates to (A) a merger or consolidation involving either the Company or Kalyx, (B) the issuance, sale or other disposition by the Company or Kalyx to a Third Party (including by way of merger, consolidation, share exchange or otherwise) of shares of capital stock or options, warrants, calls, subscriptions or securities convertible into capital stock of either the Company or Kalyx representing twenty percent (20%) of the votes associated with the outstanding capital stock of the Company or Kalyx, as applicable, (C) any tender or exchange offer that if consummated would result in any Third Party, together with all Affiliates thereof, beneficially owning shares of capital stock or other equity securities of either the Company or Kalyx representing twenty percent (20%) (by voting power) of the outstanding capital stock of the Company or Kalyx, as applicable, or (D) the acquisition, lease, license, purchase or other disposition of assets of the Company or Kalyx, representing twenty percent (20%) or more of the consolidated assets of the Company or Kalyx, as applicable; provided, that with respect to the Company, an Acquisition Proposal will not include the PIPE Transaction or the Redemption or any redemption or conversion of the Company’s capital stock from the Company’s stockholders that may be required in connection any amendment of the Company’s memorandum or articles of association or other organizational documents to extend the deadline by which the Company must complete its Business Combination.

“Action” as defined in Section 4.8(a).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or under common Control with such Person, including without limitation any Subsidiary.

“Agreement” as defined in the first paragraph of this Agreement.

“Allocation Schedule” as defined in Section 2.4(b).

“Amended Warrants” as defined in Section 6.2.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit and the other agreements, certificates and instruments to be executed or delivered by either hereto in connection with or pursuant to this Agreement.

“Articles of Conversion” as defined in the Recitals.

“Articles of Incorporation” as defined in the Recitals.

“Articles of Merger” as defined in Section 2.1(c).

“Benefit Plan” means, with respect to any Person, any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), or any other material plan, policy, program practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof of such Person or any ERISA Affiliate of such Person), which are now, or were within the past 6 years, maintained, sponsored or contributed to by such Person or any ERISA Affiliate or such Person, or under which such Person or any ERISA Affiliate of such Person has any material obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock, restricted stock unit, stock-based compensation, change-in-control., retention, transaction, employment, consulting, personnel or severance policies, programs, practices, Contracts or arrangements.

“Business Combination” as defined in Section 6.10.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“BVI Act” means the British Virgin Islands Business Companies Act, 2004, as amended.

“Claims” as defined in Section 6.10.

“Closing” as defined in Section 2.1(b).

“Closing Date” as defined in Section 2.1(b).

“Closing Proceeds” means the sum of (i) the funds left in the Trust Account immediately prior to the Closing, after giving effect to the Redemptions by Public Shareholders (but before giving effect to the payment of any expenses incurred in connection with this Agreement or the transactions contemplated hereby or repayment of any outstanding loans of the Company), plus (ii) the gross proceeds received by the Company in the PIPE Transaction.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company” as defined in the first paragraph of this Agreement, provided, that between the time of the Conversion and the Closing, the term “Company” will also include the Successor.

“Company Board” as defined in the Recitals.

“Company Common Stock” as defined in the Recitals.

“Company Contract(s)” as defined in Section 4.13.

“Company Disclosure Schedule” as defined in the first paragraph of Article IV.

“Company Financial Statements” as defined in Section 4.5.

“Company Ordinary Shares” as defined in the Recitals.

“Company Public Shares” means the Company Ordinary Shares (or after the Conversion, shares of Company Common Stock) held by the Public Shareholders.

“Company SEC Documents” as defined in Section 4.5.

“Company Shareholder Approval” as defined in Section 4.3.

“Contract” means, with respect to any Person, any agreement, arrangement, undertaking, contract, commitment, obligation, promise, indenture, deed of trust or other instrument or agreement (whether written or oral and whether express or implied) by which that Person is bound or subject.

“Control” means with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Conversion” as defined in the Recitals.

“Current Kalyx Common Shareholders” means the Persons listed in Section 5.4(a)(D) of the Disclosure Schedule and any other Person to which a Person listed in Section 5.4(a)(D) of the Disclosure Schedule may validly sell, transfer or assign shares of Kalyx Common Stock.

“Definitive Registration Statement” as defined in Section 6.2(a)(ii).

“Department” as defined in the Recitals.

“Effective Time” as defined in Section 2.1(c).

“Environmental Laws” means any applicable foreign, federal, state or local Law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any entity (whether or not incorporated) other than such Person that, together with Person, is considered under common control and treated as one employer under Sections 414(b), (c), (m) or (o) of the Code. .

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Forfeiture Agreement” as defined in the Recitals.

“Future Kalyx Common Shareholders” means any Person to which Kalyx may issue shares of Kalyx Common Stock after the date hereof and in accordance with the terms hereof.

“GAAP” as defined in Section 4.5(a).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, including any domestic (federal, state or local), foreign or supranational governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator or any self-regulatory organization, including state departments or divisions of insurance or insurance commissioners or superintendents.

“Governmental Licenses” as defined in Section 5.12.

“Hazardous Material” means any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products, and asbestos-containing materials

“Indemnified Parties” as defined in Section 6.11(a).

“Intellectual Property” means all U.S. state and foreign (A) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with the goodwill associated therewith, registrations and applications relating to the foregoing (“Trademarks”), (B) patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and any extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights (“Patents”), (C) registered and unregistered copyrights (including those in Software), rights of publicity and all registrations and applications to register the same (“Copyrights”), (D) all computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any Web site (“Software”), (E) any all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, (F) any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection, (G) other intellectual property, and (H) all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Interim Period” as defined in Section 6.1(a).

“IRR Value” means, with respect to a share of Kalyx Preferred Stock, the amount by which a ten percent (10%) Internal Rate of Return (as defined in, and calculated in accordance with, the Kalyx Charter, including giving effect to prior dividends), with respect to the relevant share of Kalyx Preferred Stock, exceeds, with respect to the Kalyx Series A Preferred Stock, the Series A Original Issue Price (as defined in the Kalyx Charter) or, with respect to the Kalyx Series B Preferred Stock, the Series B Original Issue Price (as defined in the Kalyx Charter).

“Kalyx” as defined in the first paragraph of this Agreement.

“Kalyx Board” as defined in the Recitals.

“Kalyx Charter” means the Articles of Amendment and Restatement of Kalyx dated July 14, 2016, and as it may be amended after the date hereof in accordance with the terms of this Agreement.

“Kalyx Common Stock” means the common stock, par value $0.0001 per share, of Kalyx.

“Kalyx Compensation Committee” means the Compensation Committee of the Kalyx Board, which consists of a majority of independent directors.

“Kalyx Disclosure Schedule” as defined in the first paragraph of Article V.

“Kalyx Financial Statements” as defined in Section 5.5.

“Kalyx Material Contract” as defined in Section 5.23(a).

“Kalyx Preferred Stock” means the Kalyx Series A Preferred Stock and the Kalyx Series B Preferred Stock.

“Kalyx Pro Rata Share” means, with respect to the Current Kalyx Common Shareholders, the quotient of (i) the number of shares of Kalyx Common Stock held by such shareholder on the date hereof, divided by (ii) the aggregate number of shares of Kalyx Common Stock issued and outstanding on the date hereof.

“Kalyx Series A Preferred Stock” means the Series A Preferred Stock, par value $0.0001 per share, of Kalyx.

“Kalyx Series B Preferred Stock” means the Series B Preferred Stock, par value $0.0001 per share, of Kalyx.

“Kalyx Shareholder Approval” as defined in Section 5.2.

“Kalyx Warrants” means the existing and outstanding warrants to purchase shares of Kalyx Common Stock.

“Law” means any law (including common law), ordinance, writ, directive, judgment, order, decree, injunction, statute, treaty, rule, regulation, regulatory requirement or determination of (or an agreement with) a Governmental Authority.

“Liability” means any debt, liability, commitment, claim or obligation of any kind whatsoever, whether due or to become due, known or unknown, accrued or fixed, or absolute or contingent.

“Lien” means any and all liens, charges, security interests, options, claims, mortgages, pledges or restrictions on title or transfer of any nature whatsoever.

“Lock-Up Agreement” as defined in Section 7.3(e).

“MGCL” means the Maryland General Corporation Law.

“Management Company” as defined in Section 7.3(j).

“Material Adverse Effect” means, with respect to any Person, any fact, event, circumstance, change, condition or effect, individually or in the aggregate, that is material and adverse to (a) the business, assets, properties, liabilities, condition (financial or otherwise), prospects or results of operations of such Person and its Subsidiaries, taken as a whole or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder. Notwithstanding the foregoing, with respect to the Company, the amount of the Redemptions or the failure to obtain the Company Shareholder Approval shall not be deemed to be a Material Adverse Effect on the Company.

“Merger” as defined in the Recitals.

“Merger Consideration” means the shares of common stock of the Surviving Corporation to be issued to Kalyx stockholders pursuant to Section 2.2.

“Nasdaq” means the Nasdaq Capital Market.

“Non-Competition Agreement” as defined in Section 7.3(d).

“Operating Partnership” means Kalyx OP LP, a Delaware limited partnership.

“Operating Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Kalyx OP LP dated as of January 4, 2106, as amended by Amendment No. 1 dated as of January 4, 2016 and as further amended by Amendment No. 2 dated as of July 28, 2016.

“Orders” as defined in Section 4.8(b).

“Per Share Price” means an amount equal to Ten U.S. Dollars ($10.00).

“Permits” means any licenses, franchises, permits, certificates, approvals, accreditations or other similar authorizations from any Governmental Authority.

“Permitted Company Loans” as defined in Section 6.1(a)(x).

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any Ancillary Document.

“Person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity or group (as defined in the Exchange Act).

“Preliminary Registration Statement” as defined in Section 6.2(a)(ii).

“Proceeding” as defined in Section 6.11(a).

“Properties” as defined in Section 5.8

“Prospectus” as defined in Section 6.10.

“Public Shareholders” as defined in Section 6.10.

“Real Property Leases” as defined in Section 5.8

“Redemption” means the redemption or conversion by the Company of the Company Public Shares from the Public Shareholders in conjunction with a shareholder vote on the transactions contemplated by this Agreement and the consummation of the Merger.

“Registration Statement” as defined in Section 6.2(a)(ii).

“REIT” as defined in Section 5.15.

“Related Entity” as defined in Section 5.8.

“Related Person” as defined in Section 5.16.

“Representative” means, with respect to any Person, (a) its Subsidiaries and Affiliates, and (b) its, and its Subsidiaries’ and Affiliates’ respective officers, directors, employees, auditors, financial advisors, attorneys, accountants, consultants, agents, advisors or representatives.

“Requisite Regulatory Approvals” as defined in Section 7.1(h).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” as defined in the Recitals.

“Securities Laws” means the Securities Act and the Exchange Act.

“Special Meeting” as defined in Section 6.2(a).

“Shareholder Certificate” as defined in Section 2.2(a)(i).

“Subsidiary” when used with respect to any Person means another Person Controlled by such first Person or another Subsidiary of such first Person.

“Successor” as defined in the Recitals.

“Surviving Corporation” as defined in Section 2.1(a).

“Tax” or “Taxes” means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations or other similar charges of any kind on or with respect to income, franchises, premiums, windfall or other profits, gross receipts, property, sales, use, transfer, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth, and taxes or other similar charges of any kind in the nature of excise, withholding, ad valorem or value added.

“Tax Proceeding” means any audit, administrative action, assessment, case, deposition, examination, executive action, filing, hearing, information request, injunction, inquiry, investigation, judgment, levy, litigation, order, reassessment, review, seizure, subpoena, suit, summons, testimony, or other activity involving or conducted by or on behalf of any Governmental Authority relating to Tax.

“Tax Return” means any return, report or similar statement (including any attachment or supplements thereto) supplied to or required to be supplied to any taxing authority, including, any information return, claim for refund, amended return or declaration of estimated Tax.

“Termination Date” as defined in Section 8.1(b)(iii).

“Third Party” means any Person (or group of Persons) other than the Company, Kalyx and their respective Subsidiaries.

“Transfer Agent” as defined in Section 2.4(b).

“Trust Account” as defined in Section 6.10.

“Trust Liquidation Value” means the amount payable to each holder of a Company Ordinary Share (or after the Conversion, a share of Company Common Stock) if they elect to redeem or convert such share in the Redemption, which as of the date of this Agreement is $10.53 per share.

“Voting Agreements” as defined in the Recitals.

“Warrant Exchange Shares” means shares of Kalyx Common Stock issued after the date hereof in connection with an election by a holder of Kalyx Warrants to accept shares of Kalyx Common Stock upon surrender for cancellation of Kalyx Warrants as contemplated by Section 6.2.

“Warrantholder Approval” as defined in Section 6.2

ARTICLE II

THE MERGER

SECTION 2.1      The Merger.

(a)      Upon the terms and subject to the conditions set forth in this Agreement and after giving effect to the Conversion, at the Effective Time, Kalyx shall be merged with and into the Successor in accordance with the requirements of the MGCL, whereupon the separate existence of Kalyx shall cease, and the Successor shall be the corporation surviving the Merger (the “Surviving Corporation”). The Merger will have the effects set forth in Section 4A-709 of the MGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, franchises, property, immunities, powers and purposes and assume and be liable for all the debts, liabilities, obligations and penalties of the Successor and Kalyx.

(b)     The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Reitler, Kailas & Rosenblatt LLP in New York City at 10:00 a.m. local time, as soon as reasonably practicable, but in any event within two (2) Business Days, after the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that are to be satisfied at the Closing) (the actual time and date of the Closing being referred to herein as the “Closing Date”). By mutual agreement of the parties, the Closing may take place by conference call and electronic (i.e., email/pdf) or facsimile exchange of documents and signatures with the exchange of original documents and signatures by overnight delivery.

(c)      As soon as reasonably practicable following the Closing on the Closing Date, the Company and Kalyx shall execute and file articles of merger, in a form mutually satisfactory to the Company and Kalyx (the “Articles of Merger”), with the Department, and make all other filings or recordings required by the MGCL to be made in connection with the Merger. The Merger shall become effective at such time as Articles of Merger are duly filed with the Department, or at such later time as is specified in the Articles of Merger (such time, the “Effective Time”).

SECTION 2.2      Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

(i)            each holder of shares of Kalyx Series A Preferred Stock outstanding immediately prior to the Effective Time, upon the delivery of a certificate in a form to be reasonably agreed by the Company and Kalyx (the “Shareholder’s Certificate”), will receive for each share of Kalyx Series A Preferred Stock held, a number of shares of common stock of the Surviving Corporation equal to the sum of (A) the quotient of (I) the number of shares of Kalyx Series A Preferred Stock held by such holder, divided by (II) 0.9, plus (B) the quotient of (I) the IRR Value of such Kalyx Series A Preferred Stock, divided by (II) the Per Share Price, and all outstanding shares of Kalyx Series A Preferred Stock will be cancelled and will cease to exist;

(ii)           each holder of shares of Kalyx Series B Preferred Stock outstanding immediately prior to the Effective Time, upon the delivery the Shareholder’s Certificate, will receive for each share of Kalyx Series B Preferred Stock held, a number of shares of common stock of the Surviving Corporation equal to the sum of (A) the number of shares of Kalyx Series B Preferred Stock held by such holder, plus (B) the quotient of (I) the IRR Value of such Kalyx Series B Preferred Stock, divided by (II) the Per Share Price, and all outstanding shares of Kalyx Series B Preferred Stock will be cancelled and will cease to exist;

(iii)          each Current Kalyx Common Shareholder, upon the delivery of the Shareholder’s Certificate, will receive such shareholder’s Kalyx Pro Rata Share of 1,750,000 shares of common stock of the Surviving Corporation, and all outstanding shares of Kalyx Common Stock held by the Current Kalyx Common Shareholders will be cancelled and will cease to exist;

(iv)          each holder of Warrant Exchange Shares outstanding immediately prior to the Effective Time, upon the delivery of the Shareholder’s Certificate, will receive the number of shares of common stock of the Surviving Corporation equal to the number of Warrant Exchange Shares held by such holder, and all outstanding Warrant Exchange Shares will be cancelled and will cease to exist;

(v)           each Future Kalyx Common Shareholder, if any, upon the delivery of the Shareholder’s Certificate, will receive the number of shares of common stock of the Surviving Corporation equal to the number of shares of Kalyx Common Stock held by such shareholder, and all outstanding shares of Kalyx Common Stock held by the Future Kalyx Common Shareholders will be cancelled and will cease to exist;

(vi)          each share of Company Common Stock held by the Successor as treasury stock immediately prior to the Effective Time shall be cancelled, and no payment shall be made with respect thereto; and

(vii)         subject to the terms of the Forfeiture Agreement, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, including the Company Public Shares, those issued pursuant to the PIPE Transaction and those issued as dividends pursuant to Section 2.7, shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

SECTION 2.3      Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each of the Kalyx Warrants, including the Amended Warrants, will be assumed by the Surviving

Corporation. In the case of the warrants to be issued by the Surviving Corporation to the holders of Kalyx Common Stock, all of such holders shall elect to receive Amended Warrants and the total number of warrants to be issued shall be 3,152,372, of which 746,951 shall be cashless.

SECTION 2.4      Mechanics of Exchange.

(a)      Delivery of Shareholder’s Certificate. It shall be a condition to the receipt by a Kalyx stockholder of such stockholder’s portion of the Merger Consideration that the stockholder execute and deliver the Shareholder’s Certificate. After the Effective Time, there shall be no further transfer of shares of capital stock of Kalyx on Kalyx’s records, and Kalyx shall not honor transfer instructions related to any proposed transfer of shares of capital stock of Kalyx after the Effective Time or give effect to any such transfer instructions.

(b)     Issuance of Common Stock. Not less than three (3) Business Days prior to the anticipated Closing Date, Kalyx shall deliver to Company a schedule (the “Allocation Schedule”) setting forth an illustrative allocation of the shares of common stock of the Surviving Corporation to be issued at the Closing, which Allocation Schedule will be subject to the review and reasonable approval by the Company. The Allocation Schedule will be prepared in accordance with the provisions of this Agreement and the Kalyx Charter as in effect immediately prior to the Effective Time and certified by the President and Chief Executive Officer of Kalyx in his capacity as such. The Surviving Corporation and Continental Stock Transfer and Trust Company, the transfer agent of the Successor (the “Transfer Agent”), shall be permitted to rely, without further inquiry, on the final approved Allocation Schedule in issuing the shares of common stock of the Surviving Corporation to be issued as provided herein. At the Closing, the Surviving Corporation will direct the Transfer Agent to issue such number of shares of common stock of the Successor Corporation calculated in accordance with, to the Persons entitled to receive such shares pursuant to, Section 2.2 as set forth in the final approved Allocation Schedule. Attached as Schedule 2.4(b) hereto for illustrative purposes only is a sample allocation schedule with certain assumptions set forth therein and assuming for such purposes that the Effective Time is August 1, 2017. In the event of any ambiguity in the determination of the Allocation Schedule and the determination of the number of shares of Surviving Corporation common stock to be issued under Section 2.2, such ambiguity shall be read consistently with the sample in Schedule 2.4(b). Notwithstanding the foregoing, Kalyx hereby agrees that in the event that the Effective Time is after August 1, 2017, immediately prior to the Closing, in lieu of IRR Shares, Kalyx shall pay cash to the holders of Kalyx Preferred Stock for any additional amounts accruing under the Kalyx Charter with respect to their Kalyx Preferred Stock for periods after August 1, 2017.

(c)      No Further Rights. All shares of common stock of the Surviving Corporation issued upon delivery of a Shareholder’s Certificate in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of capital stock of Kalyx.

SECTION 2.5      Adjustments. If, at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Kalyx or the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any similar transaction; or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted to provide the holders of shares of capital stock of Kalyx and the Company the same economic effect, in the aggregate, as contemplated by this Agreement prior to such event.

SECTION 2.6      Fractional Shares. No fractional shares of common stock of the Surviving Corporation shall be issued as part of the Merger Consideration. In lieu of any fractional shares to which any Person would otherwise be entitled pursuant to Section 2.2 above, the Surviving Corporation shall pay an amount in cash (without interest) equal to such fractional shares multiplied by the Per Share Price. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

SECTION 2.7      Pre-Closing Company Dividend. The Company shall, prior to the consummation of the PIPE Transaction, but after the deadline for Public Shareholders to provide their election to the Company to have their Company Public Shares subject to Redemption, declare and pay to its stockholders that do not elect to have their Company Public Shares subject to Redemption a share dividend of Company Ordinary Shares of a number of shares for each Company Ordinary Share held by such stockholder equal to the quotient of (a) the difference (if greater than zero) of (i) the Trust Liquidation Value, less (ii) the Per Share Price, divided by (b) the Per Share Price.

ARTICLE III

CERTAIN GOVERNANCE MATTERS

SECTION 3.1      Articles of Incorporation of the Surviving Corporation. At the Effective Time, the articles of incorporation of the Successor shall be the articles of incorporation of the Surviving Corporation (until amended in accordance with applicable Law).

SECTION 3.2      Bylaws of the Surviving Corporation. At the Effective Time, the bylaws of the Successor shall be bylaws of the Surviving Corporation (until amended in accordance with applicable Law).

SECTION 3.3      Directors and Officers of the Surviving Corporation. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with the bylaws and applicable Law, (a) the directors of Kalyx immediately prior to the Effective Time shall become the directors of the Surviving Corporation, and (b) the officers of Kalyx immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q since such Annual Report on Form 10-K (including, in each case, to the extent included in any document filed or incorporated by reference as an exhibit thereto), in each case included in the Company SEC Documents filed and publicly available prior to the date hereof and except as set forth in the disclosure letter delivered by the Company to Kalyx simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Kalyx that the following statements are true and correct as of the date hereof:

SECTION 4.1      Organization and Qualification. The Company is a company duly organized, validly existing and in good standing under the Laws of the British Virgin Islands, and as of the Closing, after the Conversion, the Successor will be a company duly organized, validly existing and in good standing under the Laws of the State of Maryland. The Company has the requisite power and authority to own, operate and lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign entity to do business, and is in good standing in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary (such jurisdictions being those listed on the Company Disclosure Schedule), except for such failures to be so qualified and in good standing that have not had, and would not reasonably be expected to, have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company does not have any Subsidiaries.

SECTION 4.2      Capitalization. The Company is authorized to issue an unlimited number of Company Ordinary Shares, of which, as of the date of this Agreement, 3,413,938 shares are issued and outstanding and an unlimited number of preferred shares, of which, as of the date of this Agreement, no shares are issued and outstanding. As of the date of this Agreement there are no Company Ordinary Shares held in treasury. All the outstanding shares of the Company’s capital stock are in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no (A) outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter, (B) outstanding options to purchase shares of Company Common Stock, (C) warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of the Company or any of its Subsidiaries, (D) outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company (other than the Redemptions) or (E) outstanding preemptive rights, rights of first refusal, rights of co-sale, tag along rights or drag along rights of or for the shareholders of the Company on any matter. As of the date hereof, there are no declared but unpaid dividends outstanding with respect to the Company’s capital stock.

SECTION 4.3      Corporate Authorization; Enforceability; Board Action. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the Merger, subject to the Company Shareholder Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval and adoption by the Company’s shareholders of this Agreement, the Conversion and the consummation of the Merger and the other transactions contemplated by this Agreement in accordance with the Company’s memorandum and articles of association and the BVI Act and the MGCL (the “Company Shareholder Approval”). This Agreement has been duly executed and delivered by the Company and, subject to Company Shareholder Approval and assuming due authorization, execution and delivery of this Agreement by the other party hereto, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and to general equity principles.

SECTION 4.4      Consents and Approvals; No Violations.

(a)      The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the Merger, require no consent, approval or action by or in respect of, or notice to or filing with, any Governmental Authority other than: (i) the filing of the Articles of Conversion and the required notice of continuance with the Registrar of Corporate Affairs in the British Virgin Islands under Section 184(3) of the BVI Act, (ii) the filing of the Articles of Merger in connection with the Merger in accordance with the MGCL, (iii) compliance with any applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder and (iv) compliance with the rules and regulations of the Nasdaq, except in each case where the failure to obtain or make such consents, approvals or actions or to make such filings or notifications, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(b)     Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby, including the Merger, nor compliance by the Company, with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the Company’s Amended and Restated Memorandum and Articles of Association, (ii) assuming compliance with the matters referred to in Section 4.4(a), conflict with or result in any violation of any provision of any Law applicable to the Company, (iii) require the consent, approval or authorization of, or notice to or filing with, any Third Party, with respect to, result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment, or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled) under, any provision of any Contract by which the Company is bound or subject, or (iv) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company, except for any deviations from any of the foregoing clauses (i) through (iv) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

SECTION 4.5      SEC Filings and Financial Statements. The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed or furnished by it and its Subsidiaries since April 28, 2015 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing prior to the date hereof, collectively, the “Company SEC Documents”). As of their respective dates or, if amended prior to the date hereof, as of the date of the last such amendment, the Company SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Company SEC Documents (the “Company Financial Statements”) has been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects, as applicable, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company as at the dates thereof or for the periods presented therein (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and for the absence of footnotes).

SECTION 4.6      Absence of Certain Changes. Since December 31, 2016, (i) the Company has not conducted any business or operations, (ii) the Company has not incurred any Liabilities, other than fees and expenses incurred in connection with the preparation and filing of the Company SEC Documents, other administrative expenses incurred in the ordinary course of business, and transaction expenses in incurred in connection with the evaluation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, and (iii) there has not been any event, change, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on the Company.

SECTION 4.7      Undisclosed Liabilities. Except for (i) Liabilities reflected, disclosed or reserved against in the Company Financial Statements (including the footnotes thereto) included in the Company SEC Documents filed prior to the date of this Agreement, and (ii) fees and expenses incurred in connection with the preparation and filing of the Company SEC Documents, other administrative expenses incurred in the ordinary course of business and transaction expenses in incurred in connection with the evaluation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, the Company does not have any Liabilities of any nature whether or not accrued, contingent or otherwise, and whether or not required to be discharged, nor are there any facts or circumstances that would reasonably be expected to result in any material obligation or Liability.

SECTION 4.8      Litigation.

(a)      As of the date hereof, (i) there is no litigation, suit, action, claim, charge or other proceeding (each, an “Action”) by or before any Governmental Authority or any other Person pending or, to the knowledge of the Company, threatened, against, by or affecting the Company (other than insurance claims litigation in the ordinary course of business for which claims reserves that are adequate in the aggregate have been established), or any of its assets, properties or business, and (ii) no investigation or inquiry by or before any Governmental Authority is pending or, to the knowledge of the Company, threatened against the Company.

(b)     There are no judgments, injunctions, writs, orders or decrees (“Orders”) binding on the Company.

SECTION 4.9      Compliance with Laws. The Company is, and all times since its formation has been, in compliance with all applicable Laws and Orders in all material respects.

SECTION 4.10    Employee Benefit Plans. The Company has not established, and does not maintain or sponsor, any Benefit Plans.

SECTION 4.11    Taxes.

(a)      The Company has (i) timely filed (or there have been timely filed on its behalf) with the appropriate Governmental Authorities all Tax Returns required to be filed by it (giving effect to all extensions) and such Tax Returns are correct and complete in all material respects; (ii) timely paid in full (or there has been timely paid in full on its behalf) all material Taxes required to have been paid by it, and (iii) made adequate provision (or adequate provision has been made on its behalf) in accordance with GAAP for all material accrued Taxes not yet due.

(b)     There are no Liens for Taxes upon any property or assets of the Company, except for Liens for Taxes not yet due and payable or which are being contested in good faith and for which adequate reserves in accordance with GAAP have been established.

(c)      The Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by Law, withheld and paid over to the proper Governmental Authorities all material amounts required to be so withheld and paid over under applicable Law.

(d)     No federal, state, local or foreign Tax Proceedings are presently pending with regard to any material Taxes or material Tax Returns of the Company, and the Company has not received a written notice of any proposed Tax Proceedings with respect to any material Taxes.

(e)      No extension of time to file a Tax Return of the Company, which such Tax Return has not since been filed in accordance with applicable Law, has been filed.

(f)      The statute of limitations for any Tax Proceeding relating to the Company has never been modified, extended or waived.

(g)     Any assessment, deficiency, adjustment or other similar item relating to any Tax or Tax Return of the Company has been reported to all Governmental Authorities in accordance with applicable Law.

(h)      Since the Company’s formation, no jurisdiction where no Tax Return has been filed or no Tax has been paid has made or threatened to make a claim for the payment of any Tax or the filing of any Tax Return relating to the Company.

(i)       The Company is not a party to any agreement with any Governmental Authority with respect to Taxes (including, but not limited to, any closing agreement within the meaning of Code Section 7121 or any analogous provision of applicable Law). No private letter or other ruling or determination from any Governmental Authority relating to the Tax of the Company has ever been requested or received.

(j)       The Company does not have any “tax-exempt bond-financed property” or “tax-exempt use property,” within the meaning of Code Section 168(h) or any similar provision of applicable Law.

(k)      No asset of the Company is required to be treated for Tax purposes as being owned by any other Person pursuant to any provision of applicable Law (including, but not limited to, the “safe harbor” leasing provisions of Code Section 168(f)(8), as in effect prior to the repeal of those “safe harbor” leasing provisions).

(l)       At no time since its formation, has the Company been a beneficiary or otherwise participated in any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

(m)    At no time since its formation, has the Company distributed stock of another Person nor has its stock been distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

(n)      The Company is not, nor since its formation, has it been, a “United States real property holding corporation” within the meaning of Code Section 897(c)(2).

(o)     No election under Code Section 338 or any similar provision of applicable Law has been made or required to be made by or with respect to the Company.

(p)     The Company has made available to Kalyx all Tax Returns of the Company since its formation and all audit reports, closing agreements, letter rulings, or technical advice memoranda relating to any Tax or Tax Return of the Company.

(q)     Section 4.11(q) of the Company Disclosure Schedule sets forth a list of all jurisdictions (foreign and domestic) in which a Tax Return of the Company has been the subject of any Tax Proceedings since its formation, a description of each such Tax Return, and the relevant Tax periods.

(r)       Section 4.11(r) of the Company Disclosure Schedule sets forth a list of all jurisdictions (foreign and domestic) to which any Tax has been paid or in which any Tax Return has been filed by the Company or any of its Subsidiaries since its formation.

SECTION 4.12    Certain Contracts. The Company SEC Documents contain a complete list of all currently effective Contracts to which the Company is a party which are required to be filed with the SEC under the Securities Act and the Exchange Act, including Contracts entered into by the Company (which are or will be in effect as of or after the date of this Agreement) involving payments with any Person who is an officer, director or Affiliate of the Company, or any relative of any of the foregoing which is required to be filed with the SEC (the “Company Contracts”). Except as provided in the Company Disclosure Schedule: (i) each Company Contract is a legal, valid and binding obligation of the Company or any of its Subsidiaries, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against each such party in accordance with its terms, (ii) neither the Company nor any of its Subsidiaries, as the case may be, nor, to the knowledge of the Company, any other party to a Company Contract, is in violation or default of any term of any Company Contract in any material respect, and (iii) to the knowledge of the Company, no condition or event exists that, with the giving of notice or the passage of time, or both, would constitute a violation or default by the Company or any of its Subsidiaries, as the case may be, or any other party to a Company Contract, or permit the termination, modification, cancellation or acceleration of performance of the obligations of the Company or any of its Subsidiaries, as the case may be, or any other party to the Company Contract.

SECTION 4.13    Intellectual Property. The Company does not own, license or use any material Intellectual Property.

SECTION 4.14    Finders’ or Advisors’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or, commission in connection with the transactions contemplated by this Agreement.

SECTION 4.15    Absence of Sensitive Matters. To the knowledge of the Company, none of the officers or directors of the Company or any of its Affiliates:

(a)      has made or has agreed to make any contribution, payment or gift or to provide any other compensation or other benefit to any Governmental Authority or any Person (including, but not limited to, any employee or agent) associated or affiliated with or representing a Governmental Authority, where the contribution, payment, compensation or other benefit or the purpose of the contribution, payment, compensation or other benefit was or is illegal under the applicable Law or other rules of any Governmental Authority; or

(b)     has made or agreed to make any contribution or expenditure, or has reimbursed any political gift or contribution or expenditure made by any other Person to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable Law.

SECTION 4.16    Bank Accounts. Section 4.16 of the Company Disclosure Schedule sets forth the names and locations of all banks, depositories and other financial institutions in which the Company or any of its Subsidiaries have an account or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF KALYX

Except as set forth in the disclosure letter delivered by Kalyx to the Company simultaneously with the execution of this Agreement (the “Kalyx Disclosure Schedule”), Kalyx represents and warrants to the Company that the following statements are true and correct as of the date hereof:

SECTION 5.1      Organization, Authority.

(a)      Kalyx has been duly organized and is validly existing as a corporation in good standing with the State Department of Assessments and Taxation of Maryland and has all the requisite corporate power and authority to own, lease and operate its properties and assets, to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including the Merger, and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect on Kalyx. Kalyx has made available to the Company accurate and complete copies of its articles incorporation and bylaws, each as amended to date and as currently in effect, and Kalyx is not is in violation of any of the provisions thereof in any material respect.

(b)     The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Laws of the State of Delaware, has the requisite limited partnership power and limited partnership authority to own, lease and operate its properties, conduct its business as currently conducted, and is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect on Kalyx or the Operating Partnership. Kalyx GP LLC, a wholly-owned Subsidiary of Kalyx, is the sole general partner of the Operating Partnership. The Operating Partnership Agreement is in full force and effect, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights and remedies generally, and subject to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable Law or policies thereunder. Except as set forth in Section 5.1(b) of the Kalyx Disclosure Schedule, Kalyx owns all of its outstanding equity interests, free and clear of any Liens, other than Liens created under the Operating Partnership Agreement. Kalyx has made available to the Company accurate and complete copies of the Operating Partnership Agreement, as amended to date and as currently in effect, and neither Kalyx nor the Operating Partnership is in violation of any of the provisions thereof in any material respect.

(c)      Section 5.1(c) of the Kalyx Disclosure Schedule lists all the Subsidiaries of Kalyx. Each of such Subsidiaries has been duly formed and is validly existing as a limited liability company in good standing under the Laws of its jurisdiction of formation, has the requisite limited liability power and authority to own, lease and operate its properties, conduct its business as currently conducted, and is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect on Kalyx or such Subsidiary. Kalyx has made available to the Company accurate and complete copies of the organizational documents of each of its Subsidiaries, each as amended to date and as currently in effect, and neither Kalyx nor any of its Subsidiaries is in violation of any of the provisions thereof in any material respect.

SECTION 5.2      Corporate Authorization; Enforceability; Board Action. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Kalyx, subject to the approval and adoption by the shareholders of Kalyx of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement in accordance with the articles of incorporation and bylaws of Kalyx and the MGCL (the “Kalyx Shareholder Approval”). The Kalyx Shareholder Approval requires the affirmative vote by holders of a majority of the issued and outstanding capital stock of Kalyx, voting together as a single class, and no other votes or approvals of Kalyx’s shareholders are required. This Agreement has been duly executed and delivered by Kalyx and, subject to Kalyx Shareholder Approval and assuming due authorization, execution and delivery of this Agreement by the other party hereto, constitutes a valid and binding agreement of Kalyx enforceable against Kalyx in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and to general equity principles.

SECTION 5.3      Consents and Approvals; No Violations.

(a)      The execution, delivery and performance by Kalyx of this Agreement and the consummation by Kalyx of the transactions contemplated hereby, including the Merger, require no consent, approval or action by or in respect of, or notice to or filing with, any Governmental Authority other than (i) the filing of the Articles of Merger in connection with the Merger in accordance with the MGCL, and (ii) any other approvals the absence of which have not and would not reasonably be expected to, individually or in the aggregate, (A) prevent or delay consummation of the Merger in any material respect or (B) have a Material Adverse Effect on Kalyx.

(b)     Except as set forth in Section 5.3(b) of the Kalyx Disclosure Schedule, neither the execution, delivery or performance by Kalyx of this Agreement nor the consummation by Kalyx of the transactions contemplated hereby, including the Merger, nor compliance by Kalyx with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the articles of incorporation or bylaws of Kalyx or the similar organizational and governing documents of any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of any Law binding upon or applicable to Kalyx or any of its Subsidiaries or applicable to the consummation by Kalyx of the Merger and the other transactions contemplated hereby, (iii) require the consent, approval or authorization of, or notice to or filing with, any Third Party with respect to, result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment, or acceleration of any right or obligation of Kalyx or any of its Subsidiaries or to a loss of any benefit to which Kalyx or any of its Subsidiaries is entitled) under any provision of Contract by or which any of Kalyx or any of its Subsidiaries is bound or subject or any of Kalyx’s Permits, except in the case of (ii) and (iii) for such conflicts, violations, breaches, defaults, rights or losses, or the failure to obtain any such consents or approvals or to provide such notices or make such filings, that would not reasonably be expected to (A) materially impair or delay consummation of the Merger, or (B) have a Material Adverse Effect on Kalyx.

SECTION 5.4      Capitalization.

(a)      The authorized capital stock of Kalyx consists of (i) 34,000,000 shares of Kalyx Common Stock, of which, as of the date of this Agreement, 4,923,705 shares are issued and outstanding and (ii) 6,000,000 shares of preferred stock, (A) 2,446,331 shares of which are designated as Kalyx Series A Preferred Stock, and as of the date of this Agreement, all of which are issued and outstanding, and (B) 3,553,669 shares of which are designated as Kalyx Series B Preferred Stock, and as of the date of this Agreement, 286,700 shares of which are issued and outstanding. All of the issued and outstanding capital stock of Kalyx, along with the legal (registered) and beneficial owners thereof, is set forth on Section 5.4(a) of the Kalyx Disclosure Schedule. As of the date of this Agreement there are no shares of Kalyx capital stock held in treasury. All the outstanding shares of the capital stock of Kalyx are in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. The equity interests issued by the Operating Partnership are listed in Section 5.4(a) of the Kalyx Disclosure Schedule. Except as set forth in Section 5.4(a) of the Kalyx Disclosure Schedule: (A) there are no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the equity holders of Kalyx or any of its Subsidiaries on any matter, (B) there are no outstanding options to purchase shares of Kalyx capital stock, (C) there are no warrants to purchase shares of Kalyx capital stock, (D) there are no other options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Kalyx or any of its Subsidiaries to issue, transfer or sell any shares of equity interests of Kalyx or any of its Subsidiaries, (E) there are no outstanding contractual obligations of Kalyx or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of Kalyx or any of its Subsidiaries (F) there are no outstanding preemptive rights, rights of first refusal, rights of co-sale, tag along rights or drag along rights of or for the shareholders of Kalyx or any of its Subsidiaries on any matter and (G) there are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by Kalyx or any of its Subsidiaries. As of the date hereof, there are no declared but unpaid dividends outstanding with respect to the capital stock of Kalyx.

(b)     Except as set forth in Section 5.4(b) of the Kalyx Disclosure Schedule, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of Kalyx is, directly or indirectly, owned by Kalyx, and all such capital stock has been validly issued and is fully paid and nonassessable and owned by either Kalyx or one of its Subsidiaries free and clear of all Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) other than any restrictions imposed under applicable federal and state securities Laws.

(c)      As of August 1, 2017 the IRR Value will not be greater than $3,369,391.

(d)     The total number of warrants that have been issued to holders of Kalyz Series A Preferred Stock is 4,892,662. The total number of warrants that have been issued to holders of Kalyx Series B Preferred Stock is 358,375.

SECTION 5.5      Kalyx Financial Statements. Kalyx has delivered to the Company true and complete copies of (i) the audited consolidated Balance Sheet, Income Statement and Statements of Cash Flow and Stockholders’ Equity of Kalyx Development LLC (the predecessor of Kalyx) and its Subsidiaries as of and for the year ended December 31, 2015 and (ii) the unaudited consolidated Balance Sheet, Income Statement and Statements of Cash Flow and Stockholders’ Equity of Kalyx and its Subsidiaries as of and for the year ended December 31, 2016 (clauses (i) and (ii) together, the “Kalyx Financial Statements”). The Kalyx Financial Statements present fairly the financial condition and results of operations and cash flows of Kalyx and its Subsidiaries for the dates or periods indicated thereon and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated in all material respects. Neither Kalyx nor any of its Subsidiaries has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

SECTION 5.6      Absence of Certain Changes. Since December 31, 2016: (i) Kalyx and its Subsidiaries have conducted their business only in the ordinary course, consistent with past practice, and (ii) there has not been any event, change, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on Kalyx.

SECTION 5.7      Undisclosed Liabilities. Except for Liabilities set forth in Section 5.7 of the Kalyx Disclosure Schedule or reflected, disclosed or reserved against in the Kalyx Financial Statements (including the footnotes thereto), the Company does not have any Liabilities of any nature whether or not accrued, contingent or otherwise, and whether or not required to be discharged, nor are there any facts or circumstances that would reasonably be expected to result in any obligation or Liability.

SECTION 5.8      Real Property. Section 5.8 of the Kalyx Disclosure Schedule contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which the Operating Partnership, indirectly through its Subsidiaries has an ownership interest (the “Properties”) and a description (by location, name of lessor, name of lesser, date of lease and term expiry date) of all leases of such Properties (collectively, the “Real Property Leases”). Except as set forth in Section 5.8 of the Kalyx Disclosure Schedule, each of the Operating Partnership, any of its respective Subsidiaries or any joint venture in which either of the Operating Partnership or any of its respective Subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”), as the case may be, has good and marketable fee or leasehold title to the Properties, in each case, free and clear of all Liens of any kind (excluding taxes, assessments and fees not yet due and payable), other than those that to the knowledge of Kalyx, would not, singly or in the aggregate, materially affect the value of any of the Properties and do not materially interfere with the use made and proposed to be made of any of the Properties by Kalyx, the Operating Partnership, any of their respective Subsidiaries or any Related Entity. None of Kalyx, the Operating Partnership, any of their respective Subsidiaries or any Related Entity owns or leases any interest in real property other than the Properties. Each of the Real Property Leases material to the business of Kalyx, the Operating Partnership and their respective Subsidiaries, considered as a whole, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Properties (taken as a whole) by Kalyx, the Operating Partnership any of their respective Subsidiaries or any Related Entity, and (1) except as set forth in Section 5.8 of the Kalyx Disclosure Schedule, Kalyx and its Subsidiaries are not in default under, and, to the knowledge of Kalyx, no other default or event of default has occurred under any such Real Property Leases and none of Kalyx, the Operating Partnership, any of their respective Subsidiaries or any Related Entity has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such Real Property Leases and (2) none of Kalyx, the Operating Partnership, any of their respective Subsidiaries or any Related Entity has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Kalyx, the Operating Partnership, any of their respective Subsidiaries or any Related Entity under any of the material Real Property Leases, or affecting or questioning the rights of Kalyx, the Operating Partnership, any of their respective Subsidiaries or any Related Entity to the continued possession of the leased, subleased or sub-subleased premises under any Real Property Lease. All Liens on any of the Properties and the assets of any of Kalyx, the Operating Partnership, any of their respective Subsidiaries or any Related Entity are set forth in Section 5.8 of the Kalyx Disclosure Schedule. No tenant under any of the Real Property Leases or any other party has a right of first refusal, right of first offer or an option to purchase any of the Properties, except for such rights or options that have been expressly waived in writing by such parties, which written waivers have been provided to the Company. To the knowledge of Kalyx, none of the Properties fails to comply with all applicable codes, Laws and regulations (including, without limitation, building and zoning codes, Laws and regulations and Laws relating to access to the Properties), except if and to the extent disclosed in Section 5.8 of the Kalyx Disclosure Schedule and except for such failures to comply that have not and would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on Kalyx. The mortgages and deeds of trust, if any, that encumber any of the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than certain other Properties. None of Kalyx, the Operating Partnership, any of their respective Subsidiaries or any Related Entity or, to the knowledge of Kalyx, any lessee of any of the Properties is in default under any of the Real Property Leases and there is no event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of the Real Property Leases, except such defaults that have not had and would not reasonably be expected to result in, singly or in the aggregate, a Material Adverse Effect on Kalyx.

SECTION 5.9      Environmental Laws. Except as has not had and would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on Kalyx or any of its Subsidiaries, (a) none of Kalyx, the Operating Partnership, any of their respective Subsidiaries, any Related Entity nor, to the knowledge of Kalyx, any of the Properties is in violation of any Environmental Laws, (b) Kalyx, the Operating Partnership, their respective Subsidiaries, the Related Entities and, to the knowledge of Kalyx, the Properties have all permits, authorizations and approvals required under any applicable Environmental Laws and none of Kalyx, the Operating Partnership, their respective Subsidiaries or the Related Entities have received any notice that any of them or any of the Properties is not in compliance with their requirements, (c) none of Kalyx, the Operating Partnership, their respective Subsidiaries or any Related Entity have received notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or Hazardous Material against Kalyx, the Operating Partnership, any of their respective Subsidiaries or any Related Entity or, to the knowledge of Kalyx, otherwise with regard to the Properties, (d) to the knowledge of Kalyx, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Properties, Kalyx, the Operating Partnership, any of their respective Subsidiaries or any Related Entity relating to Hazardous Materials or any Environmental Laws, and (e) to the knowledge of Kalyx, none of the Properties is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority pursuant to Environmental Laws.

SECTION 5.10    Utilities and Access. To the knowledge of Kalyx, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property. To the knowledge of Kalyx, each of the Properties has legal access to public roads and all other roads necessary for the use of each of the Properties.

SECTION 5.11    No Condemnation. To the knowledge of Kalyx, there are no pending or threatened condemnation proceedings or zoning change or other proceeding or action with respect to the Properties that, if determined adversely, would reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect on Kalyx.

SECTION 5.12    Possession of Licenses and Permits. Kalyx and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Authorities necessary to conduct the business now operated by them, except where the failure so to possess has not had and would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on Kalyx and its Subsidiaries. Kalyx and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply has not had and would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on Kalyx. To the knowledge of Kalyx, all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect has not had and would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on Kalyx. Neither Kalyx nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect on Kalyx.

SECTION 5.13    Business Insurance. Kalyx and its Subsidiaries carry or are entitled to the benefits of insurance, by recognized and reputable insurers, in such amounts and covering such risks as are commercially reasonable in the business in which Kalyx is engaged, and all such insurance is in full force and effect. Kalyx has no reason to believe or knowledge that it or any of its Subsidiaries will not be able to (A) renew, if desired, its existing insurance coverage as and when such policies expire or (B) obtain similar coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Kalyx. There are no claims by Kalyx or any of its Subsidiaries under any insurance policy as to which any insurance company has denied liability or insurance coverage, except where such denial has not had and would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect on Kalyx.

SECTION 5.14    Title Insurance. Except as set forth in Section 5.14 of the Disclosure Schedule, Kalyx and each of its Subsidiaries and each Related Entity, as applicable, carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with recognized and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

SECTION 5.15    Real Estate Investment Trust; Operating Partnership. Commencing with its taxable year ended December 31, 2016, Kalyx has elected or will elect to be taxed as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code, will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and will operate in a manner that will enable it to meet the requirements for qualification and taxation as a REIT under the Code for Kalyx’s taxable year ended December 31, 2016 and each taxable year thereafter or until such time that the Kalyx Board determines that it is no longer desirable for Kalyx to be taxes as a REIT. The proposed method of operation of Kalyx will enable Kalyx to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ended December 31, 2016 and thereafter. The Operating Partnership will be treated either as a “partnership” within the meaning of Sections 7701(a)(2) and 761(a) of the Code or an entity disregarded from Kalyx for federal and applicable state income tax purposes, and not as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.

SECTION 5.16    Transactions with Related Parties. To knowledge of Kalyx, no officer, director or Affiliate of Kalyx or any of its Subsidiaries has, nor any immediately family member of any of the foregoing (each of the foregoing, a “Related Person”), either directly or indirectly:

(a)      an equity interest of five percent (5%) or more in any Person that purchases from or sells or furnishes any goods or services to Kalyx or any of its Subsidiaries or otherwise does business with Kalyx or any of its Subsidiaries, or

(b)     a beneficial interest in any material Contract, commitment, agreement or transaction to which any of Kalyx or any of its Subsidiaries is a party or under which Kalyx or any of its Subsidiaries is obligated or bound or to which the securities or property of Kalyx or any of its Subsidiaries may be subject, other than material Contracts, commitments, agreements or transactions between Kalyx or any of its Subsidiaries and such Persons in their capacities as officers or directors of Kalyx; provided that such representation and warranty shall not apply to the ownership, as a passive investment, by any such officer, director or Affiliate of less than one percent (1%) of a class or securities listed for trading on a national securities exchange or publicly traded in the over-the-counter market.

SECTION 5.17    Absence of Sensitive Matters. To the knowledge of Kalyx, none of the officers or directors of Kalyx or any of its Affiliates:

(a)      has made or has agreed to make any contribution, payment or gift or to provide any other compensation or other benefit to any Governmental Authority or any Person (including, but not limited to, any employee or agent) associated or affiliated with or representing a Governmental Authority, where the contribution, payment, compensation or other benefit or the purpose of the contribution, payment, compensation or other benefit was or is illegal under the applicable Law or other rules of any Governmental Authority; or

(b)     has made or agreed to make any contribution or expenditure, or has reimbursed any political gift or contribution or expenditure made by any other Person to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable Law

SECTION 5.18    Litigation.

(a)      As of the date hereof, except as set forth in Section 5.18(a) of the Kalyx Disclosure Schedule (i) there is no material Action by or before any Governmental Authority or any other Person pending or, to the knowledge of Kalyx, threatened, against, by or affecting Kalyx or any of its Subsidiaries (other than insurance claims litigation in the ordinary course of business for which claims reserves that are adequate in the aggregate have been established), or any of its or their respective securities assets, properties or business, and (ii) no material investigation or inquiry by or before any Governmental Authority is pending or, to the knowledge of Kalyx, threatened against Kalyx or any of its Subsidiaries.

(b)     Except as set forth in Section 5.18(b) of the Kalyx Disclosure Schedule, there are no material Orders binding on Kalyx or any of its Subsidiaries.

SECTION 5.19    Compliance with Laws. Kalyx and each of its Subsidiaries (i) are, and for the past six (6) years have been, in compliance with all applicable Laws and Orders in all material respects, and (ii) have not during the past six (6) years received any written or, to the knowledge of Kalyx, oral notice of any material non-compliance with any applicable Laws or Orders (other than, in each case of clauses (i) and (ii), subject to compliance with applicable state Laws where cannabis is legal under the Laws of such state, U.S. federal drug and narcotics Laws governing cannabis and the application thereof to other federal Laws in states where cannabis is legal under the Laws of such state).

SECTION 5.20    Employee Benefit Plans. Neither Kalyx nor its Subsidiaries have established or maintain or sponsor any Benefit Plan.

SECTION 5.21    Taxes.

(a)      Each of Kalyx and its Subsidiaries has (i) timely filed (or there have been timely filed on its behalf) with the appropriate Governmental Authorities all Tax Returns required to be filed by it or them (giving effect to all extensions) and such Tax Returns are correct and complete in all material respects; (ii) timely paid in full (or there has been timely paid in full on its behalf) all material Taxes required to have been paid by it or them, and (iii) made adequate provision (or adequate provision has been made on its behalf) in accordance with GAAP for all material accrued Taxes not yet due.

(b)     There are no Liens for Taxes upon any property or assets of Kalyx or its Subsidiaries, except for Liens for Taxes not yet due and payable or which are being contested in good faith and for which adequate reserves in accordance with GAAP have been established.

(c)      Each of Kalyx and its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by Law, withheld and paid over to the proper Governmental Authorities all material amounts required to be so withheld and paid over under applicable Law.

(d)     No federal, state, local or foreign Tax Proceedings are presently pending with regard to any material Taxes or material Tax Returns of Kalyx or any of its Subsidiaries, and neither Kalyx nor any of its Subsidiaries has received a written notice of any proposed Tax Proceedings with respect to any material Taxes.

(e)      No extension of time to file the Tax Return of Kalyx or any of its Subsidiaries, which such Tax Return has not since been filed in accordance with applicable Law, has been filed.

(f)      The statute of limitations for any Tax Proceeding relating to Kalyx or any of its Subsidiaries has never been modified, extended or waived.

(g)     Any assessment, deficiency, adjustment or other similar item relating to any Tax or Tax Return of Kalyx or any of its Subsidiaries has been reported to all Governmental Authorities in accordance with applicable Law.

(h)      Since January 1, 2014, no jurisdiction where no Tax Return has been filed or no Tax has been paid has made or threatened to make a claim for the payment of any Tax or the filing of any Tax Return relating to Kalyx or any of its Subsidiaries.

(i)       Neither Kalyx nor any of its Subsidiaries is a party to any agreement with any Governmental Authority with respect to Taxes (including, but not limited to, any closing agreement within the meaning of Code Section 7121 or any analogous provision of applicable Law). No private letter or other ruling or determination from any Governmental Authority relating to the Tax of Kalyx or any of its Subsidiaries has ever been requested or received.

(j)       Neither Kalyx nor any of its Subsidiaries has any “tax-exempt bond-financed property” or “tax-exempt use property,” within the meaning of Code Section 168(h) or any similar provision of applicable Law.

(k)      No asset of Kalyx or any of its Subsidiaries is required to be treated as being owned by any other Person pursuant to any provision of applicable Law (including, but not limited to, the “safe harbor” leasing provisions of Code Section 168(f)(8), as in effect prior to the repeal of those “safe harbor” leasing provisions).

(l)       Since January 1, 2014, neither Kalyx nor any of its Subsidiaries is or has been a beneficiary or otherwise participated in any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

(m)    Since January 1, 2014, neither Kalyx nor any of its Subsidiaries has distributed stock of another Person nor has its stock been distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

(n)      [reserved]

(o)     No election under Code Section 338 or any similar provision of applicable Law has been made or required to be made by or with respect to Kalyx or its Subsidiaries.

(p)     Kalyx has made available to the Company all Tax Returns of Kalyx and its Subsidiaries filed since January 1, 2014 and all audit reports, closing agreements, letter rulings, or technical advice memoranda relating to any Tax or Tax Return of Kalyx or any of its Subsidiaries.

(q)     Section 5.21(q) of the Kalyx Disclosure Schedule sets forth a list of all jurisdictions (foreign and domestic) in which a Tax Return of Kalyx or any of its Subsidiaries has been the subject of any Tax Proceedings since January 1, 2014, a description of each such Tax Return, and the relevant Tax periods.

(r)       Section 5.21(r) of the Kalyx Disclosure Schedule sets forth a list of all jurisdictions (foreign and domestic) to which any Tax has been paid or in which any Tax Return has been filed by Kalyx or any of its Subsidiaries since January 1, 2014.

(s)      Section 5.21(s) of the Kalyx Disclosure Schedule sets forth a list of all Tax elections made since January 1, 2014 with respect to the Tax or Tax Return of Kalyx or any Subsidiary.

SECTION 5.22    Intellectual Property. Kalyx, the Operating Partnership and their respective Subsidiaries validly own, possess or license all material Intellectual Property used in their business, and can otherwise acquire on reasonable commercial terms, all material Intellectual Property reasonably necessary to conduct the business now operated by them, and none of them has received any notice or is otherwise has knowledge of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of Kalyx, the Operating Partnership or any of their respective Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, has not had and would reasonably be expected to result in a Material Adverse Effect on Kalyx.

SECTION 5.23    Kalyx Material Contracts.

(a)      Section 5.23(a) of the Kalyx Disclosure Schedule sets forth all of the following Contracts to which Kalyx of any of its Subsidiaries is a party or by which any of their respective securities, assets or properties are bound (such Contracts required to be listed in Section 5.23(a) of the Kalyx Disclosure Schedule, together with any Contracts entered into after the date hereof that would be required to be listed in Section 5.23(a) of the Kalyx Disclosure Schedule if such Contract were in effect on the date hereof, collectively, the “Kalyx Material Contracts”):

(i)            Contracts with any Related Persons;

(ii)           Contracts for the sale, license, lease, conveyance, transfer, assignment, participation or other distribution of any of the assets of Kalyx or any of its Subsidiaries of an amount or value in excess of Fifty Thousand Dollars ($50,000);

(iii)          Contracts relating to the acquisition (by merger, purchase of stock or assets or otherwise) by Kalyx or any of its Subsidiaries of any operating business or material assets or the capital stock or other equity interests of, or advance or loan to (other than ordinary course receivables and employee advances), any other Person;

(iv)          Contracts involving any joint venture, profit-sharing, partnership or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(v)           Contracts relating to the incurrence, assumption or guarantee of any indebtedness or imposing a Lien on any assets of Kalyx or any of its Subsidiaries, including indentures, guarantees, loan or credit agreements, purchase money obligations incurred in connection with the acquisition of property, pledge agreements and security agreements;

(vi)          Contracts providing for severance, retention, change in control or other similar payments;

(vii)         Contracts for the employment of any individual on a full-time, part-time or consulting or other basis under which Kalyx is obligated to pay more than $100,000 in any year or which are not terminable without penalty on four weeks or less notice;

(viii)        Contracts of guaranty or surety, direct or indirect, by Kalyx or any of its Subsidiaries;

(ix)          Contracts (or group of related Contracts) which involve the expenditure or receipt by Kalyx or any of its Subsidiaries of more than $200,000 annually or $400,000 in the aggregate or which require performance by any party thereto more than one year from the date hereof;

(x)           Contracts that contain covenants that limit the ability of Kalyx or its Subsidiaries to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses;

(xi)          the Real Property Leases;

(xii)         Contracts relating to the sale, issuance, repurchase or redemption of equity securities of Kalyx or any of its Subsidiaries (or options, warrants or other rights or securities that can acquire or are convertible into equity securities of Kalyx or any of its Subsidiaries);

(xiii)        Contracts relating to settlement of claims entered into within three (3) years prior to the date of this Agreement or under which Kalyx has material outstanding obligations (other than customary obligations of confidentiality); and

(xiv)        any other currently effective Contracts to which Kalyx would be required to file under the Securities Act or the Exchange Act if Kalyx was subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b)     Each of the Kalyx Material Contracts is in full force and effect and is the legal, valid and binding obligation of Kalyx and/or its Subsidiaries party thereto, enforceable against them in accordance with its terms. Except as set forth in Section 5.23(b) of the Kalyx Disclosure Schedule, Kalyx and its Subsidiaries are not in material breach or default under any Kalyx Material Contract, nor, to the knowledge of Kalyx, is any other party to any Kalyx Material Contract in material breach or default thereunder. To the knowledge of Kalyx, no events, circumstances or facts exist or have occurred which would constitute a material breach or event of default by Kalyx or its Subsidiaries, or (with or without the lapse of time, the giving of notice or both) would be a breach or event of default by Kalyx or its Subsidiaries under any Kalyx Material Contract. No party to any of the Kalyx Material Contracts has exercised or, to the knowledge of Kalyx, plans to exercise, any termination rights with respect thereto, or is seeking, or, to the knowledge of Kalyx, plans to seek, to renegotiate, not renew or amend the terms of any Kalyx Material Contract, and there are no disputes pending or, to the knowledge of Kalyx, threatened with respect to any Kalyx Material Contract between or among the parties thereto.

SECTION 5.24    Finders’ or Advisors’ Fees. Other than Sandler O’Neill + Partners, L.P., there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Kalyx who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE VI

COVENANTS

SECTION 6.1      Conduct of Business.

(a)      The Company covenants and agrees that, except (w) as required to comply with applicable Law, (x) as contemplated by this Agreement (including the PIPE Transaction and Redemptions), (y) in connection with the Conversion or (z) as set forth on Schedule 6.1(a), from and after the date of this Agreement and until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1 (the “Interim Period”), the Company will not, and will not permit any of its Subsidiaries to (without the prior written consent of Kalyx, not to be unreasonably withheld, delayed or conditioned):

(i)            enter into a business combination or conduct any business or operations;

(ii)           amend or propose to amend its memorandum or articles of association or similar organizational documents;

(iii)          issue, sell, grant, transfer, pledge, dispose of, encumber or authorize the issuance of any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments, appreciation rights, performance guarantees or, any other rights, or rights of any kind to acquire, any securities of the Company;

(iv)          (A) directly or indirectly, split; combine or reclassify the outstanding shares of capital stock; or (B) redeem, purchase or otherwise acquire directly or indirectly any of the capital stock of the Company;

(v)           declare, set aside, make or pay (A) any dividend or other distribution payable in cash, securities or property; or (B) any contribution, loan or other payment or any combination thereof, with respect to its capital stock;

(vi)          adopt a plan of complete or partial liquidation, dissolution, merger or consolidation or adopt resolutions providing for or authorizing such liquidation, dissolution, merger or consolidation or adoption of any liquidation or dissolution, merger or consolidation;

(vii)         (A) increase the compensation or benefits payable to any director or officer, other employee or consultant of the Company; (B) enter into any new severance or termination pay agreement with (or amend any such existing arrangement with) any director or officer, other employee or consultant of the Company; (C) enter into any new employment, deferred compensation or other similar agreement (or amend any such existing agreement) with any director or officer, other employee or consultant of the Company; or (D) increase any benefits payable under any existing severance or termination pay policies or agreements or employment agreements;

(viii)        adopt any Benefit Plan;

(ix)          authorize any capital expenditure payable by the Company;

(x)           (A) incur or assume any indebtedness for borrowed money or issue debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible or liable for (whether directly or indirectly), the obligations of any Person for borrowed money, except for loans of not more than $300,000 in the aggregate to pay for the Company’s ordinary course administrative expenses and transaction expenses required in connection with this Agreement and the transactions contemplated hereby, including the PIPE Transaction (“Permitted Company Loans”); or (B) make any loans, advances or capital contributions to, or investments in, any other Person

(xi)          (A) make, revoke or change a material Tax election with respect to the Company (unless required by applicable Law); (B) change a material method of accounting for Tax purposes with respect to the Company; (C) consent to extend the period of limitations for the payment or assessment of any material Tax with respect to the Company; or (D) settle or compromise any material Tax liability or refund of the Company;

(xii)         waive any material defenses with respect to any material Liability of the Company;

(xiii)        (A) acquire (by merger, consolidation, or acquisition of stock or assets) any Person or division thereof or make any investment in another Person or acquire any assets of another Person (other than Permitted Company Loans); or (B) sell, transfer, lease, license, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or Lien (other than Permitted Liens) of any of the properties or assets of the Company;

(xiv)        take, or fail to take, any action reasonably within its control to cause the Company Ordinary Shares (or Company Common Stock after the Conversion) to cease to be listed on Nasdaq prior to the Closing Date unless such shares are simultaneously listed on the New York Stock Exchange or another United States national stock exchange;

(xv)         except as otherwise provided in this Agreement, take any action, or fail to take any action, that would reasonably be expected to materially impair, prevent or impose a delay in obtaining any Third Party consents or the Requisite Regulatory Approvals necessary for consummating the transactions contemplated hereby, including the Merger;

(xvi)        fail to maintain insurance at substantially presently existing levels;

(xvii)       waive any material benefits, or agree to modify in any materially adverse manner, any confidentiality, standstill or similar agreement to which the Company is a party;

(xviii)      take or suffer any action that would result in the creation, or consent to the imposition, of any Lien (other than Permitted Liens) on any of its assets;

(xix)        change any method, estimate or practice or any of the accounting principles used by it unless required by GAAP or applicable Law;

(xx)         enter into, materially modify or amend or terminate any Company Contract described in Section 4.12, or waive, release, assign or compromise any material rights or claims with respect thereto;

(xxi)        take any action that would reasonably be expected to result in the failure of any of the conditions set forth in Section 7.1 or Section 7.3 hereof to be satisfied;

(xxii)       fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice; or

(xxiii)      agree or enter into a binding commitment to do any of the foregoing.

(b)     Kalyx covenants and agrees that, except (w) as required to comply with applicable Law, (x) as contemplated by this Agreement, (y) as set forth on Schedule 6.1(b), during the Interim Period or (z) with the prior written consent of the Company, not to be unreasonably withheld, delayed or conditioned:

(i)            Kalyx will and will cause its Subsidiaries to:

(A)          comply with all Laws applicable to Kalyx and is Subsidiaries (other than, subject to compliance with applicable state Laws where cannabis is legal under the Laws of such state, U.S. federal drug and narcotics Laws governing cannabis and the application thereof to other federal Laws in states where cannabis is legal under the Laws of such state);

(B)          conduct their respective businesses only in the ordinary course of business consistent with past practice and in accordance with the transactions contemplated by this Agreement; and

(C)          use commercially reasonable efforts to preserve intact their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(ii)           Without limiting the generality of Section 6.1(b)(i), Kalyx will not, and will not permit any of its Subsidiaries to:

(A)          amend or propose to amend its articles of incorporation, bylaws or similar organizational documents;

(B)          issue, sell, grant, transfer, pledge, dispose of, encumber or authorize the issuance of any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments, appreciation rights, performance guarantees or, any other rights, or rights of any kind to acquire, any securities of Kalyx or its Subsidiaries (other than (I) equity interests in Subsidiaries of Kalyx issued in connection with the acquisition of additional real properties from unrelated third parties consistent with Kalyx’s business as of the date of this Agreement that are approved by the Kalyx Board and (II) shares of Kalyx Common Stock issued in connection with an election by a holder of a Kalyx Warrant to accept shares of Kalyx Common Stock upon surrender for cancellation of such Kalyx Warrant as contemplated by Section 6.2);

(C)          (I) directly or indirectly, split; combine or reclassify the outstanding shares of capital stock; or (II) redeem, purchase or otherwise acquire directly or indirectly any of the equity securities of Kalyx or its Subsidiaries;

(D)          declare, set aside, make or pay (I) any dividend or other distribution payable in cash, securities or property (other than dividends on the Kalyx Preferred Stock in an aggregate amount not to exceed the 10% Internal Rate of Return (as defined in the Kalyx Charter) with respect to the applicable Kalyx Preferred Stock); or (II) any contribution, loan or other payment or any combination thereof, with respect to its capital stock;

(E)          adopt a plan of complete or partial liquidation, dissolution, merger or consolidation or adopt resolutions providing for or authorizing such liquidation, dissolution, merger or consolidation or adoption of any liquidation or dissolution, merger or consolidation;

(F)           except in the ordinary course of business and as approved by the Compensation Committee, (I) materially increase the compensation or benefits payable to any director or officer, other employee or consultant of Kalyx or its Subsidiaries; (II) enter into any new severance or termination pay agreement with (or materially amend any such existing arrangement with) any director or officer, other employee or consultant of the Company; (III) enter into any new employment (other than at-will employment), deferred compensation or other similar agreement (or materially amend any such existing agreement) with any director or officer, other employee or consultant of the Company; or (IV) materially increase any benefits payable under any existing severance or termination pay policies or agreements or employment agreements;

(G)          adopt (I) any incentive, bonus, deferred compensation, stock purchase, stock option, stock appreciation, phantom stock, restricted stock, restricted stock unit, stock-based compensation or severance plans, Contracts or arrangements or, (II) except in the ordinary course of business and as approved by the Compensation Committee, any other Benefit Plan;

(H)          incur or assume any indebtedness for borrowed money or issue debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible or liable for (whether directly or indirectly), the obligations of any Person for borrowed money, in excess of $10,000,000 in the aggregate,

(I)            make any loans, advances (other than advancement of expenses to officers, directors and employees of Kalyx or its Subsidiaries in the ordinary course of business consistent with past practice) or capital contributions to, or investments in, any other Person (other than in connection with the acquisition of additional real properties from unrelated third parties consistent with Kalyx’s business as of the date of this Agreement that are approved by the Kalyx Board);

(J)           (I) make, revoke or change a material Tax election with respect to Kalyx (unless required by applicable Law); (II) change a material method of accounting for Tax purposes with respect to Kalyx; (III) consent to extend the period of limitations for the payment or assessment of any material Tax with respect to Kalyx; or (IV) settle or compromise any material Tax liability or refund of Kalyx;

(K)          waive any material defenses with respect to any material Liability of Kalyx or its Subsidiaries;

(L)           (I) acquire (by merger, consolidation, or acquisition of stock or assets) any Person or division thereof or make any investment in another Person or acquire material assets outside of the ordinary course of business consistent with past practice (other than the acquisition of additional real properties from unrelated third parties consistent with Kalyx’s business as of the date of this Agreement that are approved by the Kalyx Board); or (II) sell, transfer, lease, license, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or Lien (other than Permitted Liens) of any of the material properties or assets of Kalyx or its Subsidiaries outside of the ordinary course of business consistent with past practice (other than the sale to unrelated third parties of the interests of Kalyx and its Subsidiaries in the real properties listed in Schedule 6.1(b)(ii)(L)(II) that approved by the Kalyx Board);

(M)          except as otherwise provided in this Agreement, take any action, or fail to take any action, that would reasonably be expected to materially impair, prevent or impose a delay in obtaining any Third Party consents or the Requisite Regulatory Approvals necessary for consummating the transactions contemplated hereby, including the Merger;

(N)          fail to maintain insurance at substantially presently existing levels;

(O)          take or suffer any action that would result in the creation, or consent to the imposition, of any Lien (other than Permitted Liens) on any of its material assets;

(P)          change any method, estimate or practice or any of the accounting principles used by it unless required by GAAP or applicable Law;

(Q)          except in the ordinary course of business consistent with past practice, materially modify or amend any Kalyx Material Contract in a manner adverse to Kalyx, terminate any Kalyx Material Contract or enter into any new Kalyx Material Contract, or waive, release, assign or compromise any material rights or claims with respect thereto;

(R)          subject to subsection (E) above, enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice);

(S)          take any action that would reasonably be expected to result in the failure of any of the conditions set forth in Section 7.1 or Section 7.3 hereof to be satisfied;

(T)           fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice; or

(U)          agree or enter into a binding commitment to do any of the foregoing.

SECTION 6.2      Kalyx Approvals. The Kalyx Board has unanimously resolved to recommend that the shareholders of Kalyx vote in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement and shall not withdraw, modify or qualify in any manner adverse to the Company such recommendation. Following the execution of this Agreement, Kalyx shall prepare and deliver to its shareholders an information statement and written consents and use its reasonable best efforts to obtain the Kalyx Shareholder Approval of the Merger and the other transactions contemplated by this Agreement. In addition, Kalyx shall use its reasonable best efforts to obtain the approval of the holders of not less than 75% of the outstanding Kalyx Warrants (the “Warrantholder Approval”), effective as of immediately prior to, and subject to, the Closing, to either (i) accept a number of shares of Kalyx Common Stock as set forth on Schedule 1 hereto for each share of Kalyx Common Stock for which such Kalyx Warrant was exercisable upon the surrender for cancellation of each such outstanding Kalyx Warrant or (ii) agree to the amendment of such Kalyx Warrant on substantially the terms set forth in Schedule 1 attached hereto and made a part hereof (such warrants, as so amended, the “Amended Warrants”).

SECTION 6.3      Preparation of Registration Statement, Shareholder Meeting.

(a)      The Company, acting through the Company Board, shall, in accordance with applicable Law duly call, give notice of, convene and hold a special meeting of its shareholders (the “Special Meeting”) as soon as practicable following the Definitive Registration Statement being filed and declared effective for the purpose of considering and taking action upon the Conversion, this Agreement and the Merger.

(b)     The Company shall together with Kalyx prepare and file with the SEC as promptly as practicable after the date hereof a preliminary registration statement on Form S-4 in connection with the registration under the Securities Act of (i) the issuance in the Conversion of the Company Common Stock of the Successor to the holders of the Company Ordinary Shares and (ii) the issuance in the Merger of the common stock of the Surviving Corporation to the holders of Kalyx Common Stock and Kalyx Preferred Stock in accordance with Section 2.2, and containing a proxy statement/prospectus for the purpose of soliciting proxies from the holders of Company Ordinary Shares for the Company Shareholder Approval (such registration statement and proxy statement/prospectus, together with any amendments thereto prior to the Definitive Registration Statement, the “Preliminary Registration Statement”). The Company shall subsequently file and furnish to the shareholders of the Company a definitive registration statement on Form S-4 after the “clearing” of SEC comments on the Preliminary Registration Statement (the “Definitive Registration Statement” and collectively with the Preliminary Registration Statement, the “Registration Statement”), and have the Definitive Registration Statement declared effective, and use its commercially reasonable efforts to (i) promptly obtain and furnish the information required to be included by the SEC in the Registration Statement and, after consultation with and based on information provided by Kalyx, respond promptly to any comments made by the SEC with respect to the Preliminary Registration Statement; (ii) obtain the necessary approval and adoption of this Agreement and the Merger and the other transactions contemplated hereby by its shareholders; and (iii) subject to the other provisions of this Agreement, include in the Registration Statement the recommendation of the Company Board that shareholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger and the other transactions contemplated hereby.

(c)      During the Inteirm Period, Kalyx shall as promptly as practicable furnish all information about itself and its Subsidiaries, their respective businesses and operations, Representatives and their owners and all financial information to the Company as required by federal Securities Laws or as otherwise may be reasonably necessary or appropriate in connection with the preparation of the Registration Statement, including in connection with any comments made by the SEC with respect to the Preliminary Registration Statement. The Company shall give Kalyx and its counsel the opportunity to review, prior to their being filed with, or sent to the SEC, (i) the Registration Statement and (ii) all amendments and supplements to the Registration Statement and all responses to requests for additional information and replies to comments. Each of the Company and Kalyx agrees to correct promptly any information provided by it for use in the Registration Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all necessary steps to cause the Registration Statement as so corrected to be filed with the SEC and to be disseminated to the shareholders of the Company, in each case, to the extent required by applicable Securities Laws. The Company shall promptly notify Kalyx of the receipt of any comments of the SEC with respect to the Preliminary Registration Statement.

(d)     None of the information supplied by the Company or its Representatives specifically for inclusion or incorporation by reference in the Registration Statement will, at the time filed with the SEC and as of the date it or any amendment or supplement thereto is mailed to shareholders of the Company and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company makes no representation, warranty or covenant with respect to information concerning Kalyx or its Representatives included in the Registration Statement or information supplied by Kalyx or its Representatives specifically for inclusion in the Registration Statement.

(e)      None of the information supplied by Kalyx or its Representatives specifically for inclusion or incorporation by reference in the Registration Statement will, at the time filed with the SEC and as of the date it or any amendment or supplement thereto is mailed to shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Kalyx makes no representations, warranties or covenants with respect to information concerning the Company or its Representatives included in the Registration Statement or information supplied by the Company or its Representatives specifically for inclusion in the Registration Statement.

SECTION 6.4      Access to Information. Each of the parties and its respective Representatives shall give the other party and its respective Representatives access to the books, records, Contracts, commitments, personnel and officers of such party and its Subsidiaries during normal business hours, furnish such financial and operating data and all other information as such Persons may reasonably request and shall instruct its own Representatives to cooperate in the other party’s investigation of the business of such party and its Subsidiaries. Each party shall (i) at the request of the other party, confer on a regular basis with one or more Representatives of the other party to discuss material operational matters and the general status of its ongoing operations and the status of the Registration Statement and the satisfaction of the conditions to consummate the transactions contemplated by this Agreement, (ii) advise the other party of any change or event that has had or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such party, and (iii) furnish to the other party promptly all other information concerning its and its Subsidiaries’ business, properties and personnel, in each case as the other party may reasonably request. Notwithstanding the foregoing, neither party shall be required to provide access to or to disclose any information (i) where such access or disclosure could reasonably be expected to jeopardize the attorney-client privilege or work product privilege of such party or contravene any Law or binding agreement entered into prior to the date of this Agreement, or (ii) to the extent that outside counsel to such party advises that such access or disclosure should not be disclosed in order to ensure compliance with any other applicable Law.

SECTION 6.5      No Solicitation; Unsolicited Proposals.

(a)      During the Interim Period, neither the Company nor Kalyx shall permit or cause any of their respective Affiliates, or their respective Representatives, to, and each of the Company and Kalyx shall direct their respective Representatives not to, directly or indirectly, (i) solicit, initiate, or knowingly encourage or knowingly take any action designed to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal, (ii) participate in any discussions or negotiations with any Third Party relating to an Acquisition Proposal, or (iii) enter into any Contract (including any agreement in principle, letter of intent, or understanding) with respect to or contemplating any Acquisition Proposal or enter into any Contract requiring either the Company or Kalyx to abandon, terminate or fail to consummate the Merger or causing its board of directors to not endorse or recommend the Merger or this Agreement or change its recommendation.

(b)     During the Interim Period, neither the Company Board nor the Kalyx Board shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other, the approval or recommendation by such Board of this Agreement or the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company or Kalyx, as the case may be, to enter into any letter of intent, agreement in principle or acquisition agreement or other similar agreement related to any Acquisition Proposal.

(c)      During the Interim Period, each party shall notify the other in writing as promptly as practicable after the receipt by such party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such party or its Affiliates. Each party shall keep the other promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

SECTION 6.6      Regulatory Filings.

(a)      As promptly as practicable, each of the Company and Kalyx shall prepare and file, or cause to be prepared and filed, any filings required under the Exchange Act or any other federal or state Law relating to the Merger and the other transactions contemplated by this Agreement, including SEC filings, if any, required by the Company. Each of the Company and Kalyx shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any such filings by any Governmental Authority, and each of the Company and Kalyx shall supply the other with copies of all correspondence between it and each of its Subsidiaries and Representatives, on the one hand, and such Governmental Authority, on the other hand, with respect to any such filings. Each of the Company and Kalyx shall use its reasonable efforts to obtain and furnish the information required to be included in any such filings.

(b)     Subject to the terms and conditions of this Agreement, each of the parties agrees to use its commercially reasonable efforts (i) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated hereby and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions or authorizations by or from any Governmental Authority or other Person, or consents, approvals, orders exemptions or authorizations that are required to be obtained under any federal, state or local Law or regulation or any contract, agreement or instrument to which Kalyx or the Company is a party or by which any of their respective properties or assets are bound, (ii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Merger or the other transactions contemplated hereby, (iii) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger or the other transactions contemplated hereby, (iv) to effect all necessary registrations and filings, and submissions of information requested by any Governmental Authority and (v) to execute and deliver any reasonable additional instruments necessary to consummate the Merger and the other transactions contemplated hereby consistent with the terms of this Agreement.

SECTION 6.7      Announcements. The initial press release with respect to the Merger shall be a joint press release, which has previously been agreed upon by Kalyx and the Company. Thereafter, except as required by Law or SEC or stock exchange rules and regulations, each party hereto (a) shall consult with the other party before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby (to the extent not previously issued or made in substance), and (b) shall not issue any press release or make any public statement concerning the Merger or the other transactions contemplated by this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned.

SECTION 6.8      Further Assurances. The parties shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Kalyx or the Company any deeds, bills of sale, assignments, assurances or other documents, or instruments, and to take any other actions and do any other things, in the name and on behalf of Kalyx or the Company, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Kalyx or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger and to otherwise accomplish the purpose and intent of this Agreement and the transactions contemplated hereby.

SECTION 6.9      Notification of Certain Matters.

(a)      During the Interim Period, the Company shall give prompt notice to Kalyx, and Kalyx shall give prompt notice to the Company, of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, and (ii) any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

(b)     Subject to compliance with applicable Law (including, without limitation, antitrust Laws and privacy Laws), during the Interim Period, each party shall, at the request of the other party, confer on a regular basis with one or more Representatives of each other party to report on the general status of its ongoing operations and the status of the Registration Statement and the satisfaction of the conditions to consummate the transactions contemplated by this Agreement. During the Interim Period, Kalyx and the Company shall promptly notify each other in writing of, and each will use commercially reasonable efforts to cure, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that (i) causes or will cause any covenant or agreement of such party under this Agreement to be breached in any material respect, (ii) renders or will render untrue in any material respect any representation or warranty of such party contained in this Agreement or (iii) of any fact, circumstance, event or action which, individually or in the aggregate, will result in, or would reasonably be expected to result in, the failure of such party to timely satisfy any of the closing conditions of the other party specified in ARTICLE VII of this Agreement, as applicable.

SECTION 6.10    Waiver of Claims Against the Trust. Reference is made to the final prospectus of the Company, filed with the SEC (File No. 333-202235) (the “Prospectus”), and dated as of April 28, 2015. Kalyx warrants and represents that it has read the Prospectus and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) initially in an amount of $80,718,750 (subsequently reduced in connection with the shareholder vote to extend the term during which the Company must consummate a Business Combination (as defined below)) for the benefit of the Company’s public shareholders (including overallotment shares acquired by the Company’s underwriters, the “Public Shareholders”) and that, except as otherwise described in the Prospectus, the Company may disburse monies from the Trust Account only: (i) to the Public Shareholders in the event they elect to redeem the ordinary shares of the Company in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of the deadline to consummate a Business Combination, (ii) to the Public Shareholders if the Company fails to consummate a Business Combination within 18 months from the closing of the IPO (subsequently extended to November 3, 2017), (iii) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any taxes or (iv) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Kalyx hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary contained in this Agreement, neither Kalyx nor its affiliates does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against, the Trust Account or distributions therefrom, regardless of whether such claim arises as a result of, in connection with or relating in any way to, any proposed or actual business relationship between the Company or its affiliates and Kalyx or its affiliates, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claim are collectively referred to hereafter as the “Claims”). Kalyx on behalf of itself and its affiliates hereby irrevocably waives any Claims that it or its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contract or agreements with the Company and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including, without limitation, for an alleged breach of this Agreement). Kalyx agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company to induce it to enter in this Agreement, and Kalyx further intends and understands such waiver to be valid, binding and enforceable against Kalyx and its affiliates under applicable Law. To the extent Kalyx or its affiliate commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its affiliate, which proceeding seeks, in whole or in part, monetary relief against the Company or its affiliate, Kalyx hereby acknowledges and agrees its and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Kalyx or its affiliate (or any Person claiming on any of their behalves behalf or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event Kalyx or its affiliate commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its affiliate, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, the Company and its affiliates shall be entitled to recover from Kalyx or its affiliates, as applicable, the associated legal fees and costs in connection with any such action, in the event the Company or its affiliate, as applicable, prevails in such action or proceeding.

SECTION 6.11    Director and Officer Liability.

(a)      The Surviving Corporation shall, for a period of six (6) years after the Effective Time, indemnify and hold harmless all Persons who as of immediately prior to the Effective Time are current or former directors and officers of the Company and its Subsidiaries, (the “Indemnified Parties”), to the maximum extent permitted by Law for acts or omissions occurring at or prior to the Effective Time, from and against any and all costs or expenses (including reasonable attorney’s fees as incurred), judgments, fines, losses, claims, damages or liabilities arising from, relating to or otherwise in respect of, any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including with respect to the transactions contemplated by this Agreement) (any such claim, action, suit, proceeding or investigation, a “Proceeding”), to the fullest extent permitted under applicable Law; provided, that the Surviving Corporation shall not be required to indemnify any Indemnified Party pursuant to this Section 6.11 if it is determined that the Indemnified Party acted in bad faith and not in a manner such Indemnified Party reasonably believed to be in, or not opposed to, the best interests of the Company. To the fullest extent permitted by applicable Law, reasonable, out-of-pocket expenses (including reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by an Indemnified Party in defending any Proceeding will, from time to time, be advanced by the Surviving Corporation prior to the final disposition of such Proceeding upon receipt by the Company of an undertaking by or on behalf of such Indemnified Party to repay such amount if it is ultimately determined by a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified as provided in this Section 6.11.

(b)     Any Indemnified Party wishing to claim indemnification under Section 6.11(a), upon learning of any such Proceeding, must promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party to the extent such failure does not materially prejudice the Surviving Corporation. In the event of any such Proceeding (whether arising before or after the Effective Time), after the Effective Time (i) the Surviving Corporation shall have the right to assume the defense thereof (unless at any time while such Proceeding is pending (A) such Proceeding is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnified Party or (B) there is a material conflict of interest between the Surviving Corporation and the Indemnified Party in the conduct of such defense), and the Surviving Corporation shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to, or is not entitled to, assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to it, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that the Surviving Corporation shall be obligated pursuant to this Section 6.11 to pay only one firm of counsel (unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest) for all Indemnified Parties in each Proceeding in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (not to be unreasonably withheld, delayed or conditioned); and provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law or that the Indemnified Party acted in bad faith and not in a manner such Indemnified Party reasonably believed to be in, or not opposed to, the best interests of the Company. In the event that the Surviving Corporation assumes the defense of a Proceeding in accordance with this Section 6.11(b), the Surviving Corporation may not settle or not contest any Proceeding without the Indemnified Party’s prior written consent (not to be unreasonably withheld, delayed or conditioned) unless it is solely for monetary damages.

(c)      For a period of six (6) years after the Effective Time, the Surviving Corporation shall provide, a policy of directors’ and officers’ liability insurance of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the insured than the coverage currently provided to directors and officers of the Company with respect to claims arising from facts or events that occurred on or before the Effective Time.

(d)     The provisions of Section 6.11(a) and Section 6.11(c) shall be deemed to have been satisfied if the Company before the Effective Time, or the Surviving Corporation after the Effective Time, obtains prepaid policies from such insurance company reasonably satisfactory to a majority of the independent directors of the Company, which policies provide directors and officers of the Company with coverage no less advantageous to the insured than the terms currently provided to directors and officers of the Company for an aggregate period of six (6) years after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time.

(e)      Notwithstanding anything herein to the contrary, if any Proceeding is made against any Indemnified Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.11 shall continue in effect until the final disposition of such Proceeding.

(f)      If the Surviving Corporation, or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, to the extent necessary to effect such assumption, proper provisions shall be made so that such successors and assigns shall assume all of the applicable obligations set forth in this Section 6.11.

(g)     The provisions of this Section 6.11 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives, and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

SECTION 6.12    Reasonable Efforts. Each of the parties hereto shall cooperate with the other party hereto and use its commercially reasonable efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations (A) required from Third Parties in connection with the Merger or the other transactions contemplated by this Agreement (provided, however, that no party hereto shall be obligated to pay any material consideration (or grant any material financial accommodation) to any Third Party from whom any such approval, consent or other confirmation is requested) and (B) from Governmental Authorities necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

SECTION 6.13    Annual and Interim Financial Statements. From the date hereof through the Closing Date, within thirty (30) calendar days following the end of each three-month quarterly period and each fiscal year, Kalyx shall deliver to the Company an unaudited consolidated income statement and an unaudited consolidated balance sheet for the period from January 1, 2017 through the end of such quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of Kalyx to the effect that all such financial statements fairly present the consolidated financial position and results of operations of Kalyx and its Subsidiaries as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, Kalyx will also promptly deliver to the Company copies of any audited consolidated financial statements of the Company and its Subsidiaries that the Company’s or its Subsidiaries’ certified public accountants may issue.

SECTION 6.14    No Trading. Kalyx acknowledges and agrees that it is aware, and that its Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of the Company, will be advised) of the restrictions imposed by the federal securities Laws and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Kalyx hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of the Company (other than to engage in the Merger in accordance with this Agreement), communicate such information to any third party, take any other action with respect to the Company in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

SECTION 6.15    Use of Trust Account Proceeds After the Closing. The parties agree that after the Closing, the funds in the Trust Account and any proceeds received from the PIPE Transaction, after taking into account payments for the Redemptions, shall first be used (i) to pay the Company’s accrued and unpaid reasonable transaction expenses and (ii) to pay for any outstanding obligations, if any, owed by the Company to the AAPC Sponsor. Such amounts will be paid at the Closing. Any remaining cash will be used for general corporate purposes.

SECTION 6.16    Disclosure Schedule Updates. During the Interim Period, Kalyx will have the right, but not the duty, to update the Kalyx Disclosure Schedules by providing notice to the Company in accordance with the terms of this Agreement, to add disclosures with respect to actions taken by or on behalf of Kalyx or its Subsidiaries after the date of this Agreement that are either (i) expressly contemplated by the terms of this Agreement or (ii) in the ordinary course of business and expressly permitted under the terms of this Agreement, including entering into new Contracts. Any such update, so long as it is provided at least two (2) Business Days prior to the Closing and otherwise fulfills the requirements of this Section 6.16, will be deemed to cure any inaccuracy or breach as of the Closing Date with respect to such matters, except to the extent that such matters would constitute, individually or in the aggregate, a Material Adverse Effect with respect to Kalyx.

ARTICLE VII

CONDITIONS TO THE MERGER

SECTION 7.1      Conditions to the Obligations of Each Party. The obligations of the Company and Kalyx to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, written waiver) of the following conditions:

(a)      Company Shareholder Approval. The Company shall have obtained the Company Shareholder Approval;

(b)     Kalyx Shareholder Approval. Kalyx shall have obtained the Kalyx Shareholder Approval;

(c)      Conversion. The Department shall have accepted the Articles of Conversion and the Articles of Incorporation, and the Conversion shall be effective;

(d)     PIPE Transaction and Closing Proceeds. The PIPE Transaction shall have been consummated (subject to the Closing hereunder) at the Per Share Price and there shall be at least $15,000,000 in Closing Proceeds;

(e)      Net Tangible Assets Test. Upon the Closing and after giving effect to the Redemptions and the PIPE Transaction, the Company shall have net tangible assets of at least $5,000,001;

(f)      Third Party Consents. Any material Third Party consents required in connection with the consummation of the Merger and the other transactions contemplated hereby shall have been received;

(g)     No Injunctions or Restraints. No provision of any applicable Law and no judgment, injunction, order or decree that makes illegal or otherwise prohibits the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect; provided, however, that prior to invoking this condition, each party shall comply with its obligations under Article VI; and provided, further, that none of the initiation, threat or existence of any legal action of any kind with respect to this Agreement or the Merger, including without limitation any action initiated, threatened, or maintained by any shareholder of the Company, whether alleging claims under any Securities Laws or state securities Laws, contract or tort claims, claims for breach of fiduciary duty, or otherwise, will constitute a failure of the conditions set forth in Sections 7.1, 7.2 or 7.3 of this Agreement unless that action has resulted in the granting of an injunction (whether temporary, preliminary or permanent) which is in effect and prevents or prohibits the consummation of the Merger, and such injunction has not expired or been dissolved or vacated;

(h)      Regulatory Matters. Any material authorizations, consents, orders, permits or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Authority that are identified in the Company Disclosure Schedule or the Kalyx Disclosure Schedule (“Requisite Regulatory Approvals”), shall have been filed, have occurred or have been obtained and all such Requisite Regulatory Approvals shall be in full force and effect;

(i)       Stock Exchange Listing. The Company Ordinary Shares (or the shares of Company Common Stock of the Successor or the shares of common stock of the Surviving Corporation) shall be listed or quoted on any tier of the Nasdaq Stock Market, the New York Stock Exchange, the NYSE MKT or another recognized United States national stock exchange; and

(j)       Directors’ and Officers’ Insurance. The Surviving Corporation shall have obtained a policy of directors’ and officers’ liability insurance on terms and conditions reasonably satisfactory to Kalyx and otherwise consistent with the requirements of Section 6.11 hereof.

SECTION 7.2      Conditions to the Obligations of Kalyx. The obligations of Kalyx to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver, in whole or in part) of the following further conditions:

(a)      Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement or in any certificate delivered by the Company pursuant hereto shall be true and correct as of the date of this Agreement and as of the Closing as if made at the Closing, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Company.

(b)     Performance of Obligations of the Company. The Company shall have performed in all material respects all agreements, obligations and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

(c)      Officer’s Certificate. Kalyx shall have received a certificate of an executive officer of the Company, dated the Closing Date, certifying on behalf of the Company that the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(g) have been satisfied.

(d)     Resignations. Kalyx shall have received resignations, effective as of the Effective Time, from each of the directors and officers of the Company.

(e)      Bank Accounts. The Surviving Corporation shall have established bank accounts with financial institutions reasonably satisfactory to Kalyx and with individuals designated by Kalyx as the authorized signatories.

(f)      Forfeiture Agreement. The Forfeiture Agreement shall remain in full force and effect and no material default thereunder by the AAPC Sponsor shall have occurred and be continuing and uncured.

(g)     Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement and be continuing and uncured.

(h)      Secretary’s Certificate. The Company shall have delivered to Kalyx a certificate from its secretary or other executive officer certifying as to, and attaching, (i) copies of its articles of incorporation and bylaws as in effect as of the Closing Date after giving effect to the Conversion, (ii) the resolutions of the Company’s board of directors authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (iii) evidence that the Company Shareholder Approval shall have been obtained and (iv) the incumbency of officers of the Company authorized to execute this Agreement and any certificates issued in connection herewith.

(i)       Good Standing. The Company shall have delivered to Kalyx a good standing certificate (or similar documents applicable for such jurisdictions) for the Company certified as of a date no later than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Company’s jurisdiction of organization and from each other jurisdiction in which the Company is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

SECTION 7.3      Conditions to the Obligations of the Company. The obligations of the Company to consummate the merger are subject to the satisfaction (or, to the extent legally permissible) of the following further conditions:

(a)      Representations and Warranties. Each of the representations and warranties of Kalyx contained in this Agreement shall be true and correct as of the Closing, subject, however, to any revisions to the Kalyx Disclosure Schedule that Kalyx may deliver to the Company prior to the Effective Time, so long as such updated Kalyx Disclosure Schedule does not reflect a Material Adverse Effect on Kalyx.

(b)     Performance of Obligations of Kalyx. Kalyx shall have performed in all material respects all agreements, obligations and covenants required to be performed by it under this Agreement at or prior to the Closing Date.

(c)      Officer’s Certificate. The Company shall have received a certificate of an executive officer of Kalyx, dated the Closing Date, certifying on behalf of Kalyx that the conditions specified in Sections 7.3(a), 7.3(b) and 7.3(h) have been satisfied.

(d)     Non-Competition Agreements. The Company shall have received a Non-Competition and Non-Solicitation Agreement from each of the key officers, directors and/or employees of Kalyx set forth on Schedule 7.3(d) in favor of and for the benefit of the Company and each of the other Covered Parties (as defined therein) in substantially the form attached as Exhibit B hereto (each, a “Non-Competition Agreement”), duly executed by each such Person.

(e)      Lock-Up Agreements. The Company shall have received a Lock-Up Agreement from each of the key officers, directors and/or employees of Kalyx set forth on Schedule 7.3(e) in favor of and for the benefit of the Company in substantially the form attached as Exhibit C hereto (each, a “Lock-Up Agreement”), duly executed by each such Person.

(f)      Employment Agreements. The Company shall have received copies of employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to the Company and Kalyx, between Kalyx and each of the persons set forth on Schedule 7.3(f), each such employment agreement duly executed by the parties thereto.

(g)     Warrantholder Approval. Kalyx shall have received the Warrantholder Approval.

(h)      Material Adverse Effect. No Material Adverse Effect with respect to Kalyx shall have occurred since the date of this Agreement and be continuing and uncured.

(i)       Other Matters. The matter set forth on Schedule 7.3(i) shall have been satisfied.

(j)       Termination of Management Fee. The Company shall have received a duly executed irrevocable termination and waiver from KD RE Management, LLC (the “Management Company”), in form and substance reasonably acceptable to the Company, effective as of the Closing, terminating any management arrangements between the Management Company or its Affiliates and Kalyx or its Subsidiaries and waiving any rights of the Management Company or its Affiliates to any management or other fees or expense reimbursements from Kalyx or its Subsidiaries or the Surviving Corporation.

(k)      Secretary’s Certificate. Kalyx shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (i) copies of its articles of incorporation and bylaws as in effect as of the Closing Date, (ii) the resolutions of Kalyx’s board of directors authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (iii) evidence that the Kalyx Shareholder Approval shall have been obtained and (iv) the incumbency of officers of Kalyx authorized to execute this Agreement and any certificates issued in connection herewith.

(l)       Good Standing. Kalyx shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for Kalyx certified as of a date no later than thirty (30) days prior to the Closing Date from the proper Governmental Authority of Kalyx’s jurisdiction of organization and from each other jurisdiction in which Kalyx is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

ARTICLE VIII

TERMINATION

SECTION 8.1      Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a)      by the mutual written consent of Kalyx and the Company at any time prior to the Effective Time;

(b)     by either of the Company or Kalyx:

(i)            if the shareholders of the Company shall have voted on this Agreement and the Merger and the votes shall not have been sufficient to constitute Company Shareholder Approval; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to either party where the failure to obtain the Company Shareholder Approval shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a breach by such party of this Agreement;

(ii)           if the shareholders of Kalyx shall have voted on this Agreement and the Merger and the votes shall not have been sufficient to constitute Kalyx Shareholder Approval; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to either party where the failure to obtain the Kalyx Shareholder Approval shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a breach by such party of this Agreement;

(iii)          if any judgment, injunction, order or decree enjoining Kalyx or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; or

(iv)          if the Merger shall not have occurred on or before October 1, 2017 (as such date may be extended by the mutual agreement of the parties, the “Termination Date”); provided, however, the right to terminate this Agreement under this Section 8.1(b)(iv) shall not be available to a party if the breach or violation by such party of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date.

(c)      by the Company:

(i)            if Kalyx shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) constitutes a failure in one or more of the conditions set forth in Section 7.3(a) or 7.3(b) to be satisfied (treating the Closing for such purposes as the date of this Agreement, or if later, the date of such breach) and (B) is incapable of cure or, if curable, has not been cured within the earlier of (I) 30 days after the giving of written notice to Kalyx and (II) the Termination Date; provided, however, that the Company’s right to terminate this Agreement under this Section 8.1(c)(i) shall not be available if, at the time of such intended termination, any representation, warranty, covenant or agreement of the Company contained in this Agreement shall have been breached in any material respect and such breach shall not have been cured; or

(ii)           if a Material Adverse Effect with respect to Kalyx shall have occurred since the date of this Agreement and be continuing and uncured.

(d)     by Kalyx:

(i)            if the Company shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach (A) constitutes a failure in one or more of the conditions set forth in Section 7.2(a) or 7.2(b) to be satisfied (treating the Closing for such purposes as the date of this Agreement, or if later, the date of such breach) and (B) is incapable of cure or, if curable, has not been cured within the earlier of (I) 30 days after the giving of written notice to the Company and (II) the Termination Date; provided, further, that Kalyx’s right to terminate this Agreement under this Section 8.1(d)(i) shall not be available if, at the time of such intended termination, any representation, warranty, covenant or agreement of Kalyx contained in this Agreement shall have been breached in any material respect and such breach shall not have been cured; or

(ii)           if a Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement and be continuing and uncured.

SECTION 8.2      Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 8.1 and pursuant to a written notice delivered by the terminating party to the other party, which sets forth the basis for such termination, including the provision of Section 8.1 under which such termination is made. If this Agreement is validly terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (i) Sections 6.7, 6.10, 8.2 and 8.3 and Article IX shall survive the termination hereof and (ii) nothing herein shall relieve any party from liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any claim based in part or in whole upon fraud, willful misconduct or intentional misrepresentation in connection with this Agreement or the transactions contemplated hereby, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 6.10). Without limiting the foregoing, and except as provided in this Section 8.2 (but subject to Section 6.10), and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with this Agreement, the parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 8.1.

SECTION 8.3      Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not the Merger is consummated.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1      Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

SECTION 9.2      Amendments; No Waivers.

(a)      Any provision of this Agreement (including the Company Disclosure Schedule and the Kalyx Disclosure Schedule) may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Kalyx, or in the case of a waiver, by the party against whom the waiver is to be effective and, in the case of an amendment, approved by the board of directors of each of the Company and Kalyx; provided, however, that after the receipt of the Company Shareholder Approval, if any such amendment or waiver shall by Law or in accordance with the rules and regulations of any relevant securities exchange or market require further approval of the shareholders of the Company or Kalyx, the effectiveness of such amendment or waiver shall be subject to the necessary shareholder approval.

(b)     No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

SECTION 9.3      Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given upon receipt when delivered in person, by facsimile (receipt affirmatively confirmed) or by overnight courier or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

Atlantic Alliance Partnership Corp.
590 Madison Avenue
New York, New York 10022
Attn: Jonathan Mitchell

with a copy (which shall not constitute notice) to:

Ellenoff, Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Douglas S. Ellenoff
Fax No.: 212-370-7889

If to Kalyx:

Kalyx Development Inc.
366 Madison Avenue, 11th Floor
New York, New York 10017
Attention: George M. Stone
Fax No.: 212-315-3446

with a copy (which shall not constitute notice) to:

Reitler Kailas & Rosenblatt LLC
800 Third Avenue 21st Floor
New York, New York 10022
Attn: Scott Rosenblatt
Fax No.: 212-371-5500

SECTION 9.4      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that no party may assign, delegate or otherwise transfer any of its or their rights or obligations under this Agreement without the consent of the other parties hereto (such consent not to be unreasonably withheld, delayed or conditioned).

SECTION 9.5      Governing Law. This Agreement, including all matters of construction, validity and performance, shall be construed in accordance with and governed by the Laws of the State of New York (without regard to principles of conflicts or choice of laws) as to all matters, including but not limited to, matters of validity, construction, effect, performance and remedies.

SECTION 9.6      Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any New York state court or federal court of the United States of America sitting in New York City (Borough of Manhattan), and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.3 shall be deemed effective service of process on such party.

SECTION 9.7      Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this agreement or the transactions contemplated hereby.

SECTION 9.8      Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of executed copies of this Agreement by pdf, facsimile or other electronic document transmission shall constitute effective execution and delivery of this Agreement and signatures of the parties transmitted by pdf, facsimile or other electronic document transmission shall be deemed to be originals for all purposes.

SECTION 9.9      Agreement. This Agreement and the Ancillary Documents (including Company Disclosure Schedule and the Kalyx Disclosure Schedule) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof and thereof.

SECTION 9.10    Third Party Beneficiaries. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a permitted successor or assign of such a party; provided, however, that the parties hereto specifically acknowledge that the provisions of Section 6.11 hereof are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, affected thereby.

SECTION 9.11    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 9.12    Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions required by this Agreement as are necessary on its part to consummate the Merger, will cause irreparable injury to the other party, for which damages, even if available, may not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder without proof of actual damages and without any requirement for the securing or posting of any bond. Such remedy shall not be deemed to be the exclusive remedy for a party’s breach of its obligations but shall be in addition to all other remedies available at Law or equity.

SECTION 9.13    Construction; Interpretation.

(a)      The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term “including” shall mean “including, without limitation”, (ii) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires, (iii) the words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Company Disclosure Schedule and the Kalyx Disclosure Schedule) and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement, unless otherwise specified, and (iv) Kalyx and the Company will be referred to herein individually as a “party” and collectively as “parties” (except where the context otherwise requires). Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. A reference to any party to this Agreement or any other agreement or document referenced herein shall include such party’s successors and permitted assigns. For purposes of this Agreement, “knowledge” means, with respect to either party, the actual knowledge of the executive officers or directors of such party or any of its Subsidiaries after reasonable inquiry.

(b)     The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(c)      Any reference to any federal, state, local or non-United States statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

[The remainder of this page is intentionally blank; the next page is the signature page.]

In witness whereof the undersigned have executed this Agreement and Plan of Merger effective as of the date first set forth above.

ATLANTIC ALLIANCE PARTNERSHIP CORP.		KALYX DEVELOPMENT INC.

By:		By:
Name:	Iain Abrahams	Name:	George M. Stone
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Annex B

Form of Articles of Incorporation and Bylaws

KALYX PROPERTIES INC.

ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

ARTICLE I
INCORPORATOR

The undersigned, ____________________________, whose address is ________________________________________________, being at least 18 years of age, by these Articles of Incorporation and by Articles of Conversion dated as of the date hereof, does hereby convert Atlantic Alliance Partnership Corp., a corporation formed under the laws of the British Virgin Islands on January 14, 2015, into a corporation formed under the general laws of the State of Maryland.

ARTICLE II
NAME

The name of the corporation (the “Corporation”) is:

Kalyx Properties Inc.

ARTICLE III
PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the charter of the Corporation (the “Charter”), “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV
PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, whose post office address is 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

ARTICLE V
PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1          Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation is three (3), which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation (the “Bylaws”), but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are:

Iain Abrahams
Mark Klein
Jonathan Mitchell
John Service
Daniel Winston

Any vacancy on the Board of Directors may be filled in the manner provided in the Bylaws.

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Stock (as defined herein), any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

Section 5.2          Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3          Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.4          Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon such terms and conditions as specified by the Board of Directors, shall determine that such rights apply, with respect to all or any shares of all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 5.5          Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided herein shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided herein shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Section 5.5, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 5.5, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 5.6          Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of its stock or the payment of other distributions on its stock; the amount of paid‑in surplus, net assets, other surplus, cash flow, funds from operations, adjusted funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been set aside, paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any shares of any class or series of stock of the Corporation) or of the Bylaws; the number of shares of stock of any class or series of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other entity; the compensation of directors, officers, employees or agents of the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.7          REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or to continue to, qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors, in its sole and absolute discretion, also may (a) determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification and (b) make any other determination or take any other action pursuant to Article VII.

Section 5.8          Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

Section 5.9          Corporate Opportunities. The Corporation shall have the power, by resolution of the Board of Directors, to renounce any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are presented to the Corporation or developed by or presented to one or more directors or officers of the Corporation.

ARTICLE VI
STOCK

Section 6.1          Authorized Shares. The Corporation has authority to issue 40,000,000 shares of stock, consisting of 34,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”), and 6,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $4,000.00. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2          Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 6.3          Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, into one or more classes or series of stock.

Section 6.4          Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 6.5          Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the holders of Common Stock entitled to vote generally in the election of directors may be taken without a meeting by consent, in writing or by electronic transmission, in any manner and by any vote permitted by the MGCL and set forth in the Bylaws.

Section 6.6          Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws.

ARTICLE VII
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1          Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean 9.8% in value of the aggregate of the outstanding shares of Capital Stock of any class or series of shares of Capital Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter, excluding any such outstanding shares of Capital Stock which are not treated as outstanding for federal income tax purposes. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person who is or would be treated as an owner of such Capital Stock either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter, excluding any such outstanding Common Stock which is not treated as outstanding for federal income tax purposes. The number and value of shares of outstanding Common Stock shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person who is or would be treated as an owner of such Capital Stock either actually or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the date on which this Charter is filed with and accepted for record by the State Department of Assessments and Taxation of Maryland.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board of Directors.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article VII, would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 7.2.1 and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer. The term “Transfer” shall mean any direct or indirect issuance, sale, transfer, gift, assignment, devise or other disposition of Capital Stock, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Capital Stock or the right to vote or receive dividends on Capital Stock, or any agreement to take any such action or cause any such event, including (a) the granting or exercise of any option (or any disposition of any option) or entering into any agreement for the sale, transfer, or other disposition of Capital Stock, (b) any sale, transfer, assignment, or other disposition of any securities or rights convertible into or exchangeable or exercisable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital

Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of a Trust.

Section 7.2          Capital Stock.

Section 7.2.1         Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a)           Basic Restrictions.

(i)         (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)        No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, without limitation, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)       Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(b)           Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

(i)         then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii)        if, for any reason, the transfer to the Trust described in clause (i) of this Section 7.2.1(b) would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iii)       To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 7.2.1(b), a violation of any provision of this Article VII would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would violate the 100 stockholder requirement applicable to REITs), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VII.

(c)           It is expressly intended that the restrictions on ownership and Transfer described in this Section 7.2.1 shall apply to restrict the rights of any members or partners in limited liability companies or partnerships to exchange their interest in such entities for Capital Stock.

Section 7.2.2         Remedies for Breach. If the Board of Directors shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire, has attempted to acquire, or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors.

Section 7.2.3         Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 30 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 7.2.4         Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a)           every owner of five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) or more of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit;

(b)           each Person who is a beneficial owner, Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation such information as the Corporation may request in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance; and

(c)           each Person who is a beneficial owner, Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding its ownership of such shares, as set forth in the Treasury Regulations.

Section 7.2.5         Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation in preserving the Corporation’s status as a REIT.

Section 7.2.6         Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.2.2) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been actually owned by such Person, and second to Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 7.2.7         Exceptions.

(a)           Subject to Section 7.2.1(a)(ii), the Board of Directors may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning or Constructively Owning shares of Capital Stock in excess of the Aggregate Stock Ownership Limit and from the limitation on a Person Beneficially Owning or Constructively Owning shares of Common Stock in excess of the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i)         the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary for the Board of Directors to ascertain that no Person’s Beneficial Ownership or Constructive Ownership of shares of Capital Stock will violate Section 7.2.1(a)(ii);

(ii)        the Board of Directors determines that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation or whose operations are in whole or in part attributed under Code Section 856 to the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact; and

(iii)       such Person submits to the Board of Directors such information as the Board of Directors, in its reasonable discretion, may require in order to make the determinations set forth in this Section 7.2.7(a), and such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

(b)           Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors may require, but shall not be obligated to require, a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)           Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable or exercisable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable or exercisable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or both such limits but only to the extent necessary to facilitate such public offering or private placement and only to the extent approved by the Board of Directors.

(d)           The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

Section 7.2.8         Increase or Decrease in Aggregate Stock Ownership Limit. Subject to Section 7.2.1(a)(ii) and this Section 7.2.8, the Board of Directors may from time to time increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons. No decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit will be effective for any Person whose percentage of ownership of Capital Stock is in excess of such decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable, until such time as such Person’s percentage of ownership of Capital Stock equals or falls below the decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable; provided, however, any further acquisition of Capital Stock by any such Person (other than a Person for whom an exemption has been granted pursuant to Section 7.2.7(a) or an Excepted Holder) in excess of the Capital Stock owned by such person on the date the decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable, became effective will be in violation of the Common Stock Ownership Limit or Aggregate Stock Ownership Limit. No increase to the Common Stock Ownership Limit or Aggregate Stock Ownership Limit may be approved if the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would allow five or fewer Persons to Beneficially Own, in the aggregate more than 49.9% in value of the outstanding Capital Stock.

Section 7.2.9         Legend. Each certificate for shares of Capital Stock, if certificated, or any written statement of information in lieu of a certificate delivered to a holder of uncertificated shares of Capital Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Charter, (i) no Person may Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own shares of Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation in writing (or, in the case of an attempted transaction, give at least 30 days prior written notice). If any of the restrictions on transfer or ownership as set forth in (i), (ii) and (iii) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i) through (iii) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate or written statement of information delivered in lieu of a certificate, if any, may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Section 7.3          Transfer of Capital Stock in Trust.

Section 7.3.1         Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2         Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 7.3.3         Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or other distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole and absolute discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of stockholders.

Section 7.3.4         Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate, and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5         Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust, such as in the case of a devise or gift, the Market Price at the time of such event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate, and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.6         Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided in Section 7.2.1(b) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

Section 7.4         Market Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5          Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6          Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 7.7          Severability. If any provision of this Article VII or any application of any such provision is determined to be void, invalid, or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remainder part of this Article VII shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE VIII
AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as otherwise provided in the next sentence and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. However, any amendment to Article V, Section 5.8 or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.

ARTICLE IX
LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this _____ day of ____________________, 2017.

Name:

KALYX PROPERTIES INC.

BYLAWS

___________________________________

ARTICLE I
OFFICES

Section 1.       PRINCIPAL OFFICE. The principal office of the Corporation in the state of Maryland shall be located at such place as the Board of Directors may designate. The initial address of the principal office of the Corporation is Kalyx Properties Inc., 366 Madison Avenue, 11th Floor, New York, NY 10017.

Section 2.       ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such place or places as the Board of Directors (the “Board of Directors” or the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.       PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.

Section 2.       ANNUAL AND SPECIAL MEETINGS.

(a)      General. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held each year, beginning in the year 2018, on a date and at the time set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts. A special meeting of the stockholders may be called at any time by the chairman of the board, the chief executive officer, the president or any director, or as otherwise provided herein. Except as provided in subsection (b)(4) of this Section 2, a special meeting of stockholders shall be held on the date and at the time and place set by the chairman of the board, the chief executive officer, the president or such director, whoever has called the meeting. Subject to subsection (b) of this Section 2, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b)     Stockholder Requested Special Meetings.

(1)           Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at such meeting, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice); shall bear the date of signature of each such stockholder (or such agent); and shall set forth all information relating to each such stockholder, each individual whom the stockholder proposes to nominate for election or re-election as a director and each matter proposed to be acted on at the meeting, in each case as would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record

Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice was received by the secretary.

(2)           In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at such meeting (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary); (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request; (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed); (ii) the class, series and number of shares of stock of the Corporation which are owned beneficially or of record by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such shareholder; (d) be sent to the secretary by registered mail, return receipt requested; and (e) be received by the secretary within sixty (60) days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3)           The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 2(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4)           In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall not be more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and provided, further, that if the Board of Directors fails to designate, within ten (10) days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the ninetieth (90th) day after the Meeting Record Date or, if such ninetieth (90th) day is not a Business Day (as defined below), on the first preceding Business Day; and provided, further, that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten (10) days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the thirtieth (30th) day after the Delivery Date shall be the Meeting Record Date.

(5)           If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting from time to time without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)      The chairman of the board, the chief executive officer, the president or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the secretary until the earlier of (i) ten (10) Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such ten (10) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)      For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 3.       NOTICE. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who or which is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, electronic mail or other electronic means by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 10(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 10(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten (10) days prior to such date and otherwise in the manner set forth in this section.

Section 4.       ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and, within each rank, in their order of seniority, the secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the case of a vacancy in the office or absence of the secretary, an assistant secretary or an individual appointed by the Board of Directors or the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting the time allotted to questions or comments; (d) determining when and for how long the polls should be opened and when the polls should be closed; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 5.       QUORUM; ADJOURNMENTS. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the “Charter”) as to the vote necessary for the approval of any matter. If, however, such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting for an indefinite period or from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally convened.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 6.       VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Except as otherwise provided by statute or in the Charter, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

Section 7.       PROXIES. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven (11) months after its date unless otherwise provided in the proxy.

Section 8.       VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity, or agreement of the partners of a partnership or of the members or managing member of a limited liability company, presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any trustee or fiduciary may vote stock registered in the name of such person in the capacity of trustee or fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who or which may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; the period of time during which the certification shall be effective (which shall be eleven (11) months if no time is specified); and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the secretary of the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification for the period covered by the certification, and the Board of Directors, the officers and all authorized agents of the Corporation shall be protected in relying upon the certification.

Section 9.       INSPECTORS. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chairman of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 10.    ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a)      Annual Meetings of Stockholders.

(1)           Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 3 of this Article II, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder as provided for in this Section 10(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 10(a).

(2)           For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the one hundred fiftieth (150th) day nor later than 5:00 p.m., Eastern Time, on the one hundred twentieth (120th) day prior to the first anniversary of the date of the proxy statement (as defined in Section 10(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that in connection with the Corporation’s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting, as originally convened, or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(3)           Such stockholder’s notice shall set forth:

(i)            as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(ii)           as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii)          as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person:

(A)        the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition;

(B)        the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

(iv)          as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 10(a) and any Proposed Nominee:

(A)        the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee; and

(B)        the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(v)           the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal; and

(vi)          to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business.

(4)           Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (i) that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request by the stockholder providing the notice, and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

(5)           Notwithstanding anything in this subsection (a) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the date of the proxy statement (as defined in Section 10(c)(3) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(6)           For purposes of this Section 10, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b)     Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 3 of this Article II. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting, (i) by or at the direction of the Board of Directors, (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with Section 2 of this Article II and that has supplied the information required by Section 2 of this Article II about each individual whom the stockholder proposes to nominate for election of directors or (iii) provided that the special meeting has been called in accordance with Section 2(a) of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 10 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraphs (a)(3) and (4) of this Section 10, is delivered to the secretary at the principal executive office of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)      General.

(1)           If information submitted pursuant to this Section 10 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 10. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two (2) Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 10, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 10 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 10.

(2)           Only such individuals who are nominated in accordance with this Section 10 of these Bylaws shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 10. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 10 and, if any proposed nomination or business is not in compliance with this Section 10, to declare that such defective nomination or proposal be disregarded.

(3)           For purposes of this Section 10, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(4)           Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 11.    CONSENT BY STOCKHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders, (b) if the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the Maryland General Corporation Law, as such may be amended from time to time (the “MGCL”), or (c) in any manner set forth in the terms of any class or series of preferred stock of the Corporation. The Corporation shall give notice of any action taken by less than unanimous consent to the applicable stockholders not later than ten days after the effective time of such action.

Section 12.    MEANS OF COMMUNICATION. The Board of Directors or the chairman of the meeting may permit one or more stockholders to participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 13.    CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person, whether or not such person is an existing or future stockholder of the Corporation, of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III
 Directors

Section 1.       GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. In addition to the powers and authority expressly conferred by these Bylaws, all powers of the Corporation may be exercised by or under authority of the Board of Directors and the Board of Directors may do or cause to be done all such lawful acts and things as are not by statute or by the Charter or these Bylaws required to be done by the stockholders.

Section 2.       NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided, that the number thereof shall never be less than three and, provided further that the tenure of office of a director shall not be affected by any decrease in the number of directors.

Section 3.       RESIGNATION. Any director may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 4.       ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place of regular meetings of the Board of Directors without other notice than such resolution.

Section 5.       SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the request of the chairman of the board, the chief executive officer, the president or any director. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place of special meetings of the Board of Directors without other notice than such resolution.

Section 6.       NOTICE. Except as provided in Sections 4 and 5 of this Article III, notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least twenty-four (24) hours prior to the meeting. Notice by United States mail shall be given at least three (3) days prior to the meeting. Notice by courier shall be given at least two (2) days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 7.       QUORUM. A majority of the directors then serving shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided, further, that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a specified group of directors is required for action, a quorum must also include a majority or such other percentage of such group. The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

Section 8.       VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum but the meeting is not adjourned, the action of a majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 9.       ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting shall act as secretary of the meeting.

Section 10.    TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone, video conference or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 11.    CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.

Section 12.    VACANCIES. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Until such time as the Corporation becomes subject to Section 3-804(c) of the MGCL, (a) any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum, (b) any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority of the entire Board of Directors and (c) any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. At such time as the Corporation becomes subject to Section 3-804(c) of the MGCL and except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum and any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 13.    COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned, leased or to be acquired by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14.    LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

Section 15.    SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 16.    RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director, officer, employee or agent reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director, officer, employee or agent reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 17.    RATIFICATION. The Board of Directors or the stockholders may ratify any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter, and if so ratified, such action or inaction shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders. Any action or inaction questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 18.    EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 18 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than twenty-four (24) hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV
COMMITTEES

Section 1.       NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members committees, composed of one or more directors, to serve at the pleasure of the Board of Directors, including, without limitation, (a) a Nominating and Corporate Governance Committee, (b) an Audit Committee and (c) a Compensation Committee. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may, unless the Board shall previously have provided otherwise, appoint another director to act in the place of such absent member. The exact composition of each committee, including the total number of directors and the number of independent directors on each such committee, shall at all times comply with the rules and regulations of the Securities and Exchange Commission, as modified or amended from time to time.

Section 2.       POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.

Section 3.       MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide. Each committee shall keep minutes of its proceedings.

Section 4.       TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone, video conference or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.       CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6.       VACANCIES. Subject to Sections 1 of this Article IV, the Board of Directors shall have the power at any time to change the membership of any committee, to appoint the chair of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V
OFFICERS

Section 1.       GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers and the secretary may from time to time appoint one or more assistant secretaries. The Board may assign titles to particular officers (including chief executive officer, president, chief marketing officer, chief technology officer, vice president, secretary, assistant secretary, treasurer and assistant treasurer). Unless the Board otherwise decides, if the relevant assigned title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer by the Board of the powers, authority and duties commonly possessed by such officer. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary. Any number of offices except president and vice president may be held by the same individual. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent. The conduct of the business and affairs of the Corporation by the officers and the exercise of their powers shall be under the supervision of and subject to the approval of the Board.

Section 2.       REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed under any written agreement between the officer and Corporation. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3.       VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term or for such shorter period as the Board establishes.

Section 4.       CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general and active charge of the entire business, affairs and day-to-day operations of the Corporation, and shall be its chief policy-making officer. The chief executive officer shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall have such other powers and perform such other duties as determined by the Board, consistent with the role of a chief executive officer. All officers of the Corporation shall report to the chief executive officer.

Section 5.       CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 6.       CHIEF FINANCIAL OFFICER. The chief financial officer (or treasurer, as described below) shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the properties and business transactions of the Corporation. The chief financial officer or treasurer shall have the custody of the funds and securities of the Corporation, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The chief financial officer or treasurer shall have such other powers and perform such other duties as determined by the chief executive officer or the Board.

Section 7.       CHAIRMAN OF THE BOARD. The Board of Directors may designate one of the directors to serve as chairman of the board, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board of Directors may designate the chairman of the board as an executive or non-executive chairman. The chairman of the board shall preside over the meetings of the Board of Directors at which he or she shall be present. The chairman of the board shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors. The chairman of the Board shall not, solely by reason of his or her position as chairman, have the authority or power to break any deadlock in voting, to act for or on behalf of the Corporation, to do any act that would be binding on the Corporation, to make any expenditure or incur any obligation on behalf of the Corporation, or to authorize any of the foregoing.

Section 8.       PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation and be the chief administrative officer of the Corporation. The president shall have general charge of the business, affairs and property of the Corporation, and control over its officers (other than the chief executive officer), agents and employees. The president shall see that all orders and resolutions of the Board and the chief executive officer (if any) are carried into effect. In the absence of the president, his or her duties shall be performed and his or her authority may be exercised by the chief executive officer. In the absence of the president and the chief executive officer, the duties of the president shall be performed and his or her authority may be exercised by such officer as may be designated as the most senior officer of the Corporation by consent of the Board. The president shall have such other powers and perform such other duties as determined by the chief executive officer or the Board.

Section 9.       VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Directors. The Board of Directors may designate one or more vice presidents as executive or senior vice president or as vice president for particular areas of responsibility.

Section 10.    SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.

Section 11.    TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or an officer authorized thereby and in general shall perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the chief executive officer or the president, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 12.    ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.

Section 13.    COMPENSATION. The compensation of the officers, employees and agents of the Corporation shall be fixed from time to time by or under the authority of the Board of Directors or a compensation committee thereof and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director. The officers, employees and agents of the Corporation may be reimbursed by the Corporation for any reasonable expenses incurred in the course of or in connection with the performance or their services or duties in such capacities (including in connection with attending regular and special meetings of the Board or any committee thereof).

ARTICLE VI
CONTRACTS, CHECKS AND DEPOSITS

Section 1.       CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 2.       CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3.       DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors, the chief executive officer, the president, the chief financial officer or any other officer designated by the Board of Directors may determine.

ARTICLE VII
STOCK

Section 1.       CERTIFICATES. Except as may be otherwise provided by the Board of Directors or any officer of the Corporation, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of capital stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. In the event that the Corporation issues shares of capital stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. The issuance by the Corporation of uncertificated shares of capital stock is expressly authorized.

Section 2.       TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors or an officer of the Corporation that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, the Corporation shall provide to the record holders of such shares, to the extent then required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3.       REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors or an officer of the Corporation has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4.       FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of stockholders, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than one hundred twenty (120) days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

Section 5.       STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6.       FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may authorize the Corporation to issue fractional stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may authorize the issuance of units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII
ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX
DISTRIBUTIONS

Section 1.       AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors and declared by the Corporation, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 2.       CONTINGENCIES. Before payment of any dividend or other distribution, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, determine to be proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X
INVESTMENT POLICY

Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI
SEAL

Section 1.       SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated in Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.       AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII
INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Charter inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XIII
WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XIV
EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL, the Charter or these Bylaws, or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine.

ARTICLE XV
AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

ARTICLE XVI
MISCELLANEOUS

Section 1.       BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of an executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

Section 2.       VOTING STOCK IN OTHER COMPANIES. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the president, a vice president or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 3.       MAIL. Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mail, postage prepaid.

Section 4.       EXECUTION OF DOCUMENTS. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED [•], 2017

PROXY CARD

FOR THE SPECIAL MEETING OF SHAREHOLDERS OF

ATLANTIC ALLIANCE PARTNERSHIP CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Klein and Jonathan Mitchell, and each of them independently, with full power of substitution as proxies (“Proxies”) to vote the ordinary shares that the undersigned is entitled to vote (the “Shares”) at the special meeting of shareholders (the “Meeting”) of Atlantic Alliance Partnership Corp. (the “Company”) to be held on [•] at 10:00 a.m., Eastern time at [•], and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

[White Card]

ATLANTIC ALLIANCE PARTNERSHIP CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. (Please mark votes as indicated in this example ☒)

(1)      Conversion Proposal — To consider and vote upon a proposal to approve the conversion of the Company into a Maryland corporation by way of its continuation out of the British Virgin Islands to Maryland under the applicable provisions of the BVI Business Companies Act and the Maryland General Corporation Law.

☐ FOR	☐ AGAINST	☐ ABSTAIN

 (2)    The Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Merger Agreement, dated as of May 8, 2017, and as it may be further amended, by and between the Company and Kalyx Development Inc. and the transactions contemplated thereby.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ Intention to Exercise Redemption Rights If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the heading “Meeting of Atlantic Shareholders — Redemption Rights”

 (3)    The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Meeting by the chairman thereof to a later date, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve Proposals 1 and 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dated: [•], 2017
Signature

Signature, if held by joint owners

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of proposals 1, 2 and 3. If any other matters properly come before the Meeting, the Proxies will vote on such matters in their discretion.

<PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOP PROVIDED>

[White Card]

PART II

INFORMATION NOT REQUIRED IN PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT

Item 20.                Indemnification of Directors and Officers

Maryland Law

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Combined Company’s charter contains a provision that eliminates the liability of its directors and officers to the maximum extent permitted by Maryland law.

Maryland requires a corporation (unless its charter provides otherwise, which the charter of AAPC as the surviving corporation in the Merger does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•         act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•         the director or officer actually received an improper personal benefit in money, property or services; or

•         in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of: written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Combined Company’s charter and the Combined Company’s bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or any individual who, while a director or officer of the Combined Company and at its request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

The Combined Company’s charter and bylaws also permit it to indemnify and advance expenses to any individual who served any predecessor of the Combined Company, in any of the capacities described above and any employee or agent of the Combined Company or a predecessor of the Combined Company.

The Combined Company expects to enter into indemnification agreements with each of its executive officers and directors that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Combined Company for liability arising under the Securities Act, the Combined Company has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the terms of the merger agreement with Kalyx, for six years from the effective time of the merger, the Combined Company must indemnify each individual who as of immediately prior to the effective date of the merger a director or officer of AAPC and its subsidiaries against claims, costs and damages incurred as a result of such director or officer serving as a director or officer of AAPC, to the fullest extent permitted under applicable law. Each such person will also be entitled to advancement of expenses incurred in the defense of such claims, provided that such person provides an undertaking required by applicable law to repay such advancement if it is ultimately determined that such person is not entitled to indemnification. For six years following the closing of the merger, the Combined Company shall provide directors’ and officers’ liability insurance of at least the same coverage and amounts containing terms and conditions that are no less advantageous than the coverage currently provided to directors and officers of AAPC with respect to claims arising from facts or events that occurred on or before the effective time.

Item 21.                Exhibits and Financial Statement Schedules

(a) Exhibit Index

Exhibit Number	Description of Document
1.1	Underwriting Agreement, dated April 28, 2015, between the Company and Citigroup Global Markets(3)

2.1	Merger Agreement, dated as of May 8, 2017, by and between Atlantic Alliance Partnership Corp. and Kalyx Development Inc.(6)

3.1	Memorandum and Articles of Association(1)

3.2	Amended and Restated Memorandum and Articles of Association(4)

3.3	Articles of Incorporation of Kalyx Properties Inc.(7)

3.4	Bylaws of Kalyx Properties Inc.(7)

4.1	Specimen Ordinary Share Certificate(2)

5.1**	Opinion of Venable LLP

10.1	Promissory Note, dated January 16, 2015, issued to Lepe Partners LLP(1)

10.2	Letter Agreement among the Registrant, AAP Sponsor (PTC) Corp and certain officers, directors and members(3)

10.3	Letter Agreement among the Registrant and certain independent directors(3)

10.4	Investment Management Trust Account Agreement, dated April 28, 2015, between Continental Stock Transfer & Trust Company and the Company(3)

10.5	Registration Rights Agreement, dated April 28, 2015, between the Company and certain security holders(3)

10.6	Securities Purchase Agreement, dated January 15, 2015, between the Registrant and AAP Sponsor Corp.(1)

10.7	Amended and Restated Private Placement Shares Purchase Agreement, dated April 8, 2015, between the Registrant and AAP Sponsor Corp.(2)

10.8	Form of Indemnity Agreement(1)

10.9	Amendment No. 1 to Investment Management Trust Account Agreement, dated April 28, 2015, between Continental Stock Transfer & Trust Company and the Company(4)

Exhibit Number	Description of Document
10.10	Form of Voting Agreement by and among Atlantic Alliance Partnership Corp., Kalyx Development Inc. and the shareholder of Kalyx Development Inc. party thereto(5)

10.11	Form of Non-Competition and Non-Solicitation Agreement, by the shareholder of Kalyx Development Inc. party thereto in favor of Atlantic Alliance Partnership Corp.(5)

10.12	Form of Lock-Up Agreement by and between Atlantic Alliance Partnership Corp. and the shareholder of Kalyx Development Inc. party thereto(5)

23.1*	Consent of Marcum LLP

23.2*	Consent of BDO USA, LLP

24	Power of Attorney (included on the signature page to this registration statement)

99.1*	Consent of George M. Stone

99.2*	Consent of Potter W. Polk

99.3*	Consent of William Meyer

99.4*	Consent of John A. Moore

99.5*	Consent of Wayne H. Pace

____________

*         Filed herewith.

**       To be filed by amendment

(1)      Incorporated by reference to the Company’s Form S-1, filed with the Commission on February 23, 2015

(2)      Incorporated by reference to the Company’s Form S-1/A, filed with the Commission on April 9, 2015

(3)      Incorporated by reference to the Company’s Form 8-K, filed with the Commission on May 4, 2015

(4)      Incorporated by reference to the Company’s Form 8-K, filed with the Commission on November 3, 2016

(5)      Incorporated by reference to the Company’s Form 8-K, filed with the Commission on May 12, 2017

(6)      Included as Annex A

(7)      Included as Annex B

Item 22.                Undertakings

(a)      The undersigned registrant hereby undertakes as follows:

(1)      That prior to any public reoffering of the securities registered hereunder through use of a proxy statement/prospectus/information statement which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering proxy statement/prospectus/information statement will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)      That every proxy statement/prospectus/information statement (i) that is filed pursuant to paragraph (a)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To respond to requests for information that is incorporated by reference into the proxy statement/prospectus/information statement pursuant to Item 4 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4)      To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(5)      That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)      That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)      That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, state of New York, on July 12, 2017.

ATLANTIC ALLIANCE PARTERSHIP CORP.

By:	/s/ Iain Abrahams
Iain Abrahams
Chief Executive Officer and Director

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Iain Abrahams or Jonathan Mitchell, and either of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, state of New York, on July 12, 2017.

Signature	Title	Date

/s/ Iain Abrahams	Chief Executive Officer and Director	July 12, 2017
Iain Abrahams

/s/ Jonathan Mitchell	Chief Financial Officer and Director	July 12, 2017
Jonathan Mitchell

/s/ Mark Klein	Chairman of the Board of Directors	July 12, 2017
Mark Klein

/s/ John Service	Director	July 12, 2017
John Service

/s/ Daniel Winston	Director	July 12, 2017
Daniel Winston